UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

iRobot Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 14, 2023

[●], 2023

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of the stockholders of iRobot Corporation (“iRobot” or the “Company”), which we will hold virtually on [●], 2023, at [●] a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/IRBT2023SM (the “special meeting”).

On August 4, 2022, the Company entered into an Agreement and Plan of Merger (the “original merger agreement”) with Amazon.com, Inc., a Delaware corporation (“Amazon.com”), and Martin Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com (“Merger Sub”), providing for the acquisition of iRobot by Amazon.com for $61.00 in cash per share of iRobot common stock, par value $0.01 per share (“common stock,” “Company common stock” or “iRobot common stock”), without interest thereon. On July 24, 2023, the Company entered into an Amendment to Agreement and Plan of Merger (the “merger agreement amendment”) with Amazon.com and Merger Sub, which amended and supplemented the original merger agreement and, pursuant to which, among other things, the price per share of iRobot common stock in such acquisition would be reduced from $61.00 in cash, to $51.75 in cash, without interest thereon (the original merger agreement as amended by the merger agreement amendment, the “amended merger agreement”).

At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt the amended merger agreement. You will also be asked to consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to iRobot’s named executive officers in connection with the merger (the “compensation proposal”), and a proposal to approve the adjournment from time to time of the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve and adopt the amended merger agreement if there are insufficient votes to approve and adopt the amended merger agreement at the time of the special meeting (the “adjournment proposal”). Upon the terms and subject to the conditions of the amended merger agreement, Amazon.com will acquire iRobot via the merger of Merger Sub with and into iRobot, with iRobot continuing as the surviving corporation and a wholly-owned subsidiary of Amazon.com (the “merger”).

If the merger is completed, you will be entitled to receive $51.75 in cash, without interest thereon, for each share of iRobot common stock that you own immediately prior to the time at which the merger will become effective (other than certain shares specified in the amended merger agreement), which represents a premium of approximately 25% to the 30-day volume weighted average closing price of iRobot’s common stock as of August 4, 2022, the date of the entry into the original merger agreement.

The iRobot Board of Directors (the “iRobot board of directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement (together with the merger, the “transactions”) are advisable and in the best interests of iRobot and its stockholders, (ii) approved and declared advisable the execution, delivery and performance of the amended merger agreement and the consummation of the transactions, (iii) resolved to recommend approval and adoption of the amended merger agreement and approval of the transactions by the stockholders of iRobot and (iv) directed that the approval and adoption of the amended merger agreement be submitted to a vote of the stockholders of iRobot.

The iRobot board of directors unanimously recommends, on behalf of iRobot, that you vote: (1) “FOR” the proposal to approve and adopt the amended merger agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the compensation proposal; and (3) “FOR” the adjournment proposal.

The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the October 17, 2022 special meeting of iRobot stockholders (the “original special meeting”), iRobot is asking for your vote again.

The enclosed proxy statement provides detailed information about the special meeting, the amended merger agreement and the merger. A copy of the original merger agreement is attached to this proxy statement as Annex A and a copy of the merger agreement amendment is attached to this proxy statement as Annex B. We urge you to read each of the proxy statement, the original merger agreement and the merger agreement amendment carefully in their entirety.

The proxy statement also describes the actions and determinations of the iRobot board of directors in connection with its evaluation of the amended merger agreement and the merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the original merger agreement and the merger agreement amendment, as they contain important information about, among other things, the merger and how it affects you.

Whether or not you plan to attend the special meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the special meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve and adopt the amended merger agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to approve and adopt the amended merger agreement is approved by the affirmative vote of the holders of a majority of all outstanding shares of iRobot common stock entitled to vote at the special meeting as of the close of business on [•], 2023, which is the record date for the special meeting.

Stockholders or beneficial owners who continuously hold their shares of iRobot common stock through the effective date of the merger, who do not vote in favor of the proposal to approve and adopt the amended merger agreement, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the Delaware General Corporation Law (“DGCL”) as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment (“Section 262”), the provision of which are summarized in the section entitled “Appraisal Rights of iRobot Stockholders” in the accompanying proxy statement and a copy of which is attached to this proxy statement as Annex D, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of iRobot as determined by the Delaware Court of Chancery, subject to the terms of Section 262.

If you have any questions concerning the amended merger agreement, the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-8332 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

On behalf of the iRobot board of directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Colin M. Angle

Chairman of the iRobot Board of Directors and

Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the amended merger agreement or the other transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2023 and is first being mailed to stockholders on or about [●], 2023, and the mailing is expected to be completed on or about [●], 2023.

IROBOT CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “special meeting”) of iRobot, a Delaware corporation (“iRobot” or the “Company”), to be held virtually on [●], 2023, at [●] a.m. Eastern Time via live audio webcast on the Internet at www.virtualshareholdermeeting.com/IRBT2023SM, for the following purposes:

1. To consider and vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 4, 2022 (the “original merger agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated as of July 24, 2023 (the “merger agreement amendment”), by and among iRobot, Amazon.com, Inc., a Delaware corporation (“Amazon.com”), and Martin Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com (“Merger Sub”) (the original merger agreement, as amended by the merger agreement amendment, the “amended merger agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger;

2. To consider and vote on the proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “compensation proposal”); and

3. To consider and vote on the proposal to approve the adjournment from time to time of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the amended merger agreement (the “adjournment proposal”).

Only stockholders of record as of the close of business on [●], 2023, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

Please Vote Your Shares:

Even if you currently plan to attend the special meeting virtually, we encourage stockholders to vote promptly by proxy, to ensure that your shares are represented. If you later attend and vote at the special meeting virtually, such vote will revoke any proxy previously submitted. If you fail to vote or abstain from voting, the effect will be the same as a vote “AGAINST” the approval and adoption of the amended merger agreement.

You may vote in the following ways:

By Telephone	By Internet	By Mail	During the Special Meeting
You can vote by telephone by calling the telephone number indicated on your proxy card or voting instruction form and follow the easy prompts.	You can access the voting site indicated on the enclosed proxy card or voting instruction form and follow the simple instructions. If you had earlier consented to receiving proxy materials by email, you may simply click the “VOTE NOW” button in the accompanying email.	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote by attending the special meeting virtually by going to www.virtualshareholder meeting.com/ IRBT2023SM. Please refer to the section entitled “The Special Meeting — Date, Time and Place of the Special Meeting” for further information regarding attending the special meeting virtually.

If you hold your shares in “street name,” you may not vote your shares virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee. The iRobot Board of Directors (the “iRobot board of directors”) has unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, and unanimously approved and declared advisable the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement. The iRobot board of directors unanimously recommends that the stockholders of iRobot vote (1) “FOR” the proposal to approve and adopt the amended merger agreement, (2) “FOR” the compensation proposal, and (3) “FOR” the adjournment proposal. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the iRobot board of directors.

Your vote is important, regardless of the number of shares of common stock you own. Please make sure your voice is heard in this important matter related to your investment. The approval and adoption of the amended merger agreement requires the affirmative vote of holders of a majority of all outstanding shares of common stock entitled to vote thereon and is a condition to the completion of the merger. Assuming a quorum is present at the special meeting, each of the compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against that proposal, but is not a condition to the completion of the merger. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the October 17, 2022 special meeting of iRobot stockholders (the “original special meeting”), iRobot is asking for your vote again.

Stockholders or beneficial owners who continuously hold their shares of common stock of iRobot through the effective date of the merger, who do not vote in favor of the proposal to approve and adopt the amended merger agreement, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Section 262 of the DGCL, the provisions of which are summarized in the section entitled “Appraisal Rights of iRobot Stockholders” in the accompanying proxy statement and a copy of which is attached to the proxy statement as Annex D, will be entitled to appraisal rights to receive, in cash, the fair value of their shares of common stock of iRobot as determined by the Delaware Court of Chancery, subject to the terms of Section 262.

You may revoke your proxy at any time before the vote is taken at the special meeting. You may revoke your proxy by notifying the Company at iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting virtually; however, simply attending the special meeting will not cause your proxy to be revoked.

Before voting your shares, you should read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

By Order of the Board of Directors,

Glen D. Weinstein
Executive Vice President,
Chief Legal Officer and Secretary
Bedford, Massachusetts
[●], 2023

i

(continued)

ii

(continued)

ANNEX A

Agreement and Plan of Merger by and among Amazon.com, Inc., Martin Merger Sub, Inc. and iRobot Corporation, dated as of August 4, 2022

ANNEX B

Amendment to Agreement and Plan of Merger by and among Amazon.com, Inc., Martin Merger Sub, Inc. and iRobot Corporation, dated as of July  24, 2023

ANNEX C

Opinion of Qatalyst Partners

ANNEX D

Section 262 of the Delaware General Corporation Law

iii

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the amended merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”

The Special Meeting (page 31)

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the iRobot Corporation (“iRobot” or the “Company”) Board of Directors (the “iRobot board of directors”) for use at the special meeting to be held virtually on [●], 2023, at [●] Eastern Time, or at any adjournment or postponement thereof (the “special meeting”). The Company will hold the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/IRBT2023SM (the “virtual meeting website”). You will not be able to attend the special meeting physically in person.

For information regarding attending the meeting, please see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, iRobot stockholders will be asked to consider and vote on the following proposals:

•

to approve and adopt the Agreement and Plan of Merger, dated as of August 4, 2022 (the “original merger agreement”), as amended by the Amendment to Agreement and Plan of Merger, dated as of July 24, 2023 (the “merger agreement amendment”), by and among iRobot, Amazon.com, Inc., a Delaware corporation (“Amazon.com”), and Martin Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com (“Merger Sub”) (the original merger agreement, as amended by the merger agreement amendment and as it may be further amended from time to time, the “amended merger agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger;

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, the estimated value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger” (the “compensation proposal”); and

•

to approve the adjournment from time to time of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the amended merger agreement (the “adjournment proposal”).

Our stockholders must approve and adopt the amended merger agreement for the merger to occur. If our stockholders fail to approve and adopt the amended merger agreement, the merger will not occur. A copy of the original merger agreement is attached to this proxy statement as Annex A and a copy of the merger agreement amendment is attached to this proxy statement as Annex B, and the material provisions of the amended merger agreement are described in the section entitled “The Amended Merger Agreement.” The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the October 17, 2022 special meeting of iRobot stockholders (the “original special meeting”), iRobot is asking for your vote again.

The vote on the compensation proposal is a vote separate and apart from the vote to approve and adopt the amended merger agreement. Accordingly, a stockholder may vote to approve the compensation proposal and vote not to approve and adopt the amended merger agreement and vice versa. Because the vote on the compensation proposal is advisory in nature only, it will not be binding on either the Company or Amazon.com. Accordingly, if the amended merger agreement is approved by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s executive officers even if the stockholders fail to approve the compensation proposal.

iRobot does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof, and only the matters specified in the notice of the special meeting may be considered or acted upon at the special meeting.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [●], 2023, and the mailing is expected to be completed on or about [●], 2023.

Record Date and Quorum

The holders of record of common stock, par value $0.01 per share, of the Company (referred to in this proxy statement as “common stock,” “Company common stock” or “iRobot common stock”) as of the close of business on [●], 2023, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, [●] shares of common stock were outstanding.

A majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the special meeting, those shares will not be entitled to vote on any proposal at the special meeting and will not be counted for purposes of establishing a quorum.

Required Vote

Each share of iRobot common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the merger, iRobot stockholders holding a majority of the shares of iRobot common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve and adopt the amended merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement.

Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal, assuming a quorum is present at the special meeting. An abstention with respect to either proposal, or a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals (assuming that a quorum is present).

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately [●] shares of iRobot common stock, or approximately [●]% of the shares of iRobot common stock issued and outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the amended merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

All holders of shares of iRobot common stock as of the close of business on [●], 2023, the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited virtually to attend the special meeting.

To attend the special meeting virtually, you must provide proof of ownership of iRobot common stock as of the close of business on the record date. If you hold your shares in “street name,” and you also wish to be able to vote virtually at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting Virtually

If you plan to virtually attend the special meeting and wish to vote virtually, you will be given a virtual ballot at the special meeting. If you are not a stockholder of record, but instead hold your shares of iRobot common stock in “street name” through a broker, bank or other nominee, you are encouraged to vote by proxy even if you plan to virtually attend the special meeting. If you virtually attend the special meeting and vote by virtual ballot, your vote will revoke any previously submitted proxy.

Providing Voting Instructions by Proxy

To ensure that your shares of iRobot common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to virtually attend the special meeting.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of iRobot common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of iRobot common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to approve and adopt the amended merger agreement, the compensation proposal and the adjournment proposal. If you fail to return your proxy card and you are a holder of record on the record date, unless you virtually attend the special meeting and vote virtually, the effect will be that your shares of iRobot common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement and, assuming a quorum is present, will not affect the compensation proposal or the adjournment proposal.

Shares of iRobot Common Stock Held in “Street Name”

If your shares of iRobot common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of the Nasdaq Global Select Market (“NASDAQ”), brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve and adopt the amended merger agreement, the compensation proposal or the adjournment proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions with respect to these proposals from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you virtually attend the special meeting with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of iRobot common stock not being deemed present for purposes of determining whether a quorum is present at the special meeting and not being voted on any of the proposal to approve and adopt the amended merger agreement, the compensation proposal or the adjournment proposal. However, if a beneficial owner of shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the special meeting for purposes of establishing a quorum at the special meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•

submitting a new proxy dated after the date of the proxy being revoked, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company, in each case, in accordance with the instructions on the enclosed proxy card;

•	virtually attending the special meeting and voting by virtual ballot; or

•

delivering a written notice of revocation dated after the date of the proxy being revoked by mail to the Company at iRobot Corporation, 8 Crosby Drive, Bedford, MA 01730, Attention: Secretary in accordance with the instructions on the enclosed proxy card.

Please note, however, that only your last-dated proxy will count. Virtually attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

Abstentions

An abstention occurs when a stockholder attends a meeting, either virtually or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of iRobot common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement. Assuming a quorum is present at the special meeting, the requisite number of shares to approve the other two proposals is based on the total number of votes properly cast for and against those proposals. If you abstain from voting and a quorum is present at the special meeting, it will have no effect on the compensation proposal or the adjournment proposal.

The Companies (page 30)

iRobot Corporation

iRobot Corporation, referred to as “iRobot,” the “Company,” “we,” “our” or “us,” is a Delaware corporation incorporated in 2000 and based in Bedford, Massachusetts. We completed our initial public offering in November 2005, and our common stock trades on NASDAQ under the symbol “IRBT.”

iRobot has one operating segment, consumer robots. In fiscal year 2022, iRobot generated $1.183 billion in revenue. iRobot employed approximately 1,254 full-time employees as of December 31, 2022.

Additional information about iRobot is contained in its public filings, which are incorporated by reference herein. See the sections entitled “Where You Can Find Additional Information” and “The Companies — iRobot Corporation.”

The principal executive offices of iRobot are located at 8 Crosby Drive, Bedford, MA 01730, and its telephone number is (781) 430-3000.

Amazon.com, Inc.

Amazon.com was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware. Its principal corporate offices are located in Seattle, Washington. It completed its initial public offering in May 1997 and its common stock is listed on NASDAQ under the symbol “AMZN.”

Amazon.com seeks to be Earth’s most customer-centric company. Amazon.com is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of its segments, it serves its primary customer sets, consisting of consumers, sellers, developers, enterprises, content creators, advertisers, and employees.

Amazon.com has organized its operations into three segments: North America, International and Amazon Web Services.

Amazon.com’s principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109, and its telephone number is (206) 266-1000.

See the section entitled “The Companies — Amazon.com, Inc.”

Martin Merger Sub, Inc.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com and was formed on July 28, 2022, solely for the purpose of engaging in the transactions contemplated by the amended merger agreement (including the merger) (the “transactions”). Merger Sub has not engaged in any business activities other than in connection with the transactions. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease and iRobot will continue as the surviving corporation and an indirect wholly-owned subsidiary of Amazon.com (the “surviving corporation”). Merger Sub’s principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109-5210, and its telephone number is (206) 266-1000.

See the section entitled “The Companies — Martin Merger Sub, Inc.”

The Merger (page 36)

You will be asked to consider and vote upon the proposal to approve and adopt the amended merger agreement. A copy of the original merger agreement is attached to this proxy statement as Annex A and a copy of the merger agreement amendment is attached to this proxy statement as Annex B. The amended merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger. In the merger, each share of iRobot common stock issued and outstanding immediately before the effective time (other than certain shares specified in the amended merger agreement) will be converted into the right to receive the merger consideration of  $51.75 per share in cash (the “merger consideration”), without interest. Amazon.com, iRobot, Merger Sub, the surviving corporation and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the amended merger agreement. The merger consideration was changed from $61.00 per share in cash, without interest, to $51.75 per share, without interest, pursuant to the merger agreement amendment for the reasons described under “The Merger (Proposal 1)—Background of the Merger” beginning on page 37 of this proxy statement and “The Merger (Proposal 1)—Reasons for the Merger; Recommendation of the iRobot Board of Directors” beginning on page 53 of this proxy statement. Upon completion of the merger, the Company will be a wholly owned subsidiary of Amazon.com, the Company common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.

Changes to the Original Merger Agreement Pursuant to the Merger Agreement Amendment (page 36)

The original merger agreement was amended pursuant to the merger agreement amendment to, among other things, (i) reduce the merger consideration to be paid by Amazon.com for each share of Company common stock to $51.75 in cash, without interest, from $61.00 in cash, without interest, and (ii) revise the original merger agreement to permit iRobot to accept a superior proposal (as defined in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”) and terminate the amended merger agreement prior to obtaining the requisite additional Company vote (as defined in the section entitled “The Amended Merger Agreement— Conditions to Completion of the Merger”) in certain specified circumstances, subject to payment of a termination fee. Other than as expressly modified pursuant to the merger agreement amendment, the original merger agreement remains in full force and effect. The adjustment in the merger consideration from $61.00 to $51.75 per share is intended to reflect the incurrence of iRobot’s new Term Loan (as defined in the section entitled “The Merger (Proposal 1)—Background of the Merger”) as described herein and in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2023.

Effect on iRobot if the Merger is Not Completed

If the amended merger agreement is not adopted by stockholders, or if the merger is not completed for any other reason:

(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of iRobot common stock pursuant to the amended merger agreement;

(ii)

(A) iRobot will remain an independent public company, (B) iRobot common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (C) iRobot will continue to file periodic reports under the Exchange Act with the SEC;

(iii)

under certain specified circumstances, iRobot will be required to pay Amazon.com a termination fee in an amount not to exceed $56 million (net of any expense reimbursement previously paid) upon or following the termination of the amended merger agreement; and

(iv)

under certain other specified circumstances, Amazon.com will be required to pay iRobot a termination fee in an amount equal to $94 million following the termination of the amended merger agreement, certain amount of such termination fee will be used to repay iRobot’s new Term Loan (as defined in the section entitled “The Merger (Proposal 1)—Background of the Merger”), and another portion of the Parent termination to be paid to to Qatalyst Partners LP, the financial advisor to the iRobot board of directors in connection with the proposed transaction (“Qatalyst Partners”), pursuant to the terms of the engagement letter entered into between Qatalyst Partners and iRobot.

For more information, please see the section entitled “The Merger (Proposal 1) — Effect on iRobot if the Merger is Not Completed.”

Treatment of Company Equity Awards (page 83)

Stock Options. At the effective time, each outstanding option to purchase shares of Company common stock (“Company option”), whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, fully vest and be converted into the right to receive, as soon as reasonably practicable (but not more than 30 calendar days) following the effective time, an amount in cash equal to the product of (i) the number of shares of Company common stock subject to the Company option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of such Company option. Any Company option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

Restricted Stock Unit Awards. At the effective time, each outstanding time-based restricted stock unit award in respect of Company common stock (“Company RSU award”) will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to (i) the number of shares of Company common stock subject to such Company RSU award multiplied by (ii) the merger consideration (the “RSU payment”). The RSU payment will be subject to the same time-based vesting and forfeiture provisions as were applicable to the corresponding Company RSU award immediately prior to the effective time.

Performance Stock Unit Awards. At the effective time, each outstanding performance-based restricted stock unit award in respect of Company common stock (“Company PSU award”) will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to

(i) the number of shares of Company common stock subject to such Company PSU award (with performance- based criteria determined based on the actual level of achievement through the effective time or, for PSU awards granted in 2022, the target level of achievement) multiplied by (ii) the merger consideration (the “PSU payment”). The PSU payment will be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU award immediately prior to the effective time.

Deferred Stock Unit Awards. At the effective time, each outstanding director deferred stock unit award in respect of Company common stock (“Company DSU award”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than 30 calendar days) following the effective time, an amount in cash equal to (i) the number of shares of Company common stock subject to such Company DSU award multiplied by (ii) the merger consideration.

Employee Stock Purchase Plan. Pursuant to the amended merger agreement, the final offering period under the Company’s 2017 Employee Stock Purchase Plan (“ESPP”) ended on November 14, 2022, and no additional offering periods have commenced or will commence hereafter.

Conditions to Completion of the Merger (page 101)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following conditions:

•

the adoption of the amended merger agreement by holders of a majority of all outstanding shares of iRobot common stock entitled to vote on such matter at the special meeting (the “requisite additional Company vote”);

•

(1) the waiting period (and any extensions thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or any voluntary agreement with the Department of Justice Antitrust Division (the “DOJ”) or the Federal Trade Commission (“FTC”) not to consummate the merger will have expired or been terminated and (2) the applicable waiting periods (or any extensions thereof) or clearances, as applicable, under certain foreign antitrust laws and foreign investment laws will have expired, been earlier terminated or obtained; and

•

no court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect that restrains, enjoins, renders illegal or otherwise prohibits the completion of the merger.

The respective obligations of Amazon.com and Merger Sub to complete the merger are subject to the satisfaction or waiver by Amazon.com at or prior to the closing of the following additional conditions:

•

the accuracy of the representations and warranties of iRobot as of August 4, 2022 and as of the closing date (except for any representations and warranties made as of a particular date or period, including as specified in the merger agreement amendment, which representations and warranties must be true and correct only as of that date or period), generally subject to a “material adverse effect” or other qualification provided in the amended merger agreement;

•	the performance by iRobot in all material respects of all obligations required to be performed by it under the amended merger agreement at or prior to the closing date;

•	there not having occurred and there not being continuing any change, effect, event, occurrence or development that has had a material adverse effect; and

•

the receipt by Amazon.com and Merger Sub at closing of a certificate signed on behalf of iRobot by the Chief Executive Officer or Chief Financial Officer of iRobot certifying that the conditions set forth in the three preceding bullet points are satisfied.

The obligation of iRobot to complete the merger is subject to the satisfaction or waiver by iRobot at or prior to the closing of the following additional conditions:

•

the accuracy of the representations and warranties of Amazon.com and Merger Sub as of August 4, 2022 and as of the closing date (except for any representations and warranties made as of a particular date or period, including as specified in the merger agreement amendment, which representations and warranties must be true and correct in all material respects only as of that date or period) in all material respects;

•	the performance by each of Amazon.com and Merger Sub in all material respects of all obligations required to be performed by it under the amended merger agreement at or prior to the closing date; and

•

the receipt by iRobot at closing of a certificate signed on behalf of Amazon.com and Merger Sub by an authorized officer of Amazon.com certifying that the conditions set forth in the two preceding bullet points are satisfied.

When the Merger Becomes Effective (page 82)

We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Amazon.com, Merger Sub and the Company’s respective obligations to consummate the merger, some of which are not within the parties’ control. There may be a substantial amount of time between the special meeting and the completion of the merger, and it is possible that the merger will not be completed at all. After the approval and adoption of the amended merger agreement by the requisite additional Company vote is obtained, the iRobot board of directors will not have the right to terminate the amended merger agreement in order to accept any alternative acquisition proposal. We expect to complete the merger promptly after the requisite additional Company vote is obtained and all required regulatory clearances have been received.

Recommendation of the iRobot Board of Directors (page 53)

After careful consideration, the iRobot board of directors unanimously determined that the merger is advisable and in the best interests of, the Company and its stockholders, and unanimously approved and declared advisable the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement (the “Company additional recommendation”). The iRobot board of directors unanimously recommends that iRobot stockholders vote “FOR” the proposal to approve and adopt the amended merger agreement at the special meeting.

Reasons for the Merger (page 53)

For a description of the reasons considered by the iRobot board of directors in resolving to recommend approval and adoption of the amended merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the iRobot Board of Directors.”

Opinion of Qatalyst Partners LP (page 63 and Annex C)

The Company engaged Qatalyst Partners to act as financial advisor to the iRobot board of directors in connection with the proposed transaction based on Qatalyst Partners’ extensive expertise, knowledge of the industry in which the Company operates and experience advising technology companies in connection with potential strategic transactions. At the meeting of the iRobot board of directors on July 24, 2023, Qatalyst

Partners rendered to the iRobot board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of July 24, 2023 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders.

The full text of the opinion of Qatalyst Partners, dated as of July 24, 2023, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.

Qatalyst Partners’ opinion was provided to the iRobot board of directors and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), to such holders. It does not address any other aspect of the merger. It does not constitute a recommendation to any Company stockholder as to how to vote with respect to the merger or any other matter and does not in any manner address the price at which the shares of Company common stock will trade at any time.

For a description of the opinion that the iRobot board of directors received from Qatalyst Partners, see the section of this proxy statement entitled “The Merger (Proposal 1) — Opinion of Qatalyst Partners LP.”

Interests of the Company’s Directors and Executive Officers in the Merger (page 69)

In considering the recommendation of the iRobot board of directors that Company stockholders vote to approve and adopt the amended merger agreement, Company stockholders should be aware that the directors and executive officers of iRobot have potential interests in the proposed merger that may be different from or in addition to the interests of Company stockholders generally. The iRobot board of directors was aware of these interests and considered them, among other matters, in making its recommendation that Company stockholders vote to approve and adopt the amended merger agreement. These interests include:

•

the amended merger agreement provides for the cash-out of all Company options, Company RSU awards, Company PSU awards, and Company DSU awards, with the cash payments for Company RSU awards and Company PSU awards remaining subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company RSU awards and Company PSU awards immediately prior to the effective time;

•

certain of the Company’s executive officers may receive a cash transaction bonus under a cash transaction bonus program providing for transaction bonuses in an aggregate amount not to exceed $12 million or a cash retention bonus under a cash retention bonus program providing for retention bonuses in an aggregate amount not to exceed $12 million;

•

the Company’s executive officers are party to executive agreements with iRobot that provide for severance payments and accelerated vesting of unvested equity awards in the event of certain qualifying terminations of employment during the period beginning 45 days prior to the date of the public announcement of the amended merger agreement and ending on the one-year anniversary of the effective time; and

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the amended merger agreement.

For a more complete description of these interests, see “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Material U.S. Federal Income Tax Consequences of the Merger (page 75)

The receipt of cash by U.S. Holders (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of iRobot common stock in the merger will be a taxable transaction to such stockholders for U.S. federal income tax purposes. Each such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of iRobot common stock surrendered in the merger. Backup withholding taxes may also apply to the cash payments made pursuant to the merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.

A stockholder that is a Non-U.S. Holder (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of iRobot common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States (the “U.S.”), but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Stockholders should read the section of this proxy statement captioned “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger.”

This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. Stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other income and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Clearances (page 78)

iRobot and Amazon.com have agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the amended merger agreement (including the merger) no later than the outside date (as defined herein), including obtaining any applicable regulatory approvals and satisfying all statutory waiting period requirements, subject to certain specified limitations under the amended merger agreement. These approvals include approval under the HSR Act, clearance by the European Commission, and certain other merger filings or clearances that may be required or advisable in other jurisdictions. Although we expect that all applicable regulatory approvals will be obtained, the merger cannot be consummated until after expiration or termination of the applicable waiting period under the HSR Act, and after the mandatory approval requirements outside of the United States have been obtained under applicable antitrust and foreign investment laws.

In connection with the merger, iRobot and Amazon.com filed notification and report forms under the HSR Act with the FTC and the DOJ on August 19, 2022. On September 19, 2022, iRobot and Amazon.com each received a request for additional information and documentary material (the “Second Request”) from the FTC in connection with the FTC’s review of the merger. The effect of the Second Request is to extend the waiting period imposed by the HSR Act, until 30 days after iRobot and Amazon.com have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. iRobot and Amazon.com continue to work cooperatively with the FTC staff in its review of the merger.

On April 18, 2023, Amazon.com sent notice of the merger to the UK Competition and Markets Authority (the “CMA”). On June 16, 2023, the CMA announced a decision to approve unconditionally the merger. On June 1, 2023, Amazon.com notified the merger to the European Commission. On July 6, 2023, the European Commission referred the merger for an in-depth phase 2 review which currently has a deadline of December 13, 2023.

Litigation Related to the Merger (page 79)

In connection with the original merger agreement, four complaints were filed as individual actions in United States District Courts. Three cases were filed in the United States District Court for the Southern District of New York and were captioned Reid v. iRobot Corporation, et al., 1:22-cv-07498 (filed Sept. 1, 2022); Moore v. iRobot Corporation, et al., 1:22-cv-08445 (filed Oct. 4, 2022); and Montgomery v. iRobot Corporation, et al., 1:22-cv-08495 (filed Oct. 5, 2022). One case was filed in the United States District Court for the District of Delaware and was captioned Dixon v. iRobot Corporation, et al., 1:22-cv-01307 (filed Oct. 5, 2022). Between October 21, 2022 and November 4, 2022, all of these lawsuits were voluntarily dismissed. Additional lawsuits may be filed in the future challenging the merger. See the section entitled “Litigation Related to the Merger.”

Appraisal Rights of iRobot Stockholders (page 111)

If the merger is consummated and certain conditions are met, iRobot stockholders or beneficial owners who continuously hold their shares of iRobot common stock through the effective date of the merger, who do not vote in favor of the merger, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the fair value of their shares as determined by the Delaware Court of Chancery under Section 262 of the Delaware General Corporation Law (the “DGCL”) as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment (“Section 262”). This means that iRobot stockholders or beneficial owners may be entitled to have their shares of iRobot common stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of iRobot common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be “fair value” (or in certain circumstances described in further detail in the section of this proxy statement captioned “Appraisal Rights of iRobot Stockholders,” on the difference between the amount determined to be the “fair value” and the amount paid by the surviving corporation in the merger to each iRobot stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, iRobot stockholders or beneficial owners who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

iRobot stockholders or beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the merger consideration that they would receive pursuant to the amended merger agreement if they did not seek appraisal of their shares of iRobot common stock.

To exercise appraisal rights, iRobot stockholders must: (i) deliver a written demand for appraisal to iRobot before the vote is taken on the proposal to approve and adopt the amended merger agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to approve and adopt the amended merger agreement; (iii) continue to hold shares of iRobot common stock of record through the effective date of the merger; and (iv) comply with all other procedures for exercising and perfecting appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the iRobot stockholders who properly and timely demand appraisal in accordance with Section 262 of the DGCL. The DGCL requirements for exercising and perfecting appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL. The relevant section of the DGCL regarding appraisal rights, as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment, is attached to this proxy statement as Annex D. If you hold your shares of iRobot common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified listed required by Section 262(f) of the DGCL. For more information, please see the section of this proxy statement captioned “Appraisal Rights of iRobot Stockholders.”

Delisting and Deregistration of Company Common Stock (page 80)

If the merger is completed, iRobot common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

Acquisition Proposals; No Solicitation (page 91)

Except as permitted by the amended merger agreement, the Company must not, and must cause its subsidiaries and its and its subsidiaries’ directors, officers and employees not to, and must instruct and use its reasonable best efforts to cause its and its subsidiaries’ investment bankers, attorneys, accountants and other advisors or representatives (collectively, “representatives”) not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an “acquisition proposal,” as defined in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation”;

•

engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal (other than to state the extent to which those discussions are prohibited by the terms of the amended merger agreement);

•	provide any non-public information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•

other than as required by the directors’ fiduciary duties, waive, terminate, modify or fail to enforce any “standstill” or confidentiality obligation of any person (other than any party to the amended merger agreement) with respect to the Company or any of its subsidiaries entered into in connection with an acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

However, prior to the time the requisite additional Company vote is obtained, if iRobot receives a bona fide written acquisition proposal not solicited in violation of the Company’s non-solicitation obligations under the amended merger agreement, and if the iRobot board of directors determines in good faith after consultation with outside legal counsel and an outside financial advisor that (1) based on the information then available and after consultation with its outside financial advisor, the acquisition proposal constitutes or would reasonably be expected to result in a “superior proposal,” as defined in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals” that did not result from a breach of the Company’s non-solicitation obligations under the amended merger agreement and (2) the failure to take the applicable action would be inconsistent with the directors’ fiduciary duties under applicable law, then iRobot may:

•

provide information (including non-public information) to the person making the acquisition proposal, subject to specified conditions described in the section entitled “The Amended Merger Agreement —  Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”; and

•	engage in or participate in discussions and/or negotiations with that person regarding the acquisition proposal.

Change of Board Recommendation; Alternative Acquisition Agreement (page 94)

The iRobot board of directors has unanimously recommended that iRobot stockholders vote “FOR” the proposal to approve and adopt the amended merger agreement. The amended merger agreement permits the iRobot board of directors to effect a “change of recommendation” (as described in the section entitled “The Amended Merger Agreement — Change of Board Recommendation; Alternative Acquisition Agreement”) only in certain limited circumstances, as described below.

Before the requisite additional Company vote is obtained, the iRobot board of directors may effect a change of recommendation and/or terminate the amended merger agreement in response to a superior proposal, in each case if the iRobot board of directors has determined in good faith, after consultation with its outside financial advisor and its outside legal counsel, that an acquisition proposal constitutes a superior proposal and the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation or terminating the amended merger agreement in response to a superior proposal, (1) iRobot must have given Amazon.com at least five business days’ prior written notice of its intention to do so, (2) iRobot must have afforded Amazon.com the opportunity to negotiate in good faith with iRobot to enable Amazon.com to propose in writing a binding offer to make revisions to the terms of the amended merger agreement and (3) at the end of the notice period, the iRobot board of directors must have considered in good faith the binding written offer and any other information it deems appropriate in good faith, and must have determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, that the superior proposal continues to constitute a superior proposal if the changes proposed in the binding offer by Amazon.com were to be given effect.

See the section entitled “The Amended Merger Agreement — Change of Board Recommendation; Alternative Acquisition Agreement” and the section entitled “The Amended Merger Agreement — Termination.”

In addition, before the requisite additional Company vote is obtained, the iRobot board of directors may effect a change of recommendation in response to an intervening event (as defined below) if the iRobot board of directors has determined in good faith, after consultation with its outside financial advisors and its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation in response to an intervening event, (1) iRobot must have given Amazon.com at least five business days’ prior written notice of its intention to do so, (2) iRobot must have afforded Amazon.com the opportunity to negotiate in good faith with iRobot to enable Amazon.com to propose in writing a binding offer to make revisions to the terms of the amended merger agreement and (3) at the end of the notice period, the iRobot board of directors must have considered in good faith the binding written offer and any other information it deems appropriate in good faith, and must have determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, that the failure to effect a change of recommendation would still be inconsistent with its fiduciary duties under applicable law if the changes proposed in the binding offer by Amazon.com were to be given effect.

Under the amended merger agreement, an “intervening event” means a change, effect, event, circumstance, occurrence or development that (i) was neither known by nor reasonably foreseeable by iRobot or the iRobot board of directors as of August 4, 2022 or July 24, 2023 (or, if known, the material consequences of which were not known or reasonably foreseeable) and (ii) becomes known by the iRobot board of directors prior to the receipt of the requisite additional Company vote; provided, that in no event will any of the following constitute or be deemed to be an intervening event: (1) the receipt, existence or terms of an acquisition proposal or any matter relating thereto, (2) changes in the stock price of the Company, (3) any breach by the Company of the amended merger agreement or (4) the fact, in and of itself, that the Company exceeds internal or published projections (it being understood, however, that the facts or causes underlying or contributing to any of the matters described in the preceding clauses (2) or (4) may be taken into account for purposes of determining whether an intervening event has occurred); provided, further, that an acquisition proposal that resulted from a breach of the Company’s non-solicitation obligations under the amended merger agreement may not be the basis for an intervening event.

See the section entitled “The Amended Merger Agreement — Change of Board Recommendation; Alternative Acquisition Agreement.”

Termination (page 102)

The amended merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:

•	by the mutual written consent of iRobot and Amazon.com;

•	by either iRobot or Amazon.com, if:

•	the merger has not been consummated by February 4, 2024, subject to extension to August 4, 2024 in specified circumstances (such date, the “outside date”); or

•

the requisite additional Company vote has not been obtained and a vote has been taken on the matter at the iRobot stockholders’ meeting (as defined below) or any adjournment or postponement thereof (and such meeting, as may be so adjourned or postponed, will have concluded); or

•

an order has been enacted, issued, promulgated, enforced or entered after the date of the amended merger agreement by a court or other governmental authority of competent jurisdiction over any party to the amended merger agreement, which order permanently restrains, enjoins, renders illegal or otherwise prohibits the consummation of the merger becomes final and non-appealable (provided, that the right to terminate the amended merger agreement pursuant to this bullet will not be available to any party that has breached in any material respect its obligations under the amended merger agreement in any manner that will have been the principal cause of the failure of a condition to the consummation of the merger); or

•	by iRobot, if:

•

Amazon.com or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of iRobot to complete the merger and (2) is either not curable prior to the outside date, as it may be extended, or is not cured within the earlier of (x) thirty days following the giving of notice thereof by iRobot to Amazon.com and (y) three business days prior to the outside date as it may be extended; or

•	prior to the time the requisite additional Company vote is obtained and for so long as iRobot is in compliance with its non-solicitation obligations under the amended merger agreement, iRobot terminates the amended merger agreement in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation” and, prior to or concurrently with the termination, pays to Amazon.com the Company termination fee (as defined below); or

•	by Amazon.com, if:

•

iRobot has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligations of Amazon.com and Merger Sub to complete the merger and (2) is either not curable prior to the outside date, as it may be extended, or is not cured within the earlier of (x) thirty days following the giving of notice thereof by Amazon.com to iRobot and (y) three business days prior to the outside date as it may be extended; or

•

prior to the time the requisite additional Company vote is obtained, the iRobot board of directors (1) has made a change of recommendation or (2) at any time following receipt of an acquisition proposal that has not been publicly withdrawn, has failed to reaffirm its approval or recommendation of the amended merger agreement and the merger as promptly as reasonably practicable (but in any event by the earlier of (A) five business days and (B) the close of business on the second business say immediately preceding the scheduled date of the company stockholders’ meeting at the written request to do so by Amazon.com) after receipt of any written request to do so from Amazon.com (provided, that Amazon.com may not provide such a written request more than once for each acquisition proposal (unless the terms of such acquisition proposal have been modified or amended, in which case Amazon.com may provide another written request with respect to such acquisition proposal as so amended or modified)).

Termination Fees; Expense Reimbursement (page 104)

iRobot will be required to pay Amazon.com a termination fee in an amount equal to $56 million (the “Company termination fee”) in the following circumstances:

•	if the amended merger agreement is terminated by Amazon.com under specified circumstances where the iRobot board of directors has made a change of recommendation;

•

if the amended merger agreement is terminated by iRobot in order to enter into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation”; or

•	if any of the following three conditions is satisfied:

(1)

the amended merger agreement is terminated by (A) either iRobot or Amazon.com because the requisite additional Company vote has not been obtained or because the merger has not been consummated by the outside date (as it may be extended) (at a time when the requisite additional Company vote has not been obtained or Amazon.com has the right to terminate as result of a material breach by iRobot of its covenants and agreements under the amended merger agreement), or (B) Amazon.com as a result of a material breach by iRobot of its covenants and agreements under the amended merger agreement;

(2)

a bona fide acquisition proposal is made publicly to iRobot or any of its subsidiaries or otherwise becomes publicly known, or any person publicly announces an intention (whether or not conditional) to make an acquisition proposal that is not withdrawn publicly without qualification prior to, the earlier of (x) five days prior to the iRobot’s stockholders meeting (as such meeting may have been adjourned or postponed in accordance with the amended merger agreement) or (y) termination of the amended merger agreement; and

(3)

within twelve months after the termination, iRobot or any of its subsidiaries enters into a definitive agreement providing for, or consummates or, in the case of an acquisition proposal that is a tender offer, approves or recommends to iRobot’s stockholders, or is otherwise not opposed to, an acquisition proposal, provided that, for purposes of the provision referred to in this bullet point, the references to “15%” in the definition of “acquisition proposal” are deemed to be references to “50%” and, as to any acquisition proposal relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, any such acquisition proposal results in a change of control of at least 50% of the stock or consolidated assets of iRobot.

In no event will more than one Company termination fee be payable by the Company under the amended merger agreement.

If the amended merger agreement is terminated by either iRobot or Amazon.com because the requisite additional Company vote has not been obtained, or because the merger has not been consummated by the outside date (as it may be extended) (at such time when the requisite additional Company vote has not been obtained), then, in certain circumstances, iRobot will be required to pay to Amazon.com all of the reasonable and documented out-of-pocket expenses incurred by Amazon.com and Merger Sub in connection with the amended merger agreement and the other transactions contemplated by the amended merger agreement, in an amount not to exceed $17 million (which amount would be deducted from the amount of any termination fee owed or payable by the Company).

Amazon.com will be required to pay iRobot a termination fee in an amount equal to $94 million (the “Parent termination fee”) in the following circumstances:

•

if (1) the amended merger agreement is terminated by either iRobot or Amazon.com because the merger has not been consummated by the outside date (as it may be extended), (2) at the time of such termination, all of the conditions required to be satisfied at or prior to the closing have been satisfied or duly waived by the parties entitled to the benefit thereof other than (A) the conditions relating to regulatory clearances or relating to the absence of a law, order or injunction prohibiting the merger (but only as it relates to the HSR Act or any other antitrust law) and (B) any other condition that by its nature is to be satisfied at the closing, and (3) no breach by iRobot of its obligations described in the section entitled “The Amended Merger Agreement — Efforts to Complete the Merger” has been the principal cause of the failure of conditions relating to regulatory clearances or the condition relating to the absence of a law, order or injunction prohibiting the merger (but only as it relates to the HSR Act or any other antitrust law); or

•

if the amended merger agreement is terminated by either iRobot or Amazon.com because an order enacted, issued, promulgated, enforced or entered after the date of the amended merger agreement by a court or other governmental authority of competent jurisdiction over any party to the amended merger agreement, permanently restrains, enjoins, renders illegal or otherwise prohibits the consummation of the merger and has become final and non-appealable (but only if the appealable order relates to the HSR Act or any other antitrust law), and no breach by iRobot of its obligations described in the section entitled “The Amended Merger Agreement — Efforts to Complete the Merger” has been the principal cause of the applicable enactment, issuance, promulgation, enforcement or entry of such order.

In no event will more than one Parent termination fee be payable under the amended merger agreement by Amazon.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement and why is there a second special meeting relating to the merger?

A:

On July 24, 2023, the Company entered into the merger agreement amendment, which modified the original merger agreement. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the original special meeting, iRobot is asking for your vote again. You are receiving this proxy statement in connection with the solicitation of proxies by the iRobot board of directors in favor of the proposal to approve and adopt the amended merger agreement and to approve the other related proposals to be voted on at the special meeting.

In connection with iRobot’s new Term Loan (as defined in the section entitled “The Merger (Proposal 1)—Background of the Merger”), incurred under the Credit Agreement, dated as of July 24, 2023, by and among iRobot, as borrower, each lender from time to time party thereto and TCG Senior Funding L.L.C., an affiliate of The Carlyle Group, as administrative agent and collateral agent, which iRobot entered into to fund its ongoing operations, iRobot, Amazon.com and Merger Sub agreed to reduce the merger consideration from the original merger agreement and make other changes to the original merger agreement to reflect the incurrence of the new Term Loan, and the iRobot board of directors believed, for the reasons described in this proxy statement (including, but not limited to, the fact that the merger consideration as contemplated by the amended merger agreement provides stockholders with attractive value and liquidity and relative certainty for their shares of Company common stock and the potential significant adverse consequences to the Company for failing to secure the new Term Loan), that it was in the best interests of iRobot to agree to the reduced merger consideration and other amended terms rather than pursue other alternatives. The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the original special meeting, iRobot is asking for your vote again.

Q:	When and where is the special meeting?

A:	The special meeting will be held via the Internet at the virtual meeting website on [●], 2023, at [●] a.m. Eastern Time. You will not be able to attend the special meeting physically in person.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of iRobot common stock as of the close of business on [●], 2023, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. Each share of iRobot common stock issued and outstanding as of the close of business on the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to approve and adopt the amended merger agreement;

•	to approve, on an advisory (non-binding) basis, the compensation proposal; and

•	to approve the adjournment proposal.

Q:	May I attend the special meeting virtually and vote at the special meeting?

A:

Yes. If you are an iRobot stockholder of record, you may attend the special meeting virtually via the Internet at the virtual meeting website on [●], 2023, and complete a virtual ballot, whether or not you sign and return your proxy card. If you are an iRobot stockholder of record, you will need your assigned control number to vote shares electronically at the special meeting. The control number can be found on the proxy card, voting instruction form, or other applicable proxy notices.

Even if you plan to attend the special meeting virtually, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the special meeting virtually and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to approve and adopt the amended merger agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What will I receive if the merger is completed?

A:

Upon the terms and subject to the conditions of the amended merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than (1) shares owned by Amazon.com, Merger Sub or any other wholly owned subsidiary of Amazon.com and shares owned by the Company or any wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, and (2) shares owned by stockholders of the Company who have complied with the applicable provisions of Section 262 of the DGCL prior to the effective time) will be converted into the right to receive the merger consideration of $51.75 per share in cash, without interest.

Q:	What will holders of iRobot stock awards receive if the merger is consummated?

A:	At the effective time, each:

•

outstanding Company option will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive, as soon as reasonably practicable (but not more than 30 days) following the effective time, an amount in cash equal to the product of (i) the number of shares of Company common stock subject to the Company option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of such Company option;

•

outstanding Company RSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the RSU payment, which will be subject to the same time-vesting and forfeiture provisions as were applicable to such Company RSU award immediately prior to the effective time;

•

outstanding Company PSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the PSU payment, which will be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU award immediately prior to the effective time; and

•

outstanding Company DSU award will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive, as soon as reasonably practicable (but not more than 30 days) following the effective time, an amount in cash equal to (i) the number of shares of Company common stock subject to such Company DSU award multiplied by (ii) the merger consideration.

Q:	What changes were made to the original merger agreement pursuant to the merger agreement amendment?

A:

The original merger agreement was amended pursuant to the merger agreement amendment to, among other things, (i) reduce the merger consideration to be paid by Amazon.com for each share of Company common stock to $51.75 in cash, without interest, from $61.00 in cash, without interest, and (ii) revise the original merger agreement to permit iRobot to accept a superior proposal (as defined in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”) and terminate the amended merger agreement prior to obtaining the requisite additional Company vote (as defined in the section entitled “The Amended Merger Agreement— Conditions to Completion of the Merger”) in certain specified circumstances, subject to payment of a termination fee. Other than as expressly modified pursuant to the merger agreement amendment, the original merger agreement remains in full force and effect. The adjustment in the merger consideration from $61.00 to $51.75 per share is intended to reflect the incurrence of iRobot’s new Term Loan as described herein and in our Form 10-Q filed with the SEC on August 8, 2023. A more complete description of the background and reasons for the adjustment to the merger consideration is provided in the section entitled “The Merger (Proposal 1)—Background of the Merger.”

Q:	Why was the original merger agreement amended to, among other things, reduce the per share merger consideration?

A:

The adjustment of the merger consideration from $61.00 to $51.75 per share is intended to reflect the incurrence of iRobot’s new Term Loan as described herein and in our Form 10-Q filed with the SEC on August 8, 2023. A more complete description of the background and reasons for the adjustment of the merger consideration is provided in the section entitled “The Merger (Proposal 1)—Background of the Merger.”

Q:	Is it possible for stockholders to reject the amended merger agreement and return to the terms of the original merger agreement?

A:

No. Approval of the amended merger agreement is a condition to closing the merger. If the amended merger agreement is not adopted by iRobot stockholders or if the merger is not completed for any other reason, iRobot stockholders will not receive any payment for their shares of iRobot common stock as part of the merger. Instead, iRobot will remain an independent public company, your common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and iRobot will continue to file periodic reports with the SEC. For more information, please see the section entitled “The Merger (Proposal 1) — Effect on iRobot if the Merger is Not Completed.”

Q:	How many shares are needed to constitute a quorum?
A:

A majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum at the special meeting. If a quorum is not present at the special meeting, the special meeting may, and at the request of Amazon.com, will, be adjourned or postponed from time to time by the presiding officer (subject to the terms of the amended merger agreement and the Company’s Amended and Restated By-Laws) until a quorum is obtained.

As of the close of business on [●], the record date for the special meeting, there were [●] shares of common stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the special meeting, those shares will not be entitled to vote on any proposal at the special meeting and will not be counted for purposes of establishing a quorum.

Q:	What vote of iRobot stockholders is required to approve and adopt the amended merger agreement?

A:

Approval and adoption of the amended merger agreement requires the affirmative vote of a majority of the shares of common stock outstanding at the close of business on the record date for the special meeting. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement.

Q:	What vote of iRobot stockholders is required to approve the remaining proposals to be voted upon at the special meeting?

A:

Each of the compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal, assuming a quorum is present at the special meeting.

An abstention with respect to either proposal, or a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals (assuming that a quorum is present).

The approval of the compensation proposal and the adjournment proposal are not conditions to the completion of the merger.

Q:	How does the iRobot board of directors recommend that I vote?

A:	The iRobot board of directors unanimously recommends that iRobot stockholders vote:

•	“FOR” the proposal to approve and adopt the amended merger agreement;

•	“FOR” the compensation proposal; and

•	“FOR” the adjournment proposal.

For a discussion of the factors that the iRobot board of directors considered in determining to recommend the approval and adoption of the amended merger agreement, please see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the iRobot Board of Directors.” In addition, in considering the recommendation of the iRobot board of directors with respect to the amended merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Company stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do iRobot’s directors and officers intend to vote?

A:

We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the amended merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Q:	When is the merger expected to be completed?

A:

We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Amazon.com, Merger Sub and the Company’s respective obligations to consummate the merger, some of which are not within the parties’ control. There may be a substantial amount of time between the special meeting and the completion of the merger, and it is possible that the merger will not be completed at all. After the requisite additional Company vote is obtained, the iRobot board of directors will not have the right to terminate the amended merger agreement in order to accept any alternative acquisition proposal. We expect to complete the merger promptly after the requisite additional Company vote is obtained and all required regulatory clearances have been received.

Q:	What happens if the merger is not completed?

A:

If the amended merger agreement is not approved and adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on NASDAQ. In the event that either iRobot or Amazon.com terminates the amended merger agreement, then, in certain specified circumstances, iRobot may be required to pay Amazon.com a termination fee in an amount equal to $56 million. Furthermore, if the amended merger agreement is terminated by either iRobot or Amazon.com because the requisite additional Company vote has not been obtained or the outside date lapses without stockholders having approved the amended merger agreement, iRobot will be required to pay to Amazon.com all of the reasonable and documented out-of-pocket expenses incurred by Amazon.com and Merger Sub in connection with the amended merger agreement and the transactions in an amount not to exceed $17 million (which amount would be deducted from the amount of any termination fee owed or payable by the Company). See the section entitled “The Amended Merger Agreement — Termination Fees; Expense Reimbursement” and the section entitled “The Merger (Proposal 1) — Effect on iRobot if the Merger is Not Completed.”

Q:	What do I need to do now? How do I vote my shares of common stock?

A:

We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

Voting Virtually

Stockholders of record will be able to vote virtually at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

It is not necessary to virtually attend the special meeting in order to vote your shares. To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting virtually.

Attending the meeting virtually does not itself constitute a vote on any proposal.

Shares of Common Stock Held by Record Holder

You can also ensure that your shares are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by calling the telephone number indicated on your proxy card or voting instruction form and follow the easy prompts; or

•

the Internet, by accessing the voting site indicated on the enclosed proxy card or voting instruction form and follow the simple instructions. If you had earlier consented to receiving proxy materials by email, you may simply click the “VOTE NOW” button in the accompanying email.

If you sign, date and return your proxy card without indicating how you wish to vote with respect to a proposal, your proxy will be voted “FOR” (1) the proposal to approve and adopt the amended merger agreement, (2) the compensation proposal, and (3) the adjournment proposal.

We encourage you to vote by proxy even if you plan on virtually attending the special meeting.

A failure to vote or an abstention will have the same effect as voting “AGAINST” the proposal to approve and adopt the amended merger agreement. A failure to vote or an abstention will have no effect on the other two proposals (assuming that a quorum is present).

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals to be voted on at the special meeting, without your instructions, your shares held in street name will not be present or represented by proxy at the special meeting, will not be counted for purposes of determining whether a quorum is present at the special meeting, and will not be voted on any of the proposals to be voted on at the special meeting. However, if a beneficial owner of shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the special meeting for purposes of establishing a quorum at the special meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company at iRobot Corporation, 8 Crosby Drive, Bedford, MA 01730, Attention: Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by virtually attending the special meeting and voting virtually; however, simply attending the special meeting virtually will not cause your proxy to be revoked. Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

The requisite number of shares to approve the proposal to approve and adopt the amended merger agreement is based on the total number of shares of common stock outstanding on the record date, not just the shares that are voted. If you do not vote, or if you abstain from voting, on the proposal to approve and adopt the amended merger agreement, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your nominee may not vote your shares on the proposal to approve and adopt the amended merger agreement.

The requisite number of shares to approve the other two proposals is based on the total number of votes properly cast for and against those proposals, assuming a quorum is present. If you do not vote or if you abstain from voting, it will have no effect on the compensation proposal and the adjournment proposal (assuming that a quorum is present).

Q:	What will happen if stockholders do not approve the compensation proposal?

A:

The inclusion of this proposal is required by the rules of the SEC; however, the approval of this proposal is not a condition to the completion of the merger. In addition, the vote on this proposal is an advisory vote by stockholders and will not be binding on the Company or Amazon.com. If the amended merger agreement is approved and adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this proposal.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by iRobot.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the proposals to be voted on at the special meeting, your broker, bank or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you have obtained a legal proxy from your broker, bank or other nominee, as the stockholder of record, authorizing you to vote your shares.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the proposal to approve and adopt the amended merger agreement, but will have no effect on the other two proposals (assuming that a quorum is present).

Q:	Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your custodial bank, broker or other financial nominee) than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock you hold of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:	What happens if I sell my shares of common stock before completion of the merger?

A:

In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the completion of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies iRobot in writing of such special arrangements, you will have the right to vote at the special meeting but not the right to receive the merger consideration. You will also lose the ability to exercise appraisal rights in connection with the merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically or by telephone using the instructions provided in the enclosed proxy card.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your stock certificates now.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, if the merger is consummated and certain conditions are met, iRobot stockholders or beneficial owners who continuously hold their shares of iRobot common stock through the effective date of the merger, do not vote in favor of the merger, properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and otherwise comply with, and do not validly withdraw or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the “fair value” of their shares as determined by the Delaware Court of Chancery in accordance with Section 262 of the DGCL, the provisions of which are summarized in this proxy statement. If the merger is consummated and certain conditions are met, iRobot stockholders and beneficial owners who properly exercise their appraisal rights in compliance with Section 262 of the DGCL will be entitled to have the Delaware Court of Chancery determine, and to be paid, the “fair value” of their shares, exclusive of any element or value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” The appraisal amount could be more than, the same as or less than the amount an iRobot stockholder would be entitled to receive under the terms of the amended merger agreement. For additional information, see the section entitled “Appraisal Rights of iRobot Stockholders.” A copy of Section 262 of the DGCL, as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment, is attached to this proxy statement as Annex D.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, iRobot may announce preliminary voting results at the conclusion of the special meeting. iRobot intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that iRobot files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Where can I find more information about iRobot?

A:	You can find more information about the Company from various sources described in the section entitled “Where You Can Find Additional Information.”

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated (“Innisfree”), which is acting as the proxy solicitation agent and information agent for the Company in connection with the merger, at the telephone numbers or address below.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-8332 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate” or “continue,” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. iRobot assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward- looking statements:

•	the ability of the parties to consummate the transaction in a timely manner or at all;

•	the satisfaction (or waiver) of closing conditions to the consummation of the transaction, including with respect to the approval of iRobot’s stockholders;

•	potential delays in consummating the transaction;

•	the ability of iRobot to timely and successfully achieve the anticipated benefits of the transaction;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the amended merger agreement;

•	the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on iRobot’s business and general economic conditions;

•	iRobot’s ability to implement its business strategy;

•	significant transaction costs associated with the transaction;

•	potential litigation relating to the transaction;

•	the risk that disruptions from the transaction will harm iRobot’s business, including current plans and operations;

•	the ability of iRobot to retain and hire key personnel;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction;

•	legislative, regulatory and economic developments affecting iRobot’s business;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory and tax regimes under which iRobot operates;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect iRobot’s financial performance;

•	restrictions during the pendency of the transaction that may impact iRobot’s ability to pursue certain business opportunities or strategic transactions;

•	unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities,;

•	current supply chain challenges including current constraints in the availability of certain semiconductor components used in iRobot’s products;

•	the financial strength of iRobot’s customers and retailers;

•	the impact of tariffs on goods imported into the United States;

•	competition, as well as the Company’s response to any of the aforementioned factors, and

•

other risks detailed in our filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s Quarterly Reports on Form 10-Q and other documents filed by iRobot with the SEC after the date thereof. See the section entitled “Where You Can Find Additional Information.”

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, iRobot assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements.

THE COMPANIES

iRobot Corporation

iRobot is a Delaware corporation incorporated in 2000 and based in Bedford, Massachusetts. We completed our initial public offering in November 2005, and our common stock trades on NASDAQ under the symbol “IRBT.”

iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live.

iRobot has one operating segment, consumer robots. In fiscal year 2022, iRobot generated $1.183 billion in revenue. iRobot employed approximately 1,254 full-time employees as of December 31, 2022.

The principal executive offices of iRobot are located at 8 Crosby Drive, Bedford, MA 01730, and its telephone number is 781-430-3000.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information.”

Amazon.com, Inc.

Amazon.com, Inc. was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware. Its principal corporate offices are located in Seattle, Washington. It completed its initial public offering in May 1997 and its common stock is listed on NASDAQ under the symbol “AMZN.”

Amazon.com seeks to be Earth’s most customer-centric company. Amazon.com is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of its segments, it serves its primary customer sets, consisting of consumers, sellers, developers, enterprises, content creators, advertisers, and employees.

Amazon.com has organized its operations into three segments: North America, International and Amazon Web Services.

Amazon.com’s principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109, and its telephone number is (206) 266-1000.

Martin Merger Sub, Inc.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com and was formed on July 28, 2022, solely for the purpose of engaging in the transactions contemplated by the amended merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the amended merger agreement. Upon the completion of the merger, the separate corporate existence of Merger Sub will cease and iRobot will continue as the surviving corporation and an indirect wholly-owned subsidiary of Amazon.com (the “surviving corporation”). Merger Sub’s principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109-5210, and its telephone number is (206) 266-1000.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the iRobot board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the iRobot board of directors for use at the special meeting, which will be held virtually on [●], 2023, at [●] Eastern Time, or at any adjournment or postponement thereof. The Company will hold the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/IRBT2023SM (the “virtual meeting website”). You will not be able to attend the special meeting physically in person.

For information regarding attending the meeting, please see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, iRobot stockholders will be asked to consider and vote on the following proposals:

•	to approve and adopt the amended merger agreement;

•

to approve, on an advisory (non-binding) basis, the compensation proposal (the estimated value of the compensation that is or may become payable to iRobot’s named executive officers on connection with the merger is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger”); and

•	to approve the adjournment proposal.

Our stockholders must approve and adopt the amended merger agreement for the merger to occur. If our stockholders fail to approve and adopt the amended merger agreement, the merger will not occur. A copy of the original merger agreement is attached to this proxy statement as Annex A and a copy of the merger agreement amendment is attached to this proxy statement as Annex B, and the material provisions of the amended merger agreement are described in the section entitled “The Amended Merger Agreement.” The entry into the merger agreement amendment necessitates a new vote with respect to the merger, so despite the fact that you may have voted on the original merger agreement in connection with the original special meeting, iRobot is asking for your vote again.

The compensation proposal is a vote separate and apart from the vote to approve and adopt the amended merger agreement. Accordingly, a stockholder may vote to approve the compensation proposal and vote not to approve and adopt the amended merger agreement and vice versa. Because the vote on the compensation proposal is advisory in nature only, it will not be binding on either the Company or Amazon.com. Accordingly, if the amended merger agreement is approved by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s executive officers even if the stockholders fail to approve the compensation proposal.

iRobot does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof, and only the matters specified in the notice of the special meeting may be considered or acted upon at the special meeting.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [●] and the mailing is expected to be completed on or about [●].

Record Date and Quorum

The holders of record of iRobot common stock as of the close of business on [●], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, [●] shares of common stock were outstanding. A majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. If you hold your shares in “street name” and do not give any instruction to your broker, bank or other nominee as to how your shares should be voted at the special meeting, those shares will not be entitled to vote on any proposal at the special meeting and will not be counted for purposes of establishing a quorum.

Required Vote

Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the merger, iRobot stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to approve and adopt the amended merger agreement. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement.

Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against such proposal, assuming a quorum is present at the special meeting. An abstention with respect to either proposal, or a failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals (assuming that a quorum is present).

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately [●] shares of common stock, or approximately [●]% of the shares of common stock issued and outstanding on that date. We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to approve and adopt the amended merger agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

All holders of shares of common stock as of the close of business on [●], the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited virtually to attend the special meeting.

To attend the special meeting virtually, you must provide proof of ownership of iRobot common stock as of the close of business on the record date. If you hold your shares in “street name,” and you also wish to be able to vote virtually at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.

Voting Virtually

If you plan to virtually attend the special meeting and wish to vote virtually, you will be given a virtual ballot at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you are encouraged to vote by proxy even if you plan to virtually attend the special meeting. If you virtually attend the special meeting and vote by virtual ballot, your vote will revoke any previously submitted proxy.

Providing Voting Instructions by Proxy

To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to virtually attend the special meeting.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to approve and adopt the amended merger agreement, the compensation proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger and the proposal to adjourn from time to time the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the amended merger agreement. If you fail to return your proxy card and you are a holder of record on the record date, unless you virtually attend the special meeting and vote virtually, the effect will be that your shares of common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement and, assuming a quorum is present, will not affect the compensation proposal or the adjournment proposal.

Shares of Common Stock Held in “Street Name”

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of NASDAQ, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve and adopt the amended merger agreement, the compensation proposal or the adjournment proposal, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions with respect to these proposals from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Therefore, unless you virtually attend the special meeting with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of

iRobot common stock not being deemed present for purposes of determining whether a quorum is present at the special meeting and not being voted on any of the proposal to approve and adopt the amended merger agreement, the compensation proposal or the adjournment proposal. However, if a beneficial owner of shares held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those shares will be deemed present at the special meeting for purposes of establishing a quorum at the special meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•

submitting a new proxy dated after the date of the proxy being revoked, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company, in each case, in accordance with the instructions on the enclosed proxy card;

•	virtually attending the special meeting and voting by virtual ballot; or

•

delivering a written notice of revocation dated after the date of the proxy being revoked by mail to the Company at iRobot Corporation, 8 Crosby Drive, Bedford, MA 01730, Attention: Secretary in accordance with the instructions on the enclosed proxy card.

Please note, however, that only your last-dated proxy will count. Virtually attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

Abstentions

An abstention occurs when a stockholder attends a meeting, either virtually or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to approve and adopt the amended merger agreement. Assuming a quorum is present at the special meeting, the requisite number of shares to approve the other two proposals is based on the total number of votes properly cast for and against those proposals. If you abstain from voting and a quorum is present at the special meeting, it will have no effect on the compensation proposal or the adjournment proposal.

Solicitation of Proxies

The iRobot board of directors is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company’s outstanding common stock. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist the iRobot board of directors in the solicitation of proxies for the special meeting, and we expect to pay Innisfree a fee of up to $60,000, plus costs and expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Innisfree or, without additional compensation, by certain of the Company’s directors, officers and employees.

Other Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the original merger agreement and the merger agreement amendment, copies of which are attached to this proxy statement as Annex A and Annex B, respectively, and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the original merger agreement and the merger agreement amendment carefully and in their entirety.

Certain Effects of the Merger

Pursuant to the terms of the amended merger agreement, if the amended merger agreement is approved and adopted by the Company’s stockholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Amazon.com.

Upon the terms and subject to the conditions of the amended merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than (1) shares owned by Amazon.com, Merger Sub or any other wholly owned subsidiary of Amazon.com and shares owned by the Company or any wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (2) shares owned by stockholders of the Company who have complied with the applicable provisions of Section 262 of the DGCL prior to the effective time) will be converted into the right to receive the merger consideration of $51.75 per share in cash, without interest. Amazon.com, iRobot, Merger Sub, the surviving corporation and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the amended merger agreement.

The Company’s common stock is currently registered under the Exchange Act and is listed on NASDAQ under the symbol “IRBT.” As a result of the merger, the Company will cease to be a publicly traded company and will be indirectly wholly owned by Amazon.com. Following the completion of the merger, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.

Changes to the Original Merger Agreement Pursuant to the Merger Agreement Amendment

The original merger agreement was amended pursuant to the merger agreement amendment to, among other things, (i) reduce the merger consideration to be paid by Amazon.com for each share of Company common stock to $51.75 in cash, without interest, from $61.00 in cash, without interest and (ii) revise the original merger agreement to permit iRobot to accept a superior proposal (as defined in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals”) and terminate the amended merger agreement prior to obtaining the requisite additional Company vote (as defined in the section entitled “The Amended Merger Agreement— Conditions to Completion of the Merger”) in certain specified circumstances, subject to payment of a termination fee. Other than as expressly modified pursuant to the merger agreement amendment, the original merger agreement remains in full force and effect. The adjustment in the merger consideration from $61.00 to $51.75 per share is intended to reflect the incurrence of iRobot’s new Term Loan as described herein and in our Form 10-Q filed with the SEC on August 8, 2023.

Effect on iRobot if the Merger is Not Completed

If the amended merger agreement is not adopted by the stockholders, or if the merger is not completed for any other reason:

•	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the amended merger agreement;

•

(A) iRobot will remain an independent public company, (B) iRobot’s common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and (C) iRobot will continue to file periodic reports under the Exchange Act with the SEC;

•

iRobot anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to iRobot’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which iRobot operates and economic conditions;

•

the price of common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

•

the iRobot board of directors will continue to evaluate and review iRobot’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the iRobot board of directors will be offered or that iRobot’s business, prospects and results of operations will be adversely impacted); and

•

under certain other specified circumstances, Amazon.com will be required to pay iRobot a termination fee in an amount equal to $94 million following the termination of the amended merger agreement, certain amount of such termination fee would be expected to be used to repay iRobot’s new Term Loan, and other portions of such termination fee would be payable to Qatalyst Partners pursuant to the terms of Qatalyst Partners’ engagement.

Background of the Merger

As part of iRobot’s ongoing consideration and evaluation of its long-term strategic goals and plans, the iRobot board of directors (the “iRobot board of directors” or the “board”) and management of iRobot (“iRobot management” or “Company management”) periodically review, consider and assess iRobot’s operations and financial performance, as well as overall industry, macroeconomic and geopolitical conditions, as they may affect those strategic goals and plans, with the goal of enhancing shareholder value. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

During the first and second quarters of 2022, the iRobot board of directors and iRobot management actively assessed rapidly evolving industry, global and regional macroeconomic trends and geopolitical dynamics, intensifying competitive conditions and inflationary price pressures relevant to iRobot’s business, performance and long-term prospects.

Amazon.com had previously approached iRobot in November 2016 to propose an acquisition of iRobot at $60.50 per share. In response, iRobot had engaged an outside financial advisor to help the iRobot board of directors in its consideration of that offer. The iRobot board of directors’ work with its financial advisor at the time, combined with other relevant factors considered by the iRobot board of directors, resulted in iRobot informing Amazon.com that its offer undervalued iRobot. In the subsequent months, iRobot’s trading price increased materially, and Amazon.com discontinued its engagement with respect to a potential acquisition of iRobot. Since that time, iRobot management continued to engage approximately once per year with Amazon.com representatives on matters unrelated to a potential mergers and acquisitions (“M&A”) transaction.

As part of iRobot’s ordinary course business planning, at the direction of the iRobot board of directors, members of iRobot management in November and December 2021 had prepared a long-term business and strategy plan through fiscal year 2024 (the “December 2021 business plan”), which was presented to the iRobot board of directors. A portion of the December 2021 business plan was shared with investors on December 9, 2021 during iRobot’s investor day.

On May 16, 2022, a representative of Amazon.com called Mr. Colin Angle, Chief Executive Officer of iRobot. On the call, Amazon.com expressed interest in a potential transaction to acquire iRobot (such potential transaction involving iRobot and Amazon.com, the “proposed transaction”) and indicated that Amazon.com could move expeditiously in its due diligence and the negotiation of definitive documentation for the proposed transaction. On the call, Mr. Angle did not indicate whether iRobot was interested in the proposed transaction and made no commitment as to any next steps, including whether to permit Amazon.com to enter into a non-disclosure agreement and gain access to confidential due diligence information regarding iRobot.

Following the call, Mr. Angle gave an update regarding the call to certain members of the iRobot board of directors.

On May 23, 2022, with the permission of the members of the iRobot board of directors with whom Mr. Angle spoke, iRobot entered into a supplement to its existing non-disclosure agreement with Amazon.com. This supplement contained customary “standstill” provisions binding on Amazon.com, and provided that such standstill provisions would automatically terminate in the event that certain change of control events relating to iRobot occurred. Between May 23, 2022 and the parties’ entry into the original merger agreement on August 4, 2022, iRobot did not enter into non-disclosure agreements with any other potential counterparties.

On May 25, 2022, members of iRobot management met with members of Amazon.com management to discuss high-level due diligence matters in connection with the proposed transaction. On the call, iRobot responded to questions that Amazon.com raised regarding iRobot’s publicly disclosed first-quarter 2022 financial results and full-year 2022 guidance range. iRobot conveyed to Amazon.com that the December 2021 business plan was produced as of December 2021 and had not been updated subsequently for changes in Company, industry and macroeconomic and geopolitical conditions. In addition, iRobot conveyed that given those changes and as a result of iRobot’s updated view of currently anticipated second-quarter 2022 financial performance, iRobot would likely be in the low end of the full-year 2022 guidance range provided to investors on May 4, 2022.

On May 26, 2022, the iRobot board of directors held a meeting, with members of iRobot management also in attendance. Representatives of Goodwin Procter LLP, iRobot’s outside counsel (“Goodwin”), attended portions of the meeting. Prior to the meeting, iRobot had shared with members of iRobot management certain management guidelines which, among other things, directed management not to have any discussions regarding post-closing employment with Amazon.com until and unless approved and authorized by the iRobot board of directors or a committee thereof. At the meeting, iRobot management presented to the iRobot board of directors a comprehensive status update regarding the proposed transaction including the recent interactions with Amazon.com. The iRobot board of directors also discussed interviews that members of iRobot management had conducted with representatives of five investment banks with the iRobot board of directors’ permission, including Qatalyst Partners, in connection with advising iRobot with respect to a potential strategic transaction. The iRobot board of directors then discussed the formal engagement of Qatalyst Partners as its financial advisor in connection with its review of potential strategic opportunities, including the proposed transaction, noting Qatalyst Partners’ experience opposite Amazon.com as well as Qatalyst Partners’ extensive expertise, knowledge of the industry in which iRobot operates and experience advising technology companies in connection with potential strategic transactions. On the basis of these considerations, and subject in all respects to the iRobot board of directors’ review of a customary relationships disclosure to be produced by Qatalyst Partners (which disclosure was produced by Qatalyst Partners on June 8, 2022 and was promptly shared with the transaction committee (as defined below) and the iRobot board of directors), the iRobot board of directors authorized iRobot management to negotiate terms of an engagement letter for the purpose of engaging Qatalyst Partners. Representatives of Goodwin also discussed the iRobot board of directors’ fiduciary duties in connection with the evaluation of a potential strategic transaction involving iRobot, whether with Amazon.com or any other counterparty. The iRobot board of directors also discussed that it would need to evaluate iRobot’s long-range plan and projections, the current value of iRobot and available strategic opportunities before determining how to respond to Amazon.com’s outreach. Accordingly, the iRobot board of directors authorized management to develop a set of long-range plans and projections (an “LRP”) for the period from fiscal year 2022 to fiscal year 2027. The directors were then invited to disclose any actual or potential conflicts of interest they may have in relation to Amazon.com and its affiliates. Ms. Eva Manolis disclosed a prior business relationship with Amazon.com in addition to ownership of Amazon.com stock that is material to her personal net worth; the iRobot board of directors determined that, as such business relationship was not recent and such business relationship and ownership of Amazon.com stock were disclosed to the iRobot board of directors, Ms. Manolis would not be required to recuse herself with respect to the proposed transaction. Certain other directors also disclosed ownership of Amazon.com stock that was not material to their respective personal net worth. The iRobot board of directors also discussed adopting resolutions forming a transaction committee of the iRobot board of directors (the “transaction committee” or the “committee”) to consider, review and evaluate any proposals made for a potential transaction with any counterparty as well as any alternatives to a potential strategic transaction, including, without limitation, iRobot continuing to operate as an independent, publicly traded company. The iRobot board of directors discussed that the transaction committee was being formed for expediency of process, and not in response to any actual or potential conflict of interest concerns in relation to Amazon.com and its affiliates. The iRobot board of directors also discussed its belief that it would be beneficial and in the best interests of stockholders for Mr. Angle to participate on the transaction committee due to, among other reasons, his transactional skill and experience and his extensive knowledge of iRobot and the industry in which it operates. The iRobot board of directors then adopted resolutions forming the transaction committee, and appointed Mr. Andrew Miller, an independent director, Ms. Michelle Stacy, an independent director, and Mr. Angle to the transaction committee. Promptly following this meeting, Mr. Miller, Ms. Stacy and Mr. Angle each answered written questions regarding their relationships, which confirmed that each was independent and disinterested in relation to Amazon.com and its affiliates. At the meeting, the iRobot board of directors also determined to revisit the composition of the transaction committee in the event that iRobot engaged with any other counterparty with respect to which any of the incumbent members of the transaction committee were not independent or disinterested. Finally, at the meeting, the iRobot board of directors authorized iRobot management to continue to engage in high-level due diligence with Amazon.com in relation to the proposed transaction.

On June 1, 2022, members of iRobot management again met with members of Amazon.com management to further discuss high-level due diligence matters in relation to the proposed transaction.

On June 6, 2022, Mr. Glen Weinstein, Chief Legal Officer of iRobot, spoke with a representative of Amazon.com, and during this discussion, the Amazon.com representative indicated that Amazon.com was leaning toward making a non-binding proposal based on the information they had received thus far in due diligence, and that Amazon.com would be able to provide an updated view by the end of that week.

On June 8, 2022, the transaction committee held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The transaction committee discussed strategy around its expectation that Amazon.com would make a non-binding proposal sometime that week, including the transaction committee’s desire for Amazon.com to propose a set of terms related to regulatory matters as part of that proposal. The transaction committee also discussed general market dynamics and the regulatory landscape in connection with the proposed transaction. The transaction committee then discussed a plan for the timing, scope and sequencing for a potential pre-signing market check. The transaction committee discussed with the representatives of Qatalyst Partners whether any potential acquirors other than Amazon.com would be likely to submit a proposal to acquire iRobot that would be superior to a proposal submitted by Amazon.com from a financial point of view, as well as execution and regulatory considerations, leak risk, competitive sensitivities and other relevant factors with respect to any such potential acquirors (including heightened national security-related execution risk with respect to certain potential non-U.S. acquirors that could make consummation of a transaction with such potential non-U.S. acquirors challenging). Following such discussion, and taking into account these factors and the input provided by Qatalyst Partners, the transaction committee determined to reach out to one additional potential acquiror, rather than conduct a broader outreach. The transaction committee also noted that the iRobot board of directors would have the ability to consider superior proposals to acquire iRobot post-signing of any definitive agreement with Amazon.com through a customary “fiduciary out.” Participants in the meeting also expressed their belief that, among possible bidders for iRobot, a transaction with Amazon.com would present the most compelling strategic rationale, and discussed Amazon.com’s strong indication that it was prepared to terminate engagement with iRobot if any leak were to occur with respect to the process. The transaction committee determined to reach out to the specific strategic counterparty (“Company A”) as part of a market check process, but in light of the expected imminency of Amazon.com’s initial proposal, the transaction committee determined not to make this outreach until after such initial proposal from Amazon.com was received.

On June 9, 2022, Mr. Weinstein spoke with a representative of Amazon.com. In accordance with the direction of the transaction committee, Mr. Weinstein conveyed the transaction committee’s desire that any non-binding proposal from Amazon.com should include a set of terms related to regulatory matters. Amazon.com also reaffirmed that satisfactory progress on due diligence was being made and that it was continuing to lean toward making a non-binding proposal in the near term.

On June 10, 2022, in accordance with the direction of the iRobot board of directors at its May 26, 2022 meeting, iRobot entered into an engagement letter with Qatalyst Partners formalizing the engagement of Qatalyst Partners to act as iRobot’s financial advisor to, among other things, assist iRobot in evaluating potential strategic opportunities, including the proposed transaction.

On June 17, 2022, Mr. Weinstein spoke with a representative of Amazon.com, who indicated that a non-binding proposal for the acquisition of iRobot would be submitted to iRobot by Amazon.com the following week.

On June 23, 2022, Mr. Angle spoke with a representative of Amazon.com, who verbally communicated to Mr. Angle a non-binding proposal for Amazon.com to acquire iRobot for $64.00 per share in cash. Mr. Angle did not respond to this proposal during the call. Later on June 23, 2022, iRobot received a formal non-binding letter of intent from Amazon.com to acquire iRobot for $64.00 per share in cash (the “June 23 proposal”). The $64.00 per share offer price implied a premium to iRobot’s last closing price prior to June 23, 2022 of approximately 51%. The June 23 proposal did not propose any terms related to regulatory matters as had been requested by iRobot. The June 23 proposal stated that Amazon.com reserved the right to immediately terminate engagement with iRobot regarding a potential transaction if any leak occurred with respect to the process, and that the proposal was not subject to any financing condition. The June 23 proposal did not include any request for exclusivity. The June 23 proposal also noted that, at the appropriate time, Amazon.com would expect to enter discussions regarding satisfactory employment arrangements with key members of iRobot’s senior leadership team as part of a potential transaction. The June 23 proposal was promptly shared with the iRobot board of directors.

Later on June 23, 2022, the transaction committee held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The transaction committee directed management to finalize the LRP and, subject to iRobot board of directors or transaction committee review and approval, provide the finalized LRP to Qatalyst Partners for purposes of providing financial analyses in connection with the iRobot board of directors’ and the transaction committee’s evaluation of any potential strategic transaction, including the proposed transaction. The transaction committee also further discussed a potential pre-signing market check and determined and directed Qatalyst Partners, now that Amazon.com’s initial proposal had been received, to reach out to Company A as part of the market check. The transaction committee then discussed with the advisors its belief that Amazon.com’s proposal constituted at least a credible initial offer at a significant premium to iRobot’s current trading price. The transaction committee discussed the recent trading price of iRobot’s stock and factors that may be affecting its trading price, and the execution risk and headwinds that iRobot expected to face in executing its standalone plan moving forward.

Later on June 23, 2022, in accordance with the direction of the transaction committee, representatives of Qatalyst Partners reached out to a representative of Company A, and the representatives of Qatalyst Partners followed up with the same representative of Company A the next day on June 24, 2022.

On June 29, 2022, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The members of iRobot management presented their current draft of the LRP for the period from fiscal year 2022 to fiscal year 2027 as of June 27, 2022 (the “2022 Company LRP”). The members of iRobot management underscored in their presentation that in the latter half of the second quarter of fiscal year 2022, recessionary pressures had escalated in EMEA and had begun to disrupt the U.S. market more than expected, and noted their expectation that iRobot’s actual financial performance for the second quarter of fiscal year 2022, once finalized, would fall significantly below the low end of the publicly announced guidance range for the second quarter of fiscal year 2022 and would cause full-year 2022 performance to fall significantly below the low end of the publicly announced guidance range for fiscal year 2022 (collectively, the “Q2 earnings miss”). The members of iRobot management stated that they remained cautious and uncertain about the speed and nature of market recovery and iRobot’s own performance in coming years in light of these conditions. As a result of these operational and macroeconomic uncertainties, in connection with the preparation of the 2022 Company LRP, iRobot management prepared certain sensitivity scenarios with respect to the 2022 Company LRP that reflected stronger and weaker Company performance for the projected period based on the assumed pace of market recovery from recent industry, macroeconomic and geopolitical volatility. In presenting the 2022 Company LRP to the iRobot board of directors on June 29, 2022, members of iRobot management indicated that these separate scenarios were being provided to the iRobot board of directors for informational purposes, that the iRobot board of directors was not being asked to, and would not be asked to, approve any of these separate scenarios and that these separate scenarios remained subject to change, as management was still actively finalizing its review and assessment of actual second-quarter 2022 financial performance. Following discussion, the iRobot board of directors approved the 2022 Company LRP (but not the separate scenarios) and directed Qatalyst Partners to use and rely on the 2022 Company LRP for purposes of providing financial analyses in connection with the iRobot board of directors’ evaluation of any potential strategic transaction, including the proposed transaction. Qatalyst Partners then reviewed the June 23 proposal from a financial point of view in light of the 2022 Company LRP. The iRobot board of directors also asked management to update the market recovery scenarios based on management’s finalization of its assessment of actual second-quarter 2022 financial performance and, upon completion of any such updates, to share related financial information with Amazon.com in connection with Amazon.com’s business and financial due diligence. Goodwin also presented a proposed set of certain non-price terms with respect to which iRobot could potentially initiate negotiations over regulatory matters, which included (among other things) (a) a reverse termination fee, (b) an obligation to litigate on the merits in the event that a regulatory agency were to seek to enjoin the proposed transaction, (c) a “clear skies” covenant prohibiting Amazon.com from engaging in other M&A transactions that would reasonably be expected to prevent, delay or impede the obtaining of antitrust clearance for the proposed transaction and (d) an outside date of up to 18 months (on an as-extended basis). Finally, the iRobot board of directors discussed tactical considerations relating to iRobot’s potential response to Amazon.com’s June 23 proposal. The iRobot board of directors (a) directed Qatalyst Partners to respond to Amazon.com (i) with a specific price counterproposal of $70.00 per share, (ii) reiterating the iRobot board of directors’ expectation that the parties agree upon a set of terms related to regulatory matters prior to negotiating the details of definitive transaction documentation and (iii) previewing iRobot’s Q2 earnings miss and sharing certain financial information in that regard and (b) directed Goodwin to propose the set of certain non-price terms to Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), Amazon.com’s outside counsel.

Later on June 29, 2022, in accordance with the direction of the iRobot board of directors, representatives of Qatalyst Partners reached out to representatives of Amazon.com and conveyed the counterproposal of $70.00 per share, and reiterated the iRobot board of directors’ expectation that the parties agree upon a set of terms related to regulatory matters prior to negotiating the details of definitive transaction documents. The representatives of Qatalyst Partners also previewed iRobot’s Q2 earnings miss to the representatives of Amazon.com and indicated that iRobot would likely not meet the low end of its full-year 2022 guidance range, and shared certain financial information in that regard. The representatives of Qatalyst Partners also discussed with representatives of Amazon.com the parties’ expectations with respect to transaction timing and Amazon.com’s ability to move forward expeditiously to negotiate and execute a definitive agreement in respect of the proposed transaction. The representatives of Amazon.com reiterated that Amazon.com was capable of moving expeditiously to a signing of a definitive agreement, but that it had little room to move on deal price, and that the Amazon.com representatives would require a call with representatives of iRobot to better understand the Q2 earnings miss prior to responding to the points conveyed by the representatives of Qatalyst Partners.

On June 30, 2022, representatives of iRobot spoke with representatives of Amazon.com to discuss the Q2 earnings miss. As a result of iRobot management’s continued review and assessment of actual second-quarter 2022 financial performance, on this call the representatives of iRobot presented information with respect to actual second-quarter 2022 financial performance. On the call, the representatives of Amazon.com conveyed that the Q2 earnings miss, as well as the expectation that iRobot would likely not meet the low end of its full-year 2022 guidance, had been a surprise to them and that they would require some time to evaluate.

Also on June 30, 2022, representatives of Qatalyst Partners spoke with a representative of Company A, who conveyed that Company A was evaluating a potential transaction with iRobot but had not yet gained sufficient internal support to pursue a potential transaction and would therefore be unlikely to proceed further in discussions of a potential acquisition of iRobot.

On July 1, 2022, representatives of Amazon.com asked members of iRobot management follow-up questions related to iRobot’s financial performance stemming from the financial information provided on June 29 and June 30, 2022, to which members of iRobot management responded.

On July 2, 2022, in accordance with the direction of the iRobot board of directors, representatives of Goodwin proposed to Paul Weiss and Amazon.com’s outside regulatory counsel the set of non-price terms related to regulatory matters that was previously presented to the iRobot board of directors at the June 29, 2022 meeting.

On July 4, 2022, representatives of Amazon.com spoke with representatives of Qatalyst Partners, during which Amazon.com (i) reaffirmed its offer price of $64.00 per share notwithstanding the Q2 earnings miss, predicated on the parties’ entry into and announcement of a definitive agreement either prior to or concurrently with iRobot’s earnings announcement for the second quarter 2022, it being understood that, standing alone, the public announcement of the Q2 earnings miss would be expected to adversely impact iRobot’s trading price, and (ii) provided Amazon.com’s counterproposal with respect to the set of certain non-price terms previously provided by iRobot, which counterproposal included (among other things) (a) an “antitrust” (and not explicitly a foreign investment law) reverse termination fee equal to 5% of iRobot’s equity value, (b) an obligation to litigate on the merits in the event that a regulatory agency were to seek to enjoin the transaction, (c) a “clear skies” covenant prohibiting Amazon.com from acquiring a specific list of companies during the pendency of a transaction and (d) an outside date of up to 24 months (on an as-extended basis) (the “July 4 proposal”). The reaffirmed $64.00 per share offer price implied a premium to iRobot’s last closing price prior to July 4, 2022 of approximately 71%.

Also on July 4, 2022, in response to the July 4 proposal, Mr. Angle spoke with a representative of Amazon.com and during this call Mr. Angle expressed that he was personally not supportive of Amazon.com’s $64.00 per share price proposal but could potentially support a deal price of $65.00 per share, subject to input from the iRobot board of directors.

Later on July 4, 2022, the transaction committee held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The transaction committee and its advisors discussed the developments described above since the June 29, 2022 iRobot board of directors meeting, including the July 4 proposal. The transaction committee also discussed its view that the set of non-price terms related to regulatory matters proposed by Amazon.com as part of the July 4 proposal was favorable to iRobot and would be generally acceptable. The transaction committee resolved to recommend to the iRobot board of directors that iRobot continue to engage with Amazon.com and that, subject to continued evaluation by the iRobot board of directors in all respects, a transaction with Amazon.com entered into at a per share price of $64.00 or more, combined with terms related to regulatory matters that are as proposed by Amazon.com or better, would be expected to constitute a transaction that is in the best interests of iRobot and its stockholders.

Immediately following this transaction committee meeting on July 4, 2022, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The iRobot board of directors and its advisors discussed the developments described above since the June 29, 2022 meeting of the iRobot board of directors, including the July 4 proposal. The iRobot board of directors also discussed the transaction committee’s impression that the set of non-price terms related to regulatory matters proposed by Amazon.com as part of the July 4 proposal was favorable to iRobot and would be generally acceptable. Representatives of Qatalyst Partners then conveyed to the iRobot board of directors that Company A had indicated that it would be unlikely to proceed further in discussions of a potential acquisition of iRobot, and that it was accordingly Qatalyst Partners’ expectation that no proposal would be forthcoming from Company A. The Company did not thereafter receive any proposal from Company A. Following the transaction committee’s recommendation to the iRobot board of directors of the same, the iRobot board of directors approved that iRobot continue to engage with Amazon.com and that, subject to continued evaluation by the iRobot board of directors in all respects, a transaction with Amazon.com entered into at a per share price of $64.00 or more, combined with terms related to regulatory matters that are as proposed by Amazon.com or better, would be expected to constitute a transaction that is in the best interests of iRobot and its stockholders. The iRobot board of directors and its advisors then discussed with management the specific terms of a counterproposal that iRobot would make to Amazon.com as part of such continuing negotiations, which the iRobot board of directors determined would consist of (i) a deal price of $65.00 per share, (ii) a reverse termination fee equal to 8% of iRobot’s equity value and (iii) a more expansive “clear skies” covenant that was not limited to a list of specific companies.

On July 5, 2022, in accordance with the direction of the iRobot board of directors, representatives of Goodwin reaffirmed to representatives of Paul Weiss that iRobot’s counterproposal consisted of the three points described above.

On July 6, 2022, members of iRobot management spoke with representatives of Amazon.com. During such discussion, Amazon.com (i) raised its offer price to $64.50 per share but characterized this price as its best and final offer, (ii) proposed a $100 million reverse termination fee, which was equivalent to approximately 5.4% of iRobot’s equity value, and (iii) rejected iRobot’s proposed expansion of the “clear skies” covenant, reverting to the construct of a list of specific companies (the “July 6 proposal”). The $64.50 per share offer price implied a premium to iRobot’s last closing price prior to July 6, 2022 of approximately 63%. As the terms of the July 6 proposal were more favorable to iRobot than the terms that the iRobot board of directors found acceptable at the July 4, 2022 iRobot board of directors meeting, later on July 6, 2022, Mr. Angle had a phone conversation with a representative of Amazon.com and conveyed iRobot’s willingness to move forward with the proposed transaction on the basis of the July 6 proposal (including as to the $64.50 per share deal price), subject to final iRobot board of directors approval.

Later on July 6, 2022, the transaction committee held a meeting, with other of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The members of the transaction committee discussed the July 6 proposal. Following discussion with Qatalyst Partners and Goodwin, the members of the transaction committee noted that its view that iRobot had likely obtained the most favorable package of material deal terms that could reasonably be obtained from Amazon.com. under the circumstances. The transaction committee approved that iRobot continue to engage with Amazon.com on the basis of the July 6 proposal, including with respect to due diligence and the negotiation of a definitive agreement.

In accordance with this direction of the transaction committee, iRobot management and representatives of Qatalyst Partners and Goodwin proceeded to conduct multiple due diligence management sessions with representatives of Amazon.com from July 6, 2022 through July 18, 2022. iRobot management and representatives of Qatalyst Partners and Goodwin also continued to respond to Amazon.com’s documentary due diligence requests until the parties’ entry into the original merger agreement on August 4, 2022.

On July 9, 2022, Paul Weiss sent to Goodwin Amazon.com’s initial draft of a proposed original merger agreement for the proposed transaction. Paul Weiss and Goodwin continued to negotiate and revise the original merger agreement until the parties’ entry into the original merger agreement on August 4, 2022.

On July 13, 2022, the transaction committee held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The transaction committee discussed key legal issues reflected in Amazon.com’s initial draft of the original merger agreement received on July 9, 2022. The transaction committee also took note that the draft original merger agreement indicated that Amazon.com would seek to have discussions with key executives of iRobot regarding post-closing employment with Amazon.com.

Also on July 13, 2022, in connection with the continued due diligence approved by the transaction committee on July 6, 2022, iRobot provided Amazon.com with a portion of the sensitivity scenario based on the 2022 Updated Company LRP (as defined and discussed below) that had been prepared by iRobot management in early July 2022 and that reflected stronger Company performance assuming an accelerated pace of market recovery from recent industry, macroeconomic and geopolitical volatility (the “2022 accelerated market recovery scenario”), as compared to the assumptions reflected in the 2022 Updated Company LRP.

On July 14, 2022, a representative of Amazon.com spoke with a representative of Qatalyst Partners. The call primarily covered due diligence logistics, but the representative of Amazon.com also conveyed Amazon.com’s view that the information presented in the 2022 accelerated market recovery scenario was below its expectations and that Amazon.com was still considering such information.

On July 18, 2022, Mr. Angle spoke with a representative of Amazon.com in connection with Amazon.com’s due diligence of the senior executive team at iRobot. The call did not involve any discussion about post-closing compensatory or other employment arrangements.

On July 20, 2022, Ms. Julie Zeiler, Chief Financial Officer of iRobot, exchanged emails with a representative of Amazon.com. Ms. Zeiler reported that, as a result of iRobot management’s continued review and assessment of actual second-quarter 2022 financial performance, iRobot was projecting an additional shortfall in revenue and non-GAAP operating income (as defined in the section entitled “The Merger (Proposal 1)—Certain iRobot Unaudited Prospective Financial Information”) for the second quarter 2022 relative to what was previously presented to Amazon.com.

On July 22, 2022, representatives of Goldman Sachs, Amazon.com’s financial advisor, spoke with representatives of Qatalyst Partners to express concern about iRobot’s financial performance and previewing that Amazon.com was evaluating a potential reduction in its offer price. Representatives of Qatalyst Partners responded on these communications that a price reduction would be received very poorly by the iRobot board of directors.

Also on July 22, 2022, Mr. Angle spoke with a representative of Amazon.com, who conveyed that Amazon.com was reducing its offer price from $64.50 to $60.00 per share (the “July 22 proposal”). The $60.00 per share offer price implied a premium to iRobot’s last closing price prior to July 22, 2022 of approximately 34%. The representative of Amazon.com also conveyed strongly that Amazon.com would not have any significant additional headroom on the deal price.

On July 23, 2022, the transaction committee held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The transaction committee discussed the July 22 proposal. The transaction committee further discussed with Qatalyst Partners whether Amazon.com was genuinely prepared to terminate engagement with respect to the proposed transaction entirely or whether Amazon.com was simply seeking added leverage in negotiations with iRobot. The transaction committee reviewed with Qatalyst Partners potential implications of another public M&A transaction recently announced by Amazon.com, as well as iRobot’s revised second-quarter 2022 financial performance. The transaction committee members generally opined that, while such recent developments were disappointing, the July 22 proposal would result in a transaction that was still in the best interests of iRobot stockholders, especially in light of, among other things, iRobot’s recent financial underperformance and the market and execution risks associated with its standalone plan. The transaction committee members cited the highly uncertain industry, macroeconomic and geopolitical landscapes over the coming years, and the uncertainty related to the timing of any market recovery. The transaction committee determined to present this feedback to the iRobot board of directors at the meeting immediately following the July 23 transaction committee meeting.

On July 23, 2022, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The iRobot board of directors discussed the July 22 proposal. The iRobot board of directors further discussed with Qatalyst Partners whether Amazon.com was genuinely prepared to terminate engagement with respect to the proposed transaction entirely or whether Amazon.com was simply seeking added leverage in negotiations with iRobot. The iRobot board of directors reviewed with Qatalyst Partners potential implications of another public M&A transaction recently announced by Amazon.com, as well as iRobot’s revised second-quarter 2022 financial performance. The transaction committee members provided their opinion that, while such recent developments were disappointing, the July 22 proposal would result in a transaction that was still in the best interests of iRobot stockholders, especially in light of, among other things, iRobot’s recent financial underperformance and the execution risks associated with its standalone plan. The transaction committee members cited the highly uncertain industry, macroeconomic and geopolitical landscapes over the coming years, and the uncertainty related to the timing of any market recovery. The iRobot board of directors generally agreed with the transaction committee’s feedback on the July 22 proposal. As a result, the iRobot board of directors authorized management to revert to (i) Amazon.com with a counterproposal of $61.00 per share and (ii) ultimately continue engagement with Amazon.com at a deal price of at least $60.50 per share.

Later on July 23, 2022, Mr. Angle spoke with a representative of Amazon.com and relayed the counterproposal of $61.00 per share, and the representative of Amazon.com conveyed that Amazon.com would agree to $61.00 per share as its best and final offer price. In accordance with the direction of the iRobot board of directors, Mr. Angle expressed iRobot’s willingness to move forward at $61.00 per share as the final deal price for the proposed transaction and as a basis for considering negotiation of the other material terms of the proposed transaction.

Over the course of the ensuing period of time until the parties entered into the original merger agreement on August 4, 2022, the parties finalized their negotiation of the terms of the original merger agreement and related ancillary documents pertaining to the proposed transaction, with the representatives of Goodwin and Paul Weiss continuing to exchange drafts of such documents, and Amazon.com concluded its due diligence process.

Subsequent to the parties agreeing on valuation as a basis for moving forward, on July 25, 2022, a representative of Amazon.com requested that Amazon.com be permitted to initiate discussions with Mr. Angle regarding Mr. Angle’s potential post-closing employment with Amazon.com and the terms thereof. Amazon.com stated that such discussions and agreement with respect to post-closing employment terms for Mr. Angle would be a condition to signing a definitive agreement with respect to the proposed transaction. Representatives of Goodwin discussed this request with the members of the transaction committee other than Mr. Angle, and following such discussion, and in light of the parties having agreed on valuation and the non-financial transaction terms as a basis for moving forward, these other members unanimously authorized Mr. Angle to have such discussions with Amazon.com, subject to Goodwin supervising such discussions on behalf of iRobot and Mr. Angle retaining his own legal counsel. Mr. Angle retained his own legal counsel later on July 25, 2022, and over the course of the ensuing several days, Mr. Angle negotiated his post-closing compensatory arrangements independently with Amazon.com and arrived at an agreement on such terms (see the section of this proxy statement captioned “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger – New Arrangements with iRobot Executive Officers”). Prior to these developments and negotiations commencing on July 25, 2022, under no circumstance did Mr. Angle discuss his potential post-closing employment with Amazon.com or the terms thereof with any representatives of Amazon.com.

On July 26, 2022, the transaction committee held a meeting, with representatives of Goodwin also in attendance. The transaction committee discussed general status updates relating to the proposed transaction. Immediately after this transaction committee meeting, Mr. Miller and Ms. Stacy held an executive session with representatives of Goodwin and discussed matters relating to Mr. Angle’s post-closing employment with Amazon.com.

On July 28, 2022, members of iRobot management spoke with representatives of Amazon.com to discuss communications planning related to the proposed transaction. The parties agreed to target the public announcement of the proposed transaction on August 5, 2022, assuming that a definitive agreement was entered into on or prior to such date.

On July 31, 2022, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. Representatives of Goodwin again informed the iRobot board of directors about the history of Amazon.com’s discussions and eventual agreement with Mr. Angle regarding his post-closing compensatory arrangements. Representatives of Goodwin then presented the proposed final material legal terms in the definitive agreement and ancillary documents to be entered into with Amazon.com and reviewed with the directors their fiduciary duties. Members of iRobot management then presented an update to the 2022 Company LRP (the “2022 Updated Company LRP”) and the related sensitivity scenarios to the iRobot board of directors, which 2022 Updated Company LRP and related sensitivity scenarios had been updated following the closing of iRobot’s second fiscal quarter as a result of iRobot management’s continued review and assessment of actual second-quarter 2022 financial performance, based on additional information that first became available to iRobot management following the closing of the second quarter, and which update was explained to the iRobot board of directors. The 2022 Updated Company LRP principally reflected changes to iRobot’s projected performance for the second half of fiscal year 2022, and for fiscal years 2023 to 2027, iRobot’s projected revenue, non-GAAP gross profit (as defined in the section entitled “The Merger (Proposal 1)— Certain iRobot Unaudited Prospective Financial Information”) and non-GAAP operating income remained unchanged, except that iRobot’s projected adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) and unlevered free cash flow were modified slightly to reflect the most recent and updated view of iRobot management with respect to iRobot’s long-term working capital and capital spend. Members of iRobot management reiterated that, other than the 2022 Updated Company LRP, the updated sensitivity scenarios were being provided to the iRobot board of directors for informational purposes, that the iRobot board of directors was not being asked to, and would not be asked to, approve any of these separate sensitivity scenarios. Following discussion by the iRobot board of directors, including regarding the execution risks associated with iRobot’s standalone plan and the uncertainty associated with the timing of the market recovery, the iRobot board of directors directed that Qatalyst Partners use and rely on the 2022 Updated Company LRP for purposes of Qatalyst Partners’ financial analyses in rendering its opinion with respect to the proposed transaction.

On August 4, 2022, the parties finalized the negotiation and drafting of the terms of the original merger agreement and related ancillary documents pertaining to the proposed transaction as well as Amazon.com’s due diligence process, and the transaction committee held a meeting to review the final terms of the proposed definitive agreement between iRobot and Amazon.com and related ancillary documents and to vote on whether to recommend entry into such definitive agreement to the iRobot board of directors. Members of iRobot management and representatives of Goodwin and Qatalyst Partners also attended the meeting. The transaction committee discussed its reasons in favor of recommending the proposed transaction to the iRobot board of directors, as well as considerations of risk pertaining to the proposed transaction. Representatives of Qatalyst Partners then reviewed with the transaction committee a summary form of Qatalyst Partners’ financial analyses with respect to the proposed transaction on the basis of the $61.00 deal price and the 2022 Updated Company LRP, and noted that a more detailed summary would be provided to the full iRobot board of directors at the upcoming iRobot board of directors meeting, and stated that Qatalyst Partners would be prepared to deliver its fairness opinion (on the basis of the $61.00 deal price and the 2022 Updated Company LRP) at such upcoming iRobot board of directors meeting. Representatives of Goodwin then reviewed with the transaction committee the employment discussions and agreement between Mr. Angle and Amazon.com, as well as the ownership of Amazon.com stock by certain members of the iRobot board of directors, as had previously been previewed with the iRobot board of directors. The transaction committee then adopted resolutions favorably recommending the proposed transaction with Amazon.com to the iRobot board of directors, except that Mr. Angle voluntarily recused himself from this vote in light of his employment discussions with Amazon.com, in order to avoid any appearance of a conflict of interest of the transaction committee.

Immediately following this transaction committee meeting on August 4, 2022, the iRobot board of directors met to review the final terms of the proposed definitive agreement between iRobot and Amazon.com and related ancillary documents and to vote on whether to approve entry into the proposed definitive agreement with Amazon.com. Members of iRobot management and representatives of Qatalyst Partners and Goodwin also attended the meeting. Representatives of Qatalyst Partners reviewed with the iRobot board of directors its financial analyses with respect to the proposed transaction on the basis of the $61.00 deal price and the 2022 Updated Company LRP. Representatives of Goodwin then reminded the iRobot board of directors of the employment discussions and agreement between Mr. Angle and Amazon.com, as well as certain ownership of Amazon.com stock by certain members of the iRobot board of directors, as had previously been previewed with the iRobot board of directors. The iRobot board of directors (other than Mr. Angle) unanimously approved participation by Mr. Angle and such other members of the iRobot board of directors in their discussions regarding, and their voting upon, the proposed transaction. Members of the transaction committee then presented the formal recommendation of the transaction committee with respect to the proposed transaction, including that it was the transaction committee’s determination to favorably recommend that the iRobot board of directors approve the proposed transaction. Representatives of Qatalyst Partners reviewed with the iRobot board of directors its financial analyses of the merger consideration of $61.00 per share of iRobot common stock in cash, without interest thereon. At the conclusion of its presentation, Qatalyst Partners rendered to the iRobot board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of August 4, 2022 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $61.00 per share of iRobot common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the original merger agreement by the holders of shares of iRobot common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders. For a detailed discussion of Qatalyst Partners’ opinion, please see the section of this proxy statement captioned “The Merger (Proposal 1) — Opinion of Qatalyst Partners LP.” After extensive discussions of the proposed transaction with Amazon.com and the matters summarized for the iRobot board of directors at the meeting, the iRobot board of directors then unanimously (i) determined that it was in the best interests of iRobot and its stockholders, and declared it advisable, to enter into the original merger agreement with Amazon.com, (ii) approved the execution, delivery and performance of the original merger agreement with

Amazon.com and the consummation of the transactions contemplated thereby, and (iii) recommended that iRobot stockholders adopt the original merger agreement with Amazon.com and directed that such matter be submitted for consideration of iRobot stockholders at a special meeting of iRobot stockholders.

Later in the evening on August 4, 2022, iRobot and Amazon.com executed and delivered the original merger agreement.

Early in the morning on August 5, 2022, the parties issued a press release publicly announcing the proposed transaction.

Following the execution of the original merger agreement, under the terms thereof, iRobot has been prohibited from soliciting acquisition proposals, subject to certain rights of iRobot, prior to the time the requisite stockholder approval in respect of the original merger agreement was obtained, to provide information and engage in discussions with certain parties making acquisition proposals on an unsolicited basis, all as more fully described in the section of this proxy statement entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation”. No acquisition proposals were received either from the date of the original merger agreement through the receipt of the requisite stockholder approval in respect of the original merger agreement, or since such receipt of the requisite stockholder approval through the date of this proxy statement.

Promptly following the date of the execution of the original merger agreement, iRobot, Amazon.com and their respective antitrust counsels began working to obtain the requisite regulatory approvals to consummate the merger. iRobot and Amazon.com filed notification and report forms under the HSR Act with the FTC and the DOJ on August 19, 2022. On September 19, 2022, iRobot and Amazon.com each received a Second Request from the FTC in connection with the FTC’s review of the merger. The Second Request extended the waiting period imposed by the HSR Act until 30 days after iRobot and Amazon.com have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. iRobot and Amazon.com continue to work cooperatively with the FTC staff in its review of the merger. In addition, on April 18, 2023, Amazon sent notice of the merger to the CMA. On June 16, 2023, the CMA announced a decision to approve the merger unconditionally. In addition, on June 1, 2023, Amazon.com sent notice of the merger to the European Commission. On July 6, 2023, the European Commission referred the merger for an in-depth phase 2 review which currently has a deadline of December 13, 2023. The parties continue to fully engage with regulatory agencies reviewing the transaction to obtain required regulatory approvals.

On October 17, 2022, iRobot held a special meeting of stockholders, wherein iRobot’s stockholders voted to approve and adopt the original merger agreement, which vote constituted receipt of the requisite stockholder approval in respect of the original merger agreement.

As publicly disclosed by iRobot in its earnings announcements for the third quarter of 2022, the fourth quarter of 2022, the full year 2022, the first quarter of 2023 and the second quarter of 2023, iRobot experienced significant business and operational challenges, including a revenue decline of approximately 28% for the last twelve-month period ended July 1, 2023 (as compared to the last twelve-month period ended July 1, 2022) and a resulting significant decline in its liquidity position, over the course of those time periods.

On January 20, 2023, iRobot executed an amendment to its then-existing credit facility with Bank of America that, among other changes, extended the expiration date thereof from June 2023 to mid-September 2024, and decreased the total lender commitment under such facility to $100 million (such credit facility as so modified, the “BofA credit facility”).

During the second quarter of 2023, iRobot began to evaluate alternative means of third-party financing to meet its anticipated liquidity needs. Over the course of the later part of the second quarter, it became clear to the iRobot board of directors and management that failure to secure third-party financing at a level significantly in excess of the commitment under the BofA credit facility could have severely adverse consequences to iRobot

(including the potential for receiving a “going concern” notice from its independent auditors as described in more detail below). On May 28, 2023, iRobot engaged Bank of America Securities (“BofA Securities”) to act as exclusive placement agent and/or in a capital markets advisory capacity to assist iRobot in evaluating, marketing and potentially engaging in a securities issuance, entry into one or more new credit facilities or other financing transactions. Promptly thereafter, iRobot, with the assistance of BofA Securities, launched a broad market check for potential financing sources for iRobot, which, combined with prior outreach conducted by iRobot and its other advisors, involved outreach to approximately 50 parties. In connection with this effort, in May 2023, the transaction committee authorized the preparation of a set of long-range plans and projections for the period from fiscal year 2023 to fiscal year 2026 (the “2023 Financing LRP”), which 2023 Financing LRP reflected more recent performance relative to the 2022 Updated Company LRP which had set forth plans and projections for fiscal years 2022 to 2027 and had been used in connection with the original merger agreement (as more fully described in the section of this proxy statement captioned “The Merger (Proposal 1) — Certain iRobot Unaudited Prospective Financial Information”. Eight potential financing sources, including certain funds and entities advised by, or affiliated with, Carlyle Global Credit Investment Management, L.L.C. (collectively, “Carlyle”), submitted initial term sheets in response to the June 15, 2023 deadline requested by iRobot. Following subsequent rounds of communication with the prospective financing sources, on June 25, 2023, the iRobot board of directors authorized entering into exclusivity with Carlyle to further evaluate and negotiate a potential secured term loan facility to be provided by Carlyle in the principal amount of $200 million (the “Potential Term Loan”) (which exclusivity was subsequently entered into with the execution of the non-binding term sheet on June 30, 2023 as described below). In connection with this authorization, the iRobot board of directors noted that the terms contemplated for the Potential Term Loan, including the aggregate cost to iRobot thereof, particularly in light of the comprehensive market check iRobot had conducted in connection with third-party financing sources, was the best available set of terms that could reasonably be obtained by iRobot under the prevailing circumstances. On June 30, 2023, with the permission of the iRobot board of directors, iRobot entered into a non-binding term sheet with Carlyle in respect of the Potential Term Loan. Thereafter, iRobot’s financing counsel, Goodwin, and Carlyle’s financing counsel, Latham & Watkins LLP (“Latham”) drafted, negotiated and revised the credit agreement (the “credit agreement”) and other loan documents in respect of the Potential Term Loan (collectively, the “loan documents”) until iRobot and Carlyle’s entry into the loan documents on July 24, 2023 based on terms acceptable to both parties.

Over the course of the events and developments described in the preceding paragraph, Amazon.com was kept reasonably informed of these events and developments in the interests of facilitating an efficient process, as under the terms of the original merger agreement, Amazon.com’s consent would ultimately be required for iRobot to enter into definitive agreements for third-party financing of the size required by iRobot (such consent, the “Amazon.com Consent”).

On July 1, 2023, Goodwin shared with Paul Weiss the non-binding term sheet executed with Carlyle on June 30, 2023. The term sheet set forth contemplated terms relating to the principal amount of the Potential Term Loan as well as the cost to iRobot associated therewith.

On July 10, 2023, Goodwin shared a draft of the credit agreement with Paul Weiss.

On July 12, 2023, representatives of Paul Weiss spoke with representatives of Goodwin. The representatives of Paul Weiss conveyed that Amazon.com was “highly unlikely” to issue the Amazon.com Consent. The representatives of Paul Weiss indicated that the cost of the Potential Term Loan to iRobot, which Amazon.com would expect to bear following the closing of the merger as the owner of iRobot (the “estimated Potential Term Loan cost”), to be approximately $280 million based on the terms contained in the executed non-binding Carlyle term sheet shared with Amazon.com and Amazon.com’s calculations of the incremental cost to acquire iRobot, which they indicated would equate to a cost per share of iRobot common stock of approximately $9.50.

Later on July 12, 2023, a representative of Amazon.com spoke with representatives of iRobot. The representative of Amazon.com confirmed that Amazon.com had calculated the estimated Potential Term Loan cost to be approximately $280 million. The representatives of iRobot asked the representative of Amazon.com if Amazon.com had a proposal as to how the parties should proceed in light of such costs. In response, the representative of Amazon.com indicated that an adjustment to the economics of the merger to reflect the estimated Potential Term Loan cost could be a potential means of addressing the estimated Potential Term Loan cost that Amazon.com would be willing to consider (the “Amazon.com July 12 discussion”).

On July 13, 2023, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. The board was provided an update regarding the foregoing events. The board discussed and evaluated various alternatives to address Amazon.com’s likely refusal to issue the Amazon.com Consent. These alternatives included, among others, re-negotiating the merger consideration to reflect the incurrence of the Potential Term Loan (as the board believed would be required by Amazon.com in order for Amazon.com to issue the Amazon.com Consent), foregoing the Potential Term Loan and operating the business without new financing, and continuing to seek to obtain the Amazon.com Consent, including through the use of all reasonably available means, but other than through a re-negotiation of the merger consideration, on the basis that such consent must not be unreasonably withheld, delayed or conditioned under the terms of the original merger agreement. As part of this discussion, the board received a report from iRobot management as to the probable and severely adverse consequences to iRobot if the Potential Term Loan were not entered into and consummated within the coming weeks, including the risk that Carlyle would walk away from the transaction on account of any delay stemming from a failure to receive the Amazon.com Consent. iRobot management reported that such potential consequences additionally included the potential need to include a “going concern” notice in iRobot’s financial statements for reporting periods as early as the second quarter of 2023, given that iRobot’s existing, insufficient BofA credit facility was scheduled to expire in September 2024. Following discussion, the board determined that, subject to, among other things, obtaining further input from Qatalyst Partners as to the fairness of any re-negotiated price, re-negotiating the merger consideration with Amazon.com was the alternative that would be in the best interests of iRobot and its stockholders relative to the other alternatives that the board evaluated, given the risks associated with and the viability of such other alternatives. Therefore, the board authorized iRobot’s management and advisors to pursue a re-negotiation of the merger consideration with Amazon.com (a “price re-negotiation”). The board also discussed considerations around the quantum of a proposal to Amazon.com in the price re-negotiation. The board determined that the price re-negotiation should be narrowly tailored to the incremental financing and transaction cost of the Potential Term Loan. The board also discussed certain revised terms of the original merger agreement that could be requested in exchange for a merger consideration reduction, in addition to the Amazon.com Consent, including, among other things, a waiver by Amazon.com of the deemed occurrence of any “Material Adverse Effect” (as defined in the original merger agreement) through the date of the merger agreement amendment (an “MAE waiver”). The board also received input from iRobot management as to various measures that could be used to approximate the incremental cost of the Potential Term Loan, which based on the methodology described by management would imply an incremental cost of $70.3 million within the first twelve months that the Potential Term Loan was outstanding (i.e., on account of incremental interest expense plus estimated transaction costs), or $2.38 per share of iRobot common stock. Following discussion, the board authorized iRobot to propose to Amazon.com an aggregate price reduction for the merger of $70.3 million, or $2.38 per share of iRobot common stock. The board also discussed using the 2023 Financing LRP, which reflected the board’s then-most current view of iRobot’s financial performance (including the significant business and operational challenges described above), in connection with any financial analyses relating to any proposal involving reduced merger consideration, and the need for the three-year 2023 Financing LRP to be supplemented with two additional years of long-range plans and projections for fiscal years 2027 and 2028 to facilitate any financial analyses to be undertaken by Qatalyst Partners (the “Additional Year Projections”).

Later on July 13, 2023, in accordance with the direction of the iRobot board of directors, Goodwin sent a letter to Amazon.com proposing an aggregate price reduction for the merger of $70.3 million, or $2.38 per share of iRobot common stock, in exchange for the Amazon.com Consent and, among other things, an MAE waiver (the “iRobot July 13 proposal”).

On July 14, 2023, a representative of Amazon.com spoke with a representative of iRobot. The representative of Amazon.com conveyed that Amazon.com viewed the price proposal in the iRobot July 13 proposal as being sufficiently distant from Amazon.com’s price position that Amazon.com would not be responding to such proposal at this time, and moreover that Amazon.com was not willing to agree to an MAE waiver at the price contemplated by either the iRobot July 13 proposal or at a higher price that would only address the cost to iRobot of the Potential Term Loan, as calculated by Amazon.com, that was relayed to representatives of iRobot during the Amazon.com July 12 discussion (the “Amazon.com July 14 message”).

Later on July 14, 2023, the transaction committee held a meeting, with representatives of Goodwin also in attendance. The transaction committee reviewed the definition of a “Material Adverse Effect” and the exemptions therefrom under the original merger agreement, and made note of the imminent first extension of the outside date under the original merger agreement, which was expected to automatically take effect given the status of the then-outstanding conditions to closing under the original merger agreement. Following discussion, the committee determined that it would be acceptable, in light of Amazon.com’s firm position and the considerations noted, as well as a view by the committee that no “Material Adverse Effect” (as defined in the original merger agreement) had occurred as of such time, to forego the MAE waiver as part of the price re-negotiation. The committee then discussed a revised price proposal to Amazon.com. The committee weighed the desire to minimize the price reduction with the need to resolve the price re-negotiation promptly so as not to jeopardize the Potential Term Loan and further elevate the risk of the probable and severely adverse consequences expected if the negotiation of the Potential Term Loan were to fail. The committee noted its belief, given the firmness of Amazon.com’s response, that Amazon.com would ultimately not accept a price reduction of a size that is significantly below the approximately $280 million estimate that was relayed to representatives of iRobot during the Amazon.com July 12 discussion. The committee discussed in consultation with iRobot management that Amazon.com’s rationale for the cost of the Potential Term Loan needing to include the principal amount of such financing (i.e., $200 million) did not take into account the $35 million in borrowings that iRobot had outstanding at the time of the signing of the original merger agreement and that would have to be paid off or refinanced at the closing of the merger. The committee noted that taking into account such $35 million in borrowings would result in an adjusted “cost” of the principal of the Potential Term Loan of $165 million, which when added to the approximately $70 million in financing cost of the Potential Term Loan, would imply a total cost of $235 million associated with the Potential Term Loan, or approximately $7.95 per share of iRobot common stock. Following discussion, the committee authorized iRobot to propose to Amazon.com an aggregate price reduction for the merger of $235 million, or $7.95 per share of iRobot common stock (the “iRobot July 14 proposal”).

Later on July 14, 2023, a representative of iRobot spoke with a representative of Amazon.com and delivered the iRobot July 14 proposal and the transaction committee’s reasons and calculation therefor. The representative of Amazon.com indicated that Amazon.com would consider the iRobot July 14 proposal.

On July 16, 2023, a representative of Amazon.com spoke with a representative of iRobot. The representative of Amazon.com counter-proposed an aggregate price reduction for the merger of $278 million, or $9.41 per share of iRobot common stock, with the existing terms of the original merger agreement remaining unchanged and without any MAE waiver (the “Amazon.com July 16 proposal”). The representative of Amazon.com also conveyed that Amazon.com may be amenable to a reduction that is slightly less than $278 million, but that iRobot should not expect any material movement from the proposed reduction of $278 million.

Later on July 16, 2023, the transaction committee held a meeting, with representatives of Goodwin also in attendance. Following discussion, including of the need to finalize the price re-negotiation promptly in light of the required timing for iRobot and Carlyle to enter into the Potential Term Loan, the committee authorized iRobot to counter-propose to Amazon.com a price reduction of $9.13 per share of iRobot common stock, which was the approximate per share value as calculated by iRobot’s management of the $270 million aggregate amount imputed by the principal amount of the Potential Term Loan (i.e., $200 million) plus the approximately $70 million in financing cost of the Potential Term Loan (the “iRobot July 16 proposal”). The committee also authorized iRobot’s management and advisors to negotiate documentation related to the merger agreement amendment and the Amazon.com Consent with Amazon.com and its advisors, and thereafter, representatives of Goodwin and Paul Weiss negotiated and revised the merger agreement amendment until it was entered into on July 24, 2023.

Later on July 16, 2023, a representative of iRobot spoke with a representative of Amazon.com and delivered the iRobot July 16 proposal. The representative of Amazon.com responded on the same call to propose a compromise of a $9.25 per share reduction in the merger consideration, indicating that Amazon.com was not willing to go any lower than this amount, which would result in a merger consideration of $51.75 per share in cash (the “Amazon.com July 16 proposal”).

On July 18, 2023, Goodwin shared a draft of the Amazon.com Consent with Paul Weiss. Thereafter, Goodwin and Paul Weiss negotiated and revised the Amazon.com Consent until it was entered into on July 24, 2023.

Later on July 18, 2023, the iRobot board of directors held a meeting, with members of iRobot management and representatives of Qatalyst Partners and Goodwin also in attendance. iRobot management presented the Additional Year Projections and the 2023 Financing LRP (as supplemented by the Additional Year Projections, the “July 18, 2023 LRP”), which had been shared with Qatalyst Partners, and the board approved the July 18, 2023 LRP to be used by Qatalyst Partners in connection with its financial analyses, acknowledging that the July 18, 2023 LRP was subject to certain updates to be made by iRobot management relating to certain tax items and to reflect the pro forma impact of the Potential Term Loan. Representatives of Qatalyst Partners reviewed with the board its preliminary financial analyses of the $51.75 per share merger consideration proposed by Amazon.com. Following discussion, the board authorized (i) iRobot to convey to Amazon.com that the board would be comfortable proceeding with the Amazon.com July 16 proposal subject to satisfactory documentation, receipt of Qatalyst Partners’ financial analyses and rendering of a fairness opinion in connection therewith and final subsequent board approval and (ii) iRobot to convey to Carlyle the terms of the Amazon.com July 16 proposal, iRobot’s acceptance thereof subject to satisfactory documentation, receipt of Qatalyst Partners’ financial analyses and rendering of a fairness opinion in connection therewith and final subsequent board approval, as well as the plan forward with respect to the merger agreement amendment, the Amazon.com Consent and the Potential Term Loan.

Also later on July 18, 2023, in accordance with the direction of the iRobot board of directors, representatives of Goodwin conveyed to representatives of Latham the terms of the Amazon.com July 16 proposal, iRobot’s acceptance thereof subject to the aforementioned items and the plan forward with respect to the merger agreement amendment, the Amazon.com Consent and the Potential Term Loan. Thereafter, representatives of Goodwin and Latham negotiated and revised the loan documents until they were entered into on July 24, 2023.

On July 24, 2023, the iRobot board of directors (including the transaction committee) met to review the final terms of the loan documents for the Potential Term Loan, the merger agreement amendment and the Amazon.com Consent, and to vote on whether to approve the entry into these transactions. Members of iRobot management and representatives of Goodwin also attended the meeting, with representatives of Qatalyst Partners attending a portion of the meeting. iRobot management presented the finalization of the above-mentioned updates to the July 18, 2023 LRP relating to certain tax items and the pro forma impact of the Potential Term Loan, which the board approved. Representatives of Qatalyst Partners then joined the meeting and reviewed with the iRobot board of directors its financial analyses of the amended $51.75 per share deal price. At the conclusion of its presentation, Qatalyst Partners rendered to the iRobot board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of July 24, 2023 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $51.75 per share of iRobot common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of iRobot common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders. For a detailed discussion of Qatalyst Partners’ opinion, please see the section of this proxy statement captioned “The Merger (Proposal 1) — Opinion of Qatalyst Partners LP.” Members of the transaction committee then presented the formal recommendation of the transaction committee with respect to the proposed merger agreement amendment, including that it was the transaction committee’s determination to favorably recommend that the iRobot board of directors approve the proposed merger agreement amendment. After extensive discussions of the proposed transaction with Amazon.com and the matters summarized for the iRobot board of directors at the meeting, the iRobot board of directors then unanimously (i) determined that it was in the best interests of iRobot and its stockholders, and declared it advisable, to enter into the merger agreement amendment with Amazon.com, (ii) approved the execution, delivery and performance of the amended merger agreement with Amazon.com and the consummation of the transactions contemplated thereby, (iii) recommended that iRobot stockholders adopt the amended merger agreement with Amazon.com and directed that such matter be submitted for consideration of iRobot stockholders at a special meeting of iRobot stockholders, and (iv) adopted various other resolutions which, among other things, authorized entry into the Potential Term Loan.

Later in the evening on July 24, 2023, (i) iRobot and Amazon.com executed and delivered the merger agreement amendment and the Amazon.com Consent and (ii) iRobot and Carlyle (among other parties thereto) executed and delivered the loan documents pertaining to the Potential Term Loan and, on July 25, 2023, consummated the Potential Term Loan. This new Carlyle term loan is referred to elsewhere in this proxy statement as the “Term Loan”.

In the morning on July 25, 2023, iRobot and Amazon.com issued a press release publicly announcing the foregoing transactions.

On August 4, 2023, pursuant to the terms of the amended merger agreement, the outside date under the amended merger agreement was automatically extended to February 4, 2024, which is subject to further extension to August 4, 2024 in specified circumstances.

Reasons for the Merger; Recommendation of the iRobot Board of Directors

The iRobot board of directors unanimously recommends that iRobot stockholders vote “FOR” the proposal to approve and adopt the amended merger agreement with Amazon.com at the special meeting.

The iRobot board of directors, with the assistance of its independent financial and legal advisors, evaluated the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement, unanimously determined that the merger is advisable and in the best interests of, the Company and its stockholders, unanimously approved and declared advisable the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement and authorized the Company to enter into the amended merger agreement. Accordingly, on July 24, 2023, the iRobot board of directors unanimously resolved to recommend that the stockholders of iRobot approve and adopt the amended merger agreement (the “Company additional recommendation”).

In the course of reaching its recommendation, the iRobot board of directors met three times between July 13, 2023 and July 24, 2023 in relation to the merger agreement amendment (in addition to the six times between May 26, 2022 and August 4, 2022 in relation to the entry into the original merger agreement), including, as needed, with iRobot’s independent legal and financial advisors, and considered the following material factors relating to the amended merger agreement and the merger, each of which the iRobot board of directors believes supported its decision:

•	the fact that the $51.75 per share cash price provides stockholders with attractive value and liquidity and relative certainty for their shares of Company common stock;

•

the fact that the $51.75 per share cash price represents a premium of approximately twenty-five percent (25%) to the 30-day volume weighted average closing price of iRobot’s common stock as of August 4, 2022, the date of the entry into the original merger agreement, and a strong transaction multiple of 1.53x iRobot’s estimated revenues for CY2023E.

•	the belief that entering into the amended merger agreement with Amazon.com would be more favorable to Company stockholders than the other alternatives reasonably available to the Company, including:

•	the continued operation of the Company on a standalone basis and the pursuit of other potential actionable strategic or financial transactions, considering, among other things:

•	the nature of iRobot’s industry, including aggressive competition from current overseas and domestic industry participants;

•	the markets in which iRobot operates, the potentially growing and intensifying challenges faced by the Company and the attendant risks attributable to continuing as an independent public company; and

•

the potential rewards of the Company’s standalone long-term plan, analyzing the value enhancement that could be achieved if the risks described above were to be overcome, but also recognizing that substantial investments, expenditures and assumptions of risk would be required in connection with the long-term plan;

•

possible strategic transactions with third parties other than Amazon.com, taking into account the financial capacity, regulatory considerations and other execution risks associated with potential alternative bidders and the evaluation provided by the Company’s financial advisor;

•

the iRobot board of directors’ belief that $51.75 per share, which still represents a significant premium to the 30-day volume weighted average closing price of iRobot’s common stock as of the entry into the original merger agreement as well as a strong transaction multiple to iRobot’s estimated revenues for CY2023E, is a reasonable reduction from $61.00 per share insofar as it would enable the Company to obtain necessary financing pending the completion of the merger;

•

the fact that the Company would have certain rights in accordance with the terms of the amended merger agreement if there was a potential buyer that presented a superior proposal prior to the stockholder vote to approve the merger;

•

the iRobot board of directors’ belief, following discussions with representatives of Amazon.com, that a $9.25 per share reduction in the merger consideration was the minimum reduction that Amazon.com would require in order to provide its consent to the Company’s entry into the new Term Loan; and

•

the potential significant adverse consequences to the Company for failing to secure the new Term Loan (or the Amazon.com consent necessary for entry into the new Term Loan), including the potential for receiving a “going concern” notice from iRobot’s independent auditors, as more fully described in the section of this proxy statement captioned “The Merger (Proposal 1)—Background of the Merger”;

•	the iRobot board of directors’ assessment of the terms of the amended merger agreement relating to the Company’s ability to respond to unsolicited acquisition proposals, including:

•

the Company’s right to provide non-public information in response to, and to discuss and negotiate, certain unsolicited acquisition proposals made before Company stockholder approval of the amended merger agreement is obtained; and

•

the Company’s ability to terminate the amended merger agreement prior to obtaining Company stockholder approval of the transaction in specified circumstances relating to a superior proposal, subject to payment of a termination fee which the iRobot board of directors believes to be reasonable under the circumstances and not an impediment to a competing transaction. For more information, please see the section of this proxy captioned “The Amended Merger Agreement — Change of Board Recommendation; Alternative Acquisition Agreement.”

•	the iRobot board of directors’ assessment of additional terms of the amended merger agreement, including:

•

the fact that, in the event the amended merger agreement is terminated prior to the consummation of the merger in certain circumstances relating to the failure of antitrust clearances to be obtained, Amazon.com will be required to pay the Company a termination fee of $94 million, subject to and in accordance with the terms of the amended merger agreement;

•	iRobot’s right to specific performance to prevent breaches of the amended merger agreement;

•

the fact that the consummation of the merger on terms and conditions as contemplated by the amended merger agreement is subject to the approval of Company stockholders, who will have the opportunity to adopt or reject the amended merger agreement;

•

the availability of appraisal rights under Section 262 of the DGCL to Company stockholders or beneficial owners who continuously hold their shares of Company common stock through the effective date of the merger, who do not vote in favor of the merger on terms and conditions as contemplated by the amended merger agreement, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, Section 262 of the DGCL, which provides those eligible stockholders and beneficial owners with an opportunity to seek an appraisal by the Delaware Court of Chancery of the “fair value” of their shares of Company common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be fair value) which may be determined by the court to be more than, less than, or the same as the amended merger consideration;

•

the initial outside date of August 4, 2023 with two six-month automatic extensions in certain circumstances as set forth in the amended merger agreement in the event that antitrust clearances have not been received as of such date, the first of which extensions, to February 4, 2024, was expected to imminently and automatically take effect, allowing for time that the iRobot board of directors believed to be sufficient to complete the merger;

•

the fact that, taken as a whole, the comprehensive terms of the amended merger agreement, including the respective representations, warranties, covenants and termination rights and fees of the parties, as finally negotiated are reasonable and customary; and

•

the fact that the iRobot board of directors and iRobot management, in coordination with iRobot’s independent legal and financial advisors, negotiated with Amazon.com on an arms-length basis, including with respect to price and other terms and conditions of the amended merger agreement.

•

the fact that the proposed amended merger consideration is all cash, thereby providing Company stockholders with certainty of value and liquidity for their shares, especially when viewed against the above-noted risks and uncertainties inherent in the Company’s business and current and foreseeable industry, market and macroeconomic conditions;

•

the fact that, after the announcement of the signed merger agreement, the Company did not receive any acquisition proposals, as more fully described in the section entitled “The Merger (Proposal 1)—Background of the Merger.”

•

the iRobot board of directors’ assessment that the likelihood of completion of the transaction and the protections provided by the amended merger agreement in the event of regulatory challenges to the transaction are significant factors in support of the transaction, in light of, among other things:

•	the complementary nature of the businesses of the Company and Amazon.com;

•

the obligations of Amazon.com and the Company under the amended merger agreement to use reasonable best efforts to defend against and eliminate all regulatory challenges to the transaction, including Amazon.com’s duty to litigate against government authorities or any other person under antitrust laws and the obligation of Amazon.com to refrain from certain acquisition activity that would reasonably be expected to exacerbate such challenges, in order to avoid entry of, or to have vacated or terminated, any order by a governmental authority that would prevent the closing prior to the outside date;

•	Amazon.com’s obligation to pay a reverse termination fee in specified circumstances relating to termination of the amended merger agreement on account of antitrust challenges;

•	the absence of a financing condition in the amended merger agreement and the fact that Amazon.com has a substantial amount of cash on its balance sheet;

•

the business reputation and capabilities of Amazon.com, including Amazon.com’s track record of successfully completing merger and acquisition transactions and the iRobot board of directors’ belief that Amazon.com was highly likely to complete the merger; and

•

the conditions to closing contained in the amended merger agreement, which the iRobot board of directors believes are reasonable and customary, and which, in the case of the conditions related to the accuracy of the Company’s representations and warranties, are generally qualified by a traditional public company “material adverse effect” standard.

•

Receipt of Fairness Opinion and Presentation from Qatalyst Partners. The iRobot board of directors considered the oral opinion of Qatalyst Partners, subsequently confirmed in writing, to the effect that, as of July 24, 2023 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in such written opinion, the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders. See “The Merger (Proposal 1) — Opinion of Qatalyst Partners LP.”

In the course of reaching its recommendation, the iRobot board of directors also considered the risks and potentially negative factors relating to the amended merger agreement and the merger, including:

•	the reduced per share merger consideration;

•

the fact that Company stockholders will have no ongoing equity participation in the Company following the merger, and therefore will cease to participate in the future earnings of growth that the Company may achieve, or to benefit from increases, if any, in the value of the Company’s common stock as a result of the merger;

•

the fact that the transaction has a potential outside date as late as two years from the signing date of the original merger agreement, that stockholders could be asked to vote on approval and adoption of the amended merger agreement well in advance of the completion of the transaction and that there is no interest payable on the merger consideration or adjustment for inflation, and the purchase price is fixed regardless of any macroeconomic and/or tech sector recovery during the pendency of the transaction;

•

the fact that, in light of the iRobot board of directors’ determinations as to other strategic alternatives reasonably available to the Company at the time of the original merger agreement, the Company performed a “market check” prior to entry into the original merger agreement with Amazon.com, which involved outreach to a strategic party which did not result in any expression of interest, and that the original merger agreement did not, and the amended merger agreement does not, provide the Company with an opportunity to actively solicit alternative bids after entry into either the original merger agreement or amended merger agreement in accordance with a “go-shop” mechanism;

•

the possibility that the merger is not completed as a result of failure to obtain required regulatory clearances or the institution of regulatory injunctions in the United States or foreign jurisdictions, or other reasons;

•

the fact that the reverse termination fee may be inadequate to compensate the Company for the damage caused by a termination of the amended merger agreement (including as a result of the requirements to use certain portions of the reverse termination fee to repay the new Term Loan) and that, if available, other rights and remedies may be expensive and difficult to enforce and the success of which may be uncertain;

•	the risk and costs of stockholder or third-party litigation relating to the merger;

•	the risks and costs to the Company if the merger is not completed;

•

the potential uncertainty about the likelihood, timing or effects of completion of the merger, including on the Company’s stockholders, employees, potential and existing customers and suppliers and other parties, and the risk that such uncertainty may impair the Company’s ability to motivate key personnel and could cause third parties to seek to change or not enter into a business relationship with the Company;

•	the risk of management distraction as a result of the merger;

•

the restrictions on the conduct of the Company’s business before completion of the merger, generally requiring the Company to use reasonable best efforts to conduct its business in the ordinary course and prohibiting the Company from taking specified actions, which may delay or prevent the Company from undertaking business opportunities, anticipated or not, that may arise;

•

the possibility that the Company may be required to pay a termination fee of $56 million under certain circumstances or, if the amended merger agreement is terminated by either the Company or Amazon.com because Company stockholders do not approve the amended merger agreement or the outside date lapses without stockholders having approved the amended merger agreement, to pay expenses incurred by Amazon.com and Merger Sub in an amount not to exceed $17 million (which amount would be deducted from the amount of any termination fee owed or payable by the Company);

•

the fact that the receipt of cash by Company stockholders in exchange for their shares of common stock will generally be a taxable transaction to Company stockholders for U.S. federal income tax purposes; and

•

other risks and uncertainties of the nature identified in the section of this proxy statement captioned “Forward-Looking Statements” and in iRobot’s filings with the SEC, including the risks set forth in “Item 1A. Risk Factors” in iRobot’s Annual Report on Form 10-K for the year ended December 31, 2022 and iRobot’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2023 and July 2, 2023. For more information, see section of this proxy statement captioned “Where You Can Find More Information.”

After taking into account all of the factors set forth above, as well as others, the iRobot board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the amended merger agreement and transactions contemplated thereby were outweighed by the positive factors and potential benefits associated with the amended merger agreement and the transactions contemplated thereby that supported its determination and recommendation. Accordingly, the iRobot board of directors determined that the amended merger agreement and the transactions contemplated thereby are advisable and in the best interests of, iRobot and its stockholders.

The foregoing discussion of the information and factors considered by the iRobot board of directors includes the material factors considered by the iRobot board of directors but does not necessarily include all of the factors considered by the iRobot board of directors. The members of the iRobot board of directors evaluated the various factors listed above, among other things, in light of their knowledge of the business, financial condition and prospects of iRobot and considered the advice of iRobot’s independent financial and legal advisors. In view of the complexity and variety of factors considered in connection with its evaluation of the amended merger agreement and the merger, the iRobot board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the iRobot board of directors each applied his or her own personal business judgment to the process and may have given different weights to different factors. The iRobot board of directors did not undertake to make any specific determinations as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The iRobot board of directors unanimously resolved to recommend that the stockholders of iRobot approve the merger and the amended merger agreement based upon the totality of information it considered.

When considering the foregoing recommendation of the iRobot board of directors that you vote to approve the proposal to adopt the amended merger agreement, stockholders should be aware that some of iRobot’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of stockholders more generally. The iRobot board of directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the amended merger agreement and the transactions were advisable and in the best interests of iRobot and its stockholders, in reaching its decision to approve and declare advisable the execution, delivery and performance of the amended merger agreement and the consummation of the transactions, in making its recommendation that the stockholders vote in favor of the adoption of the amended merger agreement and approval of the transactions and in directing that the adoption of the amended merger agreement be submitted to a vote of the stockholders. For more information, please see the section of this proxy statement captioned “The Merger (Proposal 1) —Interests of the Company’s Directors and Executive Officers in the Merger.”

The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Cautionary Statement Concerning Forward-Looking Statements.

Certain iRobot Unaudited Prospective Financial Information

iRobot does not, in the ordinary course, make long-term projections as to future performance available to the public other than generally providing, on a quarterly basis, estimated ranges of certain expected financial results and operational metrics for the current or pending fiscal year in its regular earnings press releases and other investor materials. However, in connection with evaluating a potential strategic transaction in June 2022, iRobot management created the 2022 Company LRP, referred to in the section of this proxy statement captioned “The Merger (Proposal 1)—Background of the Merger” (the “background section”). As a result of various operational and macroeconomic uncertainties as more fully described in the background section, in connection with the preparation of the 2022 Company LRP prior to the execution of the original merger agreement, iRobot management prepared certain sensitivity scenarios with respect to the 2022 Company LRP that reflected stronger and weaker Company performance for the projected period based on the assumed pace of market recovery from recent industry, macroeconomic and geopolitical volatility. In presenting the 2022 Company LRP to the iRobot board of directors in June 2022, members of iRobot management noted that the 2022 Company LRP and related sensitivity scenarios remained subject to change, since, at the time of such presentation, management was still actively finalizing its review and assessment of actual second-quarter 2022 financial performance.

As more fully described in the background section, following the closing of iRobot’s second fiscal quarter of 2022, iRobot management presented the 2022 Updated Company LRP to reflect its assessment of actual second-quarter 2022 financial performance based on additional information that first became available to iRobot management following the closing of the second quarter of 2022. The 2022 Updated Company LRP principally reflected changes to iRobot’s projected performance for the second half of fiscal year 2022, and for fiscal years 2023 to 2027, iRobot’s projected revenue, non-GAAP gross profit and non-GAAP operating income remained unchanged except that iRobot’s projected adjusted EBITDA and unlevered free cash flow were modified slightly to reflect the most recent and updated view of iRobot management with respect to long-term working capital and capital spend.

A portion of the sensitivity scenario with respect to the 2022 Updated Company LRP that reflected stronger Company performance assuming an accelerated market recovery scenario (the “2022 accelerated market recovery scenario”), as compared to the assumptions reflected in the 2022 Updated Company LRP, was provided to Amazon.com prior to the execution of the original merger agreement in response to its request during the due diligence process for certain forward-looking financial information related to an illustrative consumer market recovery scenario.

As more fully described in the background section, the iRobot board of directors directed Qatalyst Partners to use and rely on the 2022 Updated Company LRP for purposes of Qatalyst Partners’ financial analyses and fairness opinion in connection with the entry into of the original merger agreement on August 4, 2022.

Neither the 2022 Company LRP nor the 2022 accelerated market recovery scenario was used by the iRobot board of directors in connection with its assessment of the terms of the amended merger agreement nor by Qatalyst Partners in its financial analyses of the amended $51.75 per share price, and should not be relied upon by stockholders to analyze the amended merger agreement or the amended $51.75 per share price.

As more fully described in the background section, in May 2023, iRobot management created the Financing LRP for the period from fiscal year 2023 to fiscal year 2026 in connection with iRobot’s efforts to obtain third-party financing. In connection with the evaluation of the merger agreement amendment in July 2023, the Financing LRP was supplemented with the Additional Year Projections for fiscal years 2027 and 2028. The Financing LRP, as so supplemented by the Additional Year Projections, is referred to herein as the “2023 Updated Company LRP”. The 2023 Updated Company LRP was prepared pro forma for the incurrence of the borrowings under the Term Loan and the interest expense, transaction expenses and other expenses to iRobot associated with the Term Loan, but does not reflect any potential receipt or payment of any termination fee or expense reimbursement pursuant to the amended merger agreement.

As more fully described in the background section, the iRobot board of directors directed Qatalyst Partners to use and rely on the 2023 Updated Company LRP for purposes of Qatalyst Partners’ financial analyses and fairness opinion in connection with the entry into of the merger agreement amendment on July 24, 2023.

The 2022 Company LRP, the 2022 Updated Company LRP, the 2022 accelerated market recovery scenario and the 2023 Updated Company LRP are collectively referred to herein as the “prospective financial information”.

The prospective financial information reflects estimates and assumptions made by iRobot management with respect to general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond iRobot’s control. In particular, the prospective financial information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions that are inherently uncertain. Because the prospective financial information covers multiple years, it becomes subject to greater uncertainty with each successive year and is unlikely to anticipate each and every circumstance that could have an effect on iRobot’s business and its results of operations. The prospective financial information was developed solely using the information available to iRobot management at the time it was created and reflects assumptions as to certain business decisions that are subject to change. The prospective financial information further reflects subjective judgment in many respects and, therefore, is susceptible to multiple interpretations and periodic revisions based on actual results and business developments. Important factors that may affect actual results or that may result in the prospective financial information not being achieved include, but are not limited to, iRobot’s pending acquisition by Amazon.com, expectations regarding the timing of the merger, new product sales, product development and offerings, ability to address consumer needs, the expansion of iRobot’s addressable market, factors for differentiation of iRobot’s products, product integration plans, iRobot’s consumer robots, iRobot’s competition, iRobot’s strategy, iRobot’s market position, market acceptance of iRobot’s products, seasonal factors, revenue recognition, iRobot’s profits, growth of iRobot’s revenues, composition of iRobot’s revenues, iRobot’s cost of revenues, units shipped, average selling prices, the impact of promotional activity and tariffs, the ability to recover tariff refund claims, operating expenses, selling and marketing expenses, general and administrative expenses, research and development expenses, and compensation costs, iRobot’s projected income tax rate, the intended use of proceeds with respect to iRobot’s credit and letter of credit facilities, including the Term Loan, efforts to mitigate supply chain challenges, availability of semiconductor chips, liquidity and the impact of cost-control measures, the amount of restructuring charges related to such activities, the receipt or payment by iRobot of any termination fee or expense reimbursement pursuant to the amended merger agreement, and other factors described in the section of this proxy statement captioned “Cautionary Statement Concerning Forward-Looking Statements” and the risk factors described in iRobot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The prospective financial information was not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information cannot, therefore, be considered a guarantee of future operating results and should not be relied upon as such.

None of iRobot, the iRobot board of directors, Qatalyst Partners, Amazon.com or any of their respective affiliates, advisors or other representatives makes any representation or warranty to any stockholder regarding the validity, reasonableness, accuracy or completeness of the prospective financial information or the ultimate performance of iRobot relative to the prospective financial information. The inclusion of the summary of the prospective financial information in this proxy statement does not constitute an admission or representation or warranty of iRobot, the iRobot board of directors, Qatalyst Partners, Amazon.com or any of their respective affiliates, advisors or other representatives that the prospective financial information or the information contained therein are material. The inclusion of the summary of the prospective financial information in this proxy statement should not be regarded as an indication that iRobot or anyone who receives the prospective financial information then considered, or now considers, the prospective financial information to be necessarily predictive of actual future events, and this information should not be relied upon as such. In the view of iRobot management, the prospective financial information was prepared on a reasonable basis, reflected the best then-currently available estimates and judgments of iRobot management at the respective times such information was prepared and presented, to the best of iRobot management’s knowledge and belief, the then-expected course of action and iRobot’s then-expected future financial performance as of the respective dates such information was prepared. Except as required by applicable law, neither iRobot, the iRobot board of directors, Qatalyst Partners, Amazon.com, nor any of their respective affiliates, advisors or other representatives intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the prospective financial information if any or all of it has changed or changes. Since the prospective financial information was created, iRobot has made publicly available its actual results of operations for the fiscal quarter ended July 1, 2023. You should review iRobot’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2023 for this information.

In light of the foregoing, and the uncertainties inherent in the prospective financial information, stockholders are cautioned not to place undue, if any, reliance on the prospective financial information. The prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding iRobot in its public filings with the SEC. The prospective financial information does not take into account any circumstances, transactions or events occurring after the respective dates on which the prospective financial information was prepared. The prospective financial information was developed by iRobot management on a standalone basis without giving effect to the merger and the other transactions contemplated by the original merger agreement or the amended merger agreement (as applicable), and therefore the prospective financial information does not give effect to any changes to iRobot’s operations or strategy that may be implemented after the consummation of the merger. Furthermore, the prospective financial information does not take into account the effect of any failure of the proposed merger to be completed and should not be viewed as accurate or continuing in that context.

Adjusted EBITDA, non-GAAP operating income and unlevered free cash flow (each as defined below) contained in the summary of the prospective financial information set forth below are each “non-GAAP financial measures,” which are financial performance or operating measures that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be calculated differently than similarly titled non-GAAP financial measures published by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as alternatives to, financial measures prepared in accordance with GAAP. The non-GAAP financial measures used in the prospective financial information were relied on by Qatalyst Partners for the purposes of each of its fairness opinions delivered to the iRobot board of directors in connection with the entry by iRobot into the original merger agreement and the merger agreement amendment and by the iRobot board of directors in connection with its consideration of each such strategic transaction. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to the most closely comparable GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction, such as the merger, if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of the non-GAAP financial measures to the most closely comparable GAAP financial measures were not provided to or relied upon by the iRobot board of directors or Qatalyst Partners in connection with the merger. Accordingly, iRobot has not provided reconciliations of the non-GAAP financial measures included in the prospective financial information to the relevant GAAP financial measures.

The information and tables set forth below are included solely to give iRobot stockholders access to certain of the financial and operating financial information that were made available, as applicable, to the iRobot board of directors, Qatalyst Partners and/or Amazon.com, and are not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the merger agreement or for any other purpose.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, iRobot management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to iRobot’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

The following tables present a summary of the prospective financial information:

2022 Company LRP

	CY22E	CY23E	CY24E	CY25E	CY26E	Terminal CY27E
Revenue ($mm)	$1,450	$1,595	$1,755	$1,965	$2,201	$2,465
Non-GAAP Gross Profit ($mm)(1)	$510	$614	$737	$845	$946	$1,060
Adjusted EBITDA ($mm)(2)	$20	$99	$189	$252	$300	$355
Non-GAAP Operating Income ($mm)(3)	$(17)	$63	$152	$213	$258	$311
Less: Non-GAAP Tax Adjustment(4)	—	$(5)	$(23)	$(34)	$(44)	$(56)
Less: Capital Expenditures	$(28)	$(31)	$(34)	$(38)	$(42)	$(47)
Plus: Depreciation	$37	$37	$37	$39	$41	$44
Less: Investment in Working Capital	$(43)	$(13)	$(14)	$(18)	$(21)	$(23)
Unlevered Free Cash Flow ($mm)(5)(6)	$(51)	$51	$118	$162	$193	$228

(1)

Non-GAAP gross profit is calculated by starting with GAAP gross profit and removing expenses related to the amortization of acquired intangible assets and stock-based compensation. The CY2022 non-GAAP gross profit also excludes the benefits from refunds benefit for tariffs paid in 2021.

(2)	Adjusted EBITDA is a non-GAAP financial measure calculated by starting with non-GAAP operating income and adding back depreciation expense.
(3)

Non-GAAP operating income is calculated by starting with operating income and adding back amortization of acquired intangible assets, stock-based compensation expense, net merger, acquisition, and divestiture expense, intellectual property litigation expense, restructuring and other expenses and tariff refunds.

(4)	Non-GAAP tax adjustment excludes tax benefits from operating losses.
(5)

Unlevered free cash flow is a non-GAAP financial measure calculated by starting from non-GAAP operating income, subtracting the impact of non-GAAP taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures, and changes in net working capital. The unlevered free cash flow excludes cash flow impact from restructuring activities.

(6)	Certain total amounts do not sum due to rounding.

2022 Updated Company LRP

	CY22E	CY23E	CY24E	CY25E	CY26E	Terminal CY27E
Revenue ($mm)	$1,415	$1,595	$1,755	$1,965	$2,201	$2,465
Non-GAAP Gross Profit ($mm)(1)	$498	$614	$737	$845	$946	$1,060
Adjusted EBITDA ($mm)(2)	$6	$94	$183	$247	$294	$348
Non-GAAP Operating Income ($mm)(3)	$(24)	$63	$152	$213	$258	$311
Less: Non-GAAP Tax Adjustment(4)	—	$(5)	$(23)	$(34)	$(44)	$(62)
Less: Capital Expenditures	$(9)	$(31)	$(34)	$(39)	$(43)	$(48)
Plus: Depreciation	$31	$31	$32	$34	$35	$38
Less: Investment in Working Capital	$19	$(30)	$(16)	$(25)	$(28)	$(32)
Unlevered Free Cash Flow ($mm)(5)(6)	$18	$27	$110	$149	$178	$206

(1)

Non-GAAP gross profit is calculated by starting with GAAP gross profit and removing expenses related to the amortization of acquired intangible assets and stock-based compensation. The CY2022 non-GAAP gross profit also excludes refunds benefit for tariffs paid in 2021.

(2)	Adjusted EBITDA is a non-GAAP financial measure calculated by starting with non-GAAP operating income and adding back depreciation expense.
(3)

Non-GAAP operating income is calculated by starting with operating income and adding back amortization of acquired intangible assets, stock-based compensation expense, net merger, acquisition, and divestiture expense, intellectual property litigation expense, restructuring and other expenses and tariff refunds.

(4)	Non-GAAP tax adjustment excludes tax benefits from operating losses.
(5)

Unlevered free cash flow is a non-GAAP financial measure calculated by starting from non-GAAP operating income, subtracting the impact of non-GAAP taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures, and changes in net working capital. The unlevered free cash flow excludes cash flow impact from restructuring activities.

(6)	Certain total amounts do not sum due to rounding.

2022 Accelerated Market Recovery Scenario

	CY22E	CY23E	CY24E	CY25E
Revenue ($mm)	$1,415	$1,619	$1,959	$2,331
Non-GAAP Operating Income ($mm)(1)	$(24)	$58	$184	$317
Non-GAAP Gross Profit ($mm)(2)	$498	$623	$829	$1,032

(1)

Non-GAAP operating income is calculated by starting with operating income and adding back amortization of acquired intangible assets, stock-based compensation expense, net merger, acquisition, and divestiture expense, intellectual property litigation expense, restructuring and other expenses and tariff refunds.

(2)

Non-GAAP gross profit is calculated by starting with GAAP gross profit and removing expenses related to the amortization of acquired intangible assets and stock-based compensation. The CY2022 non-GAAP gross profit also excludes benefits from refunds for tariffs paid in 2021.

2023 Updated Company LRP

	Q3-Q4 CY2023E	CY2024E	CY2025E	CY2026E	CY2027E	Terminal CY2028E
Revenue ($mm)	$596	$1,028	$1,130	$1,244	$1,355	$1,464
Non-GAAP Gross Profit ($mm)(1)(2)	—	$349	$414	$480	$542	$586
Adjusted EBITDA ($mm)(3)	($36)	($24)	$62	$109	$138	$175
Non-GAAP Operating Income ($mm)(4)	($49)	($52)	$42	$93	$122	$161
Less: Non-GAAP Tax Adjustment(5)	(2)	(3)	(3)	(3)	(6)	(32)
Less: Capital Expenditures	(8)	(12)	(12)	(12)	(13)	(14)
Plus: Depreciation ($mm)	13	28	20	16	16	14
Less: Investment in Working Capital	124	(66)	(28)	(30)	(30)	(32)
Unlevered Free Cash Flow ($mm)(6)	$79	($105)	$18	$64	$89	$97

(1)	Non-GAAP gross profit is calculated by starting with GAAP gross profit and removing expenses related to the amortization of acquired intangible assets and stock-based compensation.
(2)	The Q3-Q4 CY2023E Non-GAAP gross profit was neither calculated nor used.
(3)	Adjusted EBITDA is a non-GAAP financial measure calculated by starting with non-GAAP operating income and adding back depreciation expense.
(4)

Non-GAAP operating income is calculated by starting with operating income and adding back amortization of acquired intangible assets, stock-based compensation expense, net merger, acquisition, and divestiture expense, intellectual property litigation expense, restructuring and other expenses and tariff refunds.

(5)	Non-GAAP tax adjustment excludes tax benefits from operating losses.
(6)

Unlevered free cash flow is a non-GAAP financial measure calculated by starting from non-GAAP operating income, subtracting the impact of non-GAAP taxes, and adding or subtracting (as applicable) the net impact of depreciation and amortization, capital expenditures, and changes in net working capital. The unlevered free cash flow excludes cash flow impact from restructuring activities.

Opinion of Qatalyst Partners LP

The Company retained Qatalyst Partners to act as financial advisor to the iRobot board of directors in connection with the proposed transaction and to evaluate whether the merger consideration of $51.75 per share of

Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders. The Company selected Qatalyst Partners to act as the Company’s financial advisor based on Qatalyst Partners’ extensive expertise, knowledge of the industry in which the Company operates and experience advising technology companies in connection with potential strategic transactions. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of the iRobot board of directors on July 24, 2023, Qatalyst Partners rendered to the iRobot board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of July 24, 2023 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), was fair, from a financial point of view, to such holders. Following the meeting, Qatalyst Partners delivered its written opinion, dated July 24, 2023, to the iRobot board of directors.

The full text of Qatalyst Partners’ written opinion, dated as of July 24, 2023, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the iRobot board of directors and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), to such holders, and it does not address any other aspect of the transaction contemplated by the amended merger agreement, including the merger. It does not constitute a recommendation to any Company stockholder as to how to vote with respect to the merger or any other matter and does not in any manner address the price at which the shares of Company common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex C.

For purposes of its opinion, Qatalyst Partners reviewed the original merger agreement, a draft, dated as of July 24, 2023, of the merger agreement amendment (the “draft merger agreement amendment”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. Qatalyst Partners also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including the 2023 Updated Company LRP, described more fully in the section entitled “The Merger (Proposal 1) — Certain iRobot Unaudited Prospective Financial Information.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. Qatalyst Partners also reviewed the historical market prices and trading activity for Company common stock and compared the financial performance of the Company and the prices and trading activity of Company common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by the Company. With respect to the 2023 Updated Company LRP, Qatalyst Partners was advised by Company management, and Qatalyst Partners assumed, that the 2023 Updated Company LRP had been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management of the future financial performance of the Company and other matters covered thereby. Qatalyst Partners expressed no view as to such 2023 Updated Company LRP or the assumptions on which they were based. Qatalyst Partners assumed that the terms of the draft merger agreement amendment would not differ materially from the final executed merger agreement amendment and that the merger would be consummated in accordance with the terms set forth in the amended merger agreement, without any modification, waiver or delay of any terms or conditions. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed transaction, no delays, limitations, conditions or restrictions would be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed transaction. Qatalyst Partners relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of iRobot management as to the existing and future technology and products of the Company and the risks associated with such technology and products.

Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners did not assume any obligation to update, revise or reaffirm its opinion. In addition, Qatalyst Partners’ opinion did not address the underlying business decision of the Company to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company. Qatalyst Partners’ opinion also does not express any view on, and does not address, the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com) as compared to the consideration per share of Company common stock that was to be paid to the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com) pursuant to the original merger agreement. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration.

The following is a summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated July 24, 2023. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized the consensus of third-party research analysts’ projections of the future financial performance of certain selected companies as of July 24, 2023 (the “analyst projections”) and the 2023 Updated Company LRP described more fully in the section entitled “The Merger (Proposal 1) — Certain iRobot Unaudited Prospective Financial Information.” Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential, present values of a share of Company common stock as of July 1, 2023 (which was the end of the Company’s most recent completed fiscal quarter and most recent balance sheet date) by:

•	adding:

(a)

the implied net present value of the Company’s corresponding estimated future unlevered free cash flows, based on the 2023 Updated Company LRP, for the third and fourth quarter of calendar year 2023 through calendar year 2028 (which implied present value was calculated by using a range of discount rates of 12.5% to 16.0%, based on the Company’s estimated weighted average cost of capital, as calculated by Qatalyst Partners utilizing the capital asset pricing model and inputs based on Qatalyst Partners’ professional judgment); and

(b)

the implied net present value of the Company’s terminal value, calculated by multiplying its estimated Adjusted EBITDA in calendar year 2028 based on the 2023 Updated Company LRP by a range of fully diluted enterprise value to next-twelve-months estimated EBITDA of 7.0x to 13.0x (which was chosen based on Qatalyst Partners’ professional judgment), and discounted to present value using the same range of discount rates used in item (a) above; and

(c)	the Company’s cash and cash equivalents of approximately $211 million as of July 1, 2023, as provided by Company management and reflecting the incurrence of the contemplated Term Loan; and

(d)

the implied net present value of estimated federal tax savings due to the Company’s net operating losses for calendar years 2028 and beyond, which were provided by Company management and discounted to present value using the same range of discount rates used in item (a) above; and

•	subtracting the $200 million principal amount of the Term Loan, as provided by Company management; and

•

dividing the resulting amount by: the number of fully-diluted shares of Company common stock (calculated utilizing the treasury stock method), adjusted, as applicable, for Company options, Company RSU awards and Company PSU awards, each outstanding as of the close of business on July 1, 2023, all of which amounts were provided by Company management, with each of the above-referenced estimated future unlevered free cash flows, terminal value and estimated federal tax savings due to the Company’s net operating losses having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by Company management.

Based on the calculations set forth above, this analysis implied a range of per share values for Company common stock of approximately $23.25 to $45.66.

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for the Company with publicly available information and public market multiples for certain selected companies, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to the Company, have a similar business model, have similar financial performance or have other relevant or similar characteristics. The companies used in this comparison are listed below.

Selected Companies	CY2024E Revenue Multiples
Selected Hardware Companies
Arlo Technologies, Inc.	2.01x
Bang & Olufsen A/S	0.51x
Beijing Roborock Technology Co. Ltd.	3.13x
Ecovacs Robotics Co. Ltd.	1.72x
Garmin Ltd.	3.27x
GoPro Inc.	0.45x
Logitech International SA	2.13x
NETGEAR, Inc.	0.22x
Peloton Interactive Inc.	1.39x
Sonos, Inc.	1.14x
Technogym SpA	1.73x
Vizio Holding Corp.	0.60x
Selected Diversified Consumer Electronics
LG Electronics Inc.	0.33x
Panasonic Holdings Corporation	0.57x
Samsung Electronics Co., Ltd.	1.28x
Sharp Corporation	0.33x
Sony Group Corp.(1)	1.68x
Whirlpool Corporation	0.63x

(1)	Sony Group Corp. consensus estimates and balance sheet metrics adjusted to exclude impact of financial services segment based on public filings.

Based upon the analyst projections for calendar year 2024, and using the closing prices as of July 24, 2023 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully-diluted enterprise value divided by the estimated consensus revenue for calendar year 2024 (the “CY2024E Revenue Multiples”) for each of the selected companies. For purposes of this analysis, Qatalyst Partners calculated the Company’s enterprise value assuming the Company’s net cash as of July 1, 2023, which was approximately $11 million, as provided by Company’s management and reflecting the incurrence of the contemplated Term Loan.

Based on an analysis of the CY2024E Revenue Multiples for each of the selected companies, Qatalyst Partners selected a representative range of 0.40x to 0.80x based on Qatalyst Partners’ professional judgment and applied this range to the Company’s estimated calendar year 2024 revenue of $1,028,000 based on 2023 Updated Company LRP.

Based on the calculations set forth above and the number of fully-diluted shares of Company common stock (calculated utilizing the treasury stock method), adjusted, as applicable, for Company options, Company RSU awards and Company PSU awards, outstanding as of the close of business on July 1, 2023, all of which amounts were provided by Company management, this analysis implied a range of per share values for Company common stock of approximately $14.27 to $28.18 based on the 2023 Updated Company LRP.

No company included in the selected companies analysis is identical to the Company. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the Company’s control, such as the impact of competition on the Company’s business and the industry in general, industry growth and the absence of any material adverse change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Miscellaneous

In connection with the review of the merger by the iRobot board of directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of the Company. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), to such holders. This analysis does not purport to be an appraisal or to reflect the price at which Company common stock might actually trade at any time.

Qatalyst Partners’ opinion and its presentation to the iRobot board of directors was one of many factors considered by the iRobot board of directors in deciding to approve the amended merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the iRobot board of directors with respect to the merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, to be received pursuant to, and in accordance with, the terms of the amended merger agreement by the holders of shares of Company common stock (other than Amazon.com or any affiliate of Amazon.com), or of whether the iRobot board of directors would have been willing to agree to different consideration. The merger consideration of $51.75 per share of Company common stock in cash, without interest thereon, payable in the merger was determined through arm’s-length negotiations between the Company and Amazon.com and was unanimously approved by the iRobot board of directors. Qatalyst Partners provided advice to the Company during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to the Company or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Amazon.com or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Amazon.com pursuant to which compensation was received by Qatalyst Partners or its affiliates, other than in connection with Qatalyst Partners’ current engagement by the Company pursuant to which Qatalyst Partners became entitled to be paid a fee upon the delivery of its opinion, dated August 4, 2022, to the iRobot board of directors. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Amazon.com and their respective affiliates for which Qatalyst Partners would expect to receive compensation.

Qatalyst Partners provided financial advisory services to the Company in connection with the proposed transaction for which it will be paid approximately $27 million, $4 million of which was payable upon the delivery of its opinion, dated as of August 4, 2022 in connection with the original merger agreement (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the consummation of the merger. The Company has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. The Company has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under federal securities law, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the iRobot board of directors with respect to the merger, Company stockholders should be aware that the directors and executive officers of iRobot have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of Company stockholders generally. The iRobot board of directors was aware of these interests and considered them, among other matters, in adopting the amended merger agreement, and in making its recommendation that Company stockholders approve and adopt the amended merger agreement. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the iRobot Board of Directors.” These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Company Equity Awards

Stock Options. At the effective time, each outstanding Company option, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, fully vest and be converted into the right to receive, as soon as reasonably practicable (but not more than 30 days) following the effective time, an amount in cash equal to the product of (i) the number of shares of Company common stock subject to the Company option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of such Company option. Any Company option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

Restricted Stock Unit Awards. At the effective time, each outstanding Company RSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the RSU payment. The RSU payment will be subject to the same time-based vesting and forfeiture provisions as were applicable to the corresponding Company RSU award immediately prior to the effective time.

Performance Stock Unit Awards. At the effective time, each outstanding Company PSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the PSU payment. The PSU payment will be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU award immediately prior to the effective time.

Deferred Stock Unit Awards. At the effective time, each outstanding Company DSU award will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive, as soon as reasonably practicable (but not more than 30 calendar days) following the effective time, an amount in cash equal to (i) the number of shares of Company common stock subject to such Company DSU award multiplied by (ii) the merger consideration.

Treatment of ESPP. Pursuant to the amended merger agreement, the final offering period under the ESPP ended on November 14, 2022, and no additional offering periods have commenced or will commence thereafter.

Quantification of Payments for Executive Officers. For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested Company equity awards, see “Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to iRobot’s other executive officer who is not a named executive officer in settlement of his unvested equity-based awards if the effective time occurred on August 7, 2023 is $2,501,750. Vested Company Options are included in the table under “Security Ownership of Certain Beneficial Owners and Management” below.

Quantification of Payments for Non-Employee Directors. As of August 7, 2023, each non-employee director held 4,983 unvested restricted stock units. All such restricted stock units held by non-employee directors will accelerate and fully vest on the closing date of the merger. As a result, we estimate that the aggregate amount that would be payable to the Company’s six non-employee directors for their unvested Company equity-based awards if the effective time occurred on August 7, 2023 is $1,547,222. In addition, Mr. Ali held approximately 6,314.19 Company DSU Awards under our Non-Employee Directors’ Deferred Compensation Program as of August 7, 2023, with an estimated value of $326,759. As of August 7, 2023, none of our non-employee directors held any Company options.

Transaction Bonus Program and Retention Bonus Program

Pursuant to the amended merger agreement, iRobot may establish a cash transaction bonus program providing for transaction bonuses in an aggregate amount not to exceed $12 million (the “Transaction Bonus Program”). Awards under the Transaction Bonus Program vest and become payable as follows: (i) 25% on the six-month anniversary of the date of the original merger agreement, (ii) 25% on the closing of the merger and (iii) 50% on the three-month anniversary of the closing of the merger, subject to the employee’s continued employment through the applicable payment date; provided, however, if an employee’s employment is terminated by iRobot without cause on or after the closing of the merger and prior to the date that the full amount of the bonus payable to such employee under the Transaction Bonus Program has been paid, the unpaid portion of the bonus shall, subject to the employee’s execution and non-revocation of a general release of claims, become payable to such employee.

In addition, pursuant to the amended merger agreement, iRobot may establish a cash retention bonus program providing for retention bonuses in an aggregate amount not to exceed $12 million (the “Retention Bonus Program”). Awards under the Retention Bonus Program will vest and become payable on the six-month anniversary of the closing of the merger, subject to the employee’s continued employment through such date; provided, however, if an employee’s employment is terminated by iRobot without cause on or after the closing of the merger and prior to the date that the bonus payable to such employee under the Retention Bonus Program has been paid, the bonus shall, subject to the employee’s execution and non-revocation of a general release of claims, become payable to such employee.

Awards under the Transaction Bonus Program and the Retention Bonus Program will be determined by iRobot’s Chief Executive Officer and Executive Vice President, Human Resources and Corporate Communications, after reasonable consultation with Amazon.com. No employee is eligible to receive a bonus under both the Transaction Bous Program and the Retention Bonus Program. No bonus under either the

Transaction Bonus Program or the Retention Bonus Program may exceed 100% of the applicable employee’s base salary. iRobot’s Chief Executive Officer is not eligible to receive a bonus under either the Transaction Bonus Program or the Retention Bonus Program. iRobot’s other executive officers are eligible to receive bonuses under the Transaction Bonus Program and the Retention Bonus Program and the aggregate amount of the bonuses the executive officers have received or are eligible to receive under the Transaction Bonus Program and the Retention Bonus Program is $1,940,000, including bonuses to the named executive officers as described in the Golden Parachute Compensation Table below.

Executive Agreements

Each of iRobot’s executive officers is party to an executive agreement with iRobot that provides for severance benefits upon a termination of employment by iRobot other than for cause within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of a change in control, or if such executive officer resigns for good reason during the one-year period following the effective date of a change in control (collectively, a “qualifying termination”). The merger will qualify as a “change in control” within the meaning of each executive agreement, and each executive officer is eligible to receive the following severance payments and benefits upon a qualifying termination:

•	accelerated vesting of all unvested equity awards held by such executive officer as of the date of the termination of employment or, if later, the date of announcement of the change in control;

•

an amount equal to 200% of the executive officer’s annual base salary at the highest annualized rate in effect during the period between immediately prior to the effective date of the change in control and the date of termination of employment;

•

an amount equal to 200% of the executive officer’s highest target cash incentive compensation with respect to the period beginning in the year prior to the year in which the effective date of the change in control occurs and ending in the year in which the executive officer’s employment terminates; and

•

in the event that the executive officer elects continued health, vision and/or dental coverage under COBRA, payment of the portion of monthly premium payments that iRobot pays for active employees for continued health, dental and vision benefits until the earliest of (a) the second anniversary of the termination date, (b) the date on which the executive officer becomes covered under a comparable group plan for such coverage, and (c) the date on which the executive officer ceases to be eligible for COBRA continuation for such coverage.

These severance payments and benefits under the executive agreements are subject to, among other things, the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to iRobot and the executive officer’s continued compliance with any noncompetition, inventions and/or nondisclosure obligations owed to iRobot. The executive agreements also provide that payments and benefits payable to each executive officer will be reduced so that no portion of such payments and benefits are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the executive officer would be better off on an after-tax basis receiving all such payments and benefits.

For an estimate of the value of the payments and benefits described above that would be payable to iRobot’s named executive officers upon a qualifying termination in connection with the merger, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount (excluding the value of accelerated vesting of unvested equity awards, which is described in “— Treatment of Company Equity Awards” above) that would be payable to the Company’s other executive officer who is not a named executive officer under such executive officer’s executive agreement if he were to experience a qualifying termination on August 7, 2023 is $1,501,470.

Transition Services Agreement and Release with Keith Hartsfield

On February 6, 2023, Keith Hartsfield’s employment with iRobot terminated and Mr. Hartsfield received the following severance payments and benefits pursuant to a transitional services agreement and release that he entered into with iRobot:

•	accelerated vesting of 13,619 unvested restricted stock units held by Mr. Hartsfield as of the date of the termination of employment;

•	a lump sum payment equal to 100% of Mr. Hartsfield’s annual base salary as of the date of termination of employment;

•

subject to Mr. Hartsfield’s election to continued health, vision and/or dental coverage under COBRA, payment of the portion of monthly premium payments that iRobot pays for active employees for continued health, dental and vision benefits until the earliest of (a) September 17, 2024, and (b) the date on which Mr. Hartsfield becomes eligible for medical coverage from a subsequent employer.

The aggregate amount of Mr. Hartsfield’s severance payments, benefits and accelerated vesting of unvested equity awards under is $1,153,813.

Arrangements with iRobot Executive Officers

On August 4, 2022, Mr. Angle entered into a letter agreement with Amazon.com Services LLC (“Amazon.com Services”) pursuant to which Mr. Angle will serve as CEO, iRobot Corporation, effective as of the closing date of the transactions (the “Start Date”). The letter agreement amends the executive agreement by and between Mr. Angle and the Company described under “Executive Agreements” above (the “Angle Executive Agreement”). Under the letter agreement, Mr. Angle’s employment will be at-will and he will be entitled to an annual base salary of $350,000. Additionally, Mr. Angle is eligible for a sign-on payment in the aggregate amount of $2,795,000, of which (i) $2,150,000 will be payable in equal pay period installments during the one-year period following the Start Date, and (ii) the remaining $645,000 will be payable in equal pay period installments during the one-year period following the first anniversary of the Start Date, in each case, subject to continued employment with Amazon.com Services through each such payment date. If Mr. Angle’s employment with Amazon.com Services is terminated for any reason prior to any applicable payment date, he will receive one final payment based on the days he worked in his final pay period.

Subject to approval by the board of directors of Amazon.com, Mr. Angle will be granted a restricted stock unit award with respect to shares of Amazon.com common stock valued at $5,810,500 (the “New Hire RSU Award”). The number of restricted stock units subject to the New Hire RSU Award will be calculated based on the 30-trading-day trailing average closing price of Amazon.com common stock on the last trading day of the week prior to the closing date and rounded to the nearest whole number. The New Hire RSU Award will vest and convert into shares of Amazon.com common stock over the following vesting schedule, subject to Mr. Angle’s continued employment with Amazon.com Services through each applicable vesting date:

•	13% on the 15th day of the month in which the 18-month anniversary of the Start Date occurs,

•	13% on the 15th day of the month in which the 24-month anniversary of the Start Date occurs, and

•	9.25% on the 15th day of the month in which each of the 27-month, 30-month, 33-month, 36-month, 39-month, 42-month, 45-month and 48-month anniversaries of the Start Date occur.

Additionally, following the closing date and subject to the approval of the board of directors of Amazon.com, Mr. Angle will be granted a restricted stock unit award with respect to shares of Amazon.com common stock valued at $20,000,000 (the “Deal RSU Award”). The number of restricted stock units subject to Mr. Angle’s Deal RSU Award will be calculated based on the 30-trading-day trailing average closing price of Amazon.com common stock on the last trading day of the week prior to the closing date and rounded to the nearest whole number. The Deal RSU Award will vest and convert into shares of Amazon.com common stock over the following vesting schedule, subject to your continued employment with Amazon.com Services through each applicable vesting date:

•	15% on the 15th day of the month in which the first anniversary of the Start Date occurs,

•	5% on the 15th day of the month in which the second anniversary of the Start Date occurs,

•	55% on the 15th day of the month in which the third anniversary of the Start Date occurs, and

•	25% on the 15th day of the month in which the fourth anniversary of the Start Date occurs.

The letter agreement also provides that, effective as of the closing date, the Angle Executive Agreement is amended such that (i) Mr. Angle waives any right he may have to terminate his employment on or following the Start Date for a Resignation for Good Reason Upon a Change in Control (as defined in the Angle Executive Agreement) solely as a result of any changes occurring as a result of the closing of the merger or any changes set forth in the letter agreement (including without limitation Mr. Angle’s new compensation package, benefits, title, and associated responsibilities, authority or duties) and such definition of Good Reason Upon a Change of Control is amended to reflect the foregoing, (ii) the New Hire RSU Award, the Deal RSU Award and any other equity-based awards granted to Mr. Angle by Amazon.com following the Start Date shall not be subject to accelerated vesting or continuing vesting upon termination of Mr. Angle’s employment for any reason, and (iii) any equity-based awards granted to Mr. Angle by the Company or any of its subsidiaries between the date of the original merger agreement and the closing date that remain unvested as of the closing date shall be forfeited for no consideration, effective as of the closing date. In the event of an Involuntary Termination Upon a Change in Control (as defined in the Angle Executive Agreement) or a Resignation for Good Reason Upon a Change in Control (as such definition in the Angle Executive Agreement is modified by the letter agreement), Mr. Angle shall remain eligible to receive the severance and other termination benefits under the Angle Executive Agreement (as modified by the letter agreement). Upon the first anniversary of the closing date, the Angle Executive Agreement’s Term (as defined in such agreement) shall end pursuant to the Angle Executive Agreement without having any impact on Mr. Angle’s employment with Amazon.com Services.

The letter agreement also provides that Mr. Angle’s employment is conditioned on him executing a Confidentiality and Invention Assignment Agreement, which Mr. Angle executed on August 4, 2022.

Indemnification; Directors’ and Officers’ Insurance

The amended merger agreement provides that after the effective time, Amazon.com will cause the surviving corporation to indemnify and hold harmless the individuals who on or prior to the effective time were officers or directors of iRobot or its subsidiaries or were serving at the request of iRobot as an officer, director, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of iRobot or any of its subsidiaries at any time prior to the effective time to the fullest extent permitted by applicable law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking if required under the DGCL).

Amazon.com and Merger Sub have agreed that all rights to exculpation or indemnification for acts or omissions occurring prior to the effective time existing as of August 4, 2022 in favor of the current and former directors and officers of iRobot or any of its subsidiaries or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such officer or director, as provided in iRobot’s or each of its subsidiaries’ respective certificates of incorporation or bylaws (or similar organizational documents) or in any agreement, will survive the merger and the transactions contemplated by the amended merger agreement and will continue in full force and effect in accordance with their terms. The amended merger agreement provides that after the effective time, Amazon.com and the surviving corporation will (and Amazon.com will cause the surviving corporation to) fulfill and honor such obligations to the maximum extent that iRobot or the applicable subsidiary would have been permitted to fulfill and honor them by applicable law.

In addition, for a period of six years following the effective time, the amended merger agreement provides that Amazon.com will, and will cause the surviving corporation and its subsidiaries to, cause the certificates of incorporation and bylaws (and other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws (or similar organizational documents) of iRobot and its subsidiaries immediately prior to the effective time, and during such six-year period, such provisions may not be amended, repealed or otherwise modified in any respect, except as required by applicable law.

In addition, iRobot will obtain, or Amazon.com will cause the surviving corporation to obtain, for a period of six years from and after the effective time, “tail” insurance policies for the extension of (1) the directors’ and officers’ liability coverage of iRobot’s existing directors’ and officers’ insurance policies and (2) iRobot’s existing fiduciary liability insurance policies, with terms, conditions, retentions and limits of liability that are at least as favorable to the insured parties as iRobot’s existing policies with respect to matters existing or occurring at or prior to the effective time, subject to certain qualifications and provided that in no event will the annual cost of such insurance coverage exceed during such period 300% of the current aggregate annual premium paid by iRobot for such purpose and, if the cost of the insurance coverage exceeds such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The Golden Parachute Compensation table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger were consummated and each such executive officer experienced a qualifying termination on August 7, 2023. The amounts below are determined using the merger consideration per share of Company common stock of $51.75, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. The table below does not include compensation that is contingent upon services provided to Amazon.com following the effective time, including under any employment arrangements that will become effective as of the closing of the merger.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Colin Angle	3,655,000	10,362,679	66,470	14,084,149
Julie Zeiler	2,250,000	3,178,589	45,409	5,473,998
Glen Weinstein	1,935,000	2,734,004	50,407	4,719,411
Jean Jacques Blanc	1,787,500	2,443,894	45,409	4,276,803
Faris Habbaba	1,628,000	3,405,357	16,802	5,050,159

(1)

The cash payments payable to each named executive officer consist of (i) cash severance payments under the executive agreements described under “Executive Agreements” above equal to the sum of (a) 200% of the named executive officer’s annual base salary as of August 7, 2023, and (b) 200% of the named executive officer’s target cash incentive compensation as of August 7, 2023, and (ii) for named executive officers other than Mr. Angle, the cash bonuses the named executive officer are eligible to receive pursuant to the Transaction Bonus Program and the Retention Bonus Program on the terms described under “Transaction Bonus Program and Retention Bonus Program” above. The severance payments are “double-trigger” (i.e., payable upon a qualifying termination, in connection with a change of control) and the cash transaction bonuses and retention bonuses are “single-trigger” (i.e., will become payable solely by reason of the merger, subject to each executive’s continued employment). Set forth below are the separate values of each of the payments described above.

Name	Cash Severance Payments ($)	Transaction or Retention Bonus Payments ($)
Colin Angle	3,655,000	—
Julie Zeiler	1,750,000	500,000
Glen Weinstein	1,505,000	430,000
Jean Jacques Blanc	1,487,500	300,000
Faris Habbaba	1,328,000	300,000

(2)

As described above, all outstanding RSUs and PSUs will be converted into cash awards payable in installments subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such RSU or PSU award immediately prior to the effective time, subject to “double-trigger” acceleration pursuant to the executive agreements upon a qualifying termination. Set forth below are the values of each type of unvested equity-based award outstanding as of August 7, 2023 that would be payable upon the effective time, based on the merger consideration per share of Company common stock of $51.75, if a qualifying termination occurred. This does not include additional equity grants that could be granted after the date of the amended merger agreement and does not include shares that may be purchased under the ESPP, which are fully vested at purchase. None of the named executive officers held any unvested Company options as of August 7, 2023. Vested Company options are included in the table under “Security Ownership of Certain Beneficial Owners and Management” below.

Name	Unvested Company RSUs ($)	Unvested Company PSUs ($)
Colin Angle	8,543,149	1,819,530
Julie Zeiler	2,765,106	413,483
Glen Weinstein	2,375,636	358,369
Jean Jacques Blanc	2,099,342	344,552
Faris Habbaba	2,991,875	413,483

(3)

The amount in the table equals the estimated value of medical, dental, and vision premium reimbursement for each named executive officer for 24 months following a qualifying termination, based on the named executive officer’s benefit elections and level of coverage in effect on August 7, 2023 and assuming that the named executive officer timely elects continuation coverage under COBRA. All such benefits are “double- trigger” and will only become payable in the event of a qualifying termination under the executive agreements described under “Executive Agreements” above.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below). This summary is general in nature and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated under the Code (the “Treasury Regulations”), court decisions, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, the alternative minimum tax, the rules pertaining to “qualified small business stock” or “Section 1244 stock”, nor does it address any tax consequences arising under state, local or non-U.S. tax laws or U.S. federal tax laws other than those pertaining to the U.S. federal income tax.

This discussion is limited to stockholders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). Further, this discussion is for general information only and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to stockholders who may be subject to special treatment under U.S. federal income tax laws, such as insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, U.S. Holders that have a functional currency other than the U.S. dollar, stockholders who hold shares of common stock through an individual retirement or other tax-deferred account, tax-exempt organizations, governmental agencies or instrumentalities, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities and investors in such pass-through entities, real estate investment trusts, regulated investment companies, stockholders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, stockholders who will hold (actually or constructively) an equity interest in Amazon.com immediately after the merger, stockholders who own or have owned (directly, indirectly or constructively) five percent (5%) or more of Company’s common stock (by vote or value); stockholders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the U.S.; stockholders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in a “applicable financial statement” (as defined in the Code); stockholders who are controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; and stockholders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements. This discussion also does not address the U.S. federal income tax consequences to (i) holders of options, restricted stock units or other equity securities or (ii) holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX PLANNING. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, THE UNEARNED INCOME MEDICARE CONTRIBUTION TAX, QUALIFIED SMALL BUSINESS STOCK, AND FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is (or is treated as) a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is, for U.S. federal income tax purposes, (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from common stock.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. Long-term capital gains of non-corporate taxpayers, including individuals, are generally taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

Non-U.S. Holders

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable income tax treaty); or

•

such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the merger, and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of twenty-four percent (24%)) may apply to the proceeds received by a stockholder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that the taxpayer identification number provided is correct and that such stockholder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such stockholder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly known as “FATCA”), impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of thirty percent (30%) on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. FATCA withholding currently applies to payments of dividends. The Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the merger.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Regulatory Clearances

HSR Clearance. Under the HSR Act and the rules promulgated thereunder, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division (the “Antitrust Division”) of the United States Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or earlier termination of the applicable waiting period under the HSR Act. The merger may not be completed until the expiration of a 30 calendar day waiting period, which begins when Amazon.com and iRobot file Premerger Notification and Report Forms under the HSR Act with the Antitrust Division and the FTC, unless such waiting period is earlier terminated by the Antitrust Division and the FTC. If prior to the expiration or termination of the waiting period either the Antitrust Division or FTC issues a request for additional information or documentary material (a “Second Request”) from Amazon.com and iRobot, the waiting period with respect to the merger would be extended until the 30th calendar day following the date of the parties’ substantial compliance with the second request. After that time, absent the agreement of Amazon.com and iRobot, the acquisition can be blocked only by court order. The Antitrust Division and the FTC may terminate the applicable waiting period at any time before its expiration and the parties may agree with the DOJ or FTC to delay consummation of the Merger for a specified period of time.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger or to require one or both of the parties to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or to agree to other remedies.

In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or to require one or both of the parties to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or to agree to other remedies. Private parties may also seek to take legal action under the antitrust laws under some circumstances.

In connection with the merger, iRobot and Amazon.com filed notification and report forms under the HSR Act with the FTC and the DOJ on August 19, 2022. On September 19, 2022, iRobot and Amazon.com each received a Second Request from the FTC in connection with the FTC’s review of the merger. The Second Request extended the waiting period imposed by the HSR Act, until 30 days after iRobot and Amazon.com have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC. iRobot and Amazon.com continue to work cooperatively with the FTC staff in its review of the merger.

Other Regulatory Clearances. Merger control filings or clearances are required or advisable in other jurisdictions, including clearance by the UK Competition and Markets Authority (“CMA”) and European Commission. On April 18, 2023, Amazon.com sent notice of the merger to the CMA. On June 16, 2023, the CMA announced a decision to approve the merger unconditionally. On June 1, 2023, Amazon.com sent notice of the merger to the European Commission. On July 6, 2023, the European Commission referred the merger for an in-depth phase 2 review which currently has a deadline of December 13, 2023. The merger cannot be consummated until after the mandatory approval requirements outside of the United States have been obtained under applicable antitrust and foreign investment laws. The relevant authorities could take such actions under the applicable antitrust and foreign investment laws as they deem necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Any one of these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion, or reduce the anticipated benefits, of the merger.

Although Amazon.com and iRobot believe that the merger will not violate the antitrust or foreign investment laws and expect that all required regulatory clearances and approvals will be obtained, Amazon.com and iRobot cannot assure that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the amended merger agreement, or that a challenge to the merger on antitrust or foreign investment grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to approve and adopt the amended merger agreement by stockholders and the completion of the merger.

Litigation Related to the Merger

In connection with the original merger agreement, four complaints were filed as individual actions in United States District Courts. Three cases were filed in the United States District Court for the Southern District of New York and were captioned Reid v. iRobot Corporation, et al., 1:22-cv-07498 (filed Sept. 1, 2022); Moore

v. iRobot Corporation, et al., 1:22-cv-08445 (filed Oct. 4, 2022); and Montgomery v. iRobot Corporation, et al., 1:22-cv-08495 (filed Oct. 5, 2022). One case was filed in the United States District Court for the District of Delaware and was captioned Dixon v. iRobot Corporation, et al., 1:22-cv-01307 (filed Oct. 5, 2022). The foregoing complaints are referred to as the “merger actions”.

The merger actions generally alleged that the proxy statement filed by the Company with the SEC in connection with the original merger agreement misrepresented and/or omitted certain purportedly material information relating to the Company’s financial projections, the analyses performed by the financial advisor to the iRobot board of directors in connection with the merger, potential conflicts of interest of the Company’s officers and directors, and the events that led to the signing of the original merger agreement. The merger actions asserted violations of Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder against all defendants (the Company and its board of directors) and violations of Section 20(a) of the Exchange Act against the Company’s directors. The merger actions sought, among other things, an injunction enjoining the stockholder vote in connection with the original merge agreement and the consummation of the merger unless and until certain additional information is disclosed to iRobot stockholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper. Between October 21 and November 4, 2022, all of the merger actions were voluntarily dismissed.

No additional complaints challenging the merger or proxy statement disclosure have been filed in connection with the transactions contemplated by the amended merger agreement, as of [●], 2023, the date immediately prior to the filing date of this proxy statement. However, additional lawsuits arising out of the amended merger agreement may be filed in the future. There can be no assurance that any of the defendants will be successful in the outcome of any potential future lawsuits. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin the completion of the merger.

Delisting and Deregistration of Company Common Stock

If the merger is completed, the Company common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

THE AMENDED MERGER AGREEMENT

The following is a summary of the material provisions of the amended merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the original merger agreement and the merger agreement amendment, copies of which are attached to this proxy statement as Annex A and Annex B, respectively, and are incorporated by reference into this proxy statement. This summary may not contain all of the information about the amended merger agreement that is important to you. We encourage you to read carefully the original merger agreement and the merger agreement amendment in their entirety, as the rights and obligations of the parties thereto are governed by the express terms of the amended merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Amended Merger Agreement

The representations, warranties, covenants and agreements described below and included in the amended merger agreement (i) were made only for purposes of the amended merger agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the amended merger agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by iRobot, Amazon.com and Merger Sub in connection with negotiating the terms of the amended merger agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the amended merger agreement for the purpose of allocating contractual risk between iRobot, Amazon.com and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the amended merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of iRobot, Amazon.com or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the amended merger agreement. In addition, you should not rely on the covenants in the amended merger agreement as actual limitations on the respective businesses of iRobot, Amazon.com and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the amended merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The amended merger agreement is described below, and the original merger agreement and the merger agreement amendment are attached to this proxy statement as Annex A and Annex B, respectively, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding iRobot, Amazon.com, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the amended merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding iRobot and its business.

Additional information about iRobot may be found elsewhere in this proxy statement and iRobot’s other public filings. See the section entitled “Where You Can Find Additional Information.”

Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers

At the effective time, Merger Sub will merge with and into iRobot, and the separate corporate existence of Merger Sub will cease. iRobot will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of Amazon.com. The certificate of incorporation of iRobot that is in effect immediately before the effective time will be amended and restated as of the effective time to be in the form attached as Exhibit A to the amended merger agreement, and as so amended will become the certificate of incorporation of the surviving corporation. Except as provided in the amended merger agreement, the bylaws of Merger Sub that are in effect immediately before the effective time will become the bylaws of the surviving corporation.

Amazon.com and iRobot will take all actions necessary for the individuals holding positions as directors of Merger Sub at the effective time to be appointed as the initial directors of the surviving corporation and for the individuals specified by Amazon.com prior to the effective time to be appointed as the initial officers of the surviving corporation.

When the Merger Becomes Effective

The closing of the merger will take place at 9:00 a.m., New York time, on the third business day following the day on which the last to be satisfied or waived of the conditions set forth in the amended merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with the amended merger agreement, unless otherwise mutually agreed in writing between iRobot and Amazon.com. For purposes of the amended merger agreement, “business day” refers to any day ending at 11:59 p.m., New York time, other than a Saturday or Sunday, on which the Department of State of the State of Delaware and banks in the County of New York, New York are open for general business.

On the closing date, iRobot and Amazon.com will file the certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger has been duly filed with and accepted by the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.

We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Amazon.com, Merger Sub and the Company’s respective obligations to consummate the merger, some of which are not within the parties’ control. There may be a substantial amount of time between the special meeting and the completion of the merger, and it is possible that the merger will not be completed at all. After the requisite additional Company vote is obtained, the iRobot board of directors will not have the right to terminate the amended merger agreement in order to accept any alternative acquisition proposal. We expect to complete the merger promptly after the requisite additional Company vote is obtained and all required regulatory clearances have been received.

Effect of the Merger on the Common Stock

At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (1) shares owned by Amazon.com, Merger Sub or any other wholly owned subsidiary of Amazon.com and shares owned by the Company or any wholly owned subsidiary of the Company, and in each case not held on behalf of third parties (the shares referred to in clause (1), the “cancelled shares”) and (2) shares owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with the applicable provisions of Section 262 of the DGCL prior to the effective time (the shares referred to in clause (2), “dissenting shares,” and, together with the cancelled shares, the “excluded shares”)) will be converted into the right to receive the merger consideration. The merger consideration will be $51.75 per share in cash, without interest. Amazon.com, iRobot, Merger Sub, the surviving corporation and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the amended merger agreement.

At the effective time, each holder of dissenting shares will be entitled to only such rights as are granted to a holder of dissenting shares pursuant to Section 262 of the DGCL. If any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such dissenting shares will be treated as if they had never been dissenting shares and instead had been converted at the effective time into the right to receive the merger consideration.

At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation.

Withholding Rights

Amazon.com, iRobot, Merger Sub, the surviving corporation and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise be payable under the terms of the amended merger agreement, and any such withheld amounts that are timely paid to the appropriate taxing authorities will be treated as having been paid to the person from whom such amounts were originally deducted and withheld. None of Amazon.com, iRobot, Merger Sub, the surviving corporation and the paying agent will be required to pay any additional amounts with respect to such deducted and withheld amounts.

Treatment of Company Equity Awards

Stock Options. At the effective time, each outstanding Company option, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, fully vest and be converted into the right to receive, as soon as reasonably practicable (but not more than 30 calendar days) following the effective time, an amount in cash equal to the product of (i) the number of shares of Company common stock subject to the Company option immediately prior to the effective time multiplied by (ii) the excess, if any, of (A) the merger consideration over (B) the exercise price per share of such Company option. Any Company option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

Restricted Stock Unit Awards. At the effective time, each outstanding Company RSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the RSU payment. The RSU payment will be subject to the same time-based vesting and forfeiture provisions as were applicable to the corresponding Company RSU award immediately prior to the effective time.

Performance Stock Unit Awards. At the effective time, each outstanding Company PSU award will, automatically and without any required action on the part of the holder thereof, be converted into the right to receive the PSU payment. The PSU payment will be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU award immediately prior to the effective time.

Deferred Stock Unit Awards. At the effective time, each Company DSU award will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than 30 calendar days) following the effective time, an amount in cash equal to (i) the number of shares of Company common stock subject to such Company DSU award multiplied by (ii) the merger consideration.

Employee Stock Purchase Plan. Pursuant to the amended merger agreement, the final offering period under the Company’s 2017 ESPP ended on November  14, 2022, and no additional offering periods have commenced or will commence hereafter.

Payment for Common Stock in the Merger

At or prior to the effective time, Amazon.com or Merger Sub will deposit, or cause to be deposited, with a paying agent cash sufficient to pay the aggregate merger consideration (other than in respect of excluded shares). Promptly (and no later than the fifth business day) after the effective time, the surviving corporation will cause the paying agent to mail to each holder of record of shares of Company common stock (other than excluded shares) (1) a notice of the effectiveness of the merger, (2) a letter of transmittal and (3) instructions for effecting the surrender of certificates or book-entry shares to the paying agent in exchange for payment of the merger consideration. Upon surrender to the paying agent of certificates or book-entry shares, as applicable, together with, in the case of share certificates, the letter of transmittal, duly completed and validly executed, or, in the case of book-entry shares, receipt of an “agent’s message” by the paying agent, and such other documents as may be reasonably required, the holder of such certificates or book-entry shares will be entitled to receive payment of the merger consideration which the holder is entitled to pursuant to the amended merger agreement (after giving effect to any required tax withholding).

Representations and Warranties

The amended merger agreement contains representations and warranties of iRobot, subject to certain exceptions in the amended merger agreement, in the Company disclosure schedule delivered in connection with the original merger agreement (the “Company disclosure schedule”) and in certain of iRobot’s public filings, as to, among other things:

•	organization, good standing and qualification to do business;

•	capital structure;

•	corporate authority and approvals relating to the execution, delivery and performance of the original merger agreement and the merger agreement amendment;

•	governmental filings and the absence of certain violations;

•

the reports, forms, documents and financial statements required to be filed with the SEC, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, and the maintenance of corporate records;

•	the absence of certain changes, including that there has not been a material adverse effect with respect to iRobot, from and after January 1, 2022 through August 4, 2022;

•	the absence of certain actions, including civil, criminal or administrative actions, claims, arbitrations, investigations or other proceedings;

•	the absence of undisclosed liabilities;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	compliance with applicable laws and permits;

•	material contracts;

•	distributors and suppliers;

•	real property matters;

•	takeover statutes;

•	environmental matters;

•	tax returns, filings and other tax matters;

•	employee relations, labor matters and compliance with labor, employment and occupational safety and laws;

•	intellectual property, information technology assets and data security and privacy;

•	insurance policies;

•	compliance with the provisions of anti-bribery, anti-corruption and anti-money laundering laws;

•	compliance with international trade laws;

•	compliance with anti-slavery and human trafficking laws;

•	quality and safety of products;

•	broker’s and finder’s fees; and

•	the opinion of iRobot’s financial advisor.

The amended merger agreement also contains representations and warranties of Amazon.com and Merger Sub, subject to certain exceptions in the amended merger agreement, as to, among other things:

•	organization, good standing and qualification to do business;

•	corporate authority and approvals relating to the execution, delivery and performance of the original merger agreement and the merger agreement amendment;

•	governmental filings and the absence of certain violations;

•	the absence of certain actions, including civil, criminal or administrative actions, claims, arbitrations, investigations or other proceedings;

•	the sufficiency of the funds available to Amazon.com and Merger Sub to pay the merger consideration and the other amounts payable under the amended merger agreement;

•	the ownership and operations of Merger Sub;

•	the lack of ownership of shares of Company common stock and the lack of “interested stockholder”

•	status with respect to the Company under the DGCL; and

•	broker’s and finder’s fees.

•	Some of the representations and warranties in the amended merger agreement are qualified by materiality qualifications or a “material adverse effect” qualification, as discussed below.

For purposes of the amended merger agreement, a “material adverse effect” means any change, effect, event, occurrence or development that is materially adverse to the financial condition, assets, business or results of operations of iRobot and its subsidiaries, taken as a whole. However, no change, effect, event, occurrence or development to the extent resulting from the following will constitute or be taken into account in determining whether there is a material adverse effect:

•

changes in the economy or financial, debt, credit or securities markets or capital market conditions generally, including changes in interest or exchange rates, in the United States or any other country or region in the world in which the iRobot or any of its subsidiaries conducts business;

•	changes generally affecting the industries in which the iRobot and its subsidiaries conduct business;

•	changes or proposed changes in GAAP or other accounting standards or interpretations thereof or in any law, or enforcement or interpretations thereof;

•

changes in any political conditions, acts of war (whether or not declared, and including the current conflict between the Russian Federation and Ukraine), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing;

•

any acts of God, including storms, earthquakes, tsunamis, tornados, hurricanes, weather conditions, natural disasters, epidemics, pandemics, or disease outbreaks (including, for the avoidance of doubt, SARS-CoV-2 and its disease known as COVID-19 and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks (“COVID-19”) and any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization (“COVID-19 Measures”), in each case, in connection with or in response to COVID-19, or the effects thereof), or any escalation or worsening of any of the foregoing;

•

a decline in the price or trading volume of iRobot’s common stock on NASDAQ or any other securities market or in the trading price of any other securities of iRobot or any of its subsidiaries or any change in the ratings or ratings outlook for iRobot or any of its subsidiaries (provided that this exception will not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such decline, if not otherwise excluded, has resulted in a material adverse effect);

•

any failure by iRobot to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics for any period (provided that this exception will not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such failure, if not otherwise excluded, has resulted in a material adverse effect);

•	the effect of seasonal changes on the results of operations, business or financial condition of iRobot;

•

the announcement or existence of the original merger agreement or the merger, including any impact on relationships with employees, customers, suppliers and distributors or other persons to the extent resulting from such announcement or existence (provided that this exception will not apply to references to “material adverse effect” in the representations and warranties as to governmental filings and the absence of certain violations or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of the original merger agreement, the performance of a party’s obligations under the amended merger agreement or the consummation of the transactions contemplated thereby);

•

any transaction litigation or any demand or action for appraisal or the fair value of any Company common stock pursuant to the DGCL in connection herewith; provided that the underlying facts or causes relating to such transaction litigation or demand or action for appraisal or fair value may be considered in determining whether there has been a material adverse effect; the term “transaction litigation” means any claim, demand or action (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving iRobot, the iRobot board of directors, any committee thereof and/or any of iRobot’s directors or officers relating directly or indirectly to the amended merger agreement, the merger or any related transaction (including any such claim, demand or action based on allegations that the iRobot’s entry into the amended merger agreement or the terms and conditions of the amended merger agreement or any related transaction constituted a breach of the fiduciary duties of any member of the iRobot board of directors, any member of the iRobot board of directors of any of iRobot’s subsidiaries or any officer of iRobot or any of its subsidiaries);

•

the failure on the part of iRobot to take any action as a result of the restrictions on interim operations set forth in the amended merger agreement if iRobot in good faith seeks prior written approval from Amazon.com for iRobot to take such action, and Amazon.com unreasonably denies such approval after iRobot informed Amazon.com in writing that it believed Amazon.com’s withholding of its consent to be unreasonable; and

•	certain other exceptions set forth in the Company disclosure schedule.

However, with respect to the matters described in the foregoing first, second, third, fourth, fifth and eighth bullet points above, such change, effect, occurrence or development may be taken into account to the extent that it has a disproportionate adverse effect on iRobot and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which iRobot and its subsidiaries conduct business, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether or not there has been a material adverse effect.

Conduct of Business Pending the Merger

The amended merger agreement provides that, after August 4, 2022 and prior to the effective time, except as expressly permitted or required by the amended merger agreement, as required by applicable law or the rules or regulations of NASDAQ, with the express prior written approval of Amazon.com (which may not be unreasonably withheld, delayed or conditioned) or as expressly set forth in the Company disclosure schedule to the amended merger agreement, iRobot will, and will cause its subsidiaries to, use its and their reasonable efforts to conduct their businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its and their reasonable efforts to preserve their business organizations substantially intact (including the service of key employees) and maintain existing relations in all material respects with key customers, suppliers and other persons with whom iRobot and its subsidiaries have significant relationships, and will not and will cause its subsidiaries not to, take any of the following actions:

•

(1) adopt or submit to stockholder approval any change in the certificate of incorporation or bylaws of iRobot or (2) adopt any change in the comparable organizational document of any subsidiary of iRobot;

•

(1) merge or consolidate iRobot or any of its subsidiaries with any other person, except for any such transaction between or among any of its wholly owned subsidiaries that would not impose, individually or in the aggregate, any changes or restrictions on its assets, operations or businesses or on the assets, operations and business of iRobot and its subsidiaries taken as a whole that would be adverse to Amazon.com or any of its subsidiaries, or (2) restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any changes or restrictions on the assets, operations or business of iRobot or any of its subsidiaries that would be adverse to Amazon.com or any of its subsidiaries;

•

acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (1) acquisitions of inventory, supplies, raw materials, equipment and similar assets in the ordinary course of business consistent with past practice, (2) acquisitions pursuant to contracts in effect on August 4, 2022 disclosed in unredacted form to Amazon.com prior to August 4, 2022, (3) in accordance with iRobot’s capital and research and development expenditure budget made available to Amazon.com on or prior to August 4, 2022 or (4) any other acquisitions for consideration not in excess of $5 million in the aggregate; provided, that such aggregate cap will be deemed to be increased to $10 million effective upon February 4, 2024 (the “first outside date extension”);

•

issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or lien against, or otherwise enter into any contract or understanding with respect to the voting of, any shares of capital stock of iRobot or any of its subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (1) any such transaction solely among iRobot and its wholly owned subsidiaries or among iRobot’s wholly owned subsidiaries that would not be adverse to Amazon.com or any of its subsidiaries, (2) any issuance, sale, grant or transfer of shares of Company common stock pursuant to the exercise or settlement of Company options, Company RSU awards, Company PSU awards or Company DSU awards outstanding as of August 4, 2022 or granted after such date in accordance with the amended merger agreement, or (3) the issuance of Company common stock for the six-month offering period under the ESPP that commenced on May 15, 2022 (and ended on November 14, 2022) in accordance with the terms of the ESPP;

•

make any loans, advances or capital contributions to, or investments in, any person (other than (1) to iRobot or any of its wholly owned subsidiaries or (2) extensions of refunds, credit terms, rebates or other allowances to customers or vendors in the ordinary course of business consistent with past practice);

•

declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, except for dividends or other distributions paid by any wholly owned subsidiary of iRobot to iRobot or to any other wholly owned subsidiary of iRobot;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, except for (1) any such transaction by a wholly owned subsidiary of iRobot that would not be adverse to Amazon.com or any of its subsidiaries and (2) acquisitions of shares of Company common stock in satisfaction of withholding obligations in respect of Company options, Company RSU awards or Company PSU awards or payment of the exercise price in respect of Company options, in each case, outstanding as of August 4, 2022 pursuant to its terms or granted after such date not in violation of the amended merger agreement;

•

create, incur, assume, guarantee, endorse, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt security of iRobot or any of its subsidiaries, except (1) guarantees of indebtedness of iRobot or any of its wholly owned subsidiaries, (2) intercompany indebtedness between or among iRobot and/ or any of its wholly owned subsidiaries, (3) in connection with the financing of accounts payable in the ordinary course of business consistent with past practice, (4) indebtedness for borrowed money incurred in the ordinary course of business in accordance with contracts (x) in effect prior to August 4, 2022 that have been disclosed in unredacted form to Amazon.com prior to August 4, 2022 or (y) entered into after August 4, 2022 as set forth in the Company disclosure schedule and (5) other indebtedness for borrowed money in an amount not to exceed $7.5 million in the aggregate; provided, that such aggregate cap will be deemed to be increased to $15 million effective upon the first outside date extension;

•

other than in accordance with iRobot’s capital and research and development expenditure budget made available to Amazon.com prior to August 4, 2022 (the “Company budget”), (1) incur or commit to any capital or research and development expenditure, that, in the aggregate, exceeds the amount of the capital or research and development expenditures contemplated by the Company budget, except iRobot may make capital or research and development expenditures of less than $1 million individually or $2 million in the aggregate; provided, that such aggregate cap will be deemed to be increased to $4 million effective upon the first outside date extension, or (2) fail to incur or commit to any capital or research and development expenditures in the amounts and on the time frames set forth in the Company budget in all material respects;

•

except as set forth in the Company disclosure schedule, enter into, amend or modify in any material respect or terminate any material contract or any contract that would have been a material contract had it been entered into prior to August 4, 2022, or otherwise waive, release or assign (other than assignments between or among iRobot and/or any of its wholly owned subsidiaries) any material rights, claims or benefits of iRobot or any of its subsidiaries thereunder, other than the expiration of any such contract in accordance with its terms;

•

make any material changes with respect to financial accounting policies or procedures, except as required by law, proposed law or GAAP or statutory or regulatory accounting rules or interpretations or by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

•

settle any action, suit, claim, hearing, arbitration, investigation or other proceedings (other than any audit or other proceeding in respect of taxes), for an amount in excess of $1.5 million individually or $3 million in the aggregate or any obligation or liability of it in excess of such amount or on a basis that would result in the imposition of any writ, judgment, decree, settlement, award, injunction or similar order of any governmental authority that would restrict the future activity or conduct of Amazon.com, iRobot or any of their respective subsidiaries or a finding or admission of a violation of law or violation of the rights of any person other than with respect to monetary settlements only, settlements or compromises of any action, suit, claim, hearing, arbitration, investigation or other proceedings to the extent reflected or reserved against in the balance sheet (or the notes thereto) of iRobot included iRobot’s SEC reports filed since December 28, 2019 and prior to August 4, 2022 for an amount not in excess of the amount so reflected or reserved;

•

(1) make (other than consistent with past practice) or change any material tax election, (2) change any entity classification for federal income tax purposes of any subsidiary, (3) create an entity outside of the United States that is (x) a direct subsidiary of the Company or any of its domestic subsidiaries and (y) treated as a “disregarded entity” or partnership for U.S. federal income tax purposes, (4) knowingly create a permanent establishment outside of the Company or any subsidiary’s place of incorporation or formation, (5) file any amended income tax return or other material amended tax return, (6) adopt or change any material accounting method for taxes, (7) settle or compromise any material tax claim, other than with respect to settlements or compromises of any tax claim for an amount that does not exceed the amount disclosed, reflected or reserved in accordance with GAAP in iRobot’s SEC reports (including amendments thereto) filed since December 28, 2019 and prior to August 4, 2022, (8) surrender any material claim for a refund of taxes, (9) enter into any closing agreement relating to a material amount of taxes, (10) file any income tax return or other material tax return that is materially inconsistent with past practice, (11) other than in the ordinary course of business, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment or (12) transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sell, assign, pledge, convey, or otherwise dispose of, for legal or tax purposes, any intellectual property rights currently owned by iRobot or any of its subsidiaries out of the United States including through any such transaction that is intended to or could reasonably be expected to be considered as a transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sale, assignment, pledge, conveyance or disposition for U.S. federal income tax purposes;

•

(1) transfer, sell, lease, license, divest, pledge, cancel or otherwise dispose of, abandon or permit to lapse, or permit or suffer to exist the creation of any lien upon, any assets of iRobot or any of its subsidiaries (including any intellectual property rights or technology), including capital stock of any of its subsidiaries, except (A) for sales of iRobot products to customers in the ordinary course of business consistent with past practice, (B) for sales of obsolete tangible assets, (C) for sales, leases, licenses or other dispositions of tangible assets having a value not in excess of $1.25 million individually or $2.5 million in the aggregate (provided, that such aggregate cap will be deemed to be increased to $5 million effective upon the first outside date extension), (D) pursuant to contracts or written commitments existing as of August 4, 2022, in each case, which have been disclosed in unredacted form to Amazon.com prior to the August 4, 2022, (E) for non-exclusive licenses of intellectual property rights to customers, vendors or service providers of iRobot or its subsidiaries in the ordinary course of business consistent with past practice, and (F) for sales of tangible inventory or used tangible equipment in the ordinary course of business consistent with past practice, (2) abandon or permit to lapse any trademarks included in the intellectual property owned or purported to be owned by iRobot or any of its subsidiaries (“owned intellectual property”), or (3) disclose any trade secret of iRobot or any of its subsidiaries, except in the ordinary course of business consistent with past practice and pursuant to a written confidentiality agreement;

•

except as required by any benefit and compensation plans, contracts, policies or arrangements covering current or former employees of iRobot and its subsidiaries and current and former directors of iRobot and its subsidiaries (“benefit plans”) in effect as of August 4, 2022 and set forth in the Company disclosure schedule or adopted or entered into in accordance with the amended merger agreement, (1) terminate, adopt, establish, enter into, amend or renew (or communicate any intention to take such action) any benefit plan, other than amendments that do not increase benefits or result in increased administrative costs; (2) increase in any manner the compensation, benefits, severance or termination pay of any of the current or former directors, executive officers or employees or consultants who are natural persons of iRobot or its subsidiaries, other than in the ordinary course of business consistent with past practice as contemplated under the Company disclosure schedule; (3) pay any bonus or incentive compensation under any benefit plan, other than payments based on actual performance for completed performance periods in the ordinary course of business as contemplated under the Company disclosure schedule; (4) accelerate the vesting of or lapsing of restrictions, or amend the vesting requirements, with respect to any equity-based compensation or other long-term incentive compensation under any benefit plan; (5) grant any new severance, change in control, retention benefit or any other award that could be triggered by the transactions contemplated by the amended merger agreement (whether accompanied by a termination of employment or not) (other than pursuant to arrangements entered into with newly hired and promoted employees in the ordinary course of business consistent with past practice as contemplated under the Company disclosure schedule) or amend the terms of outstanding awards under any benefit plan; (6) grant any Company options; (7) grant any Company RSU awards, Company PSU awards, Company DSU awards or other equity-based awards other than in the ordinary course of business as contemplated under the Company disclosure schedule; (8) take any action to accelerate the payment of, or to fund or secure the payment of, any amounts under any benefit plan; (9) hire any (x) executive officer, (y) employee or consultant who is a natural person with target total annual cash compensation opportunities at or above $350,000 or (z) employee or consultant who is a natural person who, in either case, resides in a non-U.S. jurisdiction in which iRobot and its subsidiaries do not conduct operations as of August 4, 2022; (10) promote any executive officer of iRobot or promote any employee to an executive officer position; (11) become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization; or (12) terminate without cause the employment of any executive officer of iRobot or other key employee outside of the ordinary course of business;

•	commence any action with respect to any material owned intellectual property against any third party;

•	commence operations in a non-U.S. jurisdiction in which iRobot and its subsidiaries do not conduct operations as of August 4, 2022; or

•	agree, authorize or commit to take any of the foregoing actions.

iRobot also has agreed that, no later than five business days prior to making any broad-based written (or prepared oral) communications to the officers or employees of iRobot or any of its subsidiaries pertaining to compensation or benefit entitlements to be provided following the closing date, iRobot will provide Amazon.com with a copy of the intended communication (including, in the case of any such oral communications, copies of scripts, talking points or other similar materials). Any such communication will be subject to Amazon.com’s consent (which will not be unreasonably withheld, conditioned or delayed), and Amazon.com and iRobot will cooperate in providing any such communication.

In addition, Amazon.com has agreed that, after August 4, 2022 and until the effective time, neither it nor any of its subsidiaries will acquire Control of, or enter into any agreement, arrangement or understanding to acquire Control of, (i) any of certain specified companies or any of their respective subsidiaries as set forth in the Company disclosure schedule or (ii) the vacuum or robotic vacuum business (or any part thereof) of certain specified companies or any of certain of their respective subsidiaries as set forth in the Company disclosure schedule. Solely for purposes of the comment described in the preceding sentence, “Control” means owning or controlling, directly or indirectly, securities or other ownership interests representing more than fifty percent (50%) of the voting power of all outstanding stock or ownership interests of any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental authority or other entity of any kind or nature.

Access

Subject to certain exceptions and limitations and solely for purposes of furthering the merger and the other transactions contemplated by the amended merger agreement or integration planning relating thereto, iRobot and Amazon.com are required to, and required to cause their respective subsidiaries to, furnish the other with reasonable information in its possession concerning itself, its subsidiaries, directors, officers and stockholders and other matters as may be reasonably necessary or advisable in connection with this proxy statement or any other statement, filing, notice or application made by or on behalf of iRobot, Amazon.com or any of their respective subsidiaries to any third party and/or any governmental authority in connection with the merger and the transactions contemplated by the amended merger agreement. In addition, subject to certain exceptions and limitations, iRobot is required to, and is required to cause its subsidiaries to, afford officers and other authorized representatives of Amazon.com reasonable access to iRobot’s and its subsidiaries’ officers, employees, agents, contracts, tangible or electronic books and records, stores, offices, systems, software, distribution facilities and other facilities, and other reasonable information concerning its businesses, properties and personnel as may reasonably be requested by Amazon.com. However, iRobot and Amazon.com are not required to permit access, or to disclose or otherwise make available information, that would (1) unreasonably disrupt its or its subsidiaries’ operations, (2) result in the disclosure of trade secrets of third parties or violate the terms of confidentiality provisions in any agreement with a third party entered into prior to August 4, 2022 or any applicable law or duty, (3) result in the disclosure of any information referencing the valuation of iRobot and its subsidiaries conducted in connection with the approval and adoption of the amended merger agreement, (4) reasonably be expected to cause the loss or waiver of the protection of any attorney-client privilege, attorney work product or other relevant legal privilege, provided, that to the extent requested by Amazon.com and if applicable, iRobot and Amazon.com must enter into a customary joint defense agreement that would alleviate such loss of privilege, or jeopardize the health or safety of any officer, employee or agent of iRobot or any of its subsidiaries in light of COVID-19 (taking into account any COVID-19 Measures).

Acquisition Proposals; No Solicitation

Except as permitted by the amended merger agreement, iRobot must not, and must cause its subsidiaries and its and its subsidiaries’ directors, officers and employees not to, and must instruct and use its reasonable best efforts to cause its and its subsidiaries’ investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•

engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an acquisition proposal (other than to state the extent to which those discussions are prohibited by the terms of the amended merger agreement);

•	provide any non-public information to any person in connection with any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•

other than as required by the directors’ fiduciary duties, waive, terminate, modify or fail to enforce any “standstill” or confidentiality obligation of any person (other than any party to the amended merger agreement) with respect to iRobot or any of its subsidiaries entered into in connection with an acquisition proposal; or

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Pursuant to the amended merger agreement, an “acquisition proposal” means any inquiry, proposal, indication of interest or offer involving any person or group (other than Amazon.com or its subsidiaries) relating to:

•

a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving iRobot or any of its subsidiaries;

•

any acquisition by any person or group resulting in, or any inquiry, proposal, indication of interest or offer that, if consummated, would result in any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the total voting power or of any class of equity securities of iRobot or assets representing fifteen percent (15%) or more of the consolidated net revenues, net income or total assets (including equity securities of any of iRobot’s subsidiaries and equity securities of any other entity) of iRobot; or

•	any combination of the foregoing.

Existing Discussions or Negotiations

Pursuant to the original merger agreement, iRobot agreed to, and to cause its subsidiaries, directors, officers, employees and financial advisors to, and to use its reasonable best efforts to cause its other representatives to, immediately cease and cause to be terminated any discussions and negotiations with any person conducted before August 4, 2022 with respect to any acquisition proposal or proposal or transaction that could reasonably be expected to lead to an acquisition proposal. iRobot agreed to, within 24 hours after execution of the original merger agreement, deliver a written notice to each such person providing only that iRobot is ending all discussions and negotiations with such person with respect to any acquisition proposal or proposal or transaction that could reasonably be expected to lead to an acquisition proposal, which notice also will request the prompt return or destruction of all confidential information concerning iRobot and any of its subsidiaries. iRobot also agreed to terminate, within 24 hours of the execution of the original merger agreement, all physical and electronic data access previously granted to such persons.

During the period commencing on August 4, 2022 and continuing until the earlier to occur of the termination of the amended merger agreement and the effective time, iRobot must not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement entered into in connection with any acquisition proposal proposed, discussed or negotiated on or prior to August 4, 2022 to which iRobot or any of its subsidiaries is a party and will enforce, to the fullest extent permitted under applicable laws, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything to the contrary contained in the amended merger agreement, iRobot will be permitted to terminate, amend, modify, waive or fail to enforce any provision of any confidentiality, “standstill” or similar obligation of any person if the iRobot board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

Receipt of Acquisition Proposals

Notwithstanding certain provisions of the amended merger agreement described above, commencing with the execution of the merger agreement amendment through the time the requisite additional Company vote is obtained, if iRobot receives a bona fide written acquisition proposal not solicited in violation of the iRobot’s non-solicitation obligations under the amended merger agreement, and if the iRobot board of directors determines in good faith after consultation with outside legal counsel and an outside financial advisor that (1) based on the information then available and after consultation with its outside financial advisor, the acquisition proposal constitutes or would reasonably be expected to result in a superior proposal (as defined below) and that did not result from a breach of the Company’s non-solicitation obligations under the amended merger agreement (2) the failure to take the applicable action would be inconsistent with the directors’ fiduciary duties under applicable law, then iRobot may:

•

provide information (including non-public information) to the person making the acquisition proposal; provided, that in the event the information has not previously been made available to Amazon.com, iRobot must promptly (and, in any event, within 24 hours) provide the information to Amazon.com, and that, prior to furnishing the information, iRobot must receive from the person making the acquisition proposal an executed confidentiality agreement with confidentiality and use terms not less restrictive in the aggregate to the other party than the terms in the confidentiality agreement between iRobot and Amazon.com are on Amazon.com (it being understood that such confidentiality agreement with such other party need not contain “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal); provided that iRobot will not enter into any confidentiality agreement with any person subsequent to August 4, 2022 that prohibits iRobot from providing any information to Amazon.com in accordance with the amended merger agreement or otherwise prohibits iRobot from complying with its obligations under the amended merger agreement; provided, further, that iRobot will not provide information to any person pursuant to any confidentiality agreement entered into prior to August 4, 2022 unless such person agrees prior to receipt of the information to waive any provision that would prohibit iRobot from providing any information to Amazon.com in accordance with the amended merger agreement or otherwise would prohibit iRobot from complying with its obligations under the amended merger agreement; and

•	engage in or participate in discussions and/or negotiations with that person regarding the acquisition proposal.

Pursuant to the amended merger agreement, a “superior proposal” means an unsolicited, bona fide written acquisition proposal first made after July 24, 2023 that did not result from a breach of iRobot’s non-solicitation obligations under the amended merger agreement and that would result in any person or group becoming the beneficial owner of, directly or indirectly, more than fifty percent (50%) of the total voting power or of any class of equity securities of iRobot or assets representing more than fifty percent (50%) of the consolidated net revenues, net income or total assets (including equity securities of iRobot’s subsidiaries and equity securities of any other entity) of iRobot, that the iRobot board of directors has determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, taking into account all legal, financial, financing and regulatory aspects of the acquisition proposal, the identity of the person(s) making the proposal and the likelihood of the proposal being completed in accordance with its terms and all other matters that iRobot board of directors considers appropriate in good faith, that, if completed, would result in a transaction (1) more favorable to iRobot’s stockholders from a financial point of view than the merger and (2) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the iRobot board of directors (after taking into account any binding revisions to the terms of the amended merger agreement proposed by Amazon.com as described in the section entitled “The Amended Merger Agreement— Change of Board Recommendation; Alternative Acquisition Agreement”).

iRobot must promptly (and, in any event, within 24 hours) give written notice to Amazon.com if iRobot or any of its subsidiaries receives (1) any inquiry, proposal, indication of interest or offer with respect to an acquisition proposal, (2) any request by any person or group for information in connection with or with respect to any acquisition proposal or (3) any request by any person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an acquisition proposal, setting forth in the notice the name of the person or group and the material terms and conditions of any such acquisition proposal (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer, including proposed agreements and any other written communications) and thereafter must keep Amazon.com reasonably informed, on a reasonably current basis (and, in any event, within 24 hours), of changes in the status and terms of any such proposal or offer (including any amendments thereto) and any changes to the status of any such discussions or negotiations.

Change of Board Recommendation; Alternative Acquisition Agreement

The iRobot board of directors has unanimously recommended that iRobot stockholders vote “FOR” the proposal to approve and adopt the amended merger agreement. The amended merger agreement permits the iRobot board of directors to effect a change of recommendation (as defined below) only in certain limited circumstances, as described below.

Except as expressly permitted by the amended merger agreement, neither the iRobot board of directors nor any committee thereof may:

•

withhold or withdraw or fail to make when required by the amended merger agreement (or publicly propose or publicly resolve to withhold or withdraw or fail to make when required by the amended merger agreement) the Company additional recommendation with respect to the merger;

•	qualify or modify (or publicly propose or publicly resolve to qualify or modify) the Company additional recommendation with respect to the merger in a manner adverse to Amazon.com;

•	approve or recommend, or publicly declare advisable, any acquisition proposal;

•	fail to include the Company additional recommendation in this proxy statement;

•

if any acquisition proposal that is structured as a tender offer or exchange offer for outstanding shares of Company common stock is commenced pursuant to Rule 14d-2 of the Exchange Act, fail to recommend against acceptance of the offer by iRobot’s stockholders prior to the earlier of (1) the date of the meeting of the holders of Company common stock to consider and vote upon the approval and adoption of the amended merger agreement and (2) 11 business days (which for this purpose will be used as the term is used in Rule 14d-9 of the Exchange Act) after commencement of the tender offer or exchange offer;

•

approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement with respect to, or that is intended or would reasonably be expected to lead to, any acquisition proposal (other than a confidentiality agreement as described in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation — Receipt of Acquisition Proposals” relating to any acquisition proposal) (referred to in this proxy statement as an “alternative acquisition agreement”); or

•	cause or permit iRobot to enter into an alternative acquisition agreement.

The actions described in all of the bullet points above other than the last bullet point are referred to in this proxy statement as a “change of recommendation.”

However, before the requisite additional Company vote is obtained, the iRobot board of directors may effect a change of recommendation and/or terminate the amended merger agreement in response to a superior proposal, in each case if the iRobot board of directors has determined in good faith, after consultation with its outside financial advisor and its outside legal counsel, that an acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation or terminating the amended merger agreement in response to a superior proposal, (1) iRobot must have given Amazon.com at least five business days’ prior written notice of its intention to do so, (2) iRobot must have afforded Amazon.com the opportunity to negotiate in good faith with iRobot to enable Amazon.com to propose in writing a binding offer to make revisions to the terms of the amended merger agreement and (3) at the end of the notice period, the iRobot board of directors must have considered in good faith the binding written offer and any other information it deems appropriate in good faith, and must have determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, that the superior proposal continues to constitute a superior proposal if the changes proposed in the binding offer by Amazon.com were to be given effect.

In addition, before the requisite additional Company vote is obtained, the iRobot board of directors may effect a change of recommendation in response to an intervening event (as defined below) if the iRobot board of directors has determined in good faith, after consultation with its outside financial advisor and its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law. Before effecting a change of recommendation in response to an intervening event, (1) iRobot must have given Amazon.com at least five business days’ prior written notice of its intention to do so, (2) iRobot must have afforded Amazon.com the opportunity to negotiate in good faith with iRobot to enable Amazon.com to propose in writing a binding offer to make revisions to the terms of the amended merger agreement and (3) at the end of the notice period, the iRobot board of directors must have considered in good faith the binding written offer and any other information it deems appropriate in good faith, and must have determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, that the failure to effect a change of recommendation would still be inconsistent with its fiduciary duties under applicable law if the changes proposed in the binding offer by Amazon.com were to be given effect. Under the amended merger agreement, an “intervening event” means a change, effect, event, circumstance, occurrence or development that (i) was neither known by nor reasonably foreseeable by iRobot or the iRobot board of directors as of August 4, 2022 or July 24, 2023 (or, if known, the material consequences of which were not known or reasonably foreseeable) and (ii) becomes known by the iRobot board of directors prior to the receipt of the requisite additional Company vote; provided, that in no event will any of the following constitute or be deemed to be an intervening event: (1) the receipt, existence or terms of an acquisition proposal or any matter relating thereto, (2) changes in the stock price of iRobot, (3) any breach by iRobot of the amended merger agreement or (4) the fact, in and of itself, that iRobot exceeds internal or published projections (it being understood, however, that the facts or causes underlying or contributing to any of the matters described in the preceding clauses (2) or (4) may be taken into account for purposes of determining whether an intervening event has occurred); provided, further, that an acquisition proposal that resulted from a breach of iRobot’s non-solicitation obligations under the amended merger agreement may not be the basis for an intervening event.

In the event of any modification to the financial terms or any other material terms of any acquisition proposal, iRobot must satisfy the notice requirement described above with a new written notice to Amazon.com, and comply with the negotiation requirements described above, provided that the subsequent notice period (and any subsequent notice period thereafter) will be three business days instead of five business days.

The amended merger agreement does not prohibit iRobot or the iRobot board of directors from taking and disclosing to the stockholders of iRobot a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any disclosure to the stockholders of iRobot that is required by applicable law; provided, however, that if such disclosure has the effect of withholding or withdrawing, adversely qualifying, modifying or failing to make when required by the amended merger agreement the Company additional recommendation, such disclosure will be deemed to be a change of recommendation and Amazon.com will have the right to terminate the amended merger agreement. Any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act will not be deemed to be a change of recommendation; provided that any such disclosure that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by the amended merger agreement, the Company additional recommendation will be deemed to be a change of recommendation unless the iRobot board of directors expressly publicly reaffirms the Company additional recommendation in such communication without any qualification.

iRobot Stockholders’ Meeting

iRobot has, in accordance with applicable law and its certificate of incorporation and bylaws, established a record date for as promptly as reasonably practicable following July 24, 2023, duly called and given notice of, and will convene and hold a meeting of the holders of shares (the “iRobot stockholders’ meeting”) (which will be held as promptly as reasonably practicable after the date that is either (A) the third business day after the day that is ten days after filing the preliminary proxy statement if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (B) within three business days after the date of being informed by the SEC staff that it has no further comments on the preliminary proxy statement) to consider and vote upon the approval and adoption of the amended merger agreement and to cause such vote to be taken, and will not postpone or adjourn such meeting, except to the extent advised by counsel to be necessary to comply with law or pursuant to the following sentence. iRobot will schedule the iRobot stockholders’ meeting to be held within thirty (30) days of the initial mailing of the proxy statement (or if iRobot’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the proxy statement is insufficient time to submit and obtain the requisite additional Company vote, such later date as advised by such proxy solicitor and to which Amazon.com consents, such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in the amended merger agreement, (i) iRobot may adjourn, recess or postpone, and at the request of Amazon.com, it must adjourn, recess or postpone, the iRobot stockholders’ meeting for a reasonable period to solicit additional proxies, if iRobot or Amazon.com, respectively, reasonably believes there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the iRobot stockholders’ meeting or to obtain the requisite additional Company vote (provided, that, (x) unless agreed in writing by iRobot and Amazon.com, all such adjournments, recesses or postponements will be for periods of no more than ten (10) business days each and (y) in no event will the record date of the iRobot stockholders’ meeting be changed without Amazon.com’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (ii) iRobot may adjourn, recess or postpone the iRobot stockholders’ meeting to the extent necessary to ensure that any supplement or amendment to the proxy statement that is required by applicable law is provided to the stockholders of iRobot for the amount of time required by law in advance of the iRobot stockholders’ meeting. Subject to iRobot’s rights to effect a change of recommendation in response to an intervening event or a superior proposal and to terminate the amended merger agreement in response to a superior proposal, as described in the section entitled “The Amended Merger Agreement — Change of Board Recommendation; Alternative Acquisition Agreement”, the iRobot board will include the Company additional recommendation in the proxy statement and will take all lawful action to obtain the requisite additional Company vote. Without the prior written consent of Amazon.com, the adoption of the amended merger agreement will be the only matter (other than matters of procedure and matters required by law to be voted on by the iRobot stockholders in connection with the adoption of the amended merger agreement) that iRobot will propose to be acted on by the iRobot stockholders at the iRobot stockholders’ meeting. Without limiting the generality of the foregoing, but subject to iRobot’s rights to terminate the amended merger agreement as described in the section entitled “The Amended Merger Agreement — Termination”, iRobot has agreed that its obligations described in this section will not be affected by the occurrence of a change of recommendation, the commencement, public proposal, public disclosure or communication to iRobot or any other person of any acquisition proposal or any event constituting or that could constitute an intervening event.

iRobot has agreed (1) to provide Amazon.com periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from iRobot’s proxy solicitor) and (2) to give written notice to Amazon.com one business day prior to the iRobot stockholders’ meeting and on the day of, but prior to, the iRobot stockholders’ meeting of the status of the requisite additional Company vote.

Debt Payoff

iRobot has agreed to use its reasonable best efforts to take any actions reasonably requested by Amazon.com that are necessary to facilitate the payoff by Amazon.com (or, in the case of letters of credit, facilitate the cash collateralization thereof) on the closing date and termination on the closing date (to the extent provided therein and pursuant to the terms thereof), or to facilitate negotiations with the lender party thereto and the continuation on and after the closing date of (i) the Existing Credit Agreement, (ii) the Amended and Restated Reimbursement Agreement, dated as of December 20, 2013 (as amended by Amendment No. 1 thereto, dated as of June 29, 2018 and Amendment No. 2 thereto, dated as of May 4, 2022), between iRobot, Bank of America, N.A., as administrative agent, and the other parties thereto (the “Amended and Restated Reimbursement Agreement”), (iii) the Mizuho Bank Ltd. line of credit and (iv) any other indebtedness for borrowed money, including, in each case, using reasonable best efforts to obtain a payoff letter in connection therewith, provided that any such action described above will not be required unless it can be and is conditioned on the occurrence of the closing, and, at the closing, Amazon.com will provide all funds required to actually effect such payoff and termination. Notwithstanding the conditions to obligations of Amazon.com and Merger Sub to effect the merger described in the amended merger agreement, in no event will the receipt of such payoff letter or the consummation of any payoff or termination as described herein be a condition to any of the obligations of Amazon.com or Merger Sub under the amended merger agreement.

iRobot has terminated and repaid in full the outstanding borrowings under its Existing Credit Agreement and Amended and Restated Reimbursement Agreement as of July 24, 2023.

Employee Matters

The amended merger agreement provides that Amazon.com will provide or cause to be provided to each employee of iRobot who continues to be employed after the effective time compensation and benefits for a period of one year following the effective time on the following terms:

•

Cash Compensation: cash payments and target annual cash incentive compensation opportunities that are no less favorable in the aggregate than the base salary or wages and annual target cash incentive compensation opportunities provided by the iRobot and its subsidiaries to each such continuing employee immediately prior to the effective time; and

•

Other Compensation and Benefits: other compensation and employee benefits that are substantially comparable in the aggregate to other compensation and employee benefits (excluding any equity and long-term cash incentive compensation and any defined benefit pension and post-employment health and welfare benefits) provided by the iRobot and its subsidiaries to such continuing employees immediately prior to the effective time.

The amended merger agreement provides that Amazon.com will cause (or, with respect to employees outside of the United States, use commercially reasonable efforts to cause) (1) any pre-existing conditions or limitations and eligibility waiting periods under any of its group health plans to be waived with respect to the continuing iRobot employees and their eligible dependents, (2) the amount of eligible expenses incurred by each continuing iRobot employee and his or her eligible dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the iRobot benefit plans to be credited for purposes of satisfying the deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Amazon.com and its affiliates and (3) any of the employee benefit plans of Amazon.com or its affiliates (including disability pay continuation plans) in which the continuing iRobot employees are entitled to participate to take into account for purposes of eligibility, vesting and benefit accrual thereunder (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits or to the extent that its application would result in a duplication of benefits) and each continuing iRobot employee’s years of service with iRobot and its affiliates or predecessors before the effective time, to the same extent such service was credited under a comparable iRobot benefit plan.

Efforts to Complete the Merger

General

Subject to the terms of the amended merger agreement, iRobot, Amazon.com and Merger Sub have agreed to use reasonable best efforts to:

•	consummate and make effective the transactions contemplated by the amended merger agreement as promptly as reasonably practicable (and in any event no later than the outside date);

•	obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders that are required or, in the reasonable judgment of Amazon.com after reasonable consultation with iRobot, advisable to be obtained by Amazon.com, Merger Sub or iRobot or any of their respective subsidiaries in order to consummate the transactions contemplated by the amended merger agreement;

•

resolve any objections and avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the amended merger agreement and the consummation of the transactions contemplated by the amended merger agreement, including the merger;

•

contest and defend any lawsuits or other proceedings, whether judicial or administrative, challenging the amended merger agreement or the consummation of the transactions contemplated by the amended merger agreement in accordance with the terms of the amended merger agreement, including seeking to have any stay, temporary restraining order, injunction or judgment entered by any court or other governmental authority vacated, lifted, overturned or reversed;

•

as promptly as reasonably practicable, and in any event within ten business days after August 4, 2022 (unless otherwise agreed by the parties to the amended merger agreement), make all necessary filings and submissions under the HSR Act, and thereafter supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any law;

•

as promptly as reasonably practicable after August 4, 2022, make all necessary filings and submissions under other applicable antitrust laws or foreign investment laws that are, in the reasonable judgment of Amazon.com after reasonable consultation with iRobot, required or advisable in connection with the merger, and thereafter supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any law; and

•

as promptly as reasonably practicable make any other required registrations, declarations, submissions and filings with respect to the transactions contemplated by the amended merger agreement required under the Exchange Act, any other applicable federal or state securities laws and any other applicable law.

Exchange of Information, Participation and Strategy

The parties have agreed to give (and to cause their respective subsidiaries to give) any notices to third parties, and to use, and to cause their respective subsidiaries to use, reasonable best efforts to obtain any third- party consents (not including for such purposes those consents required or advisable under antitrust laws or foreign investment laws) that are necessary, proper or advisable to consummate the transactions contemplated by the amended merger agreement; provided, however, that the parties will coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any contracts of iRobot or any of its subsidiaries in connection with the consummation of the transactions contemplated by the amended merger agreement and seeking any such actions, consents, approvals or waivers, and following such coordination and cooperation, iRobot will, and will cause its subsidiaries to, use reasonable best efforts to seek any such required actions, consents, approvals or waivers as Amazon.com directs; provided, however, that iRobot will not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) the seeking of such actions, consents, approvals or waivers, unless such payment, concession or liability is conditioned and effective only upon the closing and is consented to in writing by Amazon.com.

Without limiting the generality of the foregoing, each party to the amended merger agreement has agreed to:

•

give the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the transactions contemplated by the amended merger agreement;

•	keep the other parties informed as to the status of any such request or proceeding;

•	to the extent practicable, give the other parties notice and an opportunity to participate in any communication made to the FTC, the DOJ, or any other competition authority or other domestic or foreign governmental authority regarding the transactions contemplated by the amended merger agreement; and

•

promptly notify the other parties of the substance of any communication from the FTC, the DOJ, or any other domestic or foreign governmental authority regarding the transactions contemplated by the amended merger agreement.

Amazon.com will have the right to devise and implement the strategy and timing for obtaining any clearances required or sought under any antitrust law or foreign investment law in connection with the merger (including, without limitation, the right to determine whether to commit to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust law or foreign investment law, and whether to withdraw and refile any notification and report forms pursuant to the HSR Act (i.e., “pull and refile”)), provided that the strategy will be designed to obtain clearances as promptly as reasonably practicable and in no event later than four business days prior to the outside date.

In addition, subject to applicable laws relating to the exchange of information, Amazon.com and iRobot will have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with all of the information relating to Amazon.com or iRobot and any of their respective subsidiaries, that appears in any filing made with, or written with the transactions contemplated by the amended merger agreement, provided, however, that such materials may be redacted as necessary to comply with contractual arrangements or as necessary to address reasonable privilege or confidentiality concerns.

Except as may be prohibited by any governmental authority or by any applicable law, to the extent reasonably practicable, each party will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental authority in connection with such request or proceeding.

Other Commitments

The amended merger agreement provides that nothing contained in the amended merger agreement will require, or be construed to require:

•

Amazon.com or any of its subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition, in each case, with respect to any assets, operations, business or the conduct of business of Amazon.com or any of its subsidiaries (not including for this purpose the surviving corporation and its subsidiaries);

•

Amazon.com, iRobot or any of their respective subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition with respect to any assets, operations, business or the conduct of business of iRobot and its subsidiaries; or

•

Amazon.com to commit to provide prior notice or seek prior approval from any governmental authority of any future transaction (not including the transactions contemplated by the amended merger agreement).

In addition, iRobot and its subsidiaries have agreed to take, and must take any of the actions described in the first, second and third bullet points above if iRobot is requested in writing to do so by Amazon.com and such action is only binding on or otherwise applicable to iRobot from and after the effective time and in the event that the closing occurs. iRobot and its subsidiaries must not communicate to any governmental authority its or their willingness to consider, offer to take, or to agree to any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the merger and the other transactions contemplated by the amended merger agreement without the prior written consent of Amazon.com (which may be withheld in the sole discretion of Amazon.com).

In the event that any action set forth in the first or second bullet point above is proposed by or acceptable to a governmental authority, Amazon.com will have the sole right to determine the manner in which to implement the requirement of such governmental authority.

Amazon.com will defend through litigation on the merits and, if necessary, appeal any claim asserted in court or through administrative tribunal by any person or governmental authority in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent the closing from occurring as promptly as practicable (and in any event, no later than the outside date).

Indemnification and Insurance

Indemnification

The amended merger agreement provides that after the effective time, Amazon.com will cause the surviving corporation to indemnify and hold harmless the individuals who on or prior to the effective time were officers or directors of iRobot or its subsidiaries or were serving at the request of iRobot as an officer, director, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of iRobot or any of its subsidiaries at any time prior to the effective time to the fullest extent permitted by applicable law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking if required under the DGCL).

Amazon.com and Merger Sub have agreed that all rights to exculpation or indemnification for acts or omissions occurring prior to the effective time existing as of August 4, 2022 in favor of the current and former directors and officers of iRobot or any of its subsidiaries or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such officer or director, as provided in iRobot’s or each of its subsidiaries’ respective certificates of incorporation or bylaws (or similar organizational documents) or in any agreement, will survive the merger and the transactions contemplated by the amended merger agreement and will continue in full force and effect in accordance with their terms. The amended merger agreement provides that after the effective time, Amazon.com and the surviving corporation will (and Amazon.com will cause the surviving corporation to) fulfill and honor such obligations to the maximum extent that iRobot or the applicable subsidiary would have been permitted to fulfill and honor them by applicable law.

In addition, for a period of six years following the effective time, the amended merger agreement provides that Amazon.com will, and will cause the surviving corporation and its subsidiaries to, cause the certificates of incorporation and bylaws (and other similar organizational documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws (or similar organizational documents) of iRobot and its subsidiaries immediately prior to the effective time, and during such six-year period, such provisions may not be amended, repealed or otherwise modified in any respect, except as required by applicable law.

Insurance

In addition, iRobot will obtain, or Amazon.com will cause the surviving corporation to obtain, for a period of six years from and after the effective time, “tail” insurance policies for the extension of (1) the directors’ and officers’ liability coverage of iRobot’s existing directors’ and officers’ insurance policies and (2) iRobot’s existing fiduciary liability insurance policies, with terms, conditions, retentions and limits of liability that are at least as favorable to the insured parties as iRobot’s existing policies with respect to matters existing or occurring at or prior to the effective time, subject to certain qualifications and provided that in no event will the annual cost of such insurance coverage exceed during such period 300% of the current aggregate annual premium paid by iRobot for such purpose and, if the cost of the insurance coverage exceeds such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Coordination on Litigation

Each of Amazon.com and iRobot have agreed to promptly notify the other of any transaction litigation (including stockholder litigation) against it or any of its representatives arising out of or relating to the amended merger agreement, the merger or the other transactions contemplated by the amended merger agreement and will keep the other reasonably informed regarding any such transaction litigation (including stockholder litigation). Until the termination of the amended merger agreement in accordance with its terms, iRobot will provide Amazon.com an opportunity to review and to propose comments to all filings or written responses to be made by iRobot in connection with any transaction litigation (including stockholder litigation) against iRobot and its directors relating to any transaction contemplated by the amended merger agreement, and iRobot will give reasonable and good faith consideration to any comments proposed by Amazon.com. In no event will iRobot enter into, agree to or disclose any settlement or mooting action with respect to such transaction litigation (including stockholder litigation) without the consent of Amazon.com, which, except in the case of a settlement or mooting action that includes an admission of fault, must not be unreasonably withheld, delayed or conditioned. Amazon.com and iRobot will notify each other promptly of the commencement of any transaction litigation (including stockholder litigation) of which it has received notice.

Other Covenants and Agreements

The amended merger agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) the delisting and deregistration of the iRobot common stock, (3) public announcements with respect to the transactions contemplated by the original merger agreement and merger agreement amendment, (4) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act, (5) resignations, effective as of the effective time, of the directors of iRobot and/or the officers and directors of any of its subsidiaries (to the extent requested by Amazon.com), (6) acquisition by Amazon.com and Merger Sub of shares of iRobot common stock and (7) further actions set forth in the Company disclosure schedule.

Conditions to Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the closing of the following conditions:

•

the adoption of the amended merger agreement by holders of a majority of all outstanding shares of iRobot common stock entitled to vote at the close of business on the record date for the special meeting;

•

(1) the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act or any voluntary agreement with the DOJ Antitrust Division or the FTC not to consummate the merger will have expired or been terminated and (2) the applicable waiting periods (or any extensions thereof) or clearances, as applicable, under the antitrust laws and foreign investment laws will have expired, been earlier terminated or obtained; and

•

no court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect that restrains, enjoins, renders illegal or otherwise prohibits the completion of the merger.

The respective obligations of Amazon.com and Merger Sub to complete the merger are subject to the satisfaction or waiver by Amazon.com at or prior to the closing of the following additional conditions:

•

the accuracy of the representations and warranties of iRobot as of August 4, 2022 and as of the closing date (except for any representations and warranties made as of a particular date or period, including as specified in the merger agreement amendment, which representations and warranties must be true and correct only as of that date or period), generally subject to a “material adverse effect” or other qualification provided in the amended merger agreement;

•	the performance by iRobot in all material respects of all obligations required to be performed by it under the amended merger agreement at or prior to the closing date;

•	there not having occurred and there not being continuing any change, effect, event, occurrence or development that has had a material adverse effect; and

•

the receipt by Amazon.com and Merger Sub at closing of a certificate signed on behalf of iRobot by the Chief Executive Officer or Chief Financial Officer of iRobot certifying that the conditions set forth in the three preceding bullet points are satisfied.

The obligation of iRobot to complete the merger is subject to the satisfaction or waiver by iRobot at or prior to the closing of the following additional conditions:

•

the accuracy of the representations and warranties of Amazon.com and Merger Sub as of August 4, 2022 and as of the closing date (except for any representations and warranties made as of a particular date or period, including as specified in the merger agreement amendment, which representations and warranties must be true and correct in all material respects only as of that date or period) in all material respects;

•	the performance by each of Amazon.com and Merger Sub in all material respects of all obligations required to be performed by it under the amended merger agreement at or prior to the closing date; and

•

the receipt by iRobot at closing of a certificate signed on behalf of Amazon.com and Merger Sub by an authorized officer of Amazon.com certifying that the conditions set forth in the two preceding bullet points are satisfied.

Termination

The amended merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time in the following circumstances:

•	by the mutual written consent of iRobot and Amazon.com;

•	by either iRobot or Amazon.com, if:

•

the merger has not been consummated by February 4, 2024 (as it may be extended as described below, the “outside date,” which was previously extended automatically to February 4, 2024 on the initial outside date of August 4, 2023), provided that if the closing has not occurred prior to February 4, 2024 and all of the conditions to closing, other than the condition relating to antitrust law and foreign investment law approvals or the condition relating to the absence of a law, order or injunction prohibiting the merger (as it relates to the HSR Act or any other antitrust law or any foreign investment law), have been satisfied or are capable of being satisfied on February 4, 2024, then the outside date will be automatically extended to August 4, 2024, and the date, as so extended, will be the outside date (provided that the right to terminate the amended merger agreement described in this bullet point will not be available to any party that has breached in any material respect its obligations under the amended merger agreement in any manner that has been the principal cause of the failure of a condition to the completion of the merger); or

•

the requisite additional Company vote has not been obtained and a vote has been taken on the matter at the iRobot stockholders’ meeting or any adjournment or postponement thereof (and such meeting, as may be so adjourned or postponed, will have concluded); or

•

an order has been enacted, issued, promulgated, enforced or entered after the date of the amended merger agreement by a court or other governmental authority of competent jurisdiction over any party to the amended merger agreement, which order permanently restrains, enjoins, renders illegal or otherwise prohibits the consummation of the merger becomes final and non-appealable; provided, that the right to terminate the amended merger agreement pursuant to this bullet will not be available to any party that has breached in any material respect its obligations under the amended merger agreement in any manner that will have been the principal cause of the failure of a condition to the consummation of the merger; or

•	by iRobot, if:

•

Amazon.com or Merger Sub has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligation of iRobot to complete the merger and (2) is either not curable prior to the outside date, as it may be extended, or is not cured within the earlier of (x) thirty (30) days following the giving of notice thereof by iRobot to Amazon.com and (y) three (3) business days prior to the outside date as it may be extended; or

•

prior to the time the requisite additional Company vote is obtained and for so long as iRobot is in compliance with its non-solicitation obligations under the amended merger agreement, iRobot terminates the amended merger agreement in connection with entering into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation” and, prior to or concurrently with the termination, pays to Amazon.com the Company termination fee (as defined below); or

•	by Amazon.com, if:

•

iRobot has breached any of its representations, warranties, covenants or agreements, or there is any inaccuracy in any of its representations or warranties, in either case which (1) would result in a failure of a condition to the obligations of Amazon.com and Merger Sub to complete the merger and (2) is either not curable prior to the outside date, as it may be extended, or is not cured within the earlier of (x) thirty (30) days following the giving of notice thereof by Amazon.com to iRobot and (y) three (3) business days prior to the outside date as it may be extended; or

•

prior to the time the requisite additional Company vote is obtained, the iRobot board of directors (1) has made a change of recommendation or (2) at any time following receipt of an acquisition proposal that has not been publicly withdrawn, has failed to reaffirm its approval or recommendation of the amended merger agreement and the merger as promptly as reasonably practicable (but in any event by the earlier of (A) five (5) business days and (B) the close of business on the second 2nd) business say immediately preceding the scheduled date of the company stockholders’ meeting at the written request to do so by Amazon.com) after receipt of any written request to do so from Amazon.com (provided that Amazon.com may not provide such a written request more than once for each acquisition proposal (unless the terms of such acquisition proposal have been modified or amended, in which case Amazon.com may provide another written request with respect to such acquisition proposal as so amended or modified)).

Termination Fees; Expense Reimbursement

iRobot will be required to pay Amazon.com the Company termination fee, in an amount equal to $56 million, in the following circumstances:

•	if the amended merger agreement is terminated by Amazon.com under specified circumstances where the iRobot board of directors has made a change of recommendation;

•

if the amended merger agreement is terminated by iRobot in order to enter into an alternative acquisition agreement providing for a superior proposal in accordance with the terms described in the section entitled “The Amended Merger Agreement — Acquisition Proposals; No Solicitation”; or

•	if any of the following three conditions is satisfied:

(1)

the amended merger agreement is terminated by (A) either iRobot or Amazon.com because the requisite additional Company vote has not been obtained or because the merger has not been consummated by the outside date (as it may be extended) (at a time when the requisite additional Company vote has not been obtained or Amazon.com has the right to terminate as result of a material breach by iRobot of its covenants and agreements under the amended merger agreement), or (B) Amazon.com as a result of a material breach by iRobot of its covenants and agreements under the amended merger agreement;

(2)

a bona fide acquisition proposal is made publicly to iRobot or any of its subsidiaries or otherwise becomes publicly known, or any person publicly announces an intention (whether or not conditional) to make an acquisition proposal that is not withdrawn publicly without qualification prior to the earlier of (x) five days prior to the iRobot’s stockholders’ meeting (as such meeting may have been adjourned or postponed in accordance with the amended merger agreement) or (y) termination of the amended merger agreement; and

(3)

within twelve (12) months after the termination, iRobot or any of its subsidiaries enters into a definitive agreement providing for, or consummates or, in the case of an acquisition proposal that is a tender offer, approves or recommends to iRobot’s stockholders, or is otherwise not opposed to, an acquisition proposal, provided that, for purposes of the provision referred to in this bullet point, the references to “15%” in the definition of “acquisition proposal” are deemed to be references to “50%” and, as to any acquisition proposal relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company, any such acquisition proposal results in a change of control of at least fifty percent (50%) of the stock or consolidated assets of iRobot.

In no event will more than one Company termination fee be payable under the amended merger agreement.

If the amended merger agreement is terminated by either iRobot or Amazon.com because the requisite additional Company vote has not been obtained or because the merger has not been consummated by the outside date (as it may be extended) (at such time when the requisite additional Company vote has not been obtained), then, in certain circumstances, iRobot will be required to pay to Amazon.com all of the reasonable and documented out-of-pocket expenses incurred by Amazon.com and Merger Sub in connection with the amended merger agreement and the other transactions contemplated by the amended merger agreement, in an amount not to exceed $17 million (which amount would be deducted from the amount of any termination fee owed or payable by the Company).

Amazon.com will be required to pay iRobot the Parent termination fee, in an amount equal to $94 million, in the following circumstances:

•

if (1) the amended merger agreement is terminated by either iRobot or Amazon.com because the merger has not been consummated by the outside date (as it may be extended), (2) at the time of such termination, all of the conditions required to be satisfied at or prior to the closing have been satisfied or duly waived by the parties entitled to the benefit thereof other than (A) the conditions relating to regulatory clearances or relating to the absence of a law, order or injunction prohibiting the merger (but only as it relates to the HSR Act or any other antitrust law) and (B) any other condition that by its nature is to be satisfied at the closing; and (3) no breach by iRobot of its obligations described in the section entitled “The Amended Merger Agreement — Efforts to Complete the Merger” has been the principal cause of the failure of conditions relating to regulatory clearances or the condition relating to the absence of a law, order or injunction prohibiting the merger (but only as it relates to the HSR Act or any other antitrust law); or

•

if the amended merger agreement is terminated by either iRobot or Amazon.com because an order enacted, issued, promulgated, enforced or entered after the date of the amended merger agreement by a court or other governmental authority of competent jurisdiction over any party to the amended merger agreement, permanently restrains, enjoins, renders illegal or otherwise prohibits the consummation of the merger and has become final and non-appealable (but only if the appealable order relates to the HSR Act or any other antitrust law), and no breach by iRobot of its obligations described in the section entitled “The Amended Merger Agreement — Efforts to Complete the Merger” has been the principal cause of the applicable enactment, issuance, promulgation, enforcement or entry of such order.

In no event will more than one Parent termination fee be payable under the amended merger agreement. Certain portions of the Parent termination fee would be subject to repayment obligations under the new Term Loan, as described in iRobot’s Form 10-Q filed with the SEC on August 8, 2023, and other portions of the Parent termination fee would be payable to Qatalyst Partners pursuant to the terms of Qatalyst Partners’ engagement.

Limitation on Remedies

In the event of termination of the amended merger agreement and the abandonment of the merger in accordance with the provisions described in the section entitled “The Amended Merger Agreement — Termination,” the amended merger agreement will become void and of no effect with no liability to any person on the part of iRobot, Amazon.com or Merger Sub (or of any of its representatives or affiliates), except that the confidentiality agreement between iRobot and Amazon.com and certain sections of the amended merger agreement, including sections relating to termination fees and expenses, will survive termination. However, termination of the amended merger agreement will not relieve any party of any liability or damages to the other party resulting from any willful and material breach (as that term is defined in the amended merger agreement) of its obligations set forth in the amended merger agreement.

The parties have agreed that the payment of the Company termination fee will be the sole and exclusive remedy available to Amazon.com and Merger Sub with respect to the amended merger agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Company termination fee, iRobot (and its affiliates and its and their respective directors, officers, employees, stockholders and representatives) will have no further liability to Amazon.com and Merger Sub under the amended merger agreement, in law, equity or otherwise, and neither Amazon.com nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against iRobot or any of iRobot’s subsidiaries or any of its or their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or its or their respective representatives in connection with the amended merger agreement or the transactions contemplated thereby.

The parties have agreed that the payment of the Parent termination fee will be the sole and exclusive remedy available to iRobot with respect to the amended merger agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Parent termination fee, Amazon.com and Merger Sub (and their affiliates and their respective directors, officers, employees, stockholders and representatives) will have no further liability to iRobot under the amended merger agreement, in law, equity or otherwise, and neither Amazon.com nor Merger Sub will seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against iRobot or any of iRobot’s subsidiaries or any of its or their respective directors, officers, employees, partners, managers, members, stockholders or affiliates or its or their respective representatives in connection with the amended merger agreement or the transactions contemplated thereby.

Expenses

Except as otherwise provided in the amended merger agreement, including as described in the sections entitled “The Amended Merger Agreement — Termination Fees; Expense Reimbursement,” whether or not the merger is completed, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the amended merger agreement and the merger and the other transactions contemplated by the amended merger agreement, including all fees and expenses of representatives, will be paid by the party incurring such expense.

Amendment and Modification

Subject to the provisions of applicable law, at any time prior to the effective time, the amended merger agreement may be further amended, modified or waived if the amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Amazon.com, Merger Sub and iRobot, or in the case of a waiver, by the party against whom the waiver is to be effective, provided, that after the receipt of the requisite additional Company vote, no amendment may be made which by applicable law requires further approval by the holders of iRobot common stock without obtaining that further approval.

Jurisdiction; Specific Enforcement

Under the amended merger agreement, each of the parties has agreed that it will not bring any claim, action or proceeding against any other parties relating to the amended merger agreement or the transactions contemplated by the amended merger agreement in any court other than (1) the Delaware Court of Chancery in and for New Castle County, (2) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the Delaware Superior Court, (3) in the event (but only in the event) such courts identified in clauses (1) or (2) do not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (4) in the event (but only in the event) such courts identified in clauses (1), (2) and (3) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court, in the event any dispute between the parties (whether in contract, tort or otherwise) arises out of the amended merger agreement or the transactions contemplated by the amended merger agreement.

Each of the parties has agreed that if for any reason any of the provisions of the amended merger agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy.

Accordingly, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the amended merger agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the amended merger agreement, including in each case Amazon.com’s and Merger Sub’s obligation to effect the closing, on the terms of, and subject to the conditions set forth in, the amended merger agreement and in each case without necessity of posting a bond or other form of security. Pursuant to the amended merger agreement, in the event that any action or proceeding is brought in equity to enforce the provisions of the amended merger agreement, no party will allege or assert, and each party has waived the defense, that there is an adequate remedy at law.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, iRobot is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table entitled “Quantification of Payments and Benefits to the Company’s Named Executive Officers” under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

The iRobot board of directors unanimously recommends that the stockholders of iRobot approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to iRobot’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the amended merger agreement. Accordingly, you may vote to approve and adopt the amended merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either iRobot or Amazon.com. Accordingly, if the amended merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of iRobot stockholders.

The above resolution approving the merger-related compensation of iRobot’s named executive officers on an advisory basis requires the affirmative vote of a majority of the votes properly cast for and against with respect to this proposal.

The iRobot board of directors unanimously recommends that the stockholders of iRobot vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT

(PROPOSAL 3)

The Company’s stockholders are being asked to approve a proposal that will give the iRobot board of directors authority to adjourn from time to time the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve and adopt the amended merger agreement, if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the amended merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned on one or more occasions by the iRobot board of directors to any date or dates. In addition, the iRobot board of directors could postpone the special meeting before it commences. Pursuant to the amended merger agreement, iRobot is not permitted to postpone or adjourn the iRobot stockholders’ meeting, except to the extent advised by counsel to be necessary to comply with law, and except that iRobot may adjourn, recess or postpone, and at the request of Amazon.com, it will adjourn, recess or postpone, the iRobot stockholders’ meeting for a reasonable period to solicit additional proxies, if iRobot or Amazon.com, respectively, reasonably believes there will be insufficient shares of iRobot common stock represented to constitute a quorum necessary to conduct the business of the iRobot stockholders’ meeting or to obtain the requisite additional Company vote. Any other postponement or adjournment would require the consent of the Company and Amazon.com. However, unless agreed in writing by iRobot and Amazon.com, any adjournments, recesses or postponements will be for periods of no more than ten business days each. iRobot may also adjourn, recess or postpone the iRobot stockholders’ meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to iRobot stockholders for the amount of time required by law in advance of the iRobot stockholders’ meeting. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to approve and adopt the amended merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

The Company does not anticipate calling a vote on this proposal if Proposal 1 is approved by the requisite number of shares of iRobot common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve and adopt the amended merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the amended merger agreement and vote not to approve the adjournment proposal and vice versa.

Assuming a quorum is present at the special meeting, approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes properly cast for and against with respect to this proposal.

The iRobot board of directors unanimously recommends that the stockholders of the Company vote “FOR” the adjournment proposal, if a vote on the adjournment proposal is called.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the beneficial ownership of our voting securities for (1) each person beneficially owning more than five percent (5%) of the outstanding shares of any class of our voting securities, (2) each director of the Company, (3) our named executive officers and (4) all of our current directors and executive officers as a group.

Percentage ownership of our common stock is based on 27,696,213 shares of our common stock outstanding on August 7, 2023. Information given below regarding beneficial owners of more than five percent (5%) of the outstanding shares of any class of our voting securities is based solely on information provided by such persons in filings with the SEC on Schedules 13D, 13G and other filing made with the SEC on or before August 7, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within sixty (60) days of August 7, 2023, and the shares subject to restricted stock unit awards that will be released within sixty (60) days of August 7, 2023, to be outstanding and to be beneficially owned by the person holding the option and the restricted stock unit award for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is in care of iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Common Stock
	Number of Shares Beneficially Owned	Percent of Class
Greater than 5% Stockholders
BlackRock, Inc.(1)	4,679,984	16.90%
The Vanguard Group(2)	2,934,514	10.60%
PRIMECAP Management Company(3)	1,930,653	6.97%
Alpine Associates Management Inc.(4)	1,501,100	5.42%
Directors and Named Executive Officers:
Colin Angle(5)	281,090	1.01%
Mohamad Ali	25,378	*
Karen Golz	6,285	*
Ruey-Bin Kao	12,005	*
Andrew Miller	12,102	*
Eva Manolis	11,713	*
Michelle Stacy	20,457	*
Jean Jacques Blanc(6)	17,274	*
Faris Habbaba(7)	15,363	*
Glen Weinstein(8)	38,144	*
Julie Zeiler(9)	27,210	*
All executive officers and directors as a group (12 individuals)(10)	502,782	1.81%

*	Indicates ownership of less than 1% of the outstanding shares of the Company’s common stock.
(1)

BlackRock, Inc. has sole voting power with respect to 4,629,282 shares and sole dispositive power with respect to 4,679,984 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

This information has been obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023.
(2)

The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 42,331 shares, sole dispositive power with respect to 2,866,376 shares and shared dispositive power with respect to 68,138 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023.

(3)

PRIMECAP Management Company has sole voting power with respect to 1,930,653 shares and sole dispositive power with respect to 1,930,653 shares. The address of PRIMECAP Management Company is 177 E. Colorado Blvd, 11th Floor, Pasadena, CA 91105. This information has been obtained from a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 9, 2023.

(4)

Alpine Associates Management Inc. has sole voting power with respect to 1,501,100 shares and sole dispositive power with respect to 1,501,100 shares. The address of Alpine Associates Management Inc. is 574 Sylvan Avenue, Suite 100, Englewood Cliffs, NJ 07632. This information has been obtained from a Schedule 13G filed by Alpine Associates Management Inc. with the SEC on February 10, 2023.

(5)	Includes 2,930 shares issuable upon vesting of restricted stock units.
(6)	Includes 833 shares issuable upon vesting of restricted stock units.
(7)	Includes 999 shares issuable upon vesting of restricted stock units.
(8)	Includes 866 shares issuable upon vesting of restricted stock units.
(9)	Includes 5,950 shares issuable upon exercise of stock options and 999 shares issuable upon vesting of restricted stock units.
(10)	Includes 5,950 shares issuable upon exercise of stock options and 7,426 shares issuable upon vesting of restricted stock units.

APPRAISAL RIGHTS OF IROBOT STOCKHOLDERS

If the merger is consummated and certain conditions are met, iRobot stockholders or beneficial owners who continuously hold their shares of iRobot common stock through the effective date of the merger, who do not vote in favor of the proposal to approve and adopt the amended merger agreement, who properly demand in writing an appraisal of their shares delivered to the Company prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the fair value of their shares as determined by the Delaware Court of Chancery under Section 262 the DGCL (as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment, “Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is attached to this proxy statement as Annex D and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that iRobot stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of iRobot common stock unless otherwise expressly noted herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted herein.

Under Section 262, if the merger is completed, iRobot stockholders and beneficial owners who: (i) deliver a written demand for appraisal of their shares to iRobot prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement; (ii) do not vote in favor of the proposal to approve and adopt the amended merger agreement; (iii) continuously hold of record or beneficially own, as applicable, such shares through the effective date of the merger; and (iv) otherwise comply with, and do not withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of iRobot common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid on the amount determined to be “fair value.” However, assuming shares of iRobot common stock remain listed on a national securities exchange immediately before the merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all iRobot stockholders and beneficial owners otherwise entitled to appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of iRobot common stock (as measured in accordance with subsection (g) of Section 262) or (b) the value of the consideration provided in the merger for such total number of shares exceeds $1 million (conditions (a) and (b), and the assumption that shares of iRobot common stock remain listed on a national securities exchange immediately before the merger, are referred to in this summary as the “ownership thresholds”).

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes iRobot’s notice to iRobot stockholders that appraisal rights are available in connection with the merger, and attached hereto as Annex D is the full text of Section 262 as in effect both at the time of the parties’ entry into the original merger agreement and at the time of the parties’ entry into the merger agreement amendment, which is the version of Section 262 applicable to the exercise of appraisal rights in connection with the merger. In connection with the merger, any iRobot stockholder or beneficial owner who wishes to exercise appraisal rights, or who wishes to preserve his, her or its right to do so, should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. An iRobot stockholder or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the amended merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of iRobot common stock, iRobot believes that if an iRobot stockholder or beneficial owner considers exercising such rights, that person should seek the advice of legal counsel.

An iRobot stockholder or beneficial owner wishing to exercise the right to seek an appraisal of that person’s shares of iRobot common stock must do ALL of the following:

•	the person must not vote in favor of the proposal to approve and adopt the amended merger agreement;

•	the person must deliver to iRobot a written demand for appraisal before the vote is taken on the proposal to approve and adopt the amended merger agreement;

•

the person must continuously hold or beneficially own, as applicable, the shares from the date of making the demand through the effective date of the merger (if a stockholder or beneficial owner transfers the shares before the effective time, such person will lose appraisal rights with respect to the shares so transferred);

•

the person, another stockholder or beneficial owner who has properly demanded appraisal or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the “fair value” of the shares within one hundred twenty (120) days after the effective date of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so; and

•	the person must otherwise comply with Section 262 of the DGCL. In addition, one of the ownership thresholds must be met.

Making a Written Demand

Any iRobot stockholder or beneficial owner wishing to exercise appraisal rights must deliver to iRobot, before the vote is taken on the proposal to approve and adopt the amended merger agreement, a written demand for the appraisal of the iRobot stockholder’s or beneficial owner’s shares. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold or beneficially own, respectively, the shares as to which such demand relates through the effective date of the merger.

A person wishing to exercise appraisal rights must not vote or submit a proxy in favor of the approval and adoption of the amended merger agreement. In the case of a holder of record of iRobot common stock, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the amended merger agreement, and it will constitute a waiver of the iRobot stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, an iRobot stockholder who submits a proxy and who wishes to exercise appraisal rights must ensure that the proxy submitted contains instructions to vote against the approval and adoption of the amended merger agreement or abstain from voting on that proposal. In the case of a beneficial owner, brokers, banks and other nominees that hold shares of common stock in “street name” for their customers do not have discretionary authority to vote those shares on the proposal to approve and adopt the amended merger agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the proposal to approve and adopt the amended merger agreement, and does not revoke such instruction prior to the vote on the proposal to approve and adopt the amended merger agreement, then such shares will be voted in favor of the approval and adoption of the amended merger agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal.

Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the proposal to approve and adopt the amended merger agreement or must instruct such broker, bank or other nominee to vote against the approval and adoption of the amended merger agreement or abstain from voting on such proposal.

Neither voting against the proposal to approve and adopt the amended merger agreement nor abstaining from voting on such proposal (or, in the case of a beneficial owner, providing instructions to the record owner of the shares beneficially owned to vote against or to abstain from voting on such proposal) will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to approve and adopt the amended merger agreement. An iRobot stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the proposal to approve and adopt the amended merger agreement will constitute a waiver of appraisal rights.

A demand for appraisal made by an iRobot stockholder or beneficial owner must be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform iRobot of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal made by an iRobot beneficial owner, the demand must also reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).

Whether made by an iRobot stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are held of record or beneficially owned in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of such holder of record or beneficial owner, and if the shares are held of record or beneficially owned by more than one (1) person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for such record holder or holders or beneficial owner or owners, as applicable.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

iRobot Corporation

8 Crosby Drive

Bedford, MA 01730

Attention: Secretary

Any iRobot stockholder or beneficial owner who has delivered a written demand to iRobot and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in respect of some or all of such person’s shares and accept the merger consideration offered pursuant to the amended merger agreement with respect to the shares subject to the withdrawal by delivering to iRobot a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and to accept the merger consideration with respect to the shares subject to the withdrawal within sixty (60) days after the effective date of the merger.

Notice by the Surviving Corporation

If the merger is completed, within ten (10) days after the effective date of the merger, the surviving corporation will notify each iRobot stockholder who has properly made a written demand for appraisal pursuant to Section 262 and has not voted in favor of the merger, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the effective date of the merger, the surviving corporation or any iRobot stockholder or beneficial owner who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by an iRobot stockholder or beneficial owner, demanding a determination of the “fair value” of the shares held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and iRobot stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares of iRobot common stock. Accordingly, any iRobot stockholder or beneficial owner who desires to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their shares of iRobot common stock within the time and in the manner prescribed in Section 262. The failure of an iRobot stockholder or beneficial owner to file such a petition within the period specified in Section 262 could nullify the person’s previous written demand for appraisal.

Within one hundred twenty (120) days after the effective date of the merger, any person who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which iRobot has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be given by the surviving corporation to the requesting person within ten (10) days after receipt by the surviving corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the surviving corporation. After notice to iRobot stockholders and beneficial owners as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded an appraisal for their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. The Delaware Court of Chancery will dismiss appraisal proceedings as to all iRobot stockholders and beneficial owners who are otherwise entitled to appraisal rights if neither of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all iRobot stockholders’ and beneficial owners’ right to an appraisal will cease.

Determination of “Fair Value”

After determining the persons entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of iRobot common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date the judgment is paid. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

iRobot stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the merger consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the merger consideration payable in a merger is not an opinion as to, and does not in any manner address, “fair value” under Section 262. No representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and iRobot stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither iRobot nor Amazon.com anticipates offering more than the merger consideration to any person exercising appraisal rights, and each of iRobot and Amazon.com reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of iRobot common stock is less than the merger consideration.

Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed by the Delaware Court of Chancery pursuant to Section 262(k). In the absence of such determination or assessment, each party bears its own expenses.

From and after the effective date of the merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares will be entitled to vote such shares of iRobot common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of iRobot common stock, if any, payable to iRobot stockholders as of a time prior to the effective time. If any iRobot stockholder or beneficial owner who demands appraisal of his, her or its shares of iRobot common stock under Section 262 validly withdraws, fails to perfect, or otherwise loses, such holder’s or beneficial owner’s right to appraisal, such person’s shares of iRobot common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the merger or if neither of the ownership thresholds is met. As described above, a person may validly withdraw such person’s demand for appraisal if the person delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal in respect of some or all of such person’s shares in accordance with Section 262.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of statutory appraisal rights. Consequently, any iRobot stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE APPROVAL AND ADOPTION OF THE AMENDED MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.

The foregoing summary of the rights of the iRobot stockholders and beneficial owners to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex D. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company at iRobot Corporation, 8 Crosby Drive, Bedford, MA 01730, Attention: Secretary or by calling (781) 430-3003. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company held its annual meeting of iRobot stockholders (the “2023 annual meeting”) on May 26, 2023. In light of the special meeting, the Company will hold an annual meeting of iRobot stockholders in the year 2024 only if the merger is not completed and iRobot stockholders will continue to be entitled to attend and participate in such meeting.

Generally, iRobot stockholders have the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of iRobot stockholders by submitting their proposals in writing to our Secretary at least 120 days before the date of our proxy statement for the previous year’s annual meeting, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act. As described in our annual proxy statement for the 2023 annual meeting filed on April 11, 2023, iRobot stockholders have the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the annual meeting of iRobot stockholders to be held in 2024 (if such meeting is held) by submitting their proposals in writing to our Secretary at the Company’s principal executive offices no later than the close of business on December 12, 2023 and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act. In addition, iRobot stockholders who meet the applicable eligibility requirements under the proxy access provision of our bylaws and wish to include nominees for our board of directors in our annual proxy statement for the 2024 annual meeting, or stockholders who wish to make a proposal at the 2024 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our bylaws), must in each case notify us between January 27, 2024 and February 26, 2024. If a stockholder who wishes to present a proposal fails to notify us by February 26, 2024 and such proposal is brought before the 2024 annual meeting, then under the SEC’s proxy rules, the proxies solicited by iRobot management with respect to the 2024 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by iRobot management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the iRobot’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

A copy of the full text of the bylaws provisions governing the notice requirements set forth above may be obtained by writing to our Secretary. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit stockholders’ proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates herein by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated herein by reference.

The following iRobot filings with the SEC are incorporated herein by reference:

•	iRobot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 14, 2023;

•	iRobot’s Quarterly Reports on Form 10-Q, filed on August 8, 2023 and May 9, 2023;

•	iRobot’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2023; and

•	iRobot’s Current Reports on Form 8-K, filed on July 25, 2023, June 29, 2023 and May 30, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the amended merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated herein by reference.

You may obtain any of the documents we file with the SEC through the SEC’s website at www.sec.gov, or from our website at https://investor.irobot.com/. The information included on our website is not incorporated herein by reference.

You may also request copies of any of the documents we file with the SEC by requesting in writing or by telephone from us at the following address:

iRobot Corporation

Attn: Secretary

8 Crosby Drive

Bedford, MA 01730

(781) 430-3607

If you would like to request documents from us, please do so as soon as possible, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of iRobot common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call:

1 (877) 750-8332 (TOLL-FREE from the U.S. and Canada)

or

+1 (412) 232-3651 (From other countries)

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [•]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

AMAZON.COM, INC.,

MARTIN MERGER SUB, INC.

and

IROBOT CORPORATION

Dated as of August 4, 2022

-i-

Annex A – Defined Terms

Exhibit A – Amended and Restated Certificate of Incorporation of the Surviving Corporation

-ii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 4, 2022, is by and among Amazon.com, Inc., a Delaware corporation (“Parent”), Martin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and iRobot Corporation, a Delaware corporation (the “Company”, with the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement and the transactions contemplated hereby;

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable this Agreement in accordance with the DGCL and unanimously recommended that this Agreement be approved and adopted by the sole stockholder of Merger Sub;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement in accordance with the DGCL and unanimously recommended that this Agreement be approved and adopted by the holders of shares of common stock, par value $0.01 per share, of the Company (the “Shares”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of the DGCL. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue in its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, shall be a wholly owned Subsidiary of Parent. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 9:00 a.m. (New York time) on the third Business Day (the “Closing Date”) following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term “Business Day” means any day ending at 11:59 p.m. (New York time) (other than a Saturday or Sunday) on which the

Department of State of the State of Delaware and banks in the County of New York, New York are open for general business.

Section 1.3 Effective Time. As soon as practicable following, and on the date of, the Closing, the Company and Parent will cause the Merger to be consummated by filing all necessary documentation, including a Certificate of Merger (the “Certificate of Merger”), with the Secretary of State of the State of Delaware as provided in the relevant provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS

OF THE SURVIVING CORPORATION

Section 2.1 Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to be in the form set forth in Exhibit A to this Agreement, and as so amended shall be the certificate of incorporation of the Surviving Corporation (the “Charter”) until thereafter amended as provided therein or as provided by applicable Law.

Section 2.2 Bylaws of the Surviving Corporation. The parties hereto shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”) (except that any references therein to Merger Sub or its date of incorporation, certificate of incorporation or registered agent and office in the State of Delaware shall instead refer to the Company, its date of incorporation, the Charter and its registered agent and office in the State of Delaware, respectively) until thereafter amended as provided therein or as provided by applicable Law.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Section 3.1 Directors of the Surviving Corporation. The parties hereto shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be appointed as the only directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.

Section 3.2 Officers of the Surviving Corporation. The parties hereto shall take all actions necessary to cause the individuals specified by Parent prior to the Effective Time to be appointed as the only officers of the Surviving Corporation as of immediately following the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Charter and the Bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

EXCHANGE OF SHARE CERTIFICATES

Section 4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a) Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent or Merger Sub or any other direct or indirect wholly-owned Subsidiary of

Parent and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties (the Shares referred to in clause (i), the “Cancelled Shares”) and (ii) Shares that are owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with the applicable provisions of Section 262 of the DGCL prior to the Effective Time (the Shares referred to in clause (ii), the “Dissenting Shares”, and, together with the Cancelled Shares, the “Excluded Shares”)) shall be converted into the right to receive $61.00 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, all of the Shares converted into the right to receive the Merger Consideration pursuant to this Section 4.1(a) shall cease to be outstanding and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Shares (other than Excluded Shares) (each, a “Share Certificate”) and each book-entry account formerly representing any non-certificated Shares (other than Excluded Shares) (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest.

(b) Cancellation of Cancelled Shares. Each Cancelled Share shall, as a result of the Merger and without any action on the part of the holder of such Cancelled Share, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist.

(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 4.2 Exchange of Share Certificates and Book-Entry Shares.

(a) Appointment of Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall appoint a bank or trust company reasonably acceptable to the Company to serve as the paying agent (the “Paying Agent”) and shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement.

(b) Deposit of Merger Consideration. At or prior to the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent, cash in U.S. Dollars sufficient to pay the aggregate Merger Consideration (other than in respect of Excluded Shares) under Section 4.1(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. Pending its disbursement in accordance with this Section 4.2, the Payment Fund shall be invested by the Paying Agent, if so directed by Parent or Merger Sub. Any such investment, if made, must be made in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion. Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein. Payments to holders in respect of Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards shall be paid through the Company’s or the Surviving Corporation’s applicable payroll procedures following the Effective Time at such time as such awards are payable.

(c) Procedures for Surrender.

(i) Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than

Excluded Shares) (A) a notice advising such holders of the effectiveness of the Merger, (B) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares to the Paying Agent (including customary provisions with respect to delivery of an “agent’s message” with respect to Book-Entry Shares), such materials to be in such form and have such other provisions as Parent desires with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (the “Letter of Transmittal”), and (C) instructions for effecting the surrender of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or the Book-Entry Shares to the Paying Agent in exchange for payment of the aggregate Merger Consideration to which such holders are entitled pursuant to the terms of this Agreement.

(ii) Upon surrender to the Paying Agent of Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or Book-Entry Shares, together with, in the case of Share Certificates, the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent, and such other documents as may be reasonably required, the holder of such Share Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to deliver to each such holder, the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) of cash that such holder has the right to receive pursuant to Section 4.1(a).

(iii) No interest will be paid or accrued on any amount payable upon surrender of any Shares.

(iv) In the event of a transfer of ownership of certificated Shares (other than Excluded Shares) that is not registered in the transfer records of the Company, the cash to be paid upon due surrender of the Share Certificates may be so paid to such transferee if the Share Certificates formerly representing such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments of the Payment Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Share Certificates and Book-Entry Shares by the one-year anniversary of the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) upon delivery of the Share Certificates (or affidavits of loss in lieu of the Share Certificates as provided in Section 4.2(f)) or transfer of the Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. For the purposes of this Agreement, the term “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

(f) Lost, Stolen or Destroyed Share Certificates. In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond sufficient to indemnify Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Share Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Share Certificate cash in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(h)) equal to the number of Shares (other than Excluded Shares) represented by such lost, stolen or destroyed Share Certificate multiplied by the Merger Consideration.

(g) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration and holders of such Dissenting Shares shall be entitled to only such rights as are granted to a holder of Dissenting Shares pursuant to Section 262 of the DGCL. If any such Person fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had never been Dissenting Shares and instead had been converted at the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent notice of any written demands for appraisal of Shares promptly after receipt by the Company, and shall give Parent the opportunity to devise and implement strategy for, and participate in, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, schedule any meeting or make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

(h) Withholding Rights. Each of Parent, the Company, Merger Sub, the Surviving Corporation and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable federal, state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted by Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made, and none of Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall be required to pay any additional amounts with respect to such deducted and withheld amounts.

Section 4.3 Treatment of Stock-Based Awards; ESPP.

(a) Treatment of Company Options. At the Effective Time, each outstanding option to purchase Shares (a “Company Option”) granted under the Stock Plans, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, fully vest and shall be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than thirty (30) calendar days) following the Effective Time, an amount in cash equal to the product of (i) the number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Option. Any Company Option that has an exercise price per Share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Treatment of Outstanding Company Restricted Stock Unit Awards. At the Effective Time, each outstanding time-based restricted stock unit award (a “Company RSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to (i) the number of Shares subject to such Company RSU Award multiplied by (ii) the Merger Consideration (the product of (i) and (ii), the “RSU Payment”); provided that such RSU Payment (A) shall be subject to the same vesting and forfeiture provisions as were applicable to such Company RSU Award immediately prior to the Effective Time, (B) shall vest in installments over the remainder of the vesting schedule of such Company RSU Award based on the same percentage of the Company RSU Award that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (C) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company RSU Award. The Surviving Corporation shall, subject to Section 4.2(h), pay the RSU Payments through its payroll systems on the applicable payment date that occurs within thirty (30) calendar days following each applicable vesting date.

(c) Treatment of Company Performance Stock Unit Awards. At the Effective Time, each outstanding performance-based restricted stock unit award (a “Company PSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be converted into the right to receive an amount in cash equal to (i) the number of Shares subject to such Company PSU Award based on (x) the actual level of achievement through the Effective Time for Company PSU Awards granted in the fiscal year ended January 2, 2021 and Fiscal Year 2021 or (y) the target level of achievement for Company PSU Awards granted in Fiscal Year 2022, as determined by the administrator of the applicable Stock Plan in good faith and in accordance with the terms of such Stock Plan, multiplied by (ii) the Merger Consideration (the product of (i) and (ii), the “PSU Payment”); provided that such PSU Payment (A) shall be subject to the same time-vesting and forfeiture provisions, but not performance-vesting provisions, as were applicable to such Company PSU Award immediately prior to the Effective Time, (B) shall vest in installments over the remainder of the vesting schedule of such Company PSU Award based on the same percentage of the Company PSU Award that would have vested on each applicable vesting date, with each such installment to be paid as soon as reasonably practicable (but no more than thirty (30) calendar days) following such vesting date, and (C) shall be subject to forfeiture on the same terms and conditions as were applicable to such Company PSU Award (other than with respect to any performance-vesting terms and conditions). The Surviving Corporation shall, subject to Section 4.2(h), pay the PSU Payments through its payroll systems on the applicable payment date that occurs within thirty (30) calendar days following each applicable vesting date.

(d) Treatment of Company Deferred Stock Unit Awards. At the Effective Time, each outstanding director deferred stock unit award (a “Company DSU Award”) granted under the Stock Plans, shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest), as soon as reasonably practicable (but not more than thirty (30) calendar days) following the Effective Time, an amount in cash equal to (i) the number of Shares subject to such Company DSU Award multiplied by (ii) the Merger Consideration.

(e) Employee Stock Purchase Plan. As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a duly authorized committee thereof and, if appropriate, amending the terms of the Company’s 2017 Employee Stock Purchase Plan (the “ESPP”)) that may be necessary or required under the ESPP and applicable Laws to ensure that (A) except for the six-month offering period under the ESPP that commenced on May 15, 2022 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement, (B) the Final Offering shall end on a date no later than the Business Day immediately preceding the Closing Date (the later of the date the Final Offering ends and the Business Day immediately preceding the Closing Date, the “ESPP Termination Date”), (C) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase Shares in accordance with the ESPP as of the end of the Final Offering, with any remaining contributions returned to the participant (without interest) as soon as administratively practicable thereafter, (D) the applicable purchase price for Shares shall not be decreased below the levels set forth in the ESPP as of the date of this Agreement and (E) the ESPP shall terminate in its entirety upon the ESPP Termination Date and no further rights shall be granted or exercised under the ESPP thereafter other than in accordance with the preceding clause (C).

(f) Nonqualified Deferred Compensation. With respect to any amount payable under this Section 4.3 that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Stock Plans and the applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(g) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Options, Company RSU Awards, Company PSU Awards, Company DSU Awards and the ESPP pursuant to Section 4.3(a), Section 4.3(b), Section 4.3(c), Section 4.3(d) and Section 4.3(e) and (ii) cause the Stock Plans to terminate at or prior to the Effective Time, subject to Parent’s obligations under this Section 4.3. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards. As soon as reasonably practicable after the Effective Time (but no later than thirty (30) calendar days after the Effective Time), the Surviving Corporation shall, subject to Section 4.2(h), pay through its payroll systems the amounts due pursuant to Section 4.3(a) and Section 4.3(d).

Section 4.4 Adjustments to Prevent Dilution. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement to the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, the number of Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities, or a different class, by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be equitably adjusted to provide the holders of Shares, Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 4.4 shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Company. Except as set forth (i) in the Company Reports filed by the Company with the SEC since the Applicable Date and publicly available prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) (it being understood that this clause (i) will not apply to the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(f)) or (ii) in the correspondingly numbered sections or subsections of the disclosure schedule delivered to Parent and Merger Sub by the Company immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that, except for the disclosures made in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(f) of the Company Disclosure Schedule, disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to the extent (and only to the extent) that the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept or a similar concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity (with respect to jurisdictions that recognize such concept or a similar concept) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of the Company’s and its Subsidiaries’ certificate of incorporation and bylaws or comparable governing documents, each as amended to the date of this Agreement, and each as so disclosed is in full force and effect.

As used in this Agreement: (i) the term “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) the term “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person; as used in this clause (ii), the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and (iii) the term “Material Adverse Effect” means any change, effect, event, occurrence or development that is materially adverse to the financial condition, assets, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that no change, effect, event, occurrence or development to the extent resulting from the following shall constitute or be taken into account in determining whether there is a Material Adverse Effect:

(A) changes in the economy or financial, debt, credit or securities markets or capital market conditions generally, including changes in interest or exchange rates, in the United States or any other country or region in the world in which the Company or any of its Subsidiaries conducts business;

(B) changes generally affecting the industries in which the Company and its Subsidiaries conduct business;

(C) changes or proposed changes in United States generally accepted accounting principles (“U.S. GAAP”) or other accounting standards or interpretations thereof or in any Law, or enforcement or interpretations thereof;

(D) changes in any political conditions, acts of war (whether or not declared, and including the current conflict between the Russian Federation and Ukraine), hostilities, military actions or acts of terrorism, or any escalation or worsening of the foregoing;

(E) any acts of God, including storms, earthquakes, tsunamis, tornados, hurricanes, weather conditions, natural disasters, epidemics, pandemics, or disease outbreaks (including, for the avoidance of doubt, SARS-CoV-2 and its disease known as COVID-19 and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks (“COVID-19”) and any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization (“COVID-19 Measures”), in each case, in connection with or in response to COVID-19, or the effects thereof), or any escalation or worsening of any of the foregoing;

(F) a decline in the price or trading volume of the Shares on the NASDAQ Global Select Market (“NASDAQ”) or any other securities market or in the trading price of any other securities of the Company or any of its Subsidiaries or any change in the ratings or ratings outlook for the Company or any of its Subsidiaries; provided, that the exception in this clause (F) shall not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such decline, if not otherwise excluded hereby, has resulted in a Material Adverse Effect;

(G) any failure by the Company to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings, cash flow or cash position or other financial, accounting or operating measures or metrics (whether such projections, forecasts, estimates or predictions were made by the Company or independent third parties) for any period; provided, that the exception in this clause (G) shall not prevent or otherwise affect a determination that any change, effect, event, occurrence or development underlying such failure, if not otherwise excluded hereby, has resulted in a Material Adverse Effect;

(H) the effect of seasonal changes on the results of operations, business or financial condition of the Company;

(I) the announcement or existence of this Agreement or the Merger, including the impact thereof on relationships with employees, customers, suppliers and distributors or other Persons to the extent resulting from such announcement or existence; provided, that the exception in this clause (I) shall not apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.1(d) (Governmental Filings, No Violations) or to any other representation or warranty to the extent such representation or warranty addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a party’s obligations hereunder or the consummation of the transactions contemplated hereby;

(J) any Transaction Litigation or any demand or Action for appraisal or the fair value of any Shares pursuant to the DGCL in connection herewith; provided that the underlying facts or causes relating to such Transaction Litigation or demand or Action for appraisal or fair value may be considered in determining whether there has been a Material Adverse Effect; for purposes of this Agreement, the term “Transaction Litigation” means any claim, demand or Action (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any related transaction (including any such claim, demand or Action based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries); and

(K) the failure on the part of the Company to take any action as a result of the restrictions set forth on Section 6.1(b) if the Company in good faith seeks prior written approval from Parent for the Company to take such action, and Parent unreasonably denies such approval after the Company informed Parent in writing that it believed Parent’s withholding of its consent to be unreasonable;

provided, further, that the exceptions in clauses (A) through (E) and clause (H) will not apply to the extent such change, effect, event, occurrence or development has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether or not there has been a Material Adverse Effect.

(b) Capital Structure.

(i) The authorized capital stock of the Company consists of 100,000,000 Shares and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Shares”). As of the close of business on August 3, 2022, 27,229,622 Shares were outstanding and no Preferred Shares were outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than Shares reserved for issuance under the Company’s 2005 Stock Option and Incentive Plan, 2015 Stock Option and Incentive Plan and 2018 Stock Option and Incentive Plan and Non-Employee Directors’ Deferred Compensation Program, in each case, as amended from time to time (together, the “Stock Plans”), and the ESPP, the Company has no Shares or Preferred Shares reserved for issuance. As of the close of business on August 3, 2022, (i) 1,548,281 Shares were reserved and available for issuance in the aggregate pursuant to the Stock Plans, (ii) 452,345 Shares were reserved and available for issuance pursuant to the ESPP, (iii) 86,157 Shares were underlying outstanding Company Options granted under the Stock Plans, (iv) 1,105,713 Shares were underlying outstanding Company RSU Awards granted under the Stock Plans, (v) 395,166 Shares were underlying outstanding Company PSU Awards granted under the Stock Plans, based on target level achievement, and (vi) 6,314 Shares were underlying outstanding Company DSU Awards granted under the Stock Plans. The Company does not have any restricted stock awards that remain subject to vesting. All of the outstanding shares of capital stock or other voting securities of each of the Company’s Subsidiaries are owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien, other than transfer restrictions imposed by any applicable Law. Except as set forth in the fourth sentence of this Section 5.1(b)(i) and except for securities issued after the date of this Agreement in compliance with Section 6.1(b), there are no other outstanding shares of capital stock of, or other equity or voting interests in, the Company, and there are no preemptive or similar rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, securities, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell to any Person any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (other than the Company or one or more of its wholly owned Subsidiaries) a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries. Since the close of business on August 3, 2022 through the date hereof, no Shares have been issued, except pursuant to the exercise of Company Options or settlement of Company RSU Awards, Company PSU Awards or Company DSU Awards, in each case, outstanding on or prior to the close of business on August 3, 2022. The Company does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Neither the Company nor any of its Subsidiaries is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding with a third party relating to any voting or equity interests in the Company or any of its Subsidiaries or any other agreement with a third party relating to the disposition, voting or dividends with respect to any voting or equity interests in the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Shares.

(ii) Section 5.1(b)(ii) of the Company Disclosure Schedule contains a correct and complete list, as of the close of business on August 3, 2022, of all outstanding Company Options, Company RSU Awards, Company PSU Awards and Company DSU Awards granted under the Stock Plans, including with respect to each such award: (i) the name of the holder thereof; (ii) the number of Shares subject to such award; (iii) the grant or issuance date; (iv) any applicable vesting schedule (including each vesting date, the amount that vests on each vesting date and any event that would accelerate such vesting date); and (v) with respect to each Company Option, (A) the exercise price and (B) the expiration date. Since August 3, 2022 and through the date of this Agreement, no Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards have been granted or awarded.

(iii) Section 5.1(b)(iii) of the Company Disclosure Schedule sets forth (A) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, together with the jurisdiction of incorporation or formation of each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary, and (B) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than the Company or its Subsidiaries, together with the jurisdiction of incorporation or formation of each such Person. As of the date of this Agreement, the Company does not own, directly or indirectly, any voting interest in any Person that requires an additional filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act” and any applicable antitrust, competition or merger control Laws promulgated by any Governmental Authority, together with the HSR Act, “Antitrust Laws”), in connection with the transactions contemplated by this Agreement.

(c) Corporate Authority; Approval and Fairness.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to approval and adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Stockholder Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

(ii) The Company Board has (A) unanimously approved and declared advisable this Agreement and resolved to recommend that this Agreement be approved and adopted by the holders of Shares (the “Company Recommendation”), (B) directed that this Agreement be submitted to the holders of Shares for their approval and (C) received the opinion of the Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof as set forth therein, the Merger Consideration to be received pursuant to and in accordance with the terms of this Agreement by the holders of Shares (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such holders.

(d) Governmental Filings; No Violations.

(i) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any (A) federal, state, local, municipal, foreign or other government; (B) governmental, quasi-governmental, supranational or regulatory authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); or (C) self-regulatory organization (including NASDAQ) (each, a “Governmental Authority”) other than (1) the filing of the Certificate of Merger with the Delaware Secretary of State, (2) compliance with any applicable requirements of the HSR Act, (3) compliance with any applicable requirements of Antitrust Laws, (4) compliance with any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests (“Foreign Investment Laws”), (5) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (6) compliance with any applicable rules of NASDAQ and (7) where failure to obtain such authorization or take any such action would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(ii) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.1(d)(i), conflict with or result in a violation or breach of any applicable Law, (C) assuming compliance with the matters referred to in Section 5.1(d)(i), require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, modification, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under (1) any Material Contract binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or other assets are subject, or (2) any Company Permit governing the operation of the business of the Company or any of its Subsidiaries or (D) result in the creation or imposition of any mortgage, lien, license, covenant not to sue, pledge, charge, security interest, deed of trust, right of first refusal, easement or similar encumbrance in respect of such property or asset, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset (each a “Lien”) on any property or asset of the Company or any of its Subsidiaries (in each case, other than Permitted Liens), except in the case of clauses (B), (C) and (D) above, any such violation, breach, conflict, default, right, termination, modification, acceleration, cancellation, loss or Lien that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(e) Company Reports; Financial Statements; Internal Controls.

(i) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since December 28, 2019 (the “Applicable Date”) (the forms, statements, certifications, reports and documents filed or furnished to the SEC since the Applicable Date and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (and, if amended, as of the date of such amendment), complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (and, if amended, as of the date of such amendment, and, in the case of the Proxy Statement, at the date of mailing to stockholders of the Company and at the time of the Company Stockholders Meeting), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii) The Company is in compliance in all material respects with the applicable listing and other requirements of NASDAQ.

(iii) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent in writing prior to the date of this Agreement. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(iv) The consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present, or, in the case of consolidated financial statements included in or incorporated by reference into Company Reports filed after the date of this Agreement, will fairly present, in each case, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and their consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the respective periods set forth therein (subject, in the case of unaudited statements, to notes (none of which, if presented, would materially differ from those in the audited financial statements) and normal, recurring year-end audit adjustments), in each case in conformity with U.S. GAAP applied on a consistent basis during the periods involved, except as may be noted therein or in the notes thereto.

(v) The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including the fact that the minute books contain the minutes of all meetings of the boards of directors, committees of the board and the stockholders and all resolutions passed by the boards of directors, committees of the boards and the stockholders, except that minutes of certain meetings of the Company Board or committees thereof held since May 26, 2022 have not been finalized as of the date of this Agreement.

(f) Absence of Certain Changes. From and after January 1, 2022 through the date of this Agreement, (i) the Company and its Subsidiaries have, except in connection with this Agreement and the transactions contemplated hereby, conducted their businesses in all material respects in the ordinary course of business and there has not been any action taken by the Company or its Subsidiaries that would have required the consent of Parent pursuant to Sections 6.1(b)(ii), 6.1(b)(iii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vi), 6.1(b)(viii), 6.1(b)(x), 6.1(b)(xi), 6.1(b)(xii), 6.1(b)(xiii), 6.1(b)(xv), 6.1(b)(xvi) or 6.1(b)(xviii) (solely as it relates to the foregoing clauses) if such action had been taken after the date of this Agreement; and (ii) there has not been any change, effect, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Litigation and Liabilities.

(i) Since January 1, 2019, there have been no pending or, to the Knowledge of the Company, threatened, civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings (each, an “Action”) before any Governmental Authority to which the Company or any of its Subsidiaries is a party or any Action by any Governmental Authority against or involving the Company or its Subsidiaries, in each case that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date. None of the Company or any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority, except for those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Merger by the Outside Date.

(ii) There are no obligations or liabilities of the Company or any of its Subsidiaries (whether accrued, contingent or otherwise), other than:

(A) obligations or liabilities to the extent specifically and adequately disclosed, reflected or reserved against in the consolidated balance sheet of the Company for the quarterly period ended April 2, 2022 (or any notes thereto);

(B) obligations or liabilities arising in connection with the transactions contemplated by this Agreement;

(C) obligations or liabilities incurred in the ordinary course of business since April 2, 2022 (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any pending lawsuit);

(D) obligations or liabilities arising from any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (other than any purchase orders, invoices or similar instruments) (each, a “Contract”) entered into in the ordinary course of business and binding upon the Company or any of its Subsidiaries or to which any of their respective properties, rights or other assets are subject (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); or

(E) obligations or liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

As used in this Agreement, the term “Knowledge” means, when used with respect to the Company, the actual knowledge, after due inquiry, of the persons listed in Section 5.1(g)(ii) of the Company Disclosure Schedule.

(h) Employee Benefits.

(i) Section 5.1(h)(i) of the Company Disclosure Schedule sets forth an accurate and complete list, as of the date of this Agreement, of all material Benefit Plans. For purposes of this Agreement, “Benefit Plans” means all benefit and compensation plans, Contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Employees”) and current or former directors of the Company or pursuant to which the Company or its Subsidiaries may have any liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Stock Plans, and all other employment, consulting (to the extent related to a natural person), retirement, termination or change in control agreements, supplemental retirement, profit sharing, deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock-based incentive, bonus, insurance, medical, welfare, fringe or other plans, Contracts, policies or arrangements providing for benefits or remuneration of any kind, whether or not written and whether or not material. True and complete copies of all Benefit Plans listed in Section 5.1(h)(i) of the Company Disclosure Schedule, all material amendments and any related trust agreement or other funding instrument thereto have been provided or made available to Parent prior to the date of this Agreement.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans, other than (A) “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) and (B) Benefit Plans maintained outside of the United States primarily for the benefit of Employees working outside of the United States (the “Non-U.S. Benefit Plans”) (such remaining Benefit Plans, collectively, “U.S. Benefit Plans”), are, and have been operated, in substantial compliance with ERISA, the Code and other applicable Laws. Each Benefit Plan that is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) or has applied to the IRS for such favorable determination or opinion letter within the applicable remedial amendment period under Section 401(b) of the Code, and, to the Knowledge of the Company, there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.

(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has (A) engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, would reasonably be expected to subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, or (B) incurred or reasonably expects to incur a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA or any liability under Section 4071 of ERISA.

(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all contributions or other amounts payable by the Company or any Subsidiary with respect to each U.S. Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP on the Company Reports, and (B) there are no pending or, to the Knowledge of the Company, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan or any trust related thereto.

(v) Neither the Company nor any ERISA Affiliate has in the last six years (A) maintained, sponsored, contributed to, or had any obligation or been required to contribute to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or (B) maintained, established, participated in or contributed to, or been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan. No Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For purposes of this Agreement, “ERISA Affiliate” means any entity which is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree or post-employment health and life benefits under any ERISA Plan or collective bargaining agreement, other than coverage mandated by applicable Law or continued health and life benefits coverage following a termination of employment for a period not to exceed eighteen (18) months.

(vii) Neither the execution of this Agreement, stockholder or other approval of this Agreement nor the consummation of the transactions contemplated hereby would, whether alone or in combination with another event, except as required by Law, (A) entitle any employee, director or officer of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any material payment or funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable to any employee, director or officer under or result in any other material obligation pursuant to, any of the Benefit Plans, (C) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent and its Subsidiaries to merge, amend or terminate any of the Benefit Plans or (D) result in payments under any of the Benefit Plans that would not be deductible under Section 280G of the Code.

(viii) Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code. The Company has made available to Parent preliminary copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated by this Agreement.

(ix) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all Non-U.S. Benefit Plans comply in all respects with applicable Law, (B) all liabilities of the Company and its Subsidiaries with respect to any such Non-U.S. Benefit Plans are funded to the extent required by applicable Law or the plan terms or have been accrued to the extent required by U.S. GAAP or other applicable accounting rules, and (C) there is no pending or, to the Knowledge of the Company, threatened litigation relating to Non-U.S. Benefit Plans.

(x) The Company has provided Parent, on or prior to the date of this Agreement, with an anonymized employee census covering each employee of the Company and its Subsidiaries, which sets forth to the extent permissible under applicable Law: each employee’s employee identification number, annual base salary, and target annual cash bonus, in each case as of the date of this Agreement (the “Employee Census”). The Company has also provided Parent, on or prior to the date of this Agreement, the Company’s long-term incentive guidelines as of the date of this Agreement.

(xi) Except as is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Option, Company RSU Award, Company PSU Award and Company DSU Award (A) was granted in compliance with all applicable Laws and all of the terms and conditions of the Stock Plans, (B) in the case of Company Options, has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, and (C) qualifies for the Tax and accounting treatment afforded to such Company Option, Company RSU Award, Company PSU Award or Company DSU Award, as applicable, in the Company’s Tax Returns and the Company Reports, respectively.

(i) Compliance with Laws; Company Permits.

(i) Compliance with Laws. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) since January 1, 2019, the businesses of each of the Company and its Subsidiaries have been, and are being, conducted in compliance with all applicable federal, state, local, territorial, provincial, municipal, regional, foreign or supranational laws, statutes, codes, treaties and ordinances, common law, and any rules, regulations, standards, judgments, orders, writs, injunctions, decrees, arbitration awards and agency requirements of any Governmental Authority (collectively, “Laws”), (B) no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened and (C) as of the date of this Agreement, the Company has not received any written notice or written communication or, to the Knowledge of the Company, oral notice or other communication, from any Governmental Authority of any noncompliance with any Laws that has not been cured as of the date of this Agreement.

(ii) Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries hold, and at all times since January 1, 2019 have held, all permits, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders (including all product certifications) issued or granted by any Governmental Authority or other Person responsible for issuing such permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order (the “Company Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties or other assets and to conduct their businesses in the manner in which they conduct them, (B) all such Company Permits are valid and in full force and effect, (C) the Company and its Subsidiaries are in compliance with such Company Permits and (D) there is no pending or, to the Knowledge of the Company, threatened any administrative or judicial proceeding that would reasonably be expected to result in any suspension, adverse modification, revocation or cancellation of any of the Company Permits.

(j) Material Contracts.

(i) Except (i) for any Benefit Plan, (ii) as filed as exhibits to a Company Report, (iii) for this Agreement and the other agreements entered into between the Company and Parent in connection with the transactions contemplated hereby and (iv) as set forth in Section 5.1(j)(i) of the Company Disclosure Schedule, which contains a true, correct and complete list as of the date hereof of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to or bound by any Contract (a Contract described by clauses (A) through (T)

of this Section 5.1(j)(i), including Contracts and all amendments and modifications thereto filed as exhibits to the Company Reports, being hereinafter referred to as a “Material Contract”):

(A) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(B) that contains any non-compete or exclusivity provision that restricts the ability of the Company or any of its Subsidiaries to compete with respect to any geographic area (or would so restrict, on its face, following the consummation of the Merger, the Surviving Corporation or any of its Affiliates);

(C) that provides for the Company or any of its Affiliates to obtain a service, product, product line, operations or line of business from any Person (including any of the Top Suppliers) that involved annual payments or consideration in the fiscal year ended January 1, 2022 (“Fiscal Year 2021”) (or which is expected to involve annual payments or consideration in the fiscal years ending December 31, 2022 (“Fiscal Year 2022”) or December 30, 2023 (“Fiscal Year 2023”)) in excess of $10,000,000, or that contains any minimum purchase commitments in excess of $10,000,000 annually;

(D) with a third-party manufacturer or supplier for the manufacture and/or supply of materials or products in the supply chain for the Company Products that involves annual payments or consideration in Fiscal Year 2021 (or which is expected to involve annual payments or consideration in Fiscal Year 2022 or Fiscal Year 2023) in excess of $10,000,000;

(E) with a third-party retailer or distributor for the sale of the Company Products (including any of the Top Distributors) that involves annual payments or consideration in Fiscal Year 2021 (or which is expected to involve annual payments or consideration in Fiscal Year 2022 or Fiscal Year 2023) in excess of $15,000,000;

(F) that contains covenants expressly limiting in any material respect the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any material assets (including any restrictions on the transfer of any Intellectual Property Rights) or businesses of the Company or any of its Subsidiaries;

(G) that contains any standstill, “most favored nation” or most favored customer provision or rights of first or last offer, negotiation or refusal, in each case, to which the Company or any of its Affiliates is subject (or that would so subject the Surviving Corporation or any of its Affiliates following the consummation of the Merger);

(H) that provides for or relates to a partnership, joint venture, collaboration or similar material arrangement (in each case, other than with respect to wholly owned Subsidiaries of the Company);

(I) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or guaranteeing indebtedness of any Person in excess of $3,000,000 (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business consistent with past practice in each case to the extent not drawn upon), except for any Contract solely among or between the Company and any of its wholly owned Subsidiaries;

(J) that includes an uncapped indemnification obligation (other than indemnification obligations for ordinary course products liabilities or confidentiality obligations), a guarantee of the performance or payment of a third party, or any “earnout” or other contingent or deferred obligation payable, in each case by the Company or any of its Subsidiaries;

(K) that is a Material Real Property Lease;

(L) (1) pursuant to which a third party has granted to the Company or any of its Subsidiaries a license, covenant not to sue or other right to any Intellectual Property Rights (other than any (a) non-exclusive retail shrink-wrap or click-wrap license for off-the-shelf software that is generally available on a commercial basis, (b) Open Source Licenses, (c) agreements where any non-exclusive license of any Intellectual Property Rights is incidental to such agreement, such as non-exclusive licenses to use feedback and suggestions and non-exclusive licenses authorizing the use of brand materials for marketing purposes, (d) employee or contractor agreements entered into in the ordinary course of business pursuant to the Company’s or its Subsidiaries’ standard form of such agreement, and (e) nondisclosure agreements entered into in the ordinary course of business), including any Intellectual Property Rights included or embodied in any Company Product or any Contract providing for the payment of royalties to any third party, (2) pursuant to which the Company or any of its Subsidiaries has granted a third party a license, covenant not to sue, or other right to any Owned Intellectual Property (other than any (a) non-exclusive licenses granted pursuant to end-user customer agreements and contractors agreements entered into in the ordinary course of business, (b) agreements where any non-exclusive license of any Intellectual Property Rights is incidental to such agreement, such as non-exclusive licenses to use feedback and suggestions and non-exclusive licenses authorizing the use of brand materials for marketing purposes, and (c) nondisclosure agreements entered into in the ordinary course of business), (3) pursuant to which any Intellectual Property Right is or has been developed by or for the Company or any of its Subsidiaries, assigned to the Company or any of its Subsidiaries by any other Person, or assigned by the Company or and of its Subsidiaries to any other Person (other than any agreements signed by employees and contractors assigning to the Company or any of its Subsidiaries any Intellectual Property Rights made by such employee, in each case entered into in the ordinary course of business) or (4) which grants or conveys (or purports to grant or convey) any right with respect to Intellectual Property Rights of Parent or any of its Affiliates (other than Company or any of its Subsidiaries), in each of cases (1)–(4), including any Contract under which the rights granted are exclusive or sublicensable ((1), (2), (3) and (4) collectively, “Company IP Agreements”);

(M) with a Governmental Authority (other than Company Permits);

(N) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000 (other than the Stock Plans or agreements entered pursuant thereto);

(O) that is a pricing protection plan or that would (or would purport to) restrict or impose conditions on third-party pricing;

(P) that relates to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries of assets or businesses with a fair market value in excess of $500,000;

(Q) that relates to sale promotion, market research, marketing, or advertising Contracts and involves expenditures in excess of $3,000,000 per annum;

(R) that relates to interest rate, currency, or commodity derivatives or hedging transactions;

(S) that relate to Contracts, transactions, indebtedness or other arrangements between the Company or any Subsidiary, on the one hand, and any of the directors or officers of the Company and Subsidiaries, on the other hand (other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act); or

(T) that is not covered by clauses (A) through (S) and involved in Fiscal Year 2021 or is expected to involve in Fiscal Year 2022 or Fiscal Year 2023 the payment by or to the Company or any of its Subsidiaries of more than $15,000,000 in the aggregate.

(ii) The Company has made available to Parent prior to the date of this Agreement, accurate and complete copies of all Material Contracts required to be identified in Section 5.1(j)(i) of the Company Disclosure Schedule, including all amendments thereto, as in effect as of the date of this Agreement.

(iii) Except for expirations of Material Contracts in the ordinary course of business and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding agreement of the Company or any of its Subsidiaries party thereto, enforceable against the Company or any of its Subsidiaries in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to rules of Law governing specific performance, injunctive relief and other equitable remedies, and the Company or any of its Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it under each Material Contract. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no other party thereto, is (or, with or without notice or lapse of time or both would be) in default or breach in any material respect under the terms of any such Material Contract and, to the Knowledge of the Company, no event has occurred that (with or without notice or lapse of time or both) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any Material Contract or (C) give any Person the right to cancel, terminate or modify in a manner adverse to the Company or its Subsidiaries any Material Contract.

(iv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 2, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received in writing (or, to the Knowledge of the Company, by oral communication) any notice of any violation or breach of, default under or intention to cancel, terminate, adversely modify or not renew, any Material Contract.

(k) Distributors and Suppliers. Section 5.1(k) of the Company Disclosure Schedule sets forth accurate and complete lists, with respect to the fiscal years ended January 1, 2022, January 2, 2021 and December 28, 2019, of each of the top twenty (20) (i) distributors or customers (the “Top Distributors”) who purchase products and services directly from the Company or its Subsidiaries and (ii) suppliers (the “Top Suppliers”) for the Company or any of its Subsidiaries, in each of clauses (i) and (ii), during each such period, based on amounts paid or payable to such distributor, customer or supplier, as applicable, in each such period. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, none of the Company or any of its Subsidiaries (i) has any outstanding dispute with any Top Distributor or Top Supplier or (ii) has, since December 28, 2019, received any written notice, or, to the Knowledge of the Company, oral notice or other communication from any Top Distributor or Top Supplier that such distributor, customer or supplier, as applicable, shall not continue, or does not expect to continue, as a distributor, customer or supplier, as applicable, of the Company or any of its Subsidiaries, as applicable, or that such distributor, customer or supplier, as applicable, intends to materially reduce the scale of the business conducted with the Company or any of its Subsidiaries.

(l) Real Property.

(i) Leased Real Property. Set forth in Section 5.1(l)(i) of the Company Disclosure Schedule is an accurate and complete list of all Material Real Property Leases relating to the Leased Real Property. Each of the Material Real Property Leases relating to the Leased Real Property is valid, binding and enforceable in accordance with its terms and is in full force and effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or its applicable Subsidiary has a valid leasehold interest in such Leased Real Property relating to the Real Property Leases, free and clear of all Liens, except Permitted Liens. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) there exists no default or event of default (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable), or, to the Knowledge of the Company, any other party, under any Real Property Lease; (B) the Company or its applicable Subsidiary has not (1) subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof or (2) collaterally assigned or granted any other security interests in any Real Property Lease or any interest therein; and (C) there are no Liens on the estate or interests created by any such Real Property Lease, except Permitted Liens.

(ii) Owned Real Property. Neither the Company nor any of its Subsidiaries currently owns, or has since January 1, 2019 owned, any land, buildings or other real property.

(iii) For purposes of this Agreement:

(A) “Leased Real Property” shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

(B) “Material Real Property Leases” shall mean each Real Property Lease requiring an annual payment in excess of $300,000.

(C) “Permitted Liens” shall mean: (1) liens or deposits for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with U.S. GAAP prior to the date of this Agreement; (2) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, workers’, materialmen’s or repairmen’s liens or other like Liens arising or incurred in the ordinary course of business; (3) with respect to the Leased Real Property, zoning restrictions, minor title defects or irregularities and other restrictions that do not, individually or in the aggregate, materially impair the use, occupancy or value of such Leased Real Property; (4) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the use, occupancy or value of such Leased Real Property; (5) pledges or deposits under worker’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure or appeal bonds to which such entity is a party, in each case incurred or made in the ordinary course of business; (6) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business; and (7) Liens to the extent disclosed or reflected on the consolidated balance sheet of the Company for the quarterly period ended April 2, 2022 (or any notes thereto).

(D) “Real Property Leases” shall mean the leases, subleases, ground leases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

(iv) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any applicable Subsidiary has received written notice, or, to the Knowledge of the Company, oral notice or other communication of or has an expropriation or condemnation proceeding pending or, to the Knowledge of the Company, threatened or proposed against any Leased Real Property.

(v) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has not received any written notice, or, to the Knowledge of the Company, oral notice or other communication that its present or contemplated use of the Leased Real

Property is not in conformity with all applicable Laws, rules, regulations and ordinances, including all applicable zoning Laws, ordinances and regulations and with all registered deeds, restrictions of record or other agreements affecting such Leased Real Property. No damage or destruction has occurred with respect to any of the Leased Real Property that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.2(g) and other than Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the Company, Parent, Merger Sub, the Shares, this Agreement, the Merger or the other transactions contemplated by this Agreement. There is no shareholder rights plan or “poison pill” anti-takeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. Prior to the date of this Agreement, the Company Board has taken all action necessary, assuming the accuracy of the representations and warranties in Section 5.2(g), to ensure neither Parent nor Merger Sub will be an “interested stockholder” or prohibited from entering into consummating a “business combination” with the Company under Section 203 of the DGCL as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

(n) Environmental Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each of the Company and its Subsidiaries is, and has at all times since January 1, 2019 been, in compliance with all applicable Environmental Laws and no capital expenditures are necessary for the Company and its Subsidiaries to remain in such compliance; (ii) no real property currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with any Hazardous Substances under circumstances that would reasonably be expected to require remediation or other action by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iii) neither the Company nor any of its Subsidiaries is subject to liability relating to any disposal or contamination involving Hazardous Substances affecting any property or natural resources or any exposure of any Person to Hazardous Substances; (iv) neither the Company nor any of its Subsidiaries has received any written claims, notices or demand letters alleging any liability relating to any Environmental Law; (v) neither the Company nor any Subsidiary is subject to any order, decree, injunction or other binding agreement with any Governmental Authority or any indemnity or other contractual agreement with any third party providing for or requiring it to assume or incur any liability or obligations under any Environmental Law; (vi) the Company has made available to Parent all environmental reports, assessments and audits, in each case relating to the past or current operations or properties of the Company or any entity that manufactures or has manufactured the Company Products and that are possessed by the Company; and (vii) no Conflict Minerals are necessary to the functionality or production of, or are used in the production of, any Company Product or any product currently proposed to be manufactured by or on behalf of the Company or any of its Subsidiaries in the future. As used in this Agreement, (i) the term “Environmental Law” means any Law relating to the protection of the environment or human health and safety as it relates to exposure to any Hazardous Substance and (ii) the term “Hazardous Substance” means any material that is listed, regulated, classified or defined under any Environmental Law due to a potential for harm or contamination including any petroleum compounds, asbestos, lead, mold, or polychlorinated biphenyls and (iii) the term “Conflict Minerals” means (a) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives that originates in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo and (b) any other mineral or its derivatives, the exploitation and trade of which is determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

(o) Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) The Company and each of its Subsidiaries (1) have duly and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete and (2) have paid all income and all other Taxes that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or other third party, except, in each case, for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with U.S. GAAP in the financial statements included in the Company Reports filed prior to the date of this Agreement.

(ii) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations with respect to any income or any other Tax Return or extension of time with respect to a Tax assessment or deficiency, in each case, that is currently effective, and there has been no request by a Governmental Authority to execute such a waiver or extension.

(iii) There are no Tax Liens upon any property or assets of the Company or any of its Subsidiaries except Permitted Liens. No deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or unresolved. As of the date of this Agreement, there are no pending or threatened in writing any audits, suits, claims, examinations, investigations, proceedings or other administrative or judicial proceedings in respect of Taxes or Tax matters. Within the past six (6) years, no written claim has been received by the Company or any of its Subsidiaries from a Governmental Authority in a jurisdiction in which neither the Company nor any of its Subsidiaries files income or franchise Tax Returns that the Company or any of its Subsidiaries are or may be subject to income or franchise taxation by, or required to file any income or franchise Tax Return in, that jurisdiction.

(iv) Neither the Company nor any of its Subsidiaries is or will be required to include any material amount in taxable income for any Tax period ending after the Closing Date or in any Tax Return not yet filed as a result of any (1) change in a method of accounting pursuant to Section 481 of the Code (or any analogous provision under state or foreign Tax Laws) made prior to the date of this Agreement, (2) installment sale made prior to the date of this Agreement, or (3) election under Section 108(i) of the Code made prior to the date of this Agreement, in each case, other than to the extent reflected or reserved against in the Company Reports filed prior to the date of this Agreement.

(v) Neither the Company nor any of its Subsidiaries (1) has any liability for Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law; (2) has transferee or successor liability for the unpaid Taxes of any other Persons (other than the Company or any of its Subsidiaries) by operation of applicable Law; or (3) is a party to any Tax sharing agreement other than any (i) agreement or arrangement solely among the Company and its Affiliates or (ii) gross-up and indemnification provisions in credit agreements, derivatives, leases, supply agreements or other commercial agreements, each of which was entered into in the ordinary course of business and the primary purposes of which is unrelated to Taxes. In the last two years, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code. There are no closing agreements, gain recognition agreements, private letter rulings, technical advance memoranda or similar agreements or rulings that have been entered into or issued by any Tax authority with respect to the Company or any of its Subsidiaries that will be binding on the Company or any of its Subsidiaries with respect to any taxable period beginning on or after the Closing Date.

(vi) Within the past six (6) years, neither the Company nor any of its Subsidiaries has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a United States consolidated federal income Tax Return (other than an affiliated group the common parent of which is or was the Company or any of its Subsidiaries).

(vii) Within the past six (6) years, neither the Company nor any of its Subsidiaries has “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(viii) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, windfall or other profits, franchise, gross receipts, customs duty, capital stock, severances, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, escheat, unclaimed property, occupancy and other taxes, duties or assessments of any nature whatsoever imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

(p) Labor Matters.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union, works council or similar organization, and, as of the date of this Agreement, to the Knowledge of the Company, there are no material activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, no work stoppage or labor strike against the Company or any of its Subsidiaries by employees is pending or threatened, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) each of the Company and its Subsidiaries is, and has at all times since January 1, 2019 been, in compliance with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity Laws), terms and conditions of employment, workers’ compensation, occupational safety and health, and wages and hours and (B) none of the Company or any of its Subsidiaries is liable for any payment that is past due to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees of the Company or any of its Subsidiaries (other than payments to be made in the ordinary course of business).

(iii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) none of the Company or any of its Subsidiaries is subject to, is a party to or has been threatened in writing with any action, proceeding, dispute, grievance, arbitration or investigation before any Governmental Authority, charge or lawsuit relating to labor or employment matters involving any current or former employees of the Company or any of its Subsidiaries, including matters involving labor, employment, fair employment practices (including equal employment opportunity Laws), terms and conditions of employment, occupational safety and health, affirmative action, employee privacy, plant closings, and wages and hours and (B) as of the date of this Agreement, none of the Company or any of its Subsidiaries has received written notice, or, to the Knowledge of the Company, oral notice of any controversy pending or threatened between the Company or any of its Subsidiaries and any of their respective current or former employees or consultants, which controversy has resulted or would reasonably be likely to result in an action, proceeding, dispute, grievance, arbitration, investigation before any Governmental Authority, charge or lawsuit. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened Action that has been asserted or instituted against the Company or any of its Subsidiaries by any Governmental Authority or any individual relating to the legal status or classification of an individual classified by the Company or any of its Subsidiaries as a non-employee (such as an independent contractor, a leased employee, a consultant or special consultant).

(iv) Since January 1, 2019, to the Knowledge of the Company, no allegations of sexual or other unlawful harassment or discrimination have been made against (i) any officer of the Company or its Subsidiaries or (ii) any employee of the Company or its Subsidiaries at a level of Vice President or above. During such period, there have been no actions, proceedings, grievances, arbitrations, material investigations or settlements involving such matters or Persons.

(q) Intellectual Property.

(i) Section 5.1(q)(i) of the Company Disclosure Schedule sets forth an accurate and complete list of all Registered Intellectual Property and material unregistered Trademarks included in the Owned Intellectual Property, indicating for each Registered item the record owner (or for unregistered Trademarks or Software, the legal owner), registration or application number, registration or application date and the applicable filing jurisdiction (or in the case of an Internet domain name, the applicable domain name registrar).

(ii) The Company and its Subsidiaries, each as applicable, exclusively own all right, title and interest to and in the Owned Intellectual Property free and clear of any Liens or co-ownership interests, other than (i) Permitted Liens or (ii) licenses or other rights granted under Company IP Agreements that are disclosed (or not required to be disclosed) in accordance with Section 5.1(j)(i)(L). Following the Closing, all Owned Intellectual Property will be fully transferable, alienable, or licensable by Parent without restriction and without payment of any kind to any third party. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in: (A) the loss or impairment of the Company’s or any of its Subsidiaries’ right to own or use any Intellectual Property Right, or (B) the payment of any additional consideration or royalties for the Company’s or any of its Subsidiaries’ right to own or use any Intellectual Property Right. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the granting by Parent or any of its Affiliates to any third party any Intellectual Property Right or any other proprietary right.

(iii) The Company and its Subsidiaries, each as applicable, own, free and clear of all Liens (other than Permitted Liens), or have valid and sufficient rights to use, all Intellectual Property Rights used in or reasonably necessary for the operation of the businesses of the Company or any of its Subsidiaries as currently conducted.

(iv) The Owned Intellectual Property is subsisting, and, the issued or granted Registered Intellectual Property is valid and enforceable, and no Action (including any interference, re-examination or opposition) challenging or seeking to deny or restrict the use by the Company or such Subsidiary, or the ownership, registrability, validity or enforceability, of any of the Owned Intellectual Property (except for ordinary course examination proceedings in connection with the prosecution of the Owned Intellectual Property) is pending or, to the Knowledge of the Company, threatened, and the Owned Intellectual Property is not subject to any outstanding Order or agreement that would impair the validity or enforceability thereof or that would adversely affect the Company’s or any of its Subsidiaries’ use of such Intellectual Property Rights.

(v) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have made all filings and payments and taken all other actions required to be made or taken to maintain each item of Registered Intellectual Property that is registered in full force and effect by the applicable deadline and otherwise in accordance with applicable Laws, and (ii) no application for any Registered Intellectual Property that has been filed by or on behalf of any of the Company or its Subsidiaries has been abandoned or allowed to lapse.

(vi) (A) Neither the manufacture, use, import, offer for sale or other disposition of any Company Products nor the conduct of the businesses of the Company and its Subsidiaries as currently conducted infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any Person; (B) no Action asserting the same is pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries; and (C) none of the Company or its Subsidiaries has received any written notice (including “cease and desist” letters and invitations to take a license), or, to the Knowledge of the Company, oral notice or other communication alleging infringement, misappropriation, or violation of or offering to enter into licensing negotiations with respect to any Intellectual Property Right of another Person.

(vii) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or currently infringes, misappropriates or otherwise violates any Owned Intellectual Property. None of the Company or any of its Subsidiaries has asserted or threatened an Action against any other Person alleging infringement, misappropriation or violation of any Owned Intellectual Property.

(viii) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has obtained from all Persons (including any and all current or former employees, consultants, independent contractors, officers or directors of any of the Company and its Subsidiaries) that have created any portion of, or otherwise that would have any rights in or to, Owned Intellectual Property, valid and enforceable written assignments to the Company or one of its Subsidiaries of any such work, invention, improvement or other rights and a valid and enforceable waiver of any and all rights (including moral rights) that such Person may have in such Owned Intellectual Property.

(ix) The Company and its Subsidiaries have taken commercially reasonable measures to protect, safeguard and maintain the confidentiality of all material Trade Secrets that are owned, used or held by the Company or any of its Subsidiaries, and no such material Trade Secrets have been disclosed to or, to the Knowledge of the Company, misappropriated by any Person except pursuant to written, valid and appropriate non-disclosure and/or license agreements which, to the Knowledge of the Company, have not been breached.

(x) The Company and its Subsidiaries have not deposited, disclosed, or delivered to any Person, or agreed to or permitted the deposit, disclosure, or delivery to any Person of, any Source Code of any Company Products. No event has occurred, and no circumstances or conditions exist, that (with or without notice, lapse of time or both) will result in the disclosure or delivery to any Person of any Source Code for any Company Product. The consummation of the transactions contemplated in this Agreement will not result in the delivery, license or disclosure of any Source Code for any Company Product to any other Person who is not, as of the date of this Agreement, either an employee of the Company or any of its Subsidiaries, or a Person to whom the Company or any of its Subsidiaries otherwise makes any such Source Code available in the ordinary course of business pursuant to reasonable confidentiality terms. No Person has, or shall have any right to lease, license, purchase, or otherwise obtain any proprietary Source Code or Technology incorporated into or embodied in any Company Products.

(xi) Except in the ordinary course of business, none of the Company or its Subsidiaries has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any Company Product where such indemnity could reasonably be expected to result in material liability to any of the Company or its Subsidiaries or is otherwise not subject to an aggregate cap on damages.

(xii) The Company and its Subsidiaries have taken commercially reasonable steps to preserve the validity of its Trademarks that were and remain in regular, continuous and exclusive use by the Company or any of its Subsidiaries, including actively policing such Trademarks against unauthorized use and exercising adequate quality control measures to ensure such Trademarks would not be deemed abandoned or otherwise invalidated.

(xiii) All Trademarks included in the Owned Intellectual Property that are in regular use by the Company or any of its Subsidiaries have been in regular, continuous and exclusive use by the Company or any of its Subsidiaries since they were first used by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no Trademarks of any other Person that conflict with such Trademarks. Neither the Company nor any of its Subsidiaries have granted any exclusive license to any party for any (A) Trademarks, (B) individual elements of the Trademarks, and/or (C) any variation or derivative of the Trademarks.

(xiv) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries is diligently prosecuting all Patent applications it has filed, (ii) each of the Company and its Subsidiaries is diligently preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application, (iii) each of the Company and its Subsidiaries is diligently preparing and filing Patent applications for all identified inventions that have come to the attention of senior engineering management personnel and (iv) all prior art material to the patentability of the claims in any issued or applied for Patents of the Company or any Subsidiary is cited in the respective issued Patents, applications or associated file histories thereof, and there is no other prior art with respect thereto.

(xv) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each of the Company and its Subsidiaries has implemented and implements commercially reasonable measures designed to (i) protect the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties and (ii) prevent the introduction of Malicious Code into Company Software, including firewall protections and regular virus scans; (B) the IT Assets (i) operate and perform the functions reasonably required by each of the Company and its Subsidiaries in connection with the conduct of their businesses, (ii) have not malfunctioned or failed, (iii) are free from defects, except for any defects that are being addressed or remediated in the ordinary course of business and (iv) do not contain any Malicious Code; (C) each of the Company and its Subsidiaries has implemented reasonable backup and disaster recovery technology processes consistent with industry best practices; (D) to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets; and (E) no circumstance has arisen in which applicable Law would require the Company to notify a Governmental Authority or Person of a data security breach or security incident.

(xvi) Section 5.1(q)(xvi) lists all Open Source Materials included in or integrated with (including as a programming dependency) the Technology owned by the Company or its Subsidiaries, including in development or testing thereof, and (A) the Open Source Licenses (including version number, if any) pursuant to which the Company or any of its Subsidiaries uses such Open Source Materials, (B) the location on the Internet, if any, where such Open Source Materials were most recently accessed by the Company, (C) whether such Open Source Materials have been modified by or for the Company or its Subsidiaries (including a description of such modifications, if any), and (D) whether such Open Source Materials have been distributed by or for the Company or its Subsidiaries. The Company has not: (i) used any Open Source Materials to develop any Technology, (ii) incorporated any Open Source Materials into, or combined any Open Source Materials with, any Technology owned by the Company or its Subsidiaries, or (iii) distributed any Open Source Materials in conjunction with or for use with any Technology owned by the Company or its Subsidiaries.

(xvii) (A) The Company and its Subsidiaries are in compliance with all license or other terms applicable to the Source Code owned by the Company and its Subsidiaries, including all relevant Open Source Licenses (including all requirements related to notices and making Source Code available to third parties, all copyright notice and attribution requirements, and all requirements to provide or offer access to Source Code), and has provided Parent with a complete attribution document for Parent’s use in complying with license terms that require attribution upon any distribution of the Source Code; (B) the Source Code owned by the Company and its Subsidiaries is not subject to any third-party license or other terms (including Open Source Licenses) that impose use-based restrictions that could interfere with the Company’s or its Subsidiaries’ businesses or exercise of rights under this Agreement; and (C) no Technology linked to or included in any Company Product is subject to any obligation or condition under any Open Source License that requires (i) the disclosure, licensing, conveyance, or distribution of any Source Code or hardware design for any portion of such Technology, (ii) the granting to licensees of the right to make derivative works or other modifications to such Technology, (iii) the licensing under terms that allow any Company Product or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law) or (iv) the redistribution of, propagation of, conveyance of or offering access to such Technology at no license fee or otherwise on a royalty-free basis.

(xviii) None of the Company and its Subsidiaries have sought, applied for nor received any support, funding, resources or assistance from any federal, state, local or foreign governmental or quasi-governmental agency or funding source in connection with the development or commercialization of any Company Product, or any facilities, equipment or materials used in connection therewith.

(xix) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have complied with all applicable Laws (including the Payment Card Industry Data Security Standard published by the Payment Card Industry Security Standards Council) and all applicable contractual obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will cause, constitute or result in a breach or violation of any applicable Laws governing data privacy and data protection and, immediately after the Closing, the Company and Parent will continue to have the right to use the Personal Information used in the Company’s businesses on the same terms the Company enjoyed immediately prior to Closing. The Company and its Subsidiaries have not received any claim, notice, communication, warrant, regulatory opinion, audit result or allegation from a Governmental Authority or any other Person alleging or confirming non-compliance with an applicable Law governing data privacy or data protection.

(xx) The conduct and operation of the business of the Company and its Subsidiaries materially complies with the applicable provisions of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) to the extent applicable. The conduct and operation of the business of the Company and its Subsidiaries materially complies with the applicable provisions of the California Consumer Privacy Act of 2018, as amended (the “CCPA”). The Company has not sold any Personal Information within the meaning of the CCPA or any other applicable Laws governing the sale of Personal Information, except as permitted by the CCPA or such applicable Laws. The Company is in material compliance with all applicable Laws with respect to the processing of Personal Information collected directly from a natural Person who is considered a child under applicable Law (a “Child”). The Company has complied to the extent required by applicable Laws with requests from parents or guardians of each Child with respect to the processing of Personal Information provided by such Child to the Company.

(xxi) The Company and each of its Subsidiaries has taken commercially reasonable steps to protect all such Personal Information against loss and unauthorized access, use or disclosure. To the Knowledge of the Company, no breach, security incident or violation of any data security policy in relation to any information or data processed by or on behalf of the Company has occurred or is threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii) No Company IP Agreement, and no other Contract to which the Company or any of its Subsidiaries is party or otherwise bound, grants or conveys (or purports to grant or convey) any right with respect to Intellectual Property Rights of Parent or any of its Affiliates (other than the Company or any of its Subsidiaries).

(xxiii) Each Contract between the Company or one its Subsidiaries and any Person that processes Personal Information for or on behalf of the Company (a “Third-Party Processor”) materially complies with applicable Law and all applicable contractual obligations relating to the collection, storage, use, transfer and any other processing of any Personal Information collected or used by the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, the Company and its Subsidiaries have contractually obligated each Third-Party Processor to implement commercially reasonable measures to protect Personal Information received from the Company and its Subsidiaries from unauthorized disclosure or use and to refrain from disclosing such Personal Information except with the express written consent of the Company or one of its Subsidiaries. To the Knowledge of the Company, no such Third-Party Processors are in breach of any of their contractual requirements with the Company.

(xxiv) For purposes of this Agreement, the following terms have the following meanings:

“Company Products” means the products and services made commercially available by or on behalf of the Company or any of its Subsidiaries as of or prior to the Effective Time or under development and contemplated in business plans disclosed to Parent to be made available by or on behalf of the Company or any of its Subsidiaries after the Effective Time.

“Intellectual Property Rights” means any or all of the following in any jurisdiction of the world: (a) patents (including design patents) and utility models of any kind, patent applications, including provisional applications, statutory invention registrations, inventions, discoveries and invention disclosures (whether or not patented), and all related continuations, continuations-in-part, divisions, renewals, reissues, re-examinations, substitutions, extensions, continuing prosecution applications, provisionals, divisions and substitutions thereof or relating thereto, as well as all related foreign patents and patent applications that are counterparts to such patents and patent applications (collectively, (“Patents”), (b) rights in trademarks, service marks, trade names, corporate names, service names, brand names, symbols, logos, trade dress, packaging design, slogans, certification marks, collective marks, d/b/a’s, Internet domain names, uniform resource locators and other similar identifiers of origin, in each case whether or not registered, and any and all common law and any applicable moral rights thereto, and registrations and applications for registration thereof, including all renewals of the same, and any goodwill associated therewith (collectively, “Trademarks”), (c) rights in published and unpublished works of authorship whether or not copyrightable (including rights in Software, databases and other compilations of information), whether or not registered or sought to be registered, copyrights in and to the foregoing, and other similar exclusive exploitation rights and moral rights, together with all common law rights and moral rights therein, and any applications and registrations therefor, and all renewals, extensions, restorations, derivatives, translations, localizations, adaptations, and reversions thereof, (d) rights under applicable trade secret Law in confidential or proprietary information of a confidential nature, including without limitation rights in, arising out of, or associated with information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation ideas, know-how, processes, schematics, methods, formulae, drawings, programs, systems, techniques, prototypes, models, designs, customer lists and supplier lists, including without limitation rights granted under the Uniform Trade Secrets Act (collectively, “Trade Secrets”), (e) mask work rights, (f) rights in digital representations or digital assets pertaining to any intellectual property identified in this paragraph, including but not limited to non-fungible tokens (NFTs) or other records recorded on a blockchain or similar technology and (g) all other intellectual property rights and/or proprietary rights.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, in each case, used by the Company or any of its Subsidiaries.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” (as such terms are commonly understood in the software industry) or any other code designed to have any of the following functions: (i) disrupting, disabling or harming the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file, in each case, without authorization and without the applicable user’s consent.

“Open Source License” means any license or other obligation that (i) is identified as an open source license by the Open Source Initiative (www.opensource.org/) or (ii) would require any hardware design of a Company Product to be made publicly available.

“Open Source Materials” means any Software or content subject to an Open Source License.

“Owned Intellectual Property” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Personal Information” means any information that, alone or in combination with other information collected or used by the Company or any of its Subsidiaries, identifies, relates to, describes, is capable of being associated with or could reasonably be linked, directly or indirectly, with a particular consumer or household, and constitutes “personal information,” “personal data” or “personally identifiable information,” or any other equivalent term, as defined in applicable Laws relating to privacy and data protection.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registered Intellectual Property” means all Owned Intellectual Property that is Registered.

“Software” means (i) computer programs, including operating systems, applications, firmware or other software code, whether in Source Code, object code or other form; (ii) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections (whether machine readable or otherwise); (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation, including development, diagnostic, support, user and training documentation, related to any of the foregoing.

“Source Code” means Software in human-readable form.

“Technology” means inventions, works of authorship (including Software) and other tangible embodiments of Intellectual Property Rights.

(r) Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are with reputable insurance carriers and provide coverage in such amounts and against such risks as is sufficient to satisfy applicable Law and the monetary requirements specifically provided on the face of all Contracts to which the Company or any of its Subsidiaries is bound, and as the Company reasonably believes to be customary or in good faith adequate for companies of a comparable size in the industries in which it and its Subsidiaries operate. Each Insurance Policy maintained by or on behalf of the Company as of the date of this Agreement is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, (i) the Company and its Subsidiaries have not been refused any insurance, nor has coverage been limited, by any insurance carrier, (ii) no insurer under any of the Insurance Policies has disputed, or given any indication that it intends to dispute, the validity of any of the Insurance Policies on any grounds, (iii) no claims have been made, no claim is outstanding and, to the Knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to a claim under any of the Insurance Policies and, to the Knowledge of the Company, no event, act, or omission has occurred that requires notification under any of the Insurance Policies, and (iv) none of the insurers under any of the Insurance Policies has refused, or given any indication that it intends to refuse, indemnity in whole or in part in respect of any claims under the Insurance Policies, and, to the Knowledge of the Company, nothing has been done or omitted to be done by the Company and its Subsidiaries, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected, to entitle the insurers under any of the Insurance Policies to refuse indemnity in whole or in part in respect of any claims under the Insurance Policies.

(s) Certain Business Practices. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company, its Subsidiaries and each of their respective directors and officers, and, to the Knowledge of the Company, each of their respective employees and all other Persons, in each case while acting for and on behalf of the Company or its Subsidiaries, have complied at all times since January 1, 2017, and are in compliance, with (A) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd1, et seq.) (“FCPA”), and (B) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company, any of its Subsidiaries and/or, to the Knowledge of the Company, any of the Company’s and its Subsidiaries’ respective directors, officers, employees, consultants and agents, in each case while acting for and on behalf of the Company, have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage, in each case in violation in any material respect of the FCPA and any Laws described in clause (B) of the immediately preceding sentence. As used in this Agreement, the term “Government Official” means any official, officer or employee of, or any representative or other Person acting in an official capacity for or on behalf of, any Governmental Authority, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Authority, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Authority, or for or on behalf of any such public international organization. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries (x) have instituted policies and procedures reasonably designed to promote compliance with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company or any of its Subsidiaries operate and (y) have not revoked such policies and procedures. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors or employees are the subject of any allegation, government inquiry, voluntary disclosure, investigation (whether internal or external), prosecution or other enforcement action related to any actual, alleged, or suspected violation of the FCPA or any other applicable anti-corruption or anti-bribery Law.

(t) International Trade.

(i) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since July 1, 2017, the Company and its Subsidiaries have been and are in compliance with all applicable International Trade Laws and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person acting on their behalf has engaged in or is currently engaged in any conduct that is prohibited under or otherwise in violation of applicable International Trade Laws. Without limiting any of the foregoing, since July 1, 2017, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the Knowledge of the Company, any agent or other Person acting on behalf of any of the Company or its Subsidiaries has engaged in any business or dealings, directly or indirectly, involving or relating to (i) any country or territory that is or whose government is, or has since July 1, 2017 been, the target of comprehensive sanctions imposed by the United States, Canada, European Union or the United Kingdom (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of the Ukraine, and the so-called Donetsk and Luhansk People’s Republics) (each a “Sanctioned Country”); or (ii) a Person that is designated on, or is owned at least 50%, directly or indirectly, individually or in the aggregate, or is controlled by, Person(s) designated on, any list of sanctioned parties maintained by the United States, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, Canada, the United Kingdom, or the European Union (any such Person a “Sanctioned Person”).

(ii) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or its Subsidiaries is (A) a Sanctioned Person; or (B) located or resident in or organized under the laws of a Sanctioned Country.

(iii) Since July 1, 2017, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or its Subsidiaries has received from any Governmental Authority or any other Person any written or, to the Knowledge of the Company, verbal notice of any violation, alleged violation, or suspected violation of any International Trade Law, or conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual, suspected, or alleged violation of any applicable International Trade Law, in each case concerning the business of the Company or any of its Subsidiaries. For purposes of this Agreement, “International Trade Laws” means any of the following: (A) any Laws concerning the importation of merchandise, items (including technology, services, and software), including but not limited to those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (B) any Laws concerning the exportation or re-exportation of items (including technology, services, and software), including but not limited to those administered by the U.S. Department of Commerce or the U.S. Department of State, or (C) any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom.

(u) Anti-Slavery and Human Trafficking.

(i) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company, its Subsidiaries and each of their respective directors, officers and employees in their capacities as such, has at all times complied and is complying with all applicable anti-slavery and human trafficking Laws, statutes, regulations and codes from time to time in force including, but not limited to, the California Transparency in Supply Chains Act, the Uyghur Forced Labor Prevention Act, the United Kingdom Modern Slavery Act 2015, and similar Laws in the jurisdictions in which the Company and the its Subsidiaries, directly or indirectly, conduct business.

(ii) The Company and its Subsidiaries have in place adequate policies, procedures and systems designed to ensure in all material respects its compliance with all applicable anti-slavery and human trafficking Laws from time to time in force.

(iii) Neither the Company, its Subsidiaries, nor any of their respective directors, officers or, to the Knowledge of the Company, employees in their capacities as such, has engaged or is engaging in any activity, practice or conduct related to slavery and/or human trafficking, including but not limited to: (A) holding another person in slavery or servitude or requiring another person to perform forced or compulsory labor, (B) arranging or facilitating human trafficking or (C) intending to commit or facilitate any act of human trafficking.

(v) Quality and Safety of Products.

(i) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since December 28,

2019, received written notice, or, to the Knowledge of the Company, oral notice in connection with any Company Product sold, produced or distributed by or on behalf of the Company or its Subsidiaries of any claim or allegation against the Company or any of its Subsidiaries, or been a party to, subject to or threatened with, any Action or investigation against or affecting, the Company or any of its Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any Company Product produced, sold or distributed by or on behalf of the Company or its Subsidiaries.

(ii) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the inventory held for sale to customers by the Company or any of its Subsidiaries which is held at, or is in transit from or to, any of the Company’s or any of its Subsidiaries’ premises, whether or not reflected in the consolidated financial statements (the “Company Inventory”), (A) is of a quality and condition merchantable in the ordinary course of business, (B) is subject to reasonably designed procedures for storage and handling in conformity with industry standards and reasonably good business practice and (C) since December 28, 2019, has not been subject to a voluntary recall by the Company or its Subsidiaries, by the manufacturer or distributor of the Company Inventory or any Governmental Authority nor subject to, to the Knowledge of the Company, a written threat of any such recall.

(iii) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Product manufactured, sold, licensed, leased or delivered by the Company and its Subsidiaries since December 28, 2019 has been in conformity with the specifications for such Company Product, all applicable contractual commitments and all applicable express and implied warranties. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since December 28, 2019, there have been no product liability claims asserted against the Company and its Subsidiaries relating to any Company Products, or, to the Knowledge of the Company, threatened in writing against the Company and its Subsidiaries relating to any Company Products. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries have any liability or obligation (and to the Knowledge of the Company, there is no basis for any present or future Action against the Company or its Subsidiaries) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations for replacement or repair incurred in the ordinary course of business consistent with past practice. Except as, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, no Company Product is subject to any guaranty, warranty, right of return, right of credit or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable Law.

(iv) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (A) all subscription services provided by the Company and its Subsidiaries to any third party in the past three (3) years (“Company Services”) were performed in conformity with the terms and requirements of all applicable express and implied warranties and all applicable services agreements, and (B) there is no Action pending, or to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries relating to any Company Services.

(v) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and since December 28, 2019 have been in compliance with (i) EU Directive 2002/95/EC, the Restriction of the Use of certain Hazardous Substances in Electrical and Electronic Equipment, and other Laws restricting or requiring the reporting of the presence of Hazardous Substances in the Company Products, and (ii) EU Directive 2012/19/EU on Waste Electrical and Electronic Equipment, and other Laws regulating the disposal of electrical and electronic equipment.

(w) Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has employed Qatalyst Partners LP (the “Financial Advisor”) as its outside financial advisor.

(x) Opinion of Financial Advisor. The Company Board has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications, assumptions, limitations and other matters considered in the preparation thereof as set forth therein, the Merger Consideration to be received pursuant to and in accordance with the terms of this Agreement by the holders of Shares (other than Parent or any Affiliate of Parent) is fair, from a financial point of view, to such holders. The Company has made available to Parent true and complete copies of the Company’s engagement letter with the Financial Advisor and all other agreements under which any fees or expenses may become payable to the Financial Advisor in connection with the Merger and the other transactions contemplated by this Agreement.

(y) No Other Representations or Warranties. Except for the representations and warranties in this Section 5.1, neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities or condition (financial or otherwise) or any information regarding any of the foregoing. Neither the Company nor any Person on behalf of the Company makes any express or implied representation or warranty with respect to any estimates, projections, forecasts and other forward-looking information or business and strategic plan or other information regarding the Company and its Subsidiaries, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and, except for the representations and warranties of the Company in this Section 5.1, any other information provided or made available to Parent or Merger Sub or their respective Representatives in connection with the Merger or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to Parent or Merger Sub or their respective Representatives in “data rooms”, management presentations or due diligence sessions in expectation of the Merger or the other transactions contemplated by this Agreement or otherwise), and each of Parent and Merger Sub acknowledges the foregoing. The Company agrees and acknowledges that Parent and Merger Sub have not made any representations and warranties other than those that are expressly set forth in Section 5.2 and that Parent and Merger Sub shall have no liability to the Company resulting from the Company’s reliance on any such information.

Section 5.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. (i) Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, (ii) each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted and (iii) each of Parent and Merger Sub is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, does not and would not reasonably be expected, individually or in the aggregate, to prevent or materially delay the ability of Parent or Merger Sub, as applicable, to consummate the Merger by the Outside Date.

(b) Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, subject only to the approval and adoption of this Agreement by the sole stockholder of Merger Sub, which such approval and adoption shall occur promptly following the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by each of Parent and

Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

(c) Governmental Filings; No Violations.

(i) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Authority other than (A) the filing of the Certificate of Merger with the Delaware Secretary of State, (B) compliance with any applicable requirements of the HSR Act, (C) compliance with any applicable requirements of Antitrust Laws, (D) compliance with any applicable Foreign Investment Laws, (E) compliance with any applicable requirements of the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (F) compliance with any applicable rules of NASDAQ and (G) where the failure to take such actions or obtain such authorization would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger by the Outside Date.

(ii) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated in this Agreement do not and will not (A) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, respectively, or the similar organizational documents of any of their respective Subsidiaries, (B) assuming compliance with the matters referred to in Section 5.2(c)(i), conflict with or result in a violation or breach of any applicable Law or (C) assuming compliance with the matters referred to in Section 5.2(c)(i), require any consent by any Person, except in the case of clauses (B) and (C) above, any such violation, breach or conflict that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger.

(d) Litigation. As of the date of this Agreement, there are no pending or, to the knowledge of the executive officers of Parent, threatened Actions against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger by the Outside Date.

(e) Sufficiency of Funds. As of the Effective Time, Parent and Merger Sub will have available to them cash and other sources of immediately available funds sufficient to pay the aggregate Merger Consideration and all other cash amounts payable pursuant to this Agreement. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing.

(f) Ownership of Merger Sub; No Prior Activities. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, business activities, assets, liabilities or obligations of any nature, in each case, other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

(g) Ownership of Shares; Affiliated Stockholders. None of Parent, Merger Sub or any of their respective Subsidiaries (i) beneficially owns, directly or indirectly, any Shares, any rights or options to acquire any Shares or any securities or instruments convertible into, exchangeable for or exercisable for Shares or (ii) is, or has been at any time during the period commencing three years prior to the date of this Agreement, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL.

(h) Brokers and Finders. Except for Goldman Sachs & Co. LLC, the fees and expenses of which will be paid by Parent, neither Parent nor Merger Sub has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees for which the Company would be responsible in connection with the Merger or the other transactions contemplated in this Agreement.

(i) No Other Representations or Warranties. Except for the representations and warranties in this Section 5.2, neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities or condition (financial or otherwise) or any information regarding any of the foregoing. Each of Parent and Merger Sub agrees and acknowledges that the Company has not made any representations and warranties other than those that are expressly set forth in Section 5.1 and that the Company shall have no liability to Parent or Merger Sub resulting from Parent’s or Merger Sub’s reliance on any such information.

ARTICLE VI

COVENANTS

Section 6.1 Interim Operations.

(a) Except as otherwise (i) expressly permitted or required by this Agreement, (ii) required by applicable Law or the rules or regulations of NASDAQ, (iii) expressly approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (iv) expressly set forth in Section 6.1(a) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will, and will cause its Subsidiaries to, use its and their reasonable efforts to conduct their businesses in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable efforts to preserve their business organizations substantially intact (including the service of key employees) and to maintain existing relations in all material respects with key customers, suppliers and other Persons with whom the Company and its Subsidiaries have significant relationships.

(b) Except as otherwise (w) expressly permitted or required by this Agreement, (x) required by applicable Law or the rules or regulations of NASDAQ, (y) approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned) or (z) set forth in Section 6.1(b) of the Company Disclosure Schedule, from the date of this Agreement until the Effective Time, the Company will not, and will cause its Subsidiaries not to:

(i) (x) adopt or submit to stockholder approval any change in the certificate of incorporation or bylaws of the Company or (y) adopt any change in the comparable organizational document of any Subsidiary of the Company;

(ii) (x) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transaction between or among any of its wholly owned Subsidiaries that would not impose, individually or in the aggregate, any changes or restrictions on its assets, operations or business or on the assets, operations and businesses of the Company and its Subsidiaries taken as a whole that would be adverse to Parent or any of its Subsidiaries or (y) restructure, reorganize or completely or partially liquidate or otherwise enter into any agreement or arrangement imposing, individually or in the aggregate, any changes or restrictions on the assets, operations or business or on the assets, operations and businesses of the Company or any of its Subsidiaries that would be adverse to Parent or any of its Subsidiaries;

(iii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than (A) acquisitions of inventory, supplies, raw materials, equipment and similar assets in the ordinary course of business consistent with past practice, (B) acquisitions pursuant to Contracts in effect on the date of this Agreement which have been disclosed in unredacted form to Parent prior to the date hereof, (C) in accordance with the Company’s capital and research and development expenditure budget made available to Parent prior to the date of this Agreement and set forth in the Company Disclosure Schedule (the “Company Budget”), or (D) any other acquisitions for consideration that are not in excess of $5,000,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $10,000,000 effective upon the First Outside Date Extension;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Lien against, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of capital stock of the Company or any of its Subsidiaries, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, restricted shares, restricted share units, performance share units, stock appreciation rights, phantom stock or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, in each case, other than (A) any such transaction solely among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries that would not be adverse to Parent or any of its Subsidiaries, (B) any issuance, sale, grant or transfer of Shares pursuant to the exercise or settlement of Company Options, Company RSU Awards, Company PSU Awards or Company DSU Awards outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with Section 6.1(b)(xv) below, or (C) the issuance of Shares for the Final Offering in accordance with the terms of the ESPP;

(v) make any loans, advances or capital contributions to, or investments in, any Person (other than (A) to the Company or any of its wholly owned Subsidiaries or (B) extensions of refunds, credit terms, rebates or other allowances to customers or vendors in the ordinary course of business consistent with past practice);

(vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends or other distributions paid by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company);

(vii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (except for (A) any such transaction by a wholly owned Subsidiary of the Company that would not be adverse to Parent or any of its Subsidiaries and (B) acquisitions of Shares in satisfaction of withholding obligations in respect of Company Options, Company RSU Awards or Company PSU Awards or payment of the exercise price in respect of Company Options, in each case, outstanding as of the date of this Agreement pursuant to its terms or granted thereafter not in violation of this Agreement);

(viii) create, incur, assume, guarantee, endorse, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except (A) guarantees of indebtedness of the Company or any of its wholly owned Subsidiaries, (B) intercompany indebtedness between or among the Company and/or any of its wholly owned Subsidiaries, (C) in connection with the financing of accounts payable in the ordinary course of business consistent with past practice, (D) indebtedness for borrowed money incurred in the ordinary course of business in accordance with Contracts (x) in effect prior to the date hereof, including the Existing Credit Agreement, that have been disclosed in unredacted form to Parent prior to the date hereof or

(y) entered into after the date hereof as set forth in Section 6.1(b)(viii) of the Company Disclosure Schedule and (E) other indebtedness for borrowed money in an amount not to exceed $7,500,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $15,000,000 effective upon the First Outside Date Extension;

(ix) other than in accordance with the Company Budget, (1) incur or commit to any capital or research and development expenditure, that, in the aggregate, exceeds the amount of the capital or research and development expenditures contemplated by the Company Budget, except the Company may make capital or research and development expenditures of less than $1,000,000 individually or $2,000,000 in the aggregate; provided, that such aggregate cap shall be deemed to be increased to $4,000,000 effective upon the First Outside Date Extension, or (2) fail to incur or commit to any capital or research and development expenditures in the amounts and on the time frames set forth in the Company Budget in all material respects;

(x) except as set forth on Section 6.1(b)(x) of the Company Disclosure Schedule, enter into, amend or modify in any material respect or terminate any Material Contract or any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, or otherwise waive, release or assign (other than assignments between or among the Company and/or any of its wholly owned Subsidiaries) any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder, other than the expiration of any such Contract in accordance with its terms;

(xi) make any material changes with respect to financial accounting policies or procedures, except as required by Law, proposed Law or by U.S. GAAP or statutory or regulatory accounting rules or interpretations with respect thereto or by any Governmental Authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

(xii) settle any action, suit, claim, hearing, arbitration, investigation or other proceedings (other than any audit or other proceeding in respect of Taxes, which shall be governed solely by Section 6.1(b)(xiii) of the Agreement), for an amount in excess of $1,500,000 individually or $3,000,000 in the aggregate or any obligation or liability of it in excess of such amount or on a basis that would result in the imposition of any writ, judgment, decree, settlement, award, injunction or similar order of any Governmental Authority that would restrict the future activity or conduct of Parent, the Company or any of their respective Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person other than with respect to monetary settlements only, settlements or compromises of any action, suit, claim, hearing, arbitration, investigation or other proceedings to the extent reflected or reserved against in the balance sheet (or the notes thereto) of the Company included in the Company Reports filed prior to the date of this Agreement for an amount not in excess of the amount so reflected or reserved;

(xiii) (A) make (other than consistent with past practice) or change any material Tax election, (B) change any entity classification for federal income tax purposes of any Subsidiary, (C) create an entity outside of the United States that is (x) a direct Subsidiary of the Company or any of its domestic Subsidiaries and (y) treated as a “disregarded entity” or partnership for U.S. federal income tax purposes, (D) knowingly create a permanent establishment outside of the Company or any Subsidiary’s place of incorporation or formation, (E) file any amended income Tax Return or other material amended Tax Return, (F) adopt or change any material accounting method for Taxes, (G) settle or compromise any material Tax claim, other than with respect to settlements or compromises of any Tax claim for an amount that does not exceed the amount disclosed, reflected or reserved in accordance with U.S. GAAP in the Company Reports filed prior to the date of this Agreement, (H) surrender any material claim for a refund of Taxes, (I) enter into any closing agreement relating to a material amount of Taxes, (J) file any income Tax Return or other material Tax Return that is materially inconsistent with past practice, (K) other than in the ordinary course of business, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or (L) transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sell, assign, pledge, convey, or otherwise dispose of, for legal or Tax purposes, any Intellectual

Property Rights currently owned by the Company or any of its Subsidiaries out of the United States including through any such transaction that is intended to or could reasonably be expected to be considered as a transfer (including any controlled transaction or controlled transfer as described in Treasury Regulation Section 1.482-7 related to a cost sharing arrangement), sale, assignment, pledge, conveyance or disposition for U.S. federal income Tax purposes;

(xiv) (1) transfer, sell, lease, license, divest, pledge, cancel or otherwise dispose of, abandon or permit to lapse, or permit or suffer to exist the creation of any Lien upon, any assets of the Company or any of its Subsidiaries (including any Intellectual Property Rights or Technology), including capital stock of any of its Subsidiaries, except (A) for sales of Company Products to customers in the ordinary course of business consistent with past practice, (B) for sales of obsolete tangible assets, (C) for sales, leases, licenses or other dispositions of tangible assets having a value not in excess of $1,250,000 individually or $2,500,000 in the aggregate (provided, that such aggregate cap shall be deemed to be increased to $5,000,000 effective upon the First Outside Date Extension), (D) pursuant to Contracts or written commitments existing as of the date hereof, in each case, which have been disclosed in unredacted form to Parent prior to the date hereof, (E) for non-exclusive licenses of Intellectual Property Rights to customers, vendors or service providers of the Company or its Subsidiaries in the ordinary course of business consistent with past practice, and (F) for sales of tangible inventory or used tangible equipment in the ordinary course of business consistent with past practice, (2) abandon or permit to lapse any Trademarks included in the Owned Intellectual Property, or (3) disclose any Trade Secret of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and pursuant to a written confidentiality agreement;

(xv) except as required by any Benefit Plan in effect as of the date of this Agreement and set forth on Section 5.1(h)(i) of the Company Disclosure Schedule or adopted or entered into in accordance with this Agreement, (A) terminate, adopt, establish, enter into, amend or renew (or communicate any intention to take such action) any Benefit Plan, other than amendments that do not increase benefits or result in increased administrative costs; (B) increase in any manner the compensation, benefits, severance or termination pay of any of the current or former directors, executive officers or employees or consultants who are natural persons of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (C) pay any bonus or incentive compensation under any Benefit Plan, other than payments based on actual performance for completed performance periods in the ordinary course of business as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (D) accelerate the vesting of or lapsing of restrictions, or amend the vesting requirements, with respect to any equity-based compensation or other long-term incentive compensation under any Benefit Plan; (E) grant any new severance, change in control, retention benefit or any other award that could be triggered by the transactions contemplated by this Agreement (whether accompanied by a termination of employment or not) (other than pursuant to arrangements entered into with newly hired and promoted employees in the ordinary course of business consistent with past practice as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule) or amend the terms of outstanding awards under any Benefit Plan; (F) grant any Company Options; (G) grant any Company RSU Awards, Company PSU Awards, Company DSU Awards or other equity-based awards other than in the ordinary course of business as contemplated under Section 6.1(b)(xv) of the Company Disclosure Schedule; (H) take any action to accelerate the payment of, or to fund or secure the payment of, any amounts under any Benefit Plan; (I) hire any (1) executive officer, (2) employee or consultant who is a natural person with target total annual cash compensation opportunities at or above $350,000 or (3) employee or consultant who is a natural person who, in either case, resides in a non-U.S. jurisdiction in which the Company and its Subsidiaries do not conduct operations as of the date of this Agreement; (J) promote any executive officer of the Company or promote any employee to an executive officer position; (K) become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization; or (L) terminate without cause the employment of any executive officer of the Company or other key employee outside of the ordinary course of business;

(xvi) commence any Action with respect to any material Owned Intellectual Property against any third party;

(xvii) commence operations in a non-U.S. jurisdiction in which the Company and its Subsidiaries do not conduct operations as of the date of this Agreement; or

(xviii) agree, authorize or commit to do any of the foregoing.

(c) From and after the date of this Agreement and until the Effective Time, Parent shall comply with the obligations set forth on Section 6.1(c) of the Company Disclosure Schedule.

(d) No later than five (5) Business Days prior to making any broad-based written (or prepared oral) communications to the officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit entitlements to be provided following the Closing Date, the Company shall provide Parent with a copy of the intended communication (including, in the case of any such oral communications, copies of scripts, talking points or other similar materials). Any such communication shall be subject to Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), and Parent and the Company shall cooperate in providing any such communication.

(e) Nothing contained in this Agreement is intended to give Parent, its Subsidiaries or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control, supervision and decision making authority over its and its Subsidiaries’ respective operations. Furthermore, nothing contained in this Agreement shall restrict the Company and its Subsidiaries from, or require the approval of Parent prior to, continuing any necessary or advisable changes in their respective business practices adopted prior to the date hereof, or taking such further actions from and after the date hereof, based on the advice of outside legal counsel, in response to (x) COVID-19 or any COVID-19 Measures, including to (A) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (B) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures, or (y) sanctions imposed in connection with the current conflict between the Russian Federation and Ukraine; provided, however, that the Company as promptly as practicable shall give Parent prior written notice of any such action to the extent reasonably practicable, which notice shall describe in reasonable detail the action and the reason(s) that such action is being taken pursuant to this paragraph and take into account in good faith the reasonable suggestions of Parent with such action to be taken by the Company, and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after taking such action.

Section 6.2 Acquisition Proposals; Change of Recommendation.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 6.2, the Company shall not, and shall cause its Subsidiaries and the directors, officers and employees of it and its Subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry, proposal, indication of interest or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal, indication of interest or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state the extent to which the terms of this provision prohibit such discussions);

(iii) provide any non-public information to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iv) subject to this Section 6.2, waive, terminate, modify or fail to enforce any “standstill” or confidentiality obligation of any Person (other than any party hereto) with respect to the Company or any of its Subsidiaries entered into in connection with an Acquisition Proposal; or

(v) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.2(a), prior to the time, but not after, the Requisite Stockholder Vote is obtained, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 6.2, the Company may, subject to compliance with Section 6.2(c):

(i) provide information in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided, that in the event such information has not previously been made available to Parent, the Company shall, promptly (and, in any event, within 24 hours), provide such information to Parent and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with confidentiality and use terms not less restrictive in the aggregate to the other party than the terms in the Confidentiality Agreement are on Parent at such time (it being understood that such confidentiality agreement with such other party need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal); provided, that the Company shall not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibits the Company from complying with its obligations under this Agreement; provided, further, that the Company shall not provide information to any Person pursuant to any confidentiality agreement entered into prior to the date of this Agreement unless such Person agrees prior to receipt of such information to waive any provision that would prohibit the Company from providing any information to Parent in accordance with this Section 6.2 or otherwise prohibit the Company from complying with its obligations under this Agreement; and

(ii) engage in or participate in discussions and/or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, the Company Board determines in good faith after consultation with outside legal counsel and an outside financial advisor that, (A) based on the information then available and after consultation with its outside financial advisor, such Acquisition Proposal (x) either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) did not result from a breach of this Section 6.2 and (B) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

(c) The Company shall promptly (and, in any event, within 24 hours) give written notice to Parent if the Company or any of its Subsidiaries receives (i) any inquiry, proposal, indication of interest or offer with respect to an Acquisition Proposal, (ii) any request by any Person or group for information in connection with or with respect to any Acquisition Proposal or (iii) any request by any Person or group for discussions or negotiations, or to initiate or continue discussions or negotiations, with respect to an Acquisition Proposal, setting forth in such notice the name of such Person or group and the material terms and conditions of any such Acquisition Proposals (including, if applicable, complete copies of any written request, inquiry, proposal, indication of interest or offer, including proposed agreements and any other written communications) and thereafter shall keep Parent reasonably informed, on a reasonably current basis (and, in any event, within 24 hours), of changes in the status and terms of any such proposals or offers (including any amendments thereto) and any changes to the status of any such discussions or negotiations.

(d) For purposes of this Agreement:

“Acquisition Proposal” means any inquiry, proposal, indication of interest or offer involving any Person or group (other than Parent or its Subsidiaries) relating to (i) a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries, (ii) any acquisition by any Person or group resulting in, or any inquiry, proposal, indication of interest or offer that, if consummated, would result in, any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power or of any class of equity securities of the Company or assets representing 15% or more of the consolidated net revenues, net income or total assets (including equity securities of any of the Company’s Subsidiaries and equity securities of any other entity) of the Company or (iii) any combination of the foregoing, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal first made after the date of this Agreement that did not result from a breach of the Company’s obligations set forth in this Section 6.2 and that would result in any Person or group becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power or of any class of equity securities of the Company or assets representing more than 50% of the consolidated net revenues, net income or total assets (including equity securities of the Company’s Subsidiaries and equity securities of any other entity) of the Company, that the Company Board has determined in good faith, after consultation with its outside legal counsel and its outside financial advisor, taking into account all legal, financial, financing and regulatory aspects of the Acquisition Proposal, the identity of the Person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms and all other matters that the Company Board considers appropriate in good faith, that, if consummated, would result in a transaction (A) more favorable to the Company’s stockholders from a financial point of view than the Merger and (B) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the Company Board (after taking into account any binding revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.2(f)).

(e) No Change of Recommendation or Alternative Acquisition Agreement. Except as permitted by Section 6.2(f) and Section 6.2(g), the Company Board, including any committee thereof, shall not:

(i) withhold or withdraw or fail to make when required by this Agreement (or publicly propose or publicly resolve to withhold or withdraw or fail to make when required by this Agreement) the Company Recommendation with respect to the Merger;

(ii) qualify or modify (or publicly propose or publicly resolve to qualify or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent;

(iii) approve or recommend, or publicly declare advisable, any Acquisition Proposal;

(iv) fail to include the Company Recommendation in the Proxy Statement;

(v) if any Acquisition Proposal that is structured as a tender offer or exchange offer for outstanding Shares is commenced pursuant to Rule 14d-2 of the Exchange Act, fail to recommend against acceptance of such offer by the Company’s stockholders prior to the earlier of (A) the date of the Company Stockholders Meeting and (B) eleven (11) Business Days (which for this purpose shall be used as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer pursuant to Rule 14d-2 of the Exchange Act;

(vi) approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, collaboration agreement or other agreement with respect to, or that is intended or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.2(b)(i) relating to any Acquisition Proposal) (an “Alternative Acquisition Agreement”, and any of the actions set forth in the foregoing clauses (i) through (vi), a “Change of Recommendation”); or

(vii) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(f) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time, but not after, the Requisite Stockholder Vote is obtained, the Company Board may effect a Change of Recommendation and, in the case of a Change of Recommendation relating to a Superior Proposal and after complying with the provisions of this Section 6.2(f), terminate the Agreement pursuant to Section 8.1(h), if the Company Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that (x) in the case where the Change of Recommendation is not made in response to an Acquisition Proposal that constitutes or would reasonably be expected to lead to a Superior Proposal, an Intervening Event has occurred and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) in the case where such Change of Recommendation is made in response to an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal and the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that the Company Board shall not take any action set forth above unless and until (1) the Company has given Parent written notice of its intention to take such action five (5) Business Days in advance, which notice shall comply with the provisions of Section 6.2(c) (if applicable); (2) after giving such notice and prior to taking such action, the Company has afforded Parent the opportunity to negotiate in good faith with the Company (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to make such revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, such that the failure to effect a Change of Recommendation would not be inconsistent with the directors’ fiduciary duties under applicable Law); and (3) at the end of the five (5) Business Day period and prior to taking any such action, the Company Board has considered in good faith any such binding written offer to make revisions to the terms of this Agreement proposed by Parent and any other information it deems appropriate in good faith, and has determined in good faith, after consultation with outside legal counsel and its outside financial advisor, that in the case of a Superior Proposal, the Superior Proposal continues to constitute a Superior Proposal (or, in the case of a Change of Recommendation not involving an Acquisition Proposal, that the failure to effect a Change of Recommendation would still be inconsistent with the directors’ fiduciary duties under applicable Law) if such changes proposed in such binding offer by Parent were to be given effect. In the event of any modification to the financial terms or any other material terms of any Acquisition Proposal, the proviso in the immediately preceding sentence shall apply again, except that the five (5) Business Day period shall instead be three (3) Business Days.

“Intervening Event” means a change, effect, event, circumstance, occurrence or development that (i) was neither known by nor reasonably foreseeable by the Company or the Company Board as of the date of this Agreement (or, if known, the material consequences of which were not known or reasonably foreseeable) and (ii) becomes known by the Company Board prior to the receipt of the Requisite Stockholder Vote; provided, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto, (B) changes in the stock price of the Company, (C) any breach by the Company of this Agreement or (D) the fact, in and of itself, that the Company exceeds internal or published projections (it being understood, however, that the facts or causes underlying or contributing to any of the matters described in the preceding clause (B) or (D) may be taken into account for purposes of determining whether an Intervening Event has occurred); provided, further, that an Acquisition Proposal that resulted from a breach of the Company’s obligations set forth in this Section 6.2 may not be the basis for an Intervening Event.

(g) Certain Permitted Disclosure. Nothing contained in this Agreement shall prohibit the Company, the Company Board or any committee of the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that if such disclosure has the effect of withholding or withdrawing, adversely qualifying, modifying or failing to make when required by this Agreement the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.1(g); it being understood that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change of Recommendation; provided, that any such disclosure that has the effect of withholding, withdrawing, modifying or qualifying in any manner adverse to, or failing to make when required by this Agreement, the Company Recommendation shall be deemed for all purposes of this Agreement to be a Change of Recommendation unless the Company Board expressly publicly reaffirms the Company Recommendation in such communication without any qualification. To the extent permissible under applicable Law, the Company shall take such actions as it is required to take pursuant to Section 6.2(f) in connection with a Change of Recommendation prior to making any disclosure contemplated by this Section 6.2(g) that would be or would be deemed to be a Change of Recommendation.

(h) Existing Discussions. The Company shall, and shall cause its Subsidiaries, directors, officers, employees and financial advisors and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal. The Company shall within 24 hours after execution of this Agreement deliver a written notice to each such Person providing only that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal or proposal or transaction that could reasonably be expected to lead to an Acquisition Proposal, which notice shall also request the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries. The Company will within 24 hours of the execution of this Agreement terminate all physical and electronic data access previously granted to such Persons.

(i) Limits on Release of Standstill and Confidentiality. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement entered into in connection with any Acquisition Proposal proposed, discussed or negotiated on or prior to the date of this Agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar obligation of any Person if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law.

Section 6.3 Proxy Statement Filing; Information Supplied.

(a) The Company shall prepare and file with the SEC, as promptly as reasonably practicable and in any event within twenty-one (21) days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC, and the Company shall cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after filing the Proxy Statement with the SEC, and in any event shall use its commercially reasonable efforts to cause such mailing either (A) by the third (3rd) Business Day after the day that is ten (10) days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (B) within three (3) Business Days after the date of being informed by the SEC staff that it has no further comments on the Proxy Statement (such date, as applicable, the “Clearance Date”). The Company agrees, as to itself and its Subsidiaries, that (x) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (y) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company (or at the time of any amendment or supplement thereof) or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent agrees that none of the information supplied by it for inclusion in the Proxy Statement will, at the date of mailing to stockholders of the Company (or at the time of any amendment or supplement thereof) or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company shall provide legal counsel to Parent with a reasonable opportunity to review and comment on drafts of (i) the Proxy Statement, prior to filing such documents with the applicable Governmental Authority and mailing such documents to the Company’s stockholders, and (ii) any communications that the Company would reasonably be required to file with the SEC as “written communications” or other solicitation materials with respect to the Merger, prior to disseminating to the Company’s stockholders and filing such documents with the SEC. The Company shall consider in good faith all comments reasonably proposed by Parent or its legal counsel, and agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content reasonably satisfactory to Parent.

Section 6.4 Company Stockholders Meeting.

(a) The Company shall, in accordance with applicable Law and its certificate of incorporation and bylaws, as promptly as practicable after the filing of the preliminary Proxy Statement with the SEC, establish a record date for (which shall be as promptly as reasonably practicable following the date of this Agreement), duly call, give notice of, convene and hold a meeting of the holders of Shares (the “Company Stockholders Meeting”) (which shall be held as promptly as reasonably practicable after the Clearance Date), to consider and vote upon the approval and adoption of this Agreement and to cause such vote to be taken, and shall not postpone or adjourn such meeting, except to the extent advised by counsel to be necessary to comply with Law or pursuant to the following sentence. The Company will schedule the Company Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Requisite Stockholder Vote, such later date as advised by such proxy solicitor and to which Parent consents, such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, (i) the Company may adjourn, recess or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Stockholders Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Stockholder Vote (provided, that, (x) unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) Business Days each and (y) in no event shall the record date of the Company Stockholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (ii) the Company may adjourn, recess or postpone the Company Stockholders Meeting to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the stockholders of the Company for the amount of time required by Law in advance of the Company Stockholders Meeting. Subject to Section 6.2(f), the Company Board shall include the Company Recommendation in the Proxy Statement and shall take all lawful action to obtain the Requisite Stockholder Vote. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Law to be voted on by the Company stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company stockholders at the Company Stockholders Meeting. Without limiting the generality of the foregoing, but subject to the Company’s rights to terminate this Agreement set forth in Article VIII, including Section 8.1(h), the Company agrees that its obligations pursuant to this Section 6.4(a) shall not be affected by the occurrence of a Change of Recommendation, the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or any event constituting or that could constitute an Intervening Event.

(b) The Company agrees (i) to provide Parent periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent received from the Company’s proxy solicitor) and (ii) to give written notice to Parent one (1) Business Day prior to the Company Stockholders Meeting and on the day of, but prior to, the Company Stockholders Meeting of the status of the Requisite Stockholder Vote.

Section 6.5 Cooperation; Antitrust and Foreign Investment Law Matters; Status.

(a) Subject to the terms of this Agreement, including Section 6.2, each of the Company, Parent and Merger Sub shall use reasonable best efforts to: (i) consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable (and, in any event, no later than the Outside Date); (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders that are required or, in the reasonable judgment of Parent after reasonable consultation with the Company, advisable to be obtained by Parent, Merger Sub or the Company or any of their respective Subsidiaries in order to consummate the transactions contemplated by this Agreement; (iii) resolve any objections and avoid any proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger; (iv) contest and defend any lawsuits or other proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement, including seeking to have any stay, temporary restraining order, injunction or judgment entered by any court or other Governmental Authority vacated, lifted, overturned or reversed; (v) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date of this Agreement (unless otherwise agreed in writing by the parties to this Agreement), make all necessary filings and submissions under the HSR Act; (vi) as promptly as reasonably practicable after the date of this Agreement, make all necessary filings and submissions under other applicable Antitrust Laws or Foreign Investment Laws that are, in the reasonable judgment of Parent after reasonable consultation with the Company, required or advisable in connection with the Merger, and, in the case of each of clauses (v) and (vi), thereafter supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any Law; and (vii) as promptly as reasonably practicable, make any other registrations, declarations, submissions and filings with respect to the transactions contemplated by this Agreement required under the Exchange Act, any other applicable federal or state securities Laws and any other applicable Law.

(b) The parties shall give (and shall cause their respective Subsidiaries to give) any notices to third parties, and shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to obtain any third-party consents (not including for purposes of this Section 6.5(b) those consents required or advisable under Antitrust Laws or Foreign Investment Laws) that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts of the Company or any of its Subsidiaries in connection with consummation of the transactions contemplated by this Agreement, and following such coordination and cooperation, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to seek any such required actions, consents, approvals or waivers as Parent directs (provided, however, that the Company shall not be obligated to make any payment or commercial concession to any third party, or incur any liability, as a condition to (or in connection with) the seeking of such actions, consents, approvals or waivers, unless such payment, concession or liability is conditioned and effective only upon the Closing and is consented to in writing by Parent).

(c) Without limiting the generality of anything contained in this Section 6.5, each party shall: (i) give the other parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request or proceeding; (iii) to the extent practicable, give the other parties notice and an opportunity to participate in any communication made to the United States Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”), or any other competition authority or other domestic or foreign Governmental Authority regarding the transactions contemplated by this Agreement; and (iv) promptly notify the other parties of the substance of any communication from the FTC, DOJ, or any other domestic or foreign Governmental Authority regarding the transactions contemplated by this Agreement. Parent shall have the right to devise and implement the strategy and timing for obtaining any clearances required or sought under any Antitrust Law or Foreign Investment Law in connection with the Merger (including, without limitation, the right to determine whether to commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Law or Foreign Investment Law, and whether to withdraw and refile any Notification and Report forms pursuant to the HSR Act (i.e., “pull and refile”)); provided, that such strategy shall be designed to obtain such clearances as promptly as reasonably practicable but in no event later than four (4) Business Days prior to the Outside Date; provided, further, that subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with all of the information relating to Parent or the Company and any of their respective Subsidiaries that appears in any filing made with, or written materials submitted or communications made to, any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, further, however, that such materials may be redacted as necessary to comply with contractual arrangements or as necessary to address reasonable privilege or confidentiality concerns. In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, to the extent reasonably practicable each party hereto will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or proceeding.

(d) Notwithstanding the terms of this Section 6.5, nothing contained herein shall require, or be construed to require, (i) Parent or any of its Subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition, in each case, with respect to any assets, operations, business or the conduct of business of Parent or any of its Subsidiaries (not including for this purpose the Surviving Corporation and its Subsidiaries), (ii) Parent, the Company or any of their respective Subsidiaries to take or refrain from taking any action (including any divestiture, holding separate any business or assets or other similar action) or to agree to any restriction or condition with respect to any assets, operations, business or the conduct of business of the Company and its Subsidiaries or (iii) Parent to commit to provide prior notice or seek prior approval from any Governmental Authority of any future transaction (not including the transactions contemplated hereby) (provided that the Company shall agree to take (and shall take) any of the actions contemplated by the foregoing clauses (i) through (iii) with respect to the Company and its Subsidiaries and the Company’s Affiliates solely to the extent (x) the Company is requested in writing to do so by Parent and (y) such action is only binding on or otherwise applicable to the Company from and after the Effective Time and in the event that the Closing occurs). The Company and its Subsidiaries shall not communicate to any Governmental Authority its willingness to consider, offer to take, or to agree to, any actions, restrictions or conditions with respect to obtaining any consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Merger and the other transactions contemplated by this Agreement without the prior written consent of Parent (which, subject to this Section 6.5(d), may be withheld in Parent’s sole discretion). Without limiting Parent’s obligations pursuant to this Section 6.5, in the event that any actions set forth in clauses (i) or (ii) of this Section 6.5(d) are proposed by or acceptable to a Governmental Authority, Parent shall have the sole right to determine the manner in which to implement the requirement of such Governmental Authority.

(e) In addition to the obligations set forth in Sections 6.5(a) through 6.5(d), Parent shall defend through litigation on the merits and, if necessary, appeal any claim asserted in court or through administrative tribunal by any Person or Governmental Authority in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as practicable (and in any event, no later than the Outside Date).

Section 6.6 Information; Access and Reports.

(a) Subject to applicable Law and the other provisions of this Section 6.6 and solely for purposes of furthering the Merger and the other transactions contemplated hereby or integration planning relating thereto, (i) the Company and Parent each shall (and shall cause its Subsidiaries to), upon reasonable request by the other, furnish the other with reasonable information in its possession concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement, (ii) the Company shall (and shall cause its Subsidiaries to), upon giving of reasonable notice by Parent, afford Parent’s officers and other authorized Representatives reasonable access, during normal business hours following reasonable advance notice throughout the period prior to the Effective Time, to its officers, employees, agents, Contracts, tangible or electronic books and records, stores, offices, systems, software, distribution facilities and other facilities, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish to Parent reasonable information in its possession concerning its businesses, properties and personnel as may reasonably be requested by Parent, including, in the case of clauses (i) and (ii), as set forth on Section 6.6(a) of the Company Disclosure Schedule, and (iii) the Company shall continue to provide access to Parent and its Representatives to the electronic data room maintained by or on behalf of the Company to which Parent and its Representatives were provided access prior to the date of this Agreement.

(b) The foregoing provisions of this Section 6.6 shall not require either the Company or Parent to permit any access to any of its officers, employees, agents, Contracts, books or records, or its stores, offices, distribution facilities or other facilities, or to permit any inspection, review, sampling or audit, or to disclose or otherwise make available any information that, in the reasonable judgment of the Company or Parent, would (i) unreasonably disrupt the operations of such party or any of its Subsidiaries, (ii) result in the disclosure of any Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement or any applicable Law or duty, (iii) result in the disclosure of any information referencing the valuation of the Company and its Subsidiaries conducted in connection with the approval of this Agreement, (iv) reasonably be expected to cause the loss or waiver of the protection of any attorney-client privilege, attorney work product or other relevant legal privilege, provided, that to the extent requested by Parent and if applicable, the Company and Parent shall enter into a customary joint defense agreement that would alleviate such loss of privilege, or (v) jeopardize the health or safety of any officer, employee or agent of the Company or any of its Subsidiaries in light of COVID-19 (taking into account any COVID-19 Measures). Notwithstanding the provisions of this Section 6.6 other than the immediately preceding sentence or as set forth on Section 6.6(a) of the Company Disclosure Schedule, Parent and its Representatives shall not be permitted to perform any on-site procedures (including an on-site study) with respect to any property of the Company or its Subsidiaries without the Company’s prior written consent (which consent shall not, subject to the provisions of the immediately preceding sentence, be unreasonably withheld, delayed or conditioned). In the event that Parent or the Company objects to any request submitted pursuant to and in accordance with this Section 6.6 and withholds information on the basis of clauses (ii) through (v) of the second preceding sentence, the Company or Parent, as applicable, shall promptly inform the other party as to the general nature of what is being withheld and the Company and Parent shall use their respective commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure as promptly as reasonably practicable that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts (without payment of any consideration, fees or expenses) to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction of text from documents or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without such impediments. Each of Parent and the Company, as it deems advisable and necessary based on the advice of its outside counsel, may reasonably and in good faith designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the parties. All requests for information made pursuant to this Section 6.6 shall be directed to the Persons designated by the Company or Parent, as the case may be. All information exchanged or made available shall be governed by the terms of the Mutual Non-Disclosure Agreement, dated as of May 20, 2015, by and between Parent and the Company, as amended by the Mutual Non-Disclosure Agreement Supplement, dated May 23, 2022 (as it may be further amended from time to time, the “Confidentiality Agreement”).

(c) To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and the joint defense doctrine.

(d) No exchange of information or investigation by Parent or its Representatives pursuant to this Section 6.6 shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement, and no investigation by the Company or its Representatives pursuant to this Section 6.6 shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of Parent or Merger Sub set forth in this Agreement.

(e) The Company shall use commercially reasonable efforts to provide Parent with prompt written notice following the Knowledge of the Company of the occurrence of any of the events set forth on Section 6.6(e) of the Company Disclosure Schedule arising after the date of this Agreement.

Section 6.7 Stock Exchange Delisting. The Company and Parent shall cooperate to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.8 Publicity. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter until the Effective Time, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or make any other public announcement or public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent (i) the press release, public announcement or public statement contains information that is consistent with the press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.8 or (ii) public disclosure is required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any press release or making any such public announcements or public statements, except with respect to the matters described in, and subject to the requirements of, Section 6.2 (solely in the event of a Change of Recommendation), Section 8.1 and Section 8.2 or in connection with any dispute between the parties hereto regarding this Agreement.

Section 6.9 Employee Benefits.

(a) Parent agrees that during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, the employees of the Company and its Subsidiaries who continue to be employed after the Effective Time (other than those employees covered by a collective bargaining agreement, the “Continuing Employees”) will be provided with (i) cash payments and target annual cash incentive compensation opportunities that are no less favorable in the aggregate than the base salary or wages and annual target cash incentive compensation opportunities provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, and (ii) other compensation and employee benefits that are substantially comparable in the aggregate to other compensation and employee benefits (excluding any equity and long-term cash incentive compensation and any defined benefit pension and post-employment health and welfare benefits) provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time.

(b) Parent shall cause or, with respect to employees outside the United States, use commercially reasonable efforts to cause (i) any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) the amount of eligible expenses incurred by each Continuing Employee and his or her eligible dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the Benefit Plans to be credited for purposes of satisfying the deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Parent and its Affiliates and (iii) any of its (or its Affiliates’) employee benefit plans (including disability pay continuation plans) in which the Continuing Employees are entitled to participate to take into account for purposes of eligibility, vesting and benefit accrual thereunder (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or retiree medical benefits or to the extent it would result in a duplication of benefits) service by such Continuing Employees to the Company or any of its Affiliates or predecessors as if such service were with Parent, to the same extent such service was credited under a comparable Benefit Plan.

(c) If requested by Parent in writing no later than ten (10) Business Days prior to the Effective Time, to the extent permitted by applicable Law and the terms of the Company’s 401(k) Plan (the “Company 401(k) Plan”), as applicable, the Company shall cause the Company 401(k) Plan to be terminated effective as of the Business Day immediately preceding the Closing Date; provided, that the effectiveness of such termination may be conditioned on the occurrence of the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to reasonable review and approval by Parent) not later than the day immediately preceding the Closing Date. In connection with the termination of the Company 401(k) Plan, (i) the Company may cause any unvested account balances thereunder to fully vest, (ii) the Company and Parent shall take any and all actions as may be required, including amendments to the Company 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Parent (the “Parent 401(k) Plan”) to (A) permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, shares of common stock of Parent, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, and (B) obtain from the IRS a favorable determination letter on termination for the Company 401(k) Plan and (iii) each Continuing Employee shall become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 6.9(b)), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan.

(d) Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Benefit Plans. From and after the Effective Time, Parent shall, and shall cause its Affiliates to, honor all obligations and rights under the Benefit Plans in accordance with their terms.

(e) Notwithstanding the foregoing, nothing contained in this Agreement will (i) be treated as an amendment of any particular Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefit Plan, in each case, in accordance with their terms, (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to retain the employment of any particular employee or (iv) create any third party beneficiary rights for the benefit of any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to this Section 6.9 or any compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan that Parent, the Surviving Corporation or any of their Affiliates may maintain.

(f) The Company shall use commercially reasonable efforts to cooperate with Parent in good faith for the purpose of preparing for the on-boarding of the Continuing Employees, including providing updated information on each such employee’s employee identification number, annual base salary, target annual cash bonus opportunity and target long-term incentive opportunity prior to the Closing. The Company shall use commercially reasonable efforts to cooperate with Parent in good faith for the purpose of preparing for the on-boarding of the employees. Prior to the Closing and solely for Parent’s informational purposes, the Company shall update Section 5.1(b)(ii) of the Company Disclosure Schedule to reflect any changes to such schedule that occurred between the date of this Agreement and the Closing Date, it being understood that no such update or changes shall affect, modify or waive or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement.

Section 6.10 Expenses. Except as otherwise provided in Section 8.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Merger and the other transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the party incurring such expense.

Section 6.11 Indemnification; Directors’ and Officers’ Insurance.

(a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company or its Subsidiaries or were serving at the request of the Company as an officer, director, member, trustee or fiduciary of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise with respect to all acts or omissions by them in their capacities as such or taken at the request of the Company or any of its Subsidiaries at any time prior to the Effective Time to the fullest extent permitted by applicable Law (including with respect to advancement of expenses and attorneys’ fees and advancing such expenses and fees without requiring any preliminary determination of entitlement subject to such individual’s affirmation or undertaking if required under the DGCL).

(b) Parent and Merger Sub agree that all rights to exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the current and former directors and officers of the Company or any of its Subsidiaries or any of their predecessors and the heirs, executors, trustees, fiduciaries and administrators of such officer or director (each, a “D&O Indemnitee”), as provided in the Company’s or each of its Subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any agreement, shall survive the Merger and the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms. After the Effective Time, Parent and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) fulfill and honor such obligations to the maximum extent that the Company or applicable Subsidiary would have been permitted to fulfill and honor them by applicable Law. In addition, for a period of six years following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries immediately prior to the Effective Time, and, during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by applicable Law.

(c) Prior to the Effective Time, the Company shall, and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in each case providing only for Side A coverage for indemnified parties where the existing policies also include Side B coverage for the Company for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of the date of this Agreement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement; provided, that in no event shall the annual cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) The provisions of this Section 6.11 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each D&O Indemnitee, and nothing in this Agreement shall affect any indemnification rights that any such D&O Indemnitee may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract or applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee without the consent of such D&O Indemnitee.

(e) In the event that the Company, the Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other Person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.11.

Section 6.12 Resignations. At the request of Parent, the Company shall (a) cause each director or officer of the Company to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries) and (b) use its reasonable best efforts to cause any officer or director of any of the Company’s Subsidiaries to resign only in such capacity (and not in his or her capacity as an employee of the Company or any of its Subsidiaries), in each case, with such resignations to be effective as of the Effective Time.

Section 6.13 Transaction Litigation. Each of Parent and the Company shall promptly notify the other of any Transaction Litigation against it or any of its Representatives arising out of or relating to this Agreement, the Merger or the other transactions contemplated by this Agreement and shall keep the other reasonably informed regarding any such Transaction Litigation. Until the termination of this Agreement in accordance with Article VIII, the Company shall provide Parent an opportunity to review and to propose comments to all filings or written responses to be made by the Company in connection with any Transaction Litigation against the Company and its directors relating to any transaction contemplated by this Agreement, and the Company shall give reasonable and good faith consideration to any comments proposed by Parent. In no event shall the Company enter into, agree to or disclose any settlement or mooting action with respect to such Transaction Litigation without Parent’s consent, which, except in the case of a settlement or mooting action that includes an admission of fault, shall not be unreasonably withheld, delayed or conditioned. Each of Parent and the Company shall notify the other promptly of the commencement of any Transaction Litigation of which it has received notice.

Section 6.14 Other Actions by the Company.

(a) Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement other than arising out of or resulting from a breach by Parent or Merger Sub of Section 6.15(b), the Company and the Company Board shall, to the extent permitted by applicable Law, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

(b) Section 16 Matters. The Company and the Company Board (or a duly formed committee thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)) shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.15 Approval of Sole Stockholder of Merger Sub; No Acquisition of Shares.

(a) Immediately following execution of this Agreement, Parent (directly or through its Subsidiaries) shall cause the sole stockholder of Merger Sub to execute and deliver, in accordance with applicable Law and its certificate of incorporation and bylaws, a written consent approving and adopting this Agreement in accordance with the DGCL and neither Parent nor its Subsidiaries shall amend, modify or withdraw such consent.

(b) From and after the date hereof through the Effective Time, other than as a result of the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub shall not, and shall cause their respective Subsidiaries not to, directly or indirectly, acquire any Shares, any rights or options to acquire Shares or any securities or instruments convertible into, exchangeable into or exercisable for Shares.

Section 6.16 Debt Payoff. Upon the request of Parent, the Company and its Subsidiaries shall use its reasonable best efforts to take any actions reasonably requested by Parent that are necessary to facilitate the payoff by Parent (or, in the case of letters of credit, facilitate the cash collateralization thereof) on the Closing Date and termination on the Closing Date (to the extent provided therein and pursuant to the terms thereof), or to facilitate negotiations with the lender party thereto and the continuation on and after the Closing Date, of (i) the Amended and Restated Credit Agreement, dated as of December 20, 2013 (as amended by Amendment No. 1 thereto, dated as of June 29, 2018, and Amendment No. 2 thereto, dated as of May 4, 2022) by and between the Company, Bank of America, N.A., as administrative agent, and the other parties thereto (the “Existing Credit Agreement”), (ii) the Amended and Restated Reimbursement Agreement, dated as of December 20, 2013 (as amended by Amendment No. 1 thereto, dated as of June 29, 2018 and Amendment No. 2 thereto, dated as of May 4, 2022), between the Company, Bank of America, N.A., as administrative agent, and the other parties thereto, (iii) the Mizuho Bank Ltd. line of credit and (iv) any other indebtedness for borrowed money, including, in each case, using reasonable best efforts to obtain a payoff letter in connection therewith; provided, that any such action described above shall not be required unless it can be and is conditioned on the occurrence of the Closing, and, it being understood that at the Closing, Parent shall provide all funds required to actually effect such payoff and termination. Notwithstanding the provisions of Section 7.2(b), in no event shall the receipt of such payoff letter or the consummation of any payoff or termination under this Section 6.16 be a condition to any of the obligations of Parent or Merger Sub hereunder.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Stockholder Vote.

(b) Antitrust and Foreign Investment Law Filings. (i) The waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act or any voluntary agreement with the DOJ Antitrust Division or the FTC not to consummate the Merger shall have expired or been terminated and (ii) subject to Section 7.1(b) of the Company Disclosure Schedule, the applicable waiting periods (or any extensions thereof) or clearances, as applicable, under the Antitrust Laws and Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Schedule shall have expired, been earlier terminated or obtained.

(c) Laws or Orders. Subject to Section 7.1(b) of the Company Disclosure Schedule, no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered after the date of this Agreement any Law (whether temporary, preliminary or permanent) (collectively, an “Order”) that is in effect and that restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in clause (ii) of Section 5.1(f) (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) each of the representations and warranties of the Company set forth in the first two sentences and the fifth sentence of Section 5.1(b)(i) (Capital Structure) shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of the date of this Agreement and shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be true and correct, subject to de minimis inaccuracies in the aggregate, as of such particular date or period of time); (iii) each of the representations and warranties of the Company set forth in Sections 5.1(b)(i) and 5.1(b)(ii) (other than the first two sentences and the fifth sentence of Section 5.1(b)(i)) (Capital Structure), Section 5.1(c) (Corporate Authority; Approval and Fairness), Section 5.1(m) (Takeover Statutes), Section 5.1(w) (Brokers and Finders) and Section 5.1(x) (Opinion of Financial Advisor) shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be true and correct in all material respects as of such particular date or period of time); and (iv) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any limitations as to “material,” “in all material respects” and “Material Adverse Effect” set forth therein) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. Since the date hereof, there shall not have occurred and be continuing any change, effect, event, occurrence or development that has had a Material Adverse Effect.

(d) Company Closing Certificate. Parent and Merger Sub shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied.

Section 7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Parent Closing Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of the Company and Parent;

(b) by either Parent or the Company, if the Merger shall not have been consummated by the date that is the twelve (12) month anniversary of the date of this Agreement (the “Outside Date”), provided, that if the Closing shall not have occurred as of the Outside Date and all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or 7.1(c) (as it relates to the HSR Act or any other Antitrust Law or Foreign Investment Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended to the date that is the eighteen (18) month anniversary of the date of this Agreement (the “First Outside Date Extension”), and such date shall be the Outside Date, provided, further, that if the Closing shall not have occurred as of such date and all the conditions to Closing, other than the conditions set forth in Section 7.1(b) or 7.1(c) (as it relates to the HSR Act or any other Antitrust Law or Foreign Investment Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended to the date that is the twenty-four (24) month anniversary of the date of this Agreement, and such date shall be the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure of a condition to the consummation of the Merger;

(c) by either Parent or the Company, if the Requisite Stockholder Vote shall not have been obtained if a vote shall have been taken thereon at the Company Stockholders Meeting or any adjournment or postponement thereof (and such meeting, as may be so adjourned or postponed, shall have concluded);

(d) by either Parent or the Company, if any Order enacted, issued, promulgated, enforced or entered after the date of this Agreement by a court or other Governmental Authority of competent jurisdiction over any party hereto, which Order permanently restrains, enjoins, renders illegal or otherwise prohibits consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure of a condition to the consummation of the Merger;

(e) by Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date as it may be extended or, if curable prior to the Outside Date as it may be extended, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company or (ii) three (3) Business Days prior to the Outside Date as it may be extended);

(f) by the Company, if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that any condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date as it may be extended or, if curable prior to the Outside Date as it may be extended, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by the non-breaching party to the breaching party or (ii) three (3) Business Days prior to the Outside Date as it may be extended);

(g) by Parent, prior to the time the Requisite Stockholder Vote is obtained, if (i) a Change of Recommendation shall have been made or occurred or (ii) at any time following receipt of an Acquisition

Proposal that has not been publicly withdrawn, the Company Board failed to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as reasonably practicable (but in any event by the earlier of (A) five (5) Business Days and (B) the close of business on the second (2nd) Business Day immediately preceding the scheduled date of the Company Stockholders Meeting at the written request to do so by Parent) after receipt of any written request to do so from Parent; provided, that Parent may not provide such a written request more than once for each Acquisition Proposal (unless the terms of such Acquisition Proposal have been modified or amended, in which case Parent may provide another written request with respect to such Acquisition Proposal as so amended or modified); or

(h) by the Company, prior to the time the Requisite Stockholder Vote is obtained and so long as the Company is in compliance with and has not breached the requirements of Section 6.2, in connection with entering into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2(f); provided, that prior to or concurrently with such termination, the Company pays the Company Termination Fee due.

Section 8.2 Effect of Termination and Abandonment.

(a) Except to the extent provided in Sections 8.2(b), 8.2(c), 8.2(d), 8.2(e) and 8.2(f), in the event of termination of this Agreement and the abandonment of the Merger in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, that (x) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful and material breach of its obligations set forth in this Agreement and (y) the provisions set forth in Section 5.1(y) (No Other Representations or Warranties), Section 5.2(i) (No Other Representations or Warranties), this Section 8.2 and the second and third sentences of Section 9.1 (Survival) shall survive the termination of this Agreement. For purposes of this Agreement, “willful and material breach” means a material breach of this Agreement that is a consequence of an act undertaken or a failure to take an act by the breaching party with the knowledge that the taking of such act or the failure to take such act would cause a material breach of this Agreement.

(b) In the event that this Agreement is terminated:

(i) by (I) either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e) (Company Breach)) or (y) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (II) Parent pursuant to Section 8.1(e) (Company Breach); and

(A) a bona fide Acquisition Proposal shall have been made publicly to the Company or any of its Subsidiaries or otherwise become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal that has not been withdrawn publicly without qualification prior to the earlier of (x) five days prior to the Company Stockholders Meeting (as such meeting may have been adjourned or postponed in accordance with this Agreement) or (y) termination of this Agreement; and

(B) within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement providing for, or shall have consummated or, in the case of an Acquisition Proposal that is a tender offer, shall have approved or recommended to the Company’s stockholders or otherwise not opposed, such Acquisition Proposal; provided, that, for purposes of this Section 8.2(b)(i), the references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%” and, as to clause (i) of such definition, any such Acquisition Proposal shall result in a change in control of at least 50% of the stock or consolidated assets of the Company;

(ii) by Parent pursuant to Section 8.1(g) (Company Recommendation Matters) (or, in the event that (A) the Company Board shall have made a Change of Recommendation and (B) this Agreement is terminated (I) by either the Company or Parent pursuant to (x) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained or Parent has the right to terminate pursuant to Section 8.1(e) (Company Breach)) or (y) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (II) by Parent pursuant to Section 8.1(e) (Company Breach)); or

(iii) by the Company pursuant to Section 8.1(h) (Superior Proposal);

then, (1) in the case of Section 8.2(b)(i), within two (2) Business Days after consummation of such Acquisition Proposal, (2) in the case of Section 8.2(b)(ii), within two (2) Business Days after termination of this Agreement and (3) in the case of Section 8.2(b)(iii), concurrently with or prior to termination of this Agreement, the Company shall pay a termination fee of $56,000,000 (the “Company Termination Fee”) (net of any Expense Reimbursement previously paid) to Parent by wire transfer of immediately available funds to an account designated in writing by Parent. In the event that this Agreement is terminated by either the Company or Parent pursuant to (i) Section 8.1(c) (Requisite Stockholder Vote Not Obtained) or (ii) Section 8.1(b) (Outside Date) (at a time when the Requisite Stockholder Vote has not been obtained), the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated in writing by Parent, all of the reasonable and documented out-of-pocket expenses, including those of the Paying Agent, incurred by Parent and Merger Sub in connection with this Agreement and the other transactions contemplated by this Agreement, in an amount not to exceed $17,000,000 (the “Expense Reimbursement”), within two (2) Business Days after the date following such termination. To the extent any portion of the Expense Reimbursement is paid by the Company to Parent, such amount paid shall be deducted from the amount of any Company Termination Fee owed or payable.

(c) In the event that (i) (a) the Agreement is terminated by either Parent or the Company under Section 8.1(b) (Outside Date), (b) at the time of any such termination, all of the conditions in Article VII have been satisfied or duly waived by the parties entitled to the benefit thereof, except for (A) the conditions in Section 7.1(b) or 7.1(c) (but only as it relates to the HSR Act or any other Antitrust Law) and (B) any other condition that by its nature is to be satisfied at the Closing (provided, that such condition would be capable of being satisfied if the Closing Date were the date of such termination), and (c) no breach by the Company of its obligations under Section 6.5 has been the principal cause of the failure of the conditions in Section 7.1(b) or 7.1(c) to be satisfied or (ii) (a) the Agreement is terminated by either Parent or the Company under Section 8.1(d) (Permanent Order) (but only if the applicable Order relates to the HSR Act or any other Antitrust Law) and (b) no breach by the Company of its obligations under Section 6.5 has been the principal cause of the applicable enactment, issuance, promulgation, enforcement or entry of such Order, then within two (2) Business Days of such termination of this Agreement, Parent shall pay Company a termination fee of $94,000,000 in cash (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account designated in writing by the Company.

(d) Each party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; accordingly, if the Company fails to timely pay Parent any amount due pursuant to Section 8.2(b) or Parent fails to timely pay the Company any amount due pursuant to Section 8.2(c) (any such amount due, a “Termination Payment”), and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the applicable Termination Payment, or any portion thereof, the party that has failed to pay the Termination Payment shall pay to the other party such other party’s costs and expenses (including attorneys’ fees) in connection with such suit, together with interest thereon at the prime rate as published in The Wall Street Journal (or, if not reported therein, as reported in another authoritative source reasonably selected by Parent) in effect on the date such Termination Payment was required to be paid from such date through the date of full payment thereof.

(e) Each of the parties acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Company Termination Fee is due and payable and which do not involve fraud or willful and material breach, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (x) in no event shall more than one Company Termination Fee be payable under this Agreement and (y) the parties agree that the payment of the Company Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Company Termination Fee, the Company (and the Company’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to Parent and Merger Sub under this Agreement, in law, equity or otherwise, and neither Parent nor Merger Sub shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of the Company’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

(f) Each of the parties acknowledges and agrees that the Parent Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such Parent Termination Fee is due and payable and which do not involve fraud or willful and material breach for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (x) in no event shall more than one Parent Termination Fee be payable under this Agreement and (y) the parties agree that the payment of the Parent Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Parent Termination Fee, each of Parent and Merger Sub (and Parent’s Affiliates and its and their respective directors, officers, employees, stockholders and Representatives) shall have no further liability to the Company under this Agreement, in law, equity or otherwise, and the Company shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Parent, Merger Sub or any of Parent’s Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or Affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS AND GENERAL

Section 9.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time, shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.2 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by Parent, Merger Sub and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the receipt of the Requisite Stockholder Vote, no amendment shall be made which by applicable Law requires further approval by the holders of Shares without obtaining such further approval.

Section 9.3 Waiver. The conditions to each of the respective parties’ obligations to consummate the Merger and the other transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law (except to the extent specifically provided otherwise in Section 8.2).

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.5 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) agrees that it shall not bring any claim, action or proceeding against any other parties hereto relating to this Agreement or the transactions contemplated hereby in any court other than (i) the Delaware Court of Chancery in and for New Castle County, (ii) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the Delaware Superior Court, (iii) in the event (but only in the event) such courts identified in clauses (i) or (ii) do not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (iv) in the event (but only in the event) such courts identified in clauses (i), (ii) and (iii) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court (the “Chosen Courts”), in the event any dispute between the parties hereto (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly submits to the personal jurisdiction and venue of the Chosen Courts and (c) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 9.6, such service to become effective ten (10) days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(b) Each of the parties to this Agreement acknowledges and agrees that the rights of each party to consummate the Merger and the other transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, including in each case Parent’s and Merger Sub’s obligation to effect the Closing, on the terms of, and subject to the conditions set forth in, this Agreement and in each case without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege or assert, and each party hereby waives the defense, that there is an adequate remedy at law.

Section 9.6 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other parties to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) delivered by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested, or (d) sent by email (as set forth below), provided, that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein:

If to Parent or Merger Sub:

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98109

Attention:     General Counsel

Email:           ma-notices@amazon.com

with copies to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:     Krishna Veeraraghavan, Kyle T. Seifried

Email:           kveeraraghavan@paulweiss.com; kseifried@paulweiss.com

If to the Company:

iRobot Corporation

8 Crosby Drive

Bedford, MA 01730

Attention: Chief Legal Officer

Email:       As set forth in Section 9.6 of the Company Disclosure Schedule with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:     Stuart M. Cable; Mark T. Bettencourt; Joshua M. Zachariah

Email:          scable@goodwinlaw.com; mbettencourt@goodwinlaw.com;

jzachariah@goodwinlaw.com

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally or by email transmission (provided that (1) no “bounce back” or similar message of non-delivery is received with respect thereto and (2) emails sent by email transmission after 6:00 p.m. recipient’s local time shall be deemed delivered on the Business Day following the date of transmission), (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier or (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 9.6.

Section 9.7 Entire Agreement. This Agreement (including any exhibits, annexes and schedules hereto) and the documents and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule, together with each other agreement entered into by or among any of Parent, Merger Sub and the Company as of the date of this Agreement that makes reference to this Section 9.7, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

Section 9.8 No Third Party Beneficiaries. Except as provided in this Section 9.8, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that if, and only if, the Effective Time occurs, (a) the holders of Shares shall be third party beneficiaries of, and entitled to rely on, Section 4.1 (Effect on Capital Stock), (b) the holders of Company Options, Company PSU Awards, Company RSU Awards and Company DSU Awards shall be third party beneficiaries of, and entitled to rely on, Section 4.3 (Treatment of Stock-Based Awards; ESPP) and (c) the D&O Indemnitees shall be third party beneficiaries of, and entitled to rely on, Section 6.11 (Indemnification; Directors’ and Officers’ Insurance). The parties hereto further agree that the rights of third party beneficiaries under the proviso of this Section 9.8 shall not arise unless and until the Effective Time occurs.

Section 9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 9.10 Transfer Taxes. Except as otherwise provided in Section 4.2(c)(iv), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to the Merger or the transfer of Shares pursuant to the Merger shall be borne by Parent or the Company and expressly shall not be a liability of holders of Shares.

Section 9.11 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

Section 9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 9.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” and “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Currency amounts referenced herein are in U.S. Dollars. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors’ qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee). The terms “provided to” and “made available to,” with respect to documents required to be provided by the Company to Parent or Merger Sub, include without limitation documents filed or furnished by the Company with the SEC as an exhibit after the Applicable Date and prior to the date of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 9.14 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties, except that Merger Sub may assign any and all of its rights under this Agreement, by written notice to the Company, to another wholly owned direct or indirect Subsidiary of Parent to be a Constituent Corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, that (a) no assignment shall be permitted if such assignment would, or would reasonably be expected to, prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement or consummating the Merger and the other transactions contemplated by this Agreement and (b) no assignment shall relieve Parent of any of its obligations pursuant to this Agreement. Any purported assignment in violation of this Agreement is void.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMAZON.COM, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: Senior Vice President, Worldwide Corporate Development

MARTIN MERGER SUB, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

iROBOT CORPORATION

By:	/s/ Colin M. Angle
Name: Colin M. Angle Title: Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX A

DEFINED TERMS

Term	Section
Acquisition Proposal	6.2(d)
Action	5.1(g)(i)
Affiliate	5.1(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(e)(vi)
Antitrust Laws	5.1(b)(iii)
Applicable Date	5.1(e)(i)
Benefit Plans	5.1(h)(i)
Book-Entry Share	4.1(a)
Business Day	1.2
Bylaws	2.2
Cancelled Shares	4.1(a)
CCPA	5.1(q)(xx)
Certificate of Merger	1.3
Change of Recommendation	6.2(e)(vi)
Charter	2.1
Child	5.1(q)(xx)
Chosen Courts	9.5(a)
Clearance Date	6.3(a)
Closing	1.2
Closing Date	1.2
Code	4.2(h)
Company	Preamble
Company 401(k) Plan	6.9(c)
Company Board	Recitals
Company Budget	6.1(b)(iii)
Company Disclosure Schedule	5.1
Company DSU Award	4.3(d)
Company Inventory	5.1(v)(ii)
Company IP Agreements	5.1(j)(i)(L)
Company Option	4.3(a)
Company Permits	5.1(i)(ii)
Company Products	5.1(q)(xxiv)
Company PSU Award	4.3(c)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company RSU Award	4.3(b)
Company Services	5.1(v)(iv)
Company Stockholders Meeting	6.4(a)
Company Termination Fee	8.2(b)(iii)
Confidentiality Agreement	6.6(b)
Conflict Minerals	5.1(n)
Constituent Corporations	Preamble
Continuing Employees	6.9(a)
Contract	5.1(g)(ii)(D)
COVID-19	5.1(a)(E)

Term	Section
COVID-19 Measures	5.1(a)(E)
D&O Indemnitee	6.11(b)
D&O Insurance	6.11(c)
DGCL	Recitals
Dissenting Shares	4.1(a)
DOJ	6.5(c)
Effective Time	1.3
Employee Census	5.1(h)(x)
Employees	5.1(h)(i)
Environmental Law	5.1(n)
ERISA	5.1(h)(i)
ERISA Affiliate	5.1(h)(v)
ERISA Plan	5.1(h)(ii)
ESPP	4.3(e)
ESPP Termination Date	4.3(e)
Exchange Act	5.1(d)(i)
Excluded Shares	4.1(a)
Existing Credit Agreement	6.16
Expense Reimbursement	8.2(b)(iii)
FCPA	5.1(s)
Final Offering	4.3(e)
Financial Advisor	5.1(w)
First Outside Date Extension	8.1(b)
Fiscal Year 2021	5.1(j)(i)(C)
Fiscal Year 2022	5.1(j)(i)(C)
Fiscal Year 2023	5.1(j)(i)(C)
Foreign Investment Laws	5.1(d)(i)
FTC	6.5(c)
Government Official	5.1(s)
Governmental Authority	5.1(d)(i)
Hazardous Substance	5.1(n)
HSR Act	5.1(b)(iii)
Insurance Policies	5.1(r)
Intellectual Property Rights	5.1(q)(xxiv)
International Trade Laws	5.1(t)(iii)
Intervening Event	6.2(f)
IRS	5.1(h)(ii)
IT Assets	5.1(q)(xxiv)
Knowledge	5.1(g)(ii)(E)
Laws	5.1(i)(i)
Leased Real Property	5.1(l)(iii)(A)
Letter of Transmittal	4.2(c)(i)
Lien	5.1(d)(ii)
Malicious Code	5.1(q)(xxiv)
Material Adverse Effect	5.1(a)
Material Contract	5.1(j)(i)
Material Real Property Leases	5.1(l)(iii)(B)
material weakness	5.1(e)(iii)
Merger	Recitals
Merger Consideration	4.1(a)
Merger Sub	Preamble

Term	Section
Multiemployer Plan	5.1(h)(ii)
NASDAQ	5.1(a)(F)
Non-U.S. Benefit Plans	5.1(h)(ii)
OFAC	5.1(t)(iii)
Open Source License	5.1(q)(xxiv)
Open Source Materials	5.1(q)(xxiv)
Order	7.1(c)
Outside Date	8.1(b)
Owned Intellectual Property	5.1(q)(xxiv)
Parent	Preamble
Parent 401(k) Plan	6.9(c)
Parent Termination Fee	8.2(c)
Patents	5.1(q)(xxiv)
Paying Agent	4.2(a)
Payment Fund	4.2(b)
Permitted Liens	5.1(l)(iii)(C)
Person	4.2(e)
Personal Information	5.1(q)(xxiv)
Preferred Shares	5.1(b)(i)
Proxy Statement	6.3(a)
PSU Payment	4.3(c)
Real Property Leases	5.1(l)(iii)(D)
Registered	5.1(q)(xxiv)
Registered Intellectual Property	5.1(q)(xxiv)
Representatives	6.2(a)
Requisite Stockholder Vote	5.1(c)(i)
RSU Payment	4.3(b)
Sanctioned Country	5.1(t)(i)
Sanctioned Person	5.1(t)(i)
SEC	5.1(e)(i)
Securities Act	5.1(e)(i)
Share Certificate	4.1(a)
Shares	Recitals
significant deficiency	5.1(e)(iii)
Software	5.1(q)(xxiv)
Source Code	5.1(q)(xxiv)
Stock Plan	5.1(b)(i)
Subsidiary	5.1(a)
Superior Proposal	6.2(d)
Surviving Corporation	1.1
Tail Period	6.11(c)
Takeover Statute	5.1(m)
Tax	5.1(o)(viii)
Tax Return	5.1(o)(viii)
Taxes	5.1(o)(viii)
Technology	5.1(q)(xxiv)
Termination Payment	8.2(d)
Third-Party Processor	5.1(q)(xxiii)
Top Distributors	5.1(k)
Top Suppliers	5.1(k)
Trade Secrets	5.1(q)(xxiv)

Term	Section
Trademarks	5.1(q)(xxiv)
Transaction Litigation	5.1(a)(J)
U.S. Benefit Plans	5.1(h)(ii)
U.S. GAAP	5.1(a)(C)
willful and material breach	8.2(a)

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

[See attached.]

Annex B

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT (this “Amendment”), dated as of July 24, 2023, to the AGREEMENT AND PLAN OF MERGER (the “Agreement”, and, as amended and supplemented by this Amendment, the “Amended Agreement”), dated as of August 4, 2022, is by and among Amazon.com, Inc., a Delaware corporation (“Parent”), Martin Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and iRobot Corporation, a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”).

WHEREAS, subject to the terms and conditions set forth in this Amendment, and pursuant to Section 9.2 of the Agreement, the Parties desire to amend and supplement certain terms of the Agreement by entering into this Amendment.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Amendment, the Parties agree as follows:

1.	Definitions

a.	Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

b.

The defined terms “Clearance Date”, “Proxy Statement”, “Company Recommendation”, “Company Stockholders Meeting” and “Requisite Stockholder Vote” under the Agreement are each a “Specified Original Term” for purposes of this Amendment, and shall be respectively replaced in a mutatis mutandis manner in accordance with the provisions of this Amendment by the following terms (each a “Specified Replacement Term”):

i.

“Additional Clearance Date” means the earlier of (A) the date that is ten (10) days after the filing of the Additional Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (B) the date that the Company is informed by the SEC staff that it has no further comments on the Additional Proxy Statement.

ii.	“Additional Proxy Statement” means a proxy statement in preliminary form relating to the Company Additional Stockholders Meeting.

iii.

“Company Additional Recommendation” means the unanimous action by the Company Board to approve and declare advisable the Amended Agreement, and to resolve to recommend that the Amended Agreement be approved and adopted by the holders of Shares.

iv.	“Company Additional Stockholders Meeting” means a meeting of the holders of Shares duly called and held to consider and vote upon the approval and adoption of the Amended Agreement.

v.

“Requisite Additional Stockholder Vote” means the approval and adoption of the Amended Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose.

2.

Provisions Relating to the Merger Consideration. Section 4.1(a) of the Agreement shall be amended by replacing the words “$61.00 per Share in cash, without interest” with the words “$51.75 per Share in cash, without interest”.

3.

Provisions Relating to the Requisite Additional Stockholder Vote. Section 5.1(c)(i), Section 5.1(c)(ii)(A), Section 5.1(e)(i), Section 6.3, Section 6.4 and Section 6.6 of the Agreement shall be amended mutatis mutandis, as applicable, by replacing each Specified Original Term therein with its respective Specified Replacement Term. Section 6.3(a) and Section 6.4(a) of the Agreement shall be amended by replacing the words “the date of this Agreement” in each instance with the words “the date of the Amendment”.

4.	Provisions Relating to Acquisition Proposals; Change of Recommendation; Termination; Effect of Termination and Abandonment.

a.	Section 6.2, Section 8.1 and Section 8.2(b) of the Agreement shall be amended mutatis mutandis by replacing each Specified Original Term therein with its respective Specified Replacement Term.

b.

The definition of “Superior Proposal” in Section 6.2(d) of the Agreement shall be amended by replacing the words “first made after the date of this Agreement” with the words “first made after the date of the Amendment”.

c.

The definition of “Intervening Event” in Section 6.2(f) of the Agreement shall be amended by replacing the words “as of the date of this Agreement” with the words “as of August 4, 2022 or the date of the Amendment”.

5.

Provisions Relating to Conditions to Each Party’s Obligation to Effect the Merger. Section 7.1(a) of the Agreement shall be amended by replacing the words “Requisite Stockholder Vote” with the words “Requisite Additional Stockholder Vote”.

6.

Provisions Relating to Termination. The first proviso in Section 8.1(b) shall be amended and restated in its entirety as follows: “provided, that if the Closing shall not have occurred as of the Outside Date and all the conditions to Closing, other than the conditions set forth in Section 7.1(a), Section 7.1(b) or Section 7.1(c) (as it relates to the HSR Act or any other Antitrust Law or Foreign Investment Law), shall have been satisfied or shall be capable of being satisfied at such time, the Outside Date shall be automatically extended to the date that is the eighteen (18) month anniversary of the date of this Agreement (the “First Outside Date Extension”), and such date shall be the Outside Date”.

7.

Provisions Relating to Publicity. Section 6.8 of the Agreement shall be amended by adding the following sentence immediately after the first sentence thereof: “The initial press release relating to the Amendment shall be a joint press release, the text of which has been agreed to by each of Parent and the Company.”

8.

Provisions Relating to Modification or Amendment. Section 9.2 of the Agreement shall be amended mutatis mutandis by replacing each Specified Original Term therein with its respective Specified Replacement Term.

9.	Representations and Warranties.

a.

The Company hereby represents and warrants to Parent and Merger Sub as follows: The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Amendment and to consummate the transactions contemplated by this Amendment, subject only to approval and adoption of this Amendment by the Requisite Additional Stockholder Vote. This Amendment has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. This Section 9(a) of this Amendment shall be deemed added to Section 5.1(c)(i) for all purposes of the Amended Agreement (including Section 7.2(a) thereof); provided that for the purposes of Section 7.2(a) thereof, the accuracy of the representations and warranties set forth in this Section 9(a) of this Amendment shall be assessed as of the date of this Amendment and as of the Closing Date.

b.

Parent and Merger Sub each hereby represents and warrants to the Company as follows: No vote of holders of capital stock of Parent is necessary to approve this Amendment or the transactions contemplated by this Amendment. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Amendment and to consummate the transactions contemplated by this Amendment, subject only to the approval and adoption of this Amendment by the sole stockholder of Merger Sub, which such approval and adoption shall occur promptly following the execution and delivery of this Amendment. This Amendment has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms. This Section 9(b) of this Amendment shall be deemed added to Section 5.2(b) for all purposes of the Amended Agreement (including Section 7.3(a) thereof); provided that for the purposes of Section 7.3(a) thereof, the accuracy of the representations and warranties set forth in this Section 9(b) of this Amendment shall be assessed as of the date of this Amendment and as of the Closing Date.

c.

The representations and warranties made by the Company in Section 5.1(c)(ii) of the Agreement shall be deemed made both as of (i) August 4, 2022 (with respect to the Company Recommendation, submission of the Agreement to the holders of Shares, and receipt of the opinion of the Financial Advisor, in each case, with respect to the Agreement) and (ii) as of the date hereof (with respect to the Company Additional Recommendation, submission of the Amended Agreement to the holders of Shares, and receipt of the opinion of the Financial Advisor, in each case, with respect to the Amended Agreement); provided that in the case of clause (ii), for purposes of Section 7.2(a) of the Agreement, the accuracy of such representations and warranties shall be assessed as of the date of this Amendment and as of the Closing Date.

d.

The representations and warranties made by the Company in Section 5.1(x) of the Agreement shall be deemed made both as of (i) August 4, 2022 (with respect to the opinion delivered prior to the execution of the Agreement) and (ii) as of the date hereof (with respect to the opinion delivered prior to the execution of this Amendment); provided that in the case of clause (ii), for purposes of Section 7.2(a) of the Agreement, the accuracy of such representations and warranties shall be assessed as of the date of this Amendment and as of the Closing Date.

10.	General Provisions.

a.

All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended or supplemented by this Amendment, (i) no waivers with respect to the Agreement or the obligations thereunder are hereby being made, granted or consented to by the Parties and (ii) all of the terms of the Agreement shall remain unchanged and in full force and effect, and are hereby incorporated by reference into this Amendment.

b.

After giving effect to this Amendment, (i)(A) each reference in the Agreement to “the Agreement”, “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement shall refer to the Amended Agreement (except in the case of the second whereas clause of the Agreement, Section 5.1(ii), the first and second instances of the words “this Agreement” in Section 5.1(a)(iii)(I), Section 6.2(h), the first instance of the words “this Agreement” in Section 6.2(i) and the first sentence of Section 6.8 of the Agreement), and (B) all references in the Company Disclosure Schedule to “the Agreement” shall refer to the Amended Agreement, and (ii) except as expressly set forth in this Amendment, notwithstanding the foregoing proviso (i), all references in the Agreement or the Company Disclosure Schedule to “the date hereof”, “the date of this Agreement” or “the date of the Agreement” shall refer to August 4, 2022.

c.

Notwithstanding anything to the contrary in this Amendment, but subject to Section 9 hereof, any assessment of whether any Party has breached or complied with the Amended Agreement, the accuracy of any representation or warranty of any Party, or of whether any of the conditions to Closing set forth in Article VII of the Amended Agreement have been satisfied shall take into account, as applicable, such Party’s performance of its respective obligations since, or the accuracy of its representations and warranties as of, August 4, 2022 (and not only such performance since, or accuracy as of, the date of this Amendment), except, in the case of a representation or warranty, to the extent that such representation or warranty expressly speaks as of a particular date or period of time, in which case such assessment of accuracy shall take into account such particular date or period of time in accordance with such express terms.

d.

This Amendment and the Agreement (including any exhibits, annexes and schedules hereto and thereto) and the documents and other agreements among the Parties as contemplated by or referred to herein and therein, including the Company Disclosure Schedule, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

e.

The provisions of Article IX of the Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Amended Agreement, taken together as a single agreement, reflecting the terms as amended and supplemented by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

AMAZON.COM, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: Senior Vice President, Worldwide Corporate Development

IROBOT CORPORATION

By:
Name: Colin M. Angle Title: Chief Executive Officer

MARTIN MERGER SUB, INC.

By:	/s/ Peter Krawiec
Name: Peter Krawiec Title: President

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

AMAZON.COM, INC.

By:
Name: Peter Krawiec Title: Senior Vice President, Worldwide Corporate Development

IROBOT CORPORATION

By:	/s/ Colin M. Angle
Name: Colin M. Angle Title: Chief Executive Officer

MARTIN MERGER SUB, INC.

By:
Name: Peter Krawiec Title: President

[Signature Page to Amendment to the Agreement and Plan of Merger]

Annex C

July 24, 2023

Board of Directors

iRobot Corporation

8 Crosby Drive

Bedford, MA 01730

Members of the Board:

We understand that iRobot Corporation, a Delaware corporation (the “Company”), Amazon.com, Inc., a Delaware corporation (“Parent”), and Martin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of August 4, 2022, and propose to enter into an amendment to the Original Merger Agreement (the “Amendment” and the Original Merger Agreement, as amended by the Amendment, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that is outstanding as of immediately prior to the effective time of the Merger, other than (a) shares owned by Parent or Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, and in each case, not held on behalf of third parties and (b) Dissenting Shares (as such term is defined in the Amended Merger Agreement), will cease to be outstanding and will cease to exist as of the effective time of the Merger and will be converted into the right to receive $51.75 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Amended Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Amended Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Original Merger Agreement, a draft, dated as of July 24, 2023, of the Amendment (the “Draft Amendment”) and certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed based on discussions with the management and the Board of Directors of the Company, that the Company Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We express no view as to such Company Projections or the assumptions on which they were based. We have assumed that the terms of the Draft Amendment will not differ materially from the final executed Amendment, and that the Merger will be consummated in accordance with the terms set forth in the Amended Merger Agreement, without any modification, waiver or delay of any terms or conditions. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which became payable upon the rendering of our opinion, dated as of August 4, 2022, to the Board of Directors of the Company. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates, on the one hand, and the Company or Parent, on the other hand, pursuant to which compensation was received by Qatalyst Partners or its affiliates, other than in connection with our current engagement by the Company pursuant to which we became entitled to be paid a fee upon the delivery of our opinion, dated August 4, 2022, to the Board of Directors of the Company. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how stockholders of the Company should vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. We also do not express any view on, and our opinion does not address, the Merger Consideration to be paid to the Holders pursuant to the Amended Merger Agreement as compared to the consideration per Share that was to be paid to the Holders pursuant to the Original Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Amended Merger Agreement, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Amended Merger Agreement, is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ Qatalyst Partners LP

QATALYST PARTNERS LP

Annex D

Section 262 of the DGCL

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion, the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

[Preliminary—Subject to Completion]

iRobot Corporation 8 Crosby Drive Bedford, MA 01730

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on [TBD], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IRBT2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on [TBD], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

    V22188-S72861                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

iRobot Corporation
[Preliminary—Subject to Completion]

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:	For	Against	Abstain

1.  To approve and adopt the Agreement and Plan of Merger, dated as of August 4, 2022, as amended by the Amendment to Agreement and Plan of Merger, dated as of July 24, 2023, by and among iRobot Corporation, a Delaware corporation (“iRobot”), Amazon.com, Inc., a Delaware corporation (“Amazon.com”), and Martin Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Amazon.com (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with iRobot surviving the merger;

	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to iRobot’s named executive officers in connection with the merger; and	☐	☐	☐

3.  To approve the adjournment from time to time of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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V22189-S72861

[Preliminary—Subject to Completion]

iROBOT CORPORATION

Virtual Special Meeting of Stockholders

[TBD], 2023 [TBD] ET

This proxy is solicited by the Board of Directors

The undersigned stockholder of iRobot Corporation (“iRobot”), a Delaware corporation, hereby appoints Colin Angle and Glen D. Weinstein, or any of them, as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Virtual Special Meeting of iRobot’s stockholders to be held on [TBD], 2023 at [TBD] ET (the “Special Meeting”),via live audio webcast on the Internet at www.virutalshareholdermeeting.com/IRBT2023SM, and any adjournments, continuations, or postponements thereof, and to vote all shares of iRobot common stock that the undersigned would be entitled to vote if virtually present upon such business as may properly come before the Special Meeting, including the items on the reverse side of this form. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors’ recommendations. The undersigned stockholder may revoke this proxy at any time before it is voted by revoting at a subsequent time by Internet or by telephone, by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on this proxy card, by delivering a signed revocation letter to the Secretary before the Special Meeting or by attending the Special Meeting via live audio webcast on the Internet and voting virtually at the Special Meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Virtual Special Meeting of stockholders accompanying the proxy statement.

Continued and to be signed on reverse side